                                  JULY 29, 2002

                            ACA ABS 2002-1, LIMITED,
                                    AS ISSUER

                             ACA ABS 2002-1, L.L.C.,
                                  AS CO-ISSUER

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   AS TRUSTEE

                             =======================

                                   INDENTURE

                             =======================

         Section 2.2       Authorized Amount; Note Interest Rate; Stated Maturity;
                           Denominations..........................................................................7
         Section 2.3       Execution, Authentication, Delivery and Dating.........................................7
         Section 2.4       Registration, Transfer and Exchange of Notes...........................................7
         Section 2.5       Mutilated, Defaced, Destroyed, Lost or Stolen Notes....................................7
         Section 2.6       Payment of Principal and Interest; Rights Preserved....................................7
         Section 2.7       Persons Deemed Owners..................................................................7
         Section 2.8       Cancellation...........................................................................7
         Section 2.9       No Gross Up............................................................................7

ARTICLE III CONDITIONS PRECEDENT..................................................................................7

         Section 3.1       General Provisions.....................................................................7
         Section 3.2       Security for Notes.....................................................................7
         Section 3.3       Custodianship; Transfer of Collateral Debt Securities and
                           Eligible Investments...................................................................7

ARTICLE IV SATISFACTION AND DISCHARGE.............................................................................7

         Section 4.1       Satisfaction and Discharge of Indenture................................................7
         Section 4.2       Application of Trust Money.............................................................7
         Section 4.3       Repayment of Monies Held by Paying Agent...............................................7

ARTICLE V EVENTS OF DEFAULT; REMEDIES.............................................................................7

         Section 5.1       Events of Default......................................................................7
         Section 5.2       Acceleration of Maturity; Rescission and Annulment.....................................7
         Section 5.3       Collection of Indebtedness and Suits for Enforcement by Trustee........................7
         Section 5.4       Remedies...............................................................................7
         Section 5.5       Preservation of Collateral.............................................................7
         Section 5.6       Trustee May Enforce Claims Without Possession of Notes.................................7
         Section 5.7       Application of Money Collected.........................................................7
         Section 5.8       Limitation on Suits....................................................................7
         Section 5.9       Unconditional Rights of Noteholders to Receive Principal and Interest..................7

                                                            i

         Section 5.10      Restoration of Rights and Remedies.....................................................7
         Section 5.11      Rights and Remedies Cumulative.........................................................7
         Section 5.12      Delay or Omission Not Waiver...........................................................7
         Section 5.13      Control by Controlling Class...........................................................7
         Section 5.14      Waiver of Past Defaults................................................................7
         Section 5.15      Undertaking for Costs..................................................................7
         Section 5.16      Waiver of Stay or Extension Laws.......................................................7
         Section 5.17      Sale of Collateral.....................................................................7
         Section 5.18      Action on the Notes....................................................................7

ARTICLE VI THE TRUSTEE............................................................................................7

         Section 6.1       Certain Duties and Responsibilities....................................................7
         Section 6.2       Notice of Default......................................................................7
         Section 6.3       Certain Rights of Trustee..............................................................7
         Section 6.4       Authenticating Agents..................................................................7
         Section 6.5       Not Responsible for Recitals or Issuance of Notes......................................7
         Section 6.6       May Hold Notes.........................................................................7
         Section 6.7       Money Held in Trust....................................................................7
         Section 6.8       Compensation and Reimbursement.........................................................7
         Section 6.9       Corporate Trustee Required; Eligibility................................................7
         Section 6.10      Resignation and Removal; Appointment of Successor......................................7
         Section 6.11      Acceptance of Appointment by Successor.................................................7
         Section 6.12      Merger, Conversion, Consolidation or Succession to Business
                           of Trustee.............................................................................7
         Section 6.13      Co-Trustees............................................................................7
         Section 6.14      Certain Duties Related to Delayed Payment of Proceeds..................................7
         Section 6.15      Representations and Warranties of the Bank.............................................7
         Section 6.16      Exchange Offers........................................................................7
         Section 6.17      Fiduciary for Noteholders Only; Agent For Other Secured
                           Parties................................................................................7

ARTICLE VII COVENANTS.............................................................................................7

         Section 7.1       Payment of Principal and Interest......................................................7
         Section 7.2       Maintenance of Office or Agency........................................................7
         Section 7.3       Money for Note Payments to be Held in Trust............................................7
         Section 7.4       Existence of Co-Issuers................................................................7
         Section 7.5       Protection of Collateral...............................................................7
         Section 7.6       Opinions as to Collateral..............................................................7
         Section 7.7       Performance of Obligations.............................................................7
         Section 7.8       Negative Covenants.....................................................................7
         Section 7.9       Statement as to Compliance.............................................................7
         Section 7.10      Co-Issuers May Consolidate, Etc., Only on Certain Terms................................7
         Section 7.11      Successor Substituted..................................................................7
         Section 7.12      No Other Business......................................................................7

                                                         ii

         Section 7.13      Reaffirmation of Rating; Annual Rating Review..........................................7
         Section 7.14      Reporting..............................................................................7
         Section 7.15      Calculation Agent......................................................................7
         Section 7.16      Listing................................................................................7
         Section 7.17      Amendment of Certain Documents.........................................................7
         Section 7.18      Purchase of Collateral; Rating Confirmation............................................7
         Section 7.19      German Foreign Investment Act..........................................................7
         Section 7.20      Representations Relating to Security Interests in the Collateral.......................7
         Section 7.21      DTC Participants.......................................................................7
         Section 7.22      DTC....................................................................................7
         Section 7.23      Restructuring to Avoid or Mitigate Tax Event...........................................7

ARTICLE VIII SUPPLEMENTAL INDENTURES..............................................................................7

         Section 8.1       Supplemental Indentures Without Consent of Securityholders.............................7
         Section 8.2       Supplemental Indentures with Consent of Securityholders................................7
         Section 8.3       Execution of Supplemental Indentures...................................................7
         Section 8.4       Effect of Supplemental Indentures......................................................7
         Section 8.5       Reference in Notes to Supplemental Indentures..........................................7

ARTICLE IX REDEMPTION OF NOTES....................................................................................7

         Section 9.1       Redemption of Notes....................................................................7
         Section 9.2       Notice to Trustee of Auction Call Redemption, Optional
                           Redemption or Tax Redemption...........................................................7
         Section 9.3       Notice of Auction Call Redemption, Optional Redemption or
                           Tax Redemption or Maturity by the Co-Issuers...........................................7
         Section 9.4       Notes Payable on Redemption Date.......................................................7
         Section 9.5       Auction Call Redemption................................................................7

ARTICLE X ACCOUNTS, ACCOUNTINGS AND RELEASES......................................................................7

         Section 10.1      Collection of Money....................................................................7
         Section 10.2      Principal Collection Account; Interest Collection Account;
                           Custodial Account; Synthetic Security Counterparty Account;
                           Synthetic Security Issuer Account......................................................7
         Section 10.3      Payment Account........................................................................7
         Section 10.4      Expense Account........................................................................7
         Section 10.5      Uninvested Proceeds Account............................................................7
         Section 10.6      Reports by Trustee.....................................................................7
         Section 10.7      Accountings............................................................................7
         Section 10.8      Release of Securities..................................................................7
         Section 10.9      Reports by Independent Accountants.....................................................7
         Section 10.10     Reports to Rating Agencies, Etc........................................................7
         Section 10.11     Tax Matters............................................................................7

                                                       iii

ARTICLE XI APPLICATION OF MONIES..................................................................................7

         Section 11.1      Disbursements of Monies from Payment Account...........................................7
         Section 11.2      Trust Accounts.........................................................................7

ARTICLE XII PURCHASE AND SALE OF COLLATERAL DEBT SECURITIES; SUBSTITUTION.........................................7

         Section 12.1      Sale and Substitution of Collateral Debt Securities....................................7
         Section 12.2      Eligibility Criteria and Trading Restrictions..........................................7
         Section 12.3      Conditions Applicable to all Transactions Involving Sale or Grant......................7

ARTICLE XIII SECURED PARTIES' RELATIONS...........................................................................7

         Section 13.1      Subordination..........................................................................7
         Section 13.2      Standard of Conduct....................................................................7

ARTICLE XIV MISCELLANEOUS.........................................................................................7

         Section 14.1      Form of Documents Delivered to Trustee.................................................7
         Section 14.2      Acts of Noteholders....................................................................7
         Section 14.3      Notices, Etc., to the Trustee, the Co-Issuers, the
                           Collateral Manager, the Hedge Counterparties and the Rating
                           Agencies...............................................................................7
         Section 14.4      Notices and Reports to Noteholders; Waiver.............................................7
         Section 14.5      Effect of Headings and Table of Contents...............................................7
         Section 14.6      Successors and Assigns.................................................................7
         Section 14.7      Severability...........................................................................7
         Section 14.8      Benefits of Indenture..................................................................7
         Section 14.9      Governing Law..........................................................................7
         Section 14.10     Submission to Jurisdiction.............................................................7
         Section 14.11     Counterparts...........................................................................7
         Section 14.12     Judgment Currency......................................................................7
         Section 14.13     Confidential Treatment of Documents....................................................7
         Section 14.14     Legal Holidays.........................................................................7

ARTICLE XV ASSIGNMENT OF AGREEMENTs, ETC..........................................................................7

         Section 15.1      Assignment.............................................................................7
         Section 15.2      No Impairment..........................................................................7
         Section 15.3      Termination, Etc.......................................................................7
         Section 15.4      Issuer Agreements, Etc.................................................................7

ARTICLE XVI HEDGE AGREEMENTS......................................................................................7

         Section 16.1      Hedge Agreements.......................................................................7

SCHEDULES

Schedule A        Schedule of Closing Collateral Debt Securities
Schedule B        LIBOR Formula

                                               iv

Schedule C        Diversity Score Formula
Schedule D        Weighted Average Lives
Schedule E        Loss Scenario/Recovery Rate Matrices
Schedule F        Auction Procedures
Schedule G-1      Standard & Poor's Types of Asset-Backed Securities Ineligible
                  for Notching
Schedule G-2      Standard & Poor's Notching of Asset-Backed Securities
Schedule H        Fitch Sector Score and Sector Classifications

EXHIBITS

Exhibit A-1:      Form of Regulation S Global Note
Exhibit A-2:      Form of Restricted Global Note
Exhibit B-1:      Form of Regulation S Definitive Note
Exhibit B-2:      Form of Restricted Definitive Note
Exhibit C:        Form of Opinion of Counsel to Hedge Counterparty
Exhibit D-1:      Restricted Note Transfer Certificate
Exhibit D-2:      Regulation S Note Transfer Certificate
Exhibit E:        Form of Funding Certificate
Exhibit F-1:      Form of Corporate and Tax Opinion of Schulte Roth & Zabel LLP
Exhibit F-2:      Form of Security Interest Opinion of Schulte Roth & Zabel LLP
Exhibit G:        Form of Opinion of CIC
Exhibit H:        Insurance Agreement
Exhibit I:        Form of Opinion of General Counsel of Collateral Manager
Exhibit J-1:      Form of Opinion of Counsel to the Trustee
Exhibit J-2:      Form of Opinion of Special Counsel to the Trustee
Exhibit J-3:      Form of Opinion of Special Illinois Counsel to the Trustee
Exhibit K:        Form of Request for Indenture

                                        v

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

     THIS INDENTURE dated as of July 29, 2002, by and among:

         ACA ABS 2002-1, LIMITED, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the "Issuer");

     ACA ABS 2002-1, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "Co-Issuer," and, together with the
Issuer, the "Co-Issuers"); and

     LASALLE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (herein, together with its permitted successors in the trusts hereunder, called the
"Trustee").

                              PRELIMINARY STATEMENT

     The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the issuance of the Notes as provided in this Indenture. All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Noteholders, the Hedge Counterparties, the Collateral Manager
and the Trustee (collectively, the "Secured Parties"). The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     All things necessary to make this Indenture a valid agreement of the
Co-Issuers in accordance with its terms have been done.

                                GRANTING CLAUSES

     The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all accounts, general intangibles, chattel paper, instruments, securities, investment property and any and all other property (other than Excepted
Property) of any type or nature owned by it, including (a) the Collateral Debt
Securities and Equity Securities (listed, as of the Closing Date, in the
Schedule of Closing Collateral Debt Securities) which the Issuer causes to be delivered to the Trustee (directly or through a Securities Intermediary)
herewith, all payments thereon or with respect thereto, the Custodial Account and all Collateral Debt Securities and Equity Securities which are delivered to the Trustee (directly or through a Securities Intermediary) after the Closing
Date pursuant to the terms hereof (including the Collateral Debt Securities and
Equity Securities listed, as of the Ramp-Up Completion Date, on the schedule of
Collateral Debt Securities delivered by the Issuer pursuant to Section 7.18(d))
and all payments thereon or with respect thereto, (b) the Accounts, Eligible
Investments and U.S. Agency Securities purchased with funds on deposit in said accounts and all income from the investment of funds therein, (c) any Synthetic
Security Issuer Account and Eligible Investments purchased with funds on deposit in said accounts, (d) income from the investment of funds in any Synthetic Security Counterparty Account, (e) the Hedge Agreements, (f) the
Collateral Management Agreement, the Collateral Administration Agreement, the
Structuring Agent Agreement and the Subscription Agreements, (g) all Cash and
Money delivered to the Trustee (directly or through a Securities Intermediary), and (h) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (collectively, the "Collateral").
Such Grants are made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on the Notes and under each Hedge Agreement in accordance with their respective terms, (ii) the payment of all other sums payable under this Indenture
(including the Collateral Management Fee and all amounts payable to the
Collateral Manager under the Collateral Management Agreement and the Deferred
Structuring Fee and all amounts payable to the Structuring Agent under the
Structuring Agent Agreement) and (iii) compliance with the provisions of this
Indenture and each Hedge Agreement, all as provided in this Indenture and each
Hedge Agreement (collectively, the "Secured Obligations").

         Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the
Trustee may deem to be necessary or advisable in the premises. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are Granted and conferred solely to protect the Trustee's interest in the
Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Trustee to exercise any power. This power of attorney shall be irrevocable as one granted by way of security and coupled with an interest prior to the payment in full of all the obligations secured hereby.

         Except to the extent otherwise provided in this Indenture, this
Indenture shall constitute a security agreement under the laws of the State of
New York applicable to agreements made and to be performed therein. Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured
Parties or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of
New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at a public or private sale.

         It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments included in the Collateral to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and

[**] CONFIDENTIAL TREATMENT REQUESTED

provisions thereof, and except as otherwise expressly provided herein, the
Trustee shall not have any obligations or liabilities under such instruments by reason of or arising out of this Indenture, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         The designation of the Trustee in any transfer document or record is intended and shall be deemed, first, to refer to the Trustee as a purchaser of
Collateral as custodian on behalf of the Issuer and, second, to refer to the
Trustee as secured party on behalf of the Secured Parties, provided that the
Grant made by the Issuer to the Trustee pursuant to the Granting Clauses hereof shall apply to any Collateral bearing such designation.

         The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the best of its ability such that the interests of the Secured Parties may be adequately and effectively protected.

         The Preference Shares are equity interests in the Issuer and accordingly are not secured by this Indenture or the Collateral.

         None of the Trustee, the Noteholders or the other Secured Parties shall have any legal, equitable or beneficial interest in or claim to (i) the
Preference Share Distribution Account (as defined in the Preference Share Paying
Agency Agreement) or any amounts on deposit therein or (ii) any assets of the
Co-Issuer.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

                  "Accelerated Maturity Date" has the meaning specified in
Section 5.5(a).

                  "Account" means any of the Interest Collection Account, the
Uninvested Proceeds Account, the Principal Collection Account, the Payment
Account, the Expense Account, the Custodial Account, the Hedge Counterparty
Collateral Account, the Synthetic Security Counterparty Account (if any) and the
Synthetic Security Issuer Account (if any) and any subaccount thereof that the
Trustee deems necessary or appropriate.

                  "Account Control Agreement" means the Account Control
Agreement dated as of the Closing Date between the Issuer, the Trustee and the
Custodian.

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Accountants' Report" means a report of a firm of Independent certified public accountants of recognized national reputation appointed by the
Issuer pursuant to Section 10.9(a), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Collateral Manager.

                  "Act of the Noteholders" has the meaning specified in Section
14.2.

                  "Adjusted Interest Only Security Cash Flow" means, with
respect to the interest rate payable on a Qualifying Interest Only Security for any period: (a) the sum of the products obtained with respect to each class of securities from which such Qualifying Interest Only Security derives its cash flows that is rated at least "Baa3" by Moody's (each, for the purposes of this definition, a "qualifying class") by multiplying (i) the excess, if any, of (x)
the weighted average (determined on the basis of the stated principal balances of the respective mortgage loans) of the fixed mortgage interest rates (net of annualized servicing and trustee fees) of all mortgage loans collateralizing all securities from which such Qualifying Interest Only Security derives its cash flows over (y) the applicable rate of interest paid on such qualifying class by
(ii) the outstanding certificate balance of such qualifying class multiplied by
(b) a fraction, the numerator of which is the notional amount of such Qualifying
Interest Only Security and the denominator of which is the aggregate notional amount of all Interest Only Securities issued by the same issuer that derive their cash flow from the same pool of securities.

                  "Administration Agreement" means the Administration Agreement dated the Closing Date between the Administrator and the Issuer, as modified and supplemented and in effect from time to time.

                  "Administrative Expenses" means amounts due or accrued with respect to any Distribution Date and payable by the Issuer or the Co-Issuer to
(i) the Trustee pursuant to Section 6.8 or any co-trustee appointed pursuant to
Section 6.13, (ii) the Bank under the Collateral Administration Agreement, (iii)
the Administrator under the Administration Agreement, (iv) the Preference Share
Paying Agent and the Share Registrar under the Preference Share Paying Agency
Agreement, (v) the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Co-Issuers), (vi) the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any rating of the Collateral
Debt Securities, (vii) the Collateral Manager under this Indenture and the
Collateral Management Agreement (including amounts payable by the Issuer to any
Indemnified Party pursuant to Section 14 of the Collateral Management
Agreement), (viii) any other Person in respect of any governmental fee, charge or tax in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Trustee) and (ix)
any other Person in respect of any other fees or expenses (including indemnities) permitted under this Indenture, the Preference Share Documents and the documents delivered pursuant to or in connection with this Indenture, the
Notes and the Preference Shares; provided that Administrative Expenses shall not include (a) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date (other than up to U.S.$100,000 which may be withdrawn from the Expense Account for such purpose, provided that the
Collateral Manager has approved in writing each such withdrawal in advance),

[**] CONFIDENTIAL TREATMENT REQUESTED

(b) amounts payable in respect of the Notes and the Preference Shares, (c)
amounts payable under the Hedge Agreements, (d) any Collateral Management Fee
payable pursuant to the Collateral Management Agreement and (e) any Deferred
Structuring Fee payable pursuant to the Structuring Agent Agreement.

                  "Administrator" means QSPV Limited and any successor thereto appointed under the Administration Agreement.

                  "Affected Class" means, in relation to any Tax Redemption, any
Class of Notes that, as a result of the occurrence of a Tax Event, has not received 100% of the aggregate amount of principal and interest payable to such
Class on any Distribution Date.

                  "Affiliate" or "Affiliated" means, with respect to a specified
Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other
Person who is a director, Officer, employee, member or general partner of (x)
such Person or (y) any such other Person described in clause (a) above. For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that neither the Administrator nor any other special purpose company to which the Administrator provides directors and acts as share trustee shall be an Affiliate of the Issuer.

                  "Aggregate Accreted Balance" means, with respect to any
Principal Only Security or Zero Coupon Bond, (a) on the date of acquisition thereof by the Issuer, the cost of purchase thereof and (b) on any date thereafter, the present value of all remaining payments on such Principal Only
Security or Zero Coupon Bond discounted to such date of determination as of each subsequent Distribution Date at a discount rate per annum equal to the internal rate of return on such Principal Only Security or Zero Coupon Bond as calculated by the Collateral Manager in good faith and in the exercise of its reasonable business judgment at the time of purchase thereof by the Issuer.

                  "Aggregate Amortized Cost" means, with respect to any Interest
Only Security, (a) on the date of acquisition thereof by the Issuer, the cost of purchase thereof and (b) on any date thereafter, the present value of all remaining payments on such Interest Only Security discounted to such date of determination as of each subsequent Distribution Date at a discount rate per annum equal to the internal rate of return on such Interest Only Security as calculated by the Collateral Manager in good faith and in the exercise of its reasonable business judgment at the time of purchase thereof by the Issuer.

                  "Aggregate Attributable Amount" means, with respect to any specified Collateral Debt Security and issuers incorporated or organized under the laws of any specified jurisdiction or jurisdictions, (a) the Aggregate
Principal Balance of such Collateral Debt Security multiplied by (b) the aggregate par amount of collateral securing such Collateral Debt Security issued by issuers so organized divided by (c) the aggregate par amount of all collateral securing such Collateral Debt Security. The Collateral Manager shall determine the Aggregate Attributable Amount with respect to any specified
Collateral Debt Security and issuer or issuers based upon

[**] CONFIDENTIAL TREATMENT REQUESTED

information in the most recent servicing, trustee or other similar report delivered in accordance with the related Underlying Instruments and, if no such information is available after inquiry of the relevant issuer, Servicer, collateral manager or any other Person serving in a similar capacity, by estimating such Aggregate Attributable Amount in good faith and in the exercise of its reasonable business judgment based upon all relevant information otherwise available to the Collateral Manager.

                  "Aggregate Geographic Concentration Amount" means, with
respect to any specified Collateral Debt Security and any geographic region from which the collateral securing such Collateral Debt Security originates, (a) the
Aggregate Principal Balance of such Collateral Debt Security multiplied by (b)
the aggregate par amount of collateral securing such Collateral Debt Security originated in such geographic region divided by (c) the aggregate par amount of all collateral securing such Collateral Debt Security. The Collateral Manager shall determine the Aggregate Geographic Concentration Amount with respect to any specified Collateral Debt Security and geographic region based on information available to the Collateral Manager at the time such Collateral Debt
Security was acquired by the Issuer and, if no such information is available after inquiry of the relevant issuer, Servicer, collateral manager or any other
Person serving in a similar capacity, by estimating such Aggregate Geographic
Concentration Amount in good faith and in the exercise of its reasonable business judgment based upon all relevant information otherwise available to the
Collateral Manager.

                  "Aggregate Liquidation Preference" means the sum of the
Liquidation Preferences of the Preference Shares.

                  "Aggregate Outstanding Amount" means, when used with respect to any of the Notes at any time, the aggregate principal amount of such Notes
Outstanding at such time. Except as otherwise provided herein, the Aggregate
Outstanding Amount of any Class C Notes at any time shall include all Class C
Deferred Interest with respect to such Notes at such time.

                  "Aggregate Principal Balance" means, when used with respect to any Pledged Securities as of any date of determination, the sum of the Principal
Balances on such date of determination of all such Pledged Securities.

                  "Aggregate Ramp-Up Par Amount" means [**].

                  "Aggregate Weighted Average Price" means, as of any date of determination, the quotient (expressed as a percentage) obtained by dividing (a)
the sum of the products obtained by multiplying (i) the purchase price paid by the Issuer for each Collateral Debt Security (without taking into account any interest accrued on such Collateral Debt Security prior to the date of acquisition by the Issuer) expressed as a percentage of the Principal Balance of such Collateral Debt Security by (ii) the Principal Balance of such Collateral
Debt Security by (b) the Aggregate Principal Balance of all Collateral Debt
Securities.

                  "Applicable Recovery Rate" means, with respect to any
Collateral Debt Security on any Measurement Date, the lesser of (a) an amount equal to (i) 100% minus (ii) the percentage for such Collateral Debt Security set forth in the Moody's Loss Scenario Matrix attached as Part I of Schedule E in (x) the table corresponding to the relevant Specified Type of

[**] CONFIDENTIAL TREATMENT REQUESTED

Asset-Backed Security or REIT Debt Security, (y) the column in such table setting forth the Moody's Rating of such Collateral Debt Security on, for purposes of determining the Moody's Weighted Average Recovery Rate, such
Measurement Date or, for purposes of determining the Calculation Amount of a
Collateral Debt Security, the date on which such Collateral Debt Security was issued and (z) the row in such table opposite the percentage of the Issue of which such Collateral Debt Security is a part relative to the total capitalization of (including both debt and equity securities issued by) the relevant issuer of or obligor on such Collateral Debt Security determined on the original issue date of such Collateral Debt Security, provided that (1) if the timely payment of principal of and interest on such Collateral Debt Security is guaranteed (and such guarantee ranks equally and ratably with the guarantor's senior unsecured debt) by another person, such amount shall be 30%, (2) (A) if such Collateral Debt Security is a REIT Debt Security other than a REIT Debt
Security--Health Care or REIT Debt Security--Mortgage, such amount shall be 40%
and (B) if such Collateral Debt Security is a REIT Debt Security--Health Care or
REIT Debt Security--Mortgage, such amount shall be 10% and (3) if such
Collateral Debt Security is a Reinsurance Security, such amount shall be assigned by Moody's upon the purchase of each such Collateral Debt Security, (b)
an amount equal to the percentage for such Collateral Debt Security set forth in the Standard & Poor's Recovery Rate Matrix attached as Part II of Schedule E in
(x) the applicable table, (y) the row in such table opposite the Standard &
Poor's Rating of such Collateral Debt Security on such Measurement Date (or, in the case of a Defaulted Security, the Standard & Poor's Rating at the time of default) and (z) in the column in such table below the rating of the most senior
Class of Notes Outstanding and (c) an amount equal to the percentage for such
Collateral Debt Security set forth in the Fitch Recovery Rate Matrix incorporated as Part III of Schedule E (or in the case of a Defaulted Security, reference is made to the Fitch Rating at the time of default).

                  "Asset Hedge Agreement" means an interest rate swap agreement relating to one or more Collateral Debt Securities entered into by the Issuer with an Asset Hedge Counterparty pursuant to which the relevant Asset Hedge
Counterparty makes quarterly payments to the Issuer and the Issuer makes payments to such Asset Hedge Counterparty on the date on which it receives a payment of interest with respect to the Collateral Debt Securities to which such
Asset Hedge Agreement relates. Each Asset Hedge Agreement shall include a requirement that any termination payments payable to the Asset Hedge
Counterparty by reason of an event of default or termination event as to which the Asset Hedge Counterparty is the "defaulting party" or the sole "affected party" shall be payable only on an ensuing Distribution Date and shall be subject to the Priority of Payments.

                  "Asset Hedge Counterparty" means a counterparty to an Asset
Hedge Agreement with respect to which the Rating Condition has been satisfied.

                  "Asset-Backed Security" means (i) a security issued by an
entity formed for the purpose of holding or investing and reinvesting in a pool, either fixed or revolving, of receivables, debt obligations, debt securities, finance leases or other similar assets subject to specified acquisition or investment and management criteria or (ii) a beneficial interest in a trust, all of the assets of which would satisfy the Eligibility Criteria.

                  "Assumed Reinvestment Rate" means, with respect to any Account or fund securing the Notes, LIBOR minus [**].

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Auction" has the meaning specified in Section 9.5.

                  "Auction Call Redemption" has the meaning specified in Section
9.5.

                  "Auction Call Redemption Amount" means the sum of (a) the
Total Senior Redemption Amount plus (b) an amount equal to the greater of (i)
(A) the aggregate initial purchase price of the Preference Shares (as specified in the Subscription Agreements) minus (B) the aggregate amount of all cash distributions on the Preference Shares (whether in respect of dividends or redemption payments) made to the Preference Share Paying Agent for distribution to the Preference Shareholders on or prior to the relevant Auction Date to the extent such distributions exceed the aggregate amount of Cash distributions necessary for Preference Shareholders to achieve an internal rate of return of
[**] per annum for the period from the Closing Date to such Auction Date and
(ii) zero; provided that Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes and/or Holders of 100% of the Voting Preference Shares may
elect, in connection with any Auction Call Redemption, to receive less than 100%
of the portion of the Sale Proceeds from the Collateral Debt Securities and the
Balance of Eligible Investments and Cash in the Accounts (other than any Hedge
Counterparty Collateral Account and any Synthetic Security Issuer Account) that would otherwise be payable to Holders of such Class and/or to the Preference
Shareholders, in which case the Auction Call Redemption Amount shall be reduced accordingly for purposes of this definition. For purposes of the foregoing,
"internal rate of return" shall be computed by the Collateral Manager on behalf of the Issuer as the per annum discount rate at which the sum of (x) the
Aggregate Liquidation Preference of all outstanding Preference Shares on such
Distribution Date (which amount will be deemed to be negative for purposes of such calculation) and (y) each Cash distribution in respect of Preference Shares made on or prior to the Auction Date is equal to zero (assuming discounting on a bond-equivalent yield basis).

                  "Auction Date" has the meaning specified in Section 9.5.

                  "Auction Procedures" has the meaning specified in Section 9.5.

                  "Auction Purchase Agreement" has the meaning specified in
Schedule F.

                  "Authenticating Agent" means, with respect to the Notes or any
Class of the Notes, the Person designated by the Trustee, if any, to authenticate such Notes on behalf of the Trustee pursuant to Section 6.4.

                  "Authorized Officer" means (i) with respect to the Issuer, any
Officer of the Issuer who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer, (ii) with respect to the Co-Issuer, any Officer who is authorized to act for the Co-Issuer in matters relating to, and binding upon, the Co-Issuer, (iii) with respect to the Collateral Manager, any Officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the
Collateral Manager with respect to the subject matter of the request, certificate or order in question and (iv) with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be

[**] CONFIDENTIAL TREATMENT REQUESTED

considered as in full force and effect until receipt by such other party of written notice to the contrary.

                  "Average Life" means, on any Measurement Date with respect to any Collateral Debt Security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such Measurement Date to the respective dates of each successive
Scheduled Distribution of principal of such Collateral Debt Security and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Debt
Security.

                  "Ba3 Excess Amount" means the excess, if any, of (i) the
Aggregate Principal Balance of all Pledged Collateral Debt Securities (other than Defaulted Securities or Deferred Interest PIK Bonds) having a Moody's
Rating of below "Ba3" over (ii) the sum of (a) the Below B3 Amount plus (b) [**]
of the Aggregate Principal Balance of all Pledged Collateral Debt Securities
(other than Defaulted Securities or Deferred Interest PIK Bonds).

                  "Baa3 Excess Amount" means the excess, if any, of (i) the
Aggregate Principal Balance of all Pledged Collateral Debt Securities (other than Defaulted Securities or Deferred Interest PIK Bonds) having a Moody's
Rating of below "Baa3" over (ii) the sum of (a) the Ba3 Excess Amount plus (b)
[**] of the Aggregate Principal Balance of all Pledged Collateral Debt
Securities (other than Defaulted Securities or Deferred Interest PIK Bonds).

                  "Balance" means at any time, with respect to Cash or Eligible
Investments in any Account at such time, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts, repurchase obligations and
Reinvestment Agreements; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

                  "Bank" means LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, in its individual capacity and not as Trustee.

                  "Bankruptcy Code" means the United States Bankruptcy Code,
Title 11 of the United States Code, as amended or where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands.

                  "Base Rate" has the meaning set forth in Schedule B.

                  "Base Rate Reference Bank" has the meaning set forth in
Schedule B.

                  "Below B3 Amount" means the Aggregate Principal Balance of all
Pledged Collateral Debt Securities (other than Defaulted Securities or Deferred
Interest PIK Bonds) having a Moody's Rating of below "B3."

                  "Beneficial Owner" means any Person owning an interest in a
Global Note as reflected on the books of the Depositary or on the

[**] CONFIDENTIAL TREATMENT REQUESTED

books of a Depositary Participant or on the books of an indirect participant for which a Depositary Participant of the Depositary acts as agent.

                  "Benefit Plan Investor" has the meaning  specified in the Plan
Asset Regulation of the U.S. Department of Labor, 29 C.F.R. Section
2510.3-101(f).

                  "Board of Directors" means, with respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Issuer Charter and, with respect to the Co-Issuer, the manager of the Co-Issuer duly appointed by the member of the Co-Issuer.

                  "Board Resolution" means, with respect to the Issuer, a
resolution of the Board of Directors of the Issuer or, with respect to the
Co-Issuer, a resolution or other authorization of the manager of the Co-Issuer, as the case may be.

                  "Business Day" means a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in
New York City, the Cayman Islands, London and any other city in which the
Corporate Trust Office is located and, in the case of the final payment of principal of any Note, the place of presentation of such Note.

                  "Calculation Agent" has the meaning specified in Section 7.15.

                  "Calculation Amount" means, with respect to any Defaulted
Security or Deferred Interest PIK Bond at any time, the lesser of (a) the Fair
Market Value of such Defaulted Security or Deferred Interest PIK Bond and (b)
the amount obtained by multiplying the Applicable Recovery Rate by the Principal
Balance of such Defaulted Security or Deferred Interest PIK Bond.

                  "Cash" means such funds denominated with currency of the
United States of America as at the time shall be legal tender for payment of all public and private debts, including funds credited to a deposit account or a
Securities Account.

                  "CDO Issuer" means the issuer of a collateralized debt
obligation security.

                  "CDO Obligation" means a Dollar denominated obligation or
security issued by a CDO Issuer.

                  "Certificated Security" has the meaning specified in Section
8-102(a)(4) of the UCC.

                  "Certificate of Authentication" has the meaning specified in
Section 2.3(f).

                  "Class" means each of the Class A Notes, the Class B Notes and the Class C Notes.

                  "Class A Break-Even Default Rate" means, at any time, the
maximum percentage of defaults which the Standard & Poor's Current Portfolio or
Proposed Portfolio can sustain (as determined by the Standard & Poor's CDO
Monitor), which, after giving effect to Standard & Poor's assumptions on recoveries on defaulted securities and timing of such recoveries and to the

                                       10

[**] CONFIDENTIAL TREATMENT REQUESTED

Priority of Payments, will result in sufficient funds remaining for the payment of the Class A Notes in full by their Stated Maturity and the timely payment of interest on the Class A Notes.

                  "Class A Loss Differential" means, at any time, the rate
calculated by subtracting the Class A Scenario Loss Rate from the Class A
Break-Even Default Rate.

                  "Class A Notes" means the U.S.$305,000,000 Class A First
Priority Senior Secured Floating Rate Notes due 2034 issued by the Co-Issuers on the Closing Date that bear interest at a rate per annum equal to LIBOR plus
0.54%.

                  "Class A Scenario Loss Rate" means, with respect to the Class
A Notes, at any time, an estimate of the cumulative default rate for the
Standard & Poor's Current Portfolio or Proposed Portfolio, as applicable, consistent with a "AAA" rating of the Class A Notes by Standard & Poor's as determined by application of the Standard & Poor's CDO Monitor at such time.

                  "Class A/B Coverage Tests" means the Class A/B
Overcollateralization Test and the Class A/B Interest Coverage Test.

                  "Class A/B Interest Coverage Ratio" means, as of any
Measurement Date, the ratio (expressed as a percentage and calculated in accordance with Section 1.2) obtained by dividing:

                         (a) the Expected Available Interest Amount with respect
          to the related Due Period by

                         (b) the sum of the Interest Distribution Amount
          for the Class A Notes and the Interest Distribution Amount for the
          Class B Notes (including Defaulted Interest thereon and any accrued interest on such Defaulted Interest) payable on the Distribution Date immediately following such Measurement Date relating to such Due
          Period.

In the event that the calculation of the Class A/B Interest Coverage Ratio produces a negative number, the Class A/B Interest Coverage Ratio shall be deemed to be equal to zero.

                  "Class A/B Interest Coverage Test" means, for so long as any
Class A Notes or Class B Notes remain Outstanding, a test satisfied on any
Measurement Date occurring after the first Distribution Date if the Class A/B
Interest Coverage Ratio as of such Measurement Date is equal to or greater than
[**].

                  "Class A/B Overcollateralization Ratio" means, as of any
Measurement Date, the number (expressed as a percentage) calculated by dividing
(a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by
(b) the Aggregate Outstanding Amount of the Class A Notes plus the Aggregate
Outstanding Amount of the Class B Notes.

                  "Class A/B Overcollateralization Test" means, for so long as any Class A Notes or Class B Notes remain Outstanding, a test satisfied on any
Measurement Date occurring on or after the Ramp-Up Completion Date if the Class
A/B Overcollateralization Ratio on such Measurement Date is equal to or greater than [**].

                                       11

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Class B Break-Even Default Rate" means, at any time, the
maximum percentage of defaults which the Standard & Poor's Current Portfolio or
Proposed Portfolio can sustain (as determined by the Standard & Poor's CDO
Monitor), which, after giving effect to Standard & Poor's assumptions on recoveries on defaulted securities and timing of such recoveries and to the
Priority of Payments, will result in sufficient funds remaining for the payment of the Class B Notes in full by their Stated Maturity and the timely payment of interest on the Class B Notes.

                  "Class B Loss Differential" means, at any time, the rate
calculated by subtracting the Class B Scenario Loss Rate from the Class B
Break-Even Default Rate.

                  "Class B Notes" means the U.S.$64,000,000 Class B Second
Priority Senior Secured Floating Rate Notes due 2037 issued by the Co-Issuers on the Closing Date that bear interest at a rate per annum equal to LIBOR plus
0.95%.

                  "Class B Scenario Loss Rate" means, with respect to the Class
B Notes, at any time, an estimate of the cumulative default rate for the
Standard & Poor's Current Portfolio or Proposed Portfolio, as applicable, consistent with a "AA-" rating of the Class B Notes by Standard & Poor's as determined by application of the Standard & Poor's CDO Monitor at such time.

                  "Class C Break-Even Default Rate" means, at any time, the
maximum percentage of defaults which the Standard & Poor's Current Portfolio or
Proposed Portfolio can sustain (as determined by the Standard & Poor's CDO
Monitor), which, after giving effect to Standard & Poor's assumptions on recoveries on defaulted securities and timing of such recoveries and to the
Priority of Payments, will result in sufficient funds remaining for the payment of the Class C Notes in full by their Stated Maturity and the timely payment of interest on the Class C Notes.

                  "Class C Coverage Tests" means the Class C
Overcollateralization Test and the Class C Interest Coverage Test.

                  "Class C Deferred Interest" means, with respect to the Class C
Notes, any interest due on such Notes which is not available to be paid as a result of the operation of the Priority of Payments on any Distribution Date and
which is deferred and added to the Aggregate Outstanding Amount of the Class C
Notes until the Distribution Date on which such interest is available to be paid in accordance with the Priority of Payments pursuant to Section 2.6(a).

                  "Class C Interest Coverage Ratio" means, as of any Measurement
Date, the ratio (expressed as a percentage and calculated in accordance with
Section 1.2) obtained by dividing:

                     (a) the Expected Available Interest Amount with
          respect to the related Due Period; by

                     (b) the sum of the Interest Distribution Amount
          for the Class A Notes, the Interest Distribution Amount for the Class
          B Notes and the Interest Distribution Amount for the Class C Notes
          (including Defaulted Interest thereon and any accrued interest on such
          Defaulted Interest) payable on the Distribution Date immediately following such Measurement Date relating to such Due Period.

                                       12

[**] CONFIDENTIAL TREATMENT REQUESTED

In the event that the calculation of the Class C Interest Coverage Ratio produces a negative number, the Class C Interest Coverage Ratio shall be deemed to be equal to zero.

                  "Class C Interest Coverage Test" means, for so long as any
Class A Notes, Class B Notes or Class C Notes remain Outstanding, a test satisfied on any Measurement Date occurring after the first Distribution Date if the Class C Interest Coverage Ratio as of such Measurement Date is equal to or greater than [**].

                  "Class C Loss Differential" means, at any time, the rate
calculated by subtracting the Class C Scenario Loss Rate from the Class C
Break-Even Default Rate.

                  "Class C Notes" means the U.S.$16,500,000 Class C Mezzanine
Secured Floating Rate Notes due 2037 issued by the Co-Issuers on the Closing
Date that bear interest at a rate per annum equal to LIBOR plus 2.60%.

                  "Class C Overcollateralization Ratio" means, as of any
Measurement Date, the number (expressed as a percentage) calculated by dividing
(a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by
(b) the Aggregate Outstanding Amount of the Class A Notes plus the Aggregate
Outstanding Amount of the Class B Notes plus the Aggregate Outstanding Amount of the Class C Notes (including any Class C Deferred Interest).

                  "Class C Overcollateralization Test" means, for so long as any
Class A Notes, Class B Notes or Class C Notes remain Outstanding, a test satisfied on any Measurement Date occurring on or after the Ramp-Up Completion
Date if the Class C Overcollateralization Ratio on such Measurement Date is equal to or greater than [**].

                  "Class C Scenario Loss Rate" means, with respect to the Class
C Notes, at any time, an estimate of the cumulative default rate for the
Standard & Poor's Current Portfolio or Proposed Portfolio, as applicable, consistent with a "BBB" rating of the Class C Notes by Standard & Poor's as determined by application of the Standard & Poor's CDO Monitor at such time.

                  "Clearing  Agency" means an organization  registered as a
"clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Clearing Corporation" has the meaning specified in Section
8-102(a)(5) of the UCC.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

                  "Closing Date" means July 29, 2002.

                  "Code" means the U.S. Internal Revenue Code of 1986, as
amended.

                  "Co-Issuer" means ACA ABS 2002-1, L.L.C., a limited liability company organized under the laws of the State of Delaware, unless a successor
Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Co-Issuer" shall mean such successor Person.

                                       13

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Co-Issuers" means the Issuer and Co-Issuer.

                  "Collateral" has the meaning specified in the Granting
Clauses.

                  "Collateral Administration Agreement" means the Collateral
Administration Agreement dated as of the Closing Date by and between the Issuer, the Collateral Manager and the Collateral Administrator relating to certain functions performed by the Collateral Administrator for the Issuer and the
Collateral Manager with respect to this Indenture and the Collateral, as amended from time to time.

                  "Collateral Administrator" means the Bank and any successor appointed as Collateral Administrator pursuant to the Collateral Administration
Agreement.

                  "Collateral Assignment of Hedge Agreement" means each
Collateral Assignment of Hedge Agreement, dated the date that the Issuer enters into the Hedge Agreement that is the subject thereof, among the Issuer, the
Trustee and the relevant Hedge Counterparty.

                  "Collateral Debt Security" means (i) an Asset-Backed Security, a REIT Debt Security, a Synthetic Security or a Corporate Debt Security that satisfies each of the Eligibility Criteria when purchased by the Issuer, (ii)
any Deliverable Obligation and (iii) any Synthetic Security Collateral that would satisfy paragraphs (1) through (4) and (6) through (40) of Section 12.2 as to which the lien of the Synthetic Security Counterparty has been released following the termination of the Synthetic Security.

                  "Collateral Deficiency Amount" means the difference between
(i) U.S. [**], and (ii) the sum of the Aggregate Principal Balance of the
Collateral Debt Securities purchased by the Issuer or which the Issuer has made binding commitments to purchase on the Ramp-Up Completion Date plus the
Aggregate Principal Balance of the Eligible Investments purchased with Principal
Proceeds (assuming, for these purposes, (i) settlement in accordance with customary settlement procedures in the relevant markets on the Ramp-Up
Completion Date of all agreements entered into by the Issuer to acquire
Collateral Debt Securities scheduled to settle on or following the Ramp-Up
Completion Date and (ii) that each such Collateral Debt Security is a Pledged
Collateral Debt Security).

                  "Collateral Management Agreement" means the Collateral
Management Agreement, dated as of the Closing Date, between the Issuer and the
Collateral Manager relating to the Notes, the Preference Shares and the
Collateral, as amended from time to time in accordance with the terms thereof and Section 15.1.

                  "Collateral Management Fee" means the fee payable to the
Collateral Manager in arrears on each Distribution Date pursuant to Section 8 of the Collateral Management Agreement, in an amount (as certified by the
Collateral Manager to the Trustee) equal to [**] per annum of the Quarterly
Asset Amount for such Distribution Date; provided, however, that, if a
Replacement Manager is appointed, the Collateral Management Fee will increase to
[**] per annum of the Quarterly Asset Amount for such Distribution Date; and
provided further that the Collateral Management Fee will be payable on each
Distribution Date only to the extent of funds available for such purpose in accordance with the Priority of Payments. Any unpaid Collateral Management Fee that is deferred due to the operation of the Priority of Payments will not accrue

                                       14

[**] CONFIDENTIAL TREATMENT REQUESTED

interest. Any Collateral Management Fee accrued but not paid prior to the resignation or removal of a Collateral Manager shall continue to be payable to such Collateral Manager on the Distribution Date immediately following the effectiveness of such resignation or removal.

                  "Collateral Manager" means ACA Management, L.L.C., unless a successor Person shall have become the collateral manager pursuant to the provisions of the Collateral Management Agreement, and thereafter "Collateral
Manager" shall mean such successor Person.

                  "Collateral Quality Tests" means the Fitch Sector Score Test, the Fitch Weighted Average Rating Factor Test, the Fitch Minimum Weighted
Average Recovery Rate Test, the Diversity Test, the Moody's Maximum Rating
Distribution Test, the Moody's Minimum Weighted Average Recovery Rate Test, the
Weighted Average Coupon Test, the Weighted Average Spread Test, the Weighted
Average Life Test, the Standard & Poor's CDO Monitor Test and the Standard &
Poor's Minimum Recovery Rate Test.

                  "Collection Accounts" means the Interest Collection Account and the Principal Collection Account.

                  "Contingent Placement Fee" has the same meaning given to such term in the Purchase Agreement, dated as of July 29, 2002, between the
Co-Issuers and Credit Suisse First Boston Corporation

                  "Controlling Class" means the Class A Notes or, if there are no Class A Notes Outstanding, the Class B Notes or, if there are no Class A
Notes or Class B Notes Outstanding, the Class C Notes.

                  "Corporate Debt Obligor" means a corporation organized under the laws of the United States or any state thereof or a Qualifying Foreign
Obligor (other than an issuer of Asset-Backed Securities or of REIT Debt
Securities).

                  "Corporate Debt Security" means a U.S. dollar denominated
senior debt security issued or guaranteed by a Corporate Debt Obligor, which is not an Asset-Backed Security or REIT Debt Security.

                  "Corporate Trust Office" means the designated corporate trust office of the Trustee, currently located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: CDO Trust Services--ACA ABS 2002-1,
Limited, telephone number (312) 904-7753, fax number (312) 904-0524, or such other address as the Trustee may designate from time to time by notice to the
Noteholders, the Collateral Manager and the Co-Issuers.

                  "Coverage Tests" means the Overcollateralization Tests and
Interest Coverage Tests applicable at the time of determination.

                  "Credit Improved Security" means any Collateral Debt Security that, in the reasonable business judgment of the Collateral Manager, has significantly improved in credit quality or (a) that has been upgraded or put on a watch list for possible upgrade by one or more rating subcategories by one or more Rating Agencies since it was acquired by the Issuer, (b) as to which the issuer thereof has, in the reasonable business judgment of the Collateral
Manager,

                                       15

[**] CONFIDENTIAL TREATMENT REQUESTED

since such Collateral Debt Security was purchased by the Issuer, either (i)
shown significantly improved financial results or (ii) raised a substantial amount of equity or (c) has increased in price to [**] (or, in the case of
Corporate Debt Securities, [**]) or more of its original purchase price paid therefor by the Issuer, in each case since the date on which such Collateral
Debt Security was acquired; provided that, if the rating of any Class of Notes has been reduced or withdrawn by Moody's (and not restored to the rating assigned on the Closing Date), no Collateral Debt Security shall be considered a
"Credit Improved Security" except pursuant to the foregoing clause (a) of this definition.

                  "Credit Risk Security" means any Collateral Debt Security or any other security included in the Collateral that satisfies any of the following: (a) so long as no rating of any Class of Notes has been reduced or withdrawn by Moody's, the Collateral Manager reasonably believes (as of the date of the Collateral Manager's determination based upon currently available information) that such Collateral Debt Security has a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted
Security, (b) if the rating of any Class of Notes has been reduced or withdrawn by Moody's, such Collateral Debt Security has been downgraded or put on a watch list for possible downgrade by any Rating Agency by one or more rating subcategories since it was acquired by the Issuer or (c) at any time, such
Collateral Debt Security is a Written-Down Security.

                  "Current Portfolio" means the portfolio (measured by Principal
Balance) of Pledged Collateral Debt Securities and Specified Assets existing immediately prior to the sale, maturity or other disposition of a Collateral
Debt Security or immediately prior to the acquisition of a Collateral Debt
Security, as the case may be.

                  "Custodial Account" means a custodial account at the
Custodian, established in the name of the Trustee.

                  "Custodian" has the meaning specified in Section 3.3(a).

                  "Default" means any Event of Default or any occurrence that, with notice or the lapse of time or both, would become an Event of Default.

                  "Defaulted Interest" means any interest due and payable in respect of any Note which is not punctually paid or duly provided for on the applicable Distribution Date or at Stated Maturity and which remains unpaid. In no event shall interest which is deferred and capitalized as Class C Deferred
Interest in accordance with Section 2.6(a) constitute Defaulted Interest.

                  "Defaulted Security" means any Collateral Debt Security or any other security included in the Collateral:

                    (a) with respect to which there has occurred and is
          continuing a payment default thereunder (without giving effect to any applicable grace period or waiver); provided, however, that (x) a payment default of up to five days with respect to which the
          Collateral Manager certifies to the Trustee, in its reasonable business judgment, is due to non-credit and non-fraud related reasons shall not cause a Collateral Debt Security to be classified as a
          Defaulted Security and (y) a Collateral Debt Security shall not constitute a Defaulted Security if and when such default has been cured;

                                       16

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (b) with respect to which there has occurred a default
          (other than any payment default) which entitles the holders thereof, with the giving of notice or passage of time or both, to accelerate the maturity of all or a portion of the principal amount of such obligation, and such default has not been cured or waived;

                    (c) as to which any bankruptcy, insolvency or receivership proceeding has been initiated with respect to the issuer of such
          Collateral Debt Security, or there has been proposed or effected any distressed exchange or other debt restructuring where the issuer of such Collateral Debt Security has offered the holders thereof a new security or package of securities that, in the reasonable business judgment of the Collateral Manager, either (x) amounts to a diminished financial obligation or (y) has the purpose of helping the borrower to avoid default, except that a Collateral Debt Security shall not constitute a "Defaulted Security" under this clause (c) if such
          Collateral Debt Security was acquired in a distress exchange or other debt restructuring and satisfies the requirements of the definition of a "Collateral Debt Security";

                    (d) as to which the Collateral Manager knows the issuer
          thereof is (or is reasonably expected by the Collateral Manager to be, as of the next scheduled payment distribution date) in default
          (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such Collateral Debt Security, except that a
          Collateral Debt Security shall not constitute a "Defaulted Security"
          under this clause (d) if (x) (1) the Collateral Manager has notified
          Moody's in writing of its decision not to treat the Collateral Debt
          Security as a Defaulted Security and (2) Moody's has confirmed in writing that such decision shall not result in the downgrade or withdrawal of any rating of the Notes and (y) the Collateral Manager, in its reasonable business judgment, determines that on the next scheduled payment distribution date of such Collateral Debt Security, such issuer will make payments required to be made on such Collateral
          Debt Security on such date; provided, however, that this exception shall not apply where the issuer of such Collateral Debt Security is
          (or is reasonably expected by the Collateral Manager to be) in default as to payment of principal and/or interest of another obligation that is senior in right of payment to such Collateral Debt Security;

                    (e) that was received upon acceptance of an Offer for
          another Collateral Debt Security which Offer expressly stated that failure to accept such Offer may result in a default under the related
          Underlying Instruments and no payment of interest or principal has yet been received with respect to the Collateral Debt Security received;

                    (f) that is rated "D" or "SD" by Standard & Poor's or rated
          "D" by Fitch;

                    (g) that is a Defaulted Synthetic Security;

                                       17

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (h) that is a Synthetic Security (other than a Defaulted
          Synthetic Security) with respect to which there is a Synthetic
          Security Counterparty Defaulted Obligation; or

                    (i) that is a debt obligation delivered to the Issuer upon the occurrence of a "credit event" under a Synthetic Security that is not a Deliverable Obligation.

                  The Collateral Manager shall be deemed to have knowledge of all information actually received by any portfolio manager employed by the
Collateral Manager who performs portfolio management functions for the Issuer or by any credit analyst who performs credit analysis functions for such portfolio manager with respect to the Issuer, and shall be responsible under the
Collateral Management Agreement (to the extent provided therein) for obtaining and reviewing information available to it in its capacity as a collateral manager of national standing (except to the extent any such information has been withheld from the Collateral Manager by the Trustee or the Issuer).
Notwithstanding the foregoing, the Collateral Manager may declare any Collateral
Debt Security to be a Defaulted Security if, in the Collateral Manager's
reasonable business judgment, the credit quality of the issuer of such
Collateral Debt Security has significantly deteriorated such that there is a reasonable expectation of payment default as of the next Due Date.

                  "Defaulted Synthetic Security" means a Synthetic Security
referencing a Reference Obligation that would, if such Reference Obligation were a Collateral Debt Security, constitute a "Defaulted Security" under paragraphs
(a), (b), (c), (d) or (f) of the definition thereof.

                  "Deferred Interest PIK Bond" means a PIK Bond with respect to which payment of interest either in whole or in part has been deferred and capitalized in an amount equal to the amount of interest payable in respect of the lesser of (a) one payment period and (b) a period of six months, but only until such time as payment of interest on such PIK Bond has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying Instruments. For the purposes of the Overcollateralization Tests only, a PIK Bond with a Moody's Rating of at least "Baa3" (and if rated "Baa3,"
such PIK Bond has not been placed on a watch list for possible downgrade) will not be a Deferred Interest PIK Bond unless interest either in whole or in part has been deferred and capitalized in an amount equal to the amount of interest payable in respect of the lesser of (x) two consecutive payment periods and (y)
a period of one year.

                  "Deferred Structuring Fee" means the Senior Deferred
Structuring Fee and the Subordinated Deferred Structuring Fee.

                  "Definitive Note" has the meaning specified in Section 2.1(c).

                  "Deliverable Obligation" means a debt obligation that may be or is delivered to the Issuer upon the occurrence of a "credit event" under a
Synthetic Security that would satisfy paragraphs (1) through (4) and (6) through
(40) of Section 12.2 at the time such debt obligation is delivered.

                                       18

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, the Person designated as Depositary pursuant to Section 2.2(e) or any successor thereto appointed pursuant to the applicable provisions of this Indenture.

                  "Depositary Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of notes deposited with the Depositary.

                  "Designated Maturity" has the meaning set forth in Schedule B.

                  "Determination Date" means the last day of a Due Period.

                  "Distribution" means any payment of principal, interest or fee or any dividend or premium payment made on, or any other distribution in respect of, an obligation or security.

                  "Distribution Compliance Period" means, with respect to the
Notes, the period beginning upon the later of (i) the completion of the distribution thereof (as certified by the Co-Issuers to the Trustee if later than the Closing Date) and (ii) the Closing Date and ending on (and including)
the 40th day thereafter.

                  "Distribution Date" means February 1, May 1, August 1 and
November 1 of each year commencing November 2002; provided that (i) the first
Distribution Date will be November 1, 2002, (ii) the final Distribution Date with respect to the Notes will be the Stated Maturity and (iii) if a
Distribution Date would otherwise fall on a day that is not a Business Day, the relevant Distribution Date will be the next succeeding Business Day (unless that next succeeding Business Day falls in a subsequent calendar month, in which event the relevant Distribution Date will be the next preceding Business Day).

                  "Diversity Score" is a single number that indicates collateral concentration implied by Specified Type and Moody's Rating. The Diversity Score
is calculated pursuant to the formula set out in Schedule C attached hereto.

                  "Diversity Test" means a test which is satisfied if the
Diversity Score is equal to or greater than (i) [**] on the Closing Date and thereafter to and including the 40th day after the Closing Date; (ii) [**]
thereafter to and including the 80th day after the Closing Date; and (iii) [**]
on any Measurement Date thereafter.

                  "Dividend Yield" means, as of any Distribution Date, (a) the aggregate amount distributed on such Distribution Date pursuant to Section
11.1(a)(i)(P) divided by (b) the aggregate Liquidation Preference of all
Preference Shares on such Distribution Date (prior to giving effect to any distribution in respect of Preference Shares on such Distribution Date) as reported to the Trustee by the Administrator multiplied by (c) 360 divided by
(d) the number of days during the related Interest Period (calculated on the basis of a year of 360 days and twelve 30-day months).

                  "Dollar" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

                                       19

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "DTC" means The Depository Trust Company, a New York
corporation.

                  "Due Date" means each date on which a Distribution is due on a
Pledged Security.

                  "Due Period" means, with respect to any Distribution Date, the period commencing on the day immediately following the fifth Business Day prior to the preceding Distribution Date (or on the Closing Date, in the case of the
Due Period relating to the first Distribution Date) and ending on the fifth
Business Day prior to such Distribution Date (without giving effect to any
Business Day adjustment thereto), except that, in the case of the Due Period that is applicable to the Distribution Date relating to the Stated Maturity of the Notes, such Due Period shall end on the day preceding the Stated Maturity.

                  "Eligibility Criteria" has the meaning specified in Section
12.2.

                  "Eligible Investments" means any Dollar-denominated investment that is one or more of the following (and may include investments for which the
Trustee and/or its Affiliates provides services or receives compensation):

                    (a) Cash;

                    (b) direct Registered obligations of, and Registered
          obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

                    (c) demand and time deposits in, certificates of deposit of, bankers' acceptances payable within 91 days of issuance issued by, or
          Federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than
          "A1" by Moody's, not less than "A+" by Standard & Poor's and not less than "A+" by Fitch (if rated by Fitch), in the case of long-term debt obligations, or "P-1" by Moody's, "A-1" by Standard & Poor's and "F1"
          by Fitch (if rated by Fitch), in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "A1" by Moody's and not less than "A+"
          by Fitch (if rated by Fitch) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AAA" by Standard & Poor's and not less than "AAA" by Fitch (if rated by Fitch);

                    (d) unleveraged repurchase obligations (if treated as debt for tax purposes by the issuer) with respect to (i) any security described in clause (b) above or (ii) any other Registered security issued or guaranteed by an agency or instrumentality of

                                       20

[**] CONFIDENTIAL TREATMENT REQUESTED

          the United States (in each case without regard to the Stated Maturity of such security), in either case entered into with a U.S. Federal or state depository institution or trust company (acting as principal)
          described in clause (c) above or entered into with a corporation
          (acting as principal) whose long-term rating is not less than "Aa2" by
          Moody's, not less than "AA+" by Standard & Poor's and not less than
          "AA+" by Fitch (if rated by Fitch) or whose short-term credit rating is "P-1" by Moody's, "A-1+" by Standard & Poor's and "F1+" by Fitch
          (if rated by Fitch) at the time of such investment; provided that (i)
          in each case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's and not less than "AA+" by Fitch (if rated by Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AA+" by Standard & Poor's and not less than
          "AA+" by Fitch (if rated by Fitch);

                    (e) Registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the
          United States or any state thereof that have a credit rating of not less than "Aa2" by Moody's, not less than "AA+" by Standard & Poor's and not less than "AA+" by Fitch (if rated by Fitch);

                    (f) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment a credit rating of "P-1" by
          Moody's, "A-1+" by Standard & Poor's and "F1+" by Fitch (if rated by
          Fitch); provided that (i) in each case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's and not less than "AA+" by Fitch (if rated by
          Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AA+" by Standard & Poor's and not less than "AA+" by Fitch (if rated by Fitch);

                    (g) Reinvestment Agreements issued by any bank (if treated as a deposit by such bank), or a Registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof, in each case, that has a credit rating of not less than "P-1" by Moody's,
          "A-1+" by Standard & Poor's and "F1+" by Fitch (if rated by Fitch);
          provided that (i) in any case, the issuer thereof must have at the time of such investment or contractual commitment a long-term credit rating of not less than "Aa2" by Moody's and not less than "AA+" by
          Fitch (if rated by Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AA+" by
          Standard & Poor's and not less than "AA+" by Fitch (if rated by
          Fitch); and

                    (h) any money market fund or similar investment vehicle
          having at the time of investment therein the highest credit rating assigned by each of Moody's, Standard & Poor's and (if rated by Fitch)
          Fitch; provided that (i) such fund or vehicle is formed and has its principal office outside the United States and (ii) the ownership of an interest in such fund or vehicle will not subject the Issuer to net income tax in any jurisdiction;

                                       21

[**] CONFIDENTIAL TREATMENT REQUESTED

and, in each case (other than clause (a)), with a Stated Maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Distribution Date next following the Due Period in which the date of investment occurs; provided that Eligible Investments may not include (i) any
Interest-Only Security, (ii) any security purchased at a price in excess of 100%
of the par value thereof, (iii) any investment the income from or proceeds of disposition of which is or will be subject to deduction or withholding for or on account of any withholding or similar tax or the acquisition (including the manner of acquisition), ownership, enforcement or disposition of which will subject the Issuer to net income tax in any jurisdiction, (iv) any security whose repayment is subject to substantial non-credit related risk as determined in the reasonable business judgment of the Collateral Manager, (v) any security the rating of which by Standard & Poor's includes the subscript "r" or "t," (vi)
any mortgage-backed security or (vii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread.

                  "Emerging Market Issuer" means a Sovereign or non-Sovereign issuer organized in a country that is in Latin America, Asia, Africa, Eastern
Europe or the Caribbean or in a country the Dollar-denominated obligations of which have a long-term foreign currency rating lower than "Aa2" by Moody's and lower than "AA" by Standard & Poor's; provided that an issuer of Asset-Backed
Securities located in a Special Purpose Vehicle Jurisdiction shall not be an
Emerging Market Issuer for purposes hereof if the underlying collateral of such
Asset-Backed Securities consists primarily of (x) obligations of obligors located in the United States and (y) obligations of Qualifying Foreign Obligors.

                  "Entitlement Holder" has the meaning specified in Section
8-102(a)(7) of the UCC.

                  "Entitlement Order" has the meaning specified in Section
8-102(a)(8) of the UCC.

                  "Equity Security" means any equity security acquired by the
Issuer as a result of the exercise or conversion of a Collateral Debt Security, as part of a unit with a Collateral Debt Security or in exchange for a Defaulted
Security.

                  "ERISA" means the United States Employee Retirement Income
Security Act of 1974, as amended.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the
Euroclear System.

                  "Event of Default" has the meaning specified in Section 5.1.

                  "Excepted Property" means (a) the U.S.$1,000 of capital
contributed by the owners of the Ordinary Shares in accordance with the Issuer
Charter and U.S.$1,000 representing a profit fee to the Issuer, together with, in each case, any interest accruing thereon and the bank account in which such monies are held, (b) the membership interests in the Co-Issuer and any assets of the Co-Issuer and (c) the Preference Share Payment Account.

                                       22

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Excepted Securities" means (a) cashflow structured finance obligations not rated by Standard & Poor's the cash flow of which is primarily from non-U.S. sources, (b) securities guaranteed by a corporate guarantor, (c)
collateralized debt obligations the underlying collateral of which consists primarily of real estate obligations and structured finance obligations, (d)
collateralized bond obligations the underlying collateral of which consists primarily of collateralized debt obligations, (e) collateralized bond obligations the underlying collateral of which is distressed debt, (f)
obligations secured by contingent deferred sales charges, asset-based sales charges, shareholder servicing fees and other similar fees associated with the marketing and distribution of interests in, and management and servicing of, mutual funds registered under the Investment Company Act, (g) catastrophe bonds,
(h) the first loss tranche of any securitization, (i) synthetic obligations, (j)
synthetic collateralized debt obligations, (k) combination securities, (l)
Re-REMICs, (m) market value collateralized debt obligations or (n) net interest margin securities.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Expected Available Interest Amount" means the sum, without duplication, of (i) the Scheduled Distributions of interest due (in each case regardless of whether the applicable Due Date has yet occurred) in the Due
Period in which such Measurement Date occurs on (x) the Pledged Collateral Debt
Securities (other than Interest Only Securities that are not Qualifying Interest
Only Securities) and (y) all Eligible Investments held in the Collection
Accounts (whether such Eligible Investments were purchased with Interest
Proceeds or Principal Proceeds) and each Synthetic Security Counterparty Account
(net of any amounts in such Synthetic Security Counterparty Account then payable to the Synthetic Security Counterparty) plus (ii) any fees actually received by the Issuer during such Due Period that constitute Interest Proceeds plus (iii)
the amounts scheduled to be due or received in Cash by the Issuer during such
Due Period pursuant to any Asset Hedge Agreement plus (iv) the amount, if any, scheduled to be paid to the Issuer by an Interest Rate Hedge Counterparty under an Interest Rate Hedge Agreement on the Distribution Date relating to such Due
Period minus (v) the amount, if any, scheduled to be paid to an Interest Rate
Hedge Counterparty by the Issuer under an Interest Rate Hedge Agreement on the
Distribution Date relating to such Due Period minus (vi) any scheduled interest payment due in the Due Period in which such Measurement Date occurs on a
Collateral Debt Security that is required to be paid to an Asset Hedge
Counterparty in accordance with the terms of an Asset Hedge Agreement minus
(vii) the amount, if any, scheduled to be paid to the payment of taxes and filing and registration fees owed by the Co-Issuers on the Distribution Date relating to such Due Period minus (viii) the amount, if any, scheduled to be applied on the Distribution Date relating to such due period (A) to the payment of the Trustee, the Collateral Administrator, the Preference Share Paying Agent
and the Administrator of accrued and unpaid fees and expenses owing to them under this Indenture, the Collateral Administration Agreement, the Preference
Share Paying Agency Agreement and the Administration Agreement and (B) to the
payment of other accrued and unpaid Administrative Expenses of the Co-Issuers
(excluding the Collateral Management Fee and Senior Deferred Structuring Fee),
to the extent all such payments pursuant to this clause (viii) do not exceed
[**], minus (ix) the amount, if any, scheduled to be paid to the payment to the
Collateral Manager of accrued and unpaid Collateral Management Fees and to the
Structuring Agent of accrued and unpaid Senior Deferred Structuring Fees minus
(x) any Scheduled Distribution of interest accrued on Collateral Debt Securities to the date of acquisition

                                       23

[**] CONFIDENTIAL TREATMENT REQUESTED

thereof and acquired with Principal Proceeds or Uninvested Proceeds after the
Ramp-Up Completion Date.

                  "Expense Account" means the Securities Account designated the
"Expense Account" and established in the name of the Trustee pursuant to Section
10.4.

                  "Fair Market Value" means, in respect of any Defaulted
Security or Deferred Interest PIK Bond at any time, either (i) an amount equal to (x) the median of the bona fide bids for such Collateral Debt Security obtained by the Collateral Manager at such time from any three nationally recognized dealers, which dealers are Independent from one another and from the
Collateral Manager, (y) if the Collateral Manager is in good faith unable to obtain bids from three such dealers, the lesser of the bona fide bids for such
Collateral Debt Security obtained by the Collateral Manager at such time from any two nationally recognized dealers chosen by the Collateral Manager, which dealers are Independent from each other and the Collateral Manager or (z) if the
Collateral Manager is in good faith unable to obtain bids from two such dealers, the bona fide bid for such Collateral Debt Security obtained by the Collateral
Manager at such time from any nationally recognized dealer chosen by the
Collateral Manager, which dealer is Independent from the Collateral Manager, or
(ii) the lesser of the prices for such Collateral Debt Security on such date provided by two pricing services chosen by the Collateral Manager, which pricing services are Independent from each other and the Collateral Manager, provided that (a) if the Collateral Manager is unable in good faith to obtain bona fide bids on such Collateral Debt Security pursuant to any of subclauses (x), (y) and
(z) of clause (i) but is able to obtain bona fide bids from the requisite number of dealers with respect to the same security in a principal amount other than the principal amount of such Collateral Debt Security in accordance with such subclause, the Fair Market Value of such Collateral Debt Security shall be equal to the amount determined pursuant to such subclause using the bona fide bids (or the bona fide bid) obtained for such security in such other principal amount adjusted to reflect the actual principal amount of such Collateral Debt
Security, (b) if, after giving effect to the determination of the Fair Market
Value of a Collateral Debt Security pursuant to subclause (z) of clause (i)
above, the aggregate outstanding principal amount of all Collateral Debt
Securities the Fair Market Value of which was determined pursuant to such subclause (z) exceeds 10% of the Net Outstanding Portfolio Collateral Balance,
the Fair Market Value of such Collateral Debt Security will be 95% of the bid obtained by the Collateral Manager pursuant to such subclause (z) and (c) if the
Collateral Manager is in good faith unable to obtain bona fide bids for such
Collateral Debt Security from at least one nationally recognized dealer or to obtain prices from at least two such pricing services, the Fair Market Value of such Collateral Debt Security will be the value of such Collateral Debt Security as determined by the Collateral Manager in good faith and in the exercise of its reasonable business judgment, and the Collateral Manager will notify the Trustee and each Rating Agency that it has determined the Fair Market Value of such
Collateral Debt Security pursuant to this clause (c).

                  "Financial Asset" has the meaning specified in Section
8-102(a)(9) of the UCC.

                  "Financing Statement" means a financing statement (in proper form for filing) relating to the Collateral naming the Issuer as debtor and the
Trustee on behalf of the Secured Parties as secured party.

                                       24

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Fitch" means Fitch, Inc., and any successor or successors thereto.

                  "Fitch Applicable Recovery Rate" means, with respect to any
Collateral Debt Security, an amount equal to the percentage for such Collateral
Debt Security set forth in the Fitch Recovery Rate Matrix attached as Part III of Schedule E in (x) the applicable table therein and (y) the row in such table opposite the Fitch Rating of such Collateral Debt Security on such Measurement
Date.

                  "Fitch Maximum Rating Distribution" means the number
determined on any Measurement Date by dividing (i) the summation of the series of products obtained (a) for any Pledged Collateral Debt Security that is not a
Defaulted Security, by multiplying (1) the Principal Balance on the Closing Date of each such Pledged Collateral Debt Security by (2) its respective Fitch Rating
Factor on the Closing Date and (b) for any Defaulted Security, by multiplying
(1) the Fitch Applicable Recovery Rate for such Defaulted Security by (2) the
Principal Balance on such Closing Date of each such Defaulted Security by (3)
its respective Fitch Rating Factor on such Closing Date by (ii) the sum of (a)
the Aggregate Principal Balance on the Closing Date of all Collateral Debt
Securities that are not Defaulted Securities plus (b) the summation of the series of products obtained by multiplying (1) the Fitch Applicable Recovery
Rate for each Defaulted Security by (2) the Principal Balance on the Closing
Date of such Defaulted Security and rounding the result up to the nearest whole number. For purposes of the Fitch Weighted Average Rating Factor, the Principal
Balance of a Defaulted Security will be deemed to be equal to its outstanding principal amount.

                  "Fitch Minimum Weighted Average Recovery Rate Test" means a test which is satisfied if the Fitch Weighted Average Recovery Rate is greater than or equal to (i) [**] on the Closing Date and on any Measurement Date
thereafter on which any Class B Notes remain outstanding or (ii) [**] on the
Closing Date and on any Measurement Date thereafter on which the Class C Notes are the Controlling Class.

                  "Fitch Rating" means, with respect to any Collateral Debt
Security, the Rating thereof determined in accordance with clause (c) of the definition of "Rating."

                  "Fitch Rating Factor" means, for purposes of computing the
Fitch Weighted Average Rating Factor, the number assigned below to the Fitch
Rating applicable to each Collateral Debt Security.

                                       25

[**] CONFIDENTIAL TREATMENT REQUESTED

                            FITCH                                 FITCH
                           RATING                                 RATING
    FITCH RATING           FACTOR          FITCH RATING           FACTOR
--------------------     -----------      --------------     ---------------
        AAA                  1.30              BBB-               20.00
        AA+                  2.00               BB+               37.00
         AA                  2.30               BB                43.50
        AA-                  3.30               BB-               46.50
         A+                  4.00               B+                50.00
         A                   5.00                B                52.20
         A-                  7.50               B-                65.00
        BBB+                10.00              CCC+               90.00
        BBB                 14.00               CCC              100.00

                  "Fitch Sector Classifications" means the categories specified in Part II of Schedule H.

                  "Fitch Sector Score" means a single number that indicates
collateral concentration in terms of sectors. The Fitch Sector Score is calculated pursuant to the formula set out in Part I of Schedule H.

                  "Fitch Sector Score Test" means a test which is satisfied if the Fitch Sector Score of the portfolio of Collateral Debt Securities is equal to or greater than [**] on the Closing Date and on any Measurement Date thereafter.

                  "Fitch Weighted Average Rating Factor Test" means a test which is satisfied if the Fitch Maximum Rating Distribution of the Collateral Debt
Securities does not exceed [**] on the Closing Date and on any Measurement Date thereafter.

                  "Fitch Weighted Average Recovery Rate" means, as of any
Measurement Date, the number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security by its Fitch
Applicable Recovery Rate, dividing such sum by the Aggregate Principal Balance of all such Collateral Debt Securities, multiplying the result by l00 and rounding up to the first decimal place. For purposes of the Fitch Weighted
Average Recovery Rate, the Principal Balance of a Defaulted Security will be deemed to be equal to its outstanding principal amount.

                  "Fixed Rate Excess" means, as of any Measurement Date, a
fraction (expressed as a percentage) the numerator of which is equal to the product of (a) the greater of zero and the excess, if any, of the Weighted
Average Coupon for such Measurement Date over (i) [**] on the Closing Date and thereafter to and including the 40th day after the Closing Date; (ii) [**]
thereafter to and including the 80th day after the Closing Date; and (iii) [**]
on any Measurement Date thereafter and (b) the Aggregate Principal Balance of all Fixed Rate Securities (excluding Defaulted Securities, Written Down
Securities and Deferred Interest PIK Bonds) and the denominator of which is the
Aggregate Principal Balance of all Floating Rate Securities (excluding Defaulted
Securities, Written Down Securities and Deferred Interest PIK Bonds). In
computing the Fixed Rate Excess, the Weighted Average Coupon will be computed as if the Spread Excess were equal to zero.

                                       26

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Fixed Rate Security" means any Collateral Debt Security other than a Floating Rate Security.

                  "Floating Rate Notes" means the Class A Notes, the Class B
Notes and the Class C Notes.

                  "Floating Rate Security" means any Collateral Debt Security that is expressly stated to bear interest based upon a floating rate index for
Dollar-denominated obligations commonly used as a reference rate in the United
States or the United Kingdom.

                  "Flow-Through Investment Vehicle" means any entity (i) that would be an investment company but for the exception in Section 3(c)(1) or
Section 3(c)(7) of the Investment Company Act and the amount of whose investment in the Notes or the Preference Shares (including in all classes of the Notes and the Preference Shares) exceeds 40% of its total assets (determined on a consolidated basis with its subsidiaries), (ii) as to which any person owning any equity or similar interest in the entity has the ability to control any investment decision of such entity to determine, on an investment-by-investment basis, the amount of such person's contribution to any investment made by such entity, (iii) that was organized or reorganized for the specific purpose of acquiring a Note or a Preference Share or (iv) as to which any person owning an equity or similar interest in which was specifically solicited to make additional capital or similar contributions for the purpose of enabling such entity to purchase a Note or a Preference Share.

                  "Global Notes" means the Regulation S Global Notes and the
Restricted Global Notes.

                  "Grant" means to grant, bargain, sell, warrant, alienate,
remise, demise, release, convey, assign, transfer, mortgage, pledge and create a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal, interest and fee payments in respect of the Pledged Securities or such other instruments, and all other
Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guaranteed Debt Security" means an Asset-Backed Security or a
Corporate Debt Security guaranteed as to ultimate or timely payment of principal or interest or a related Synthetic Security which would satisfy the Eligibility
Criteria.

                  "Hedge Agreement" means an Interest Rate Hedge Agreement or an
Asset Hedge Agreement.

                  "Hedge Counterparty" means an Interest Rate Hedge Counterparty or an Asset Hedge Counterparty.

                                       27

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Hedge Counterparty Collateral Account" means each Securities
Account designated a "Hedge Counterparty Collateral Account" and established in the name of the Trustee pursuant to Section 16.1(e).

                  "Hedge Counterparty Ratings Requirement" means, with respect to a Hedge Counterparty or any permitted transferee thereof, (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty or such transferee (or any Affiliate of such Hedge Counterparty or such transferee that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty or such transferee, as the case may be, under the related Hedge Agreement) are rated at least "A+" by
Standard & Poor's or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty or such transferee (or any Affiliate of such Hedge Counterparty or such transferee that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty or such transferee, as the case may be, under the related Hedge Agreement) are rated at least "A-1" by Standard & Poor's, (b) either (i) if the Hedge Counterparty or such transferee (or any Affiliate which is the guarantor of its obligations under this Agreement) does not have a short-term debt rating from Moody's (x)
the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty or such transferee (or any Affiliate of such Hedge Counterparty or such transferee that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty or such transferee, as the case may be, under the related Hedge Agreement) are rated at least "Aa3" by
Moody's and, if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade or (y) if the Hedge Counterparty (or any entity which is the guarantor of its obligations) fails to maintain a long-term debt rating, issuer rating or counterparty rating of at least "Aa3" by Moody's, or if rated "Aa3" by Moody's and such rating is on watch for possible downgrade, the Hedge Counterparty has within 30 days (at its own expense) posted collateral in an amount sufficient to satisfy the Rating Condition with respect to Moody's (or, if the Issuer has entered into a Credit Support Annex with such Hedge Counterparty, in the amount specified in the Credit Support Annex) or (ii) if the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty or such transferee (or any Affiliate of such Hedge Counterparty or such transferee that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty or such transferee, as the case may be, under the related Hedge Agreement) are rated at least "P-1" by Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such
Hedge Counterparty or such transferee (or any Affiliate which is the guarantor of its obligations) are rated at least "A1" and, if rated "P-1" and "A1", respectively, by Moody's, such rating is not on watch for possible downgrade and, if such rating falls below "P-1" or "A-1" or such rating is "P-1" or "A-1"
and is on watch for possible downgrade by Moody's, such Hedge Counterparty has within 30 days (at its own expense) posted collateral in an amount sufficient to satisfy the Rating Condition with respect to Moody's (or, if the Issuer has entered into a Credit Support Annex with such Hedge Counterparty, in the amount specified in the Credit Support Annex) and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the
Hedge Counterparty or such transferee (or any Affiliate of the Hedge
Counterparty or such transferee that unconditionally and absolutely guarantees the obligations of the Hedge Counterparty or such transferee under the Hedge
Agreement) are rated at least "A" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the Hedge Counterparty or such transferee (or any Affiliate of the Hedge Counterparty or such transferee that unconditionally and absolutely guarantees the obligations of

                                       28

[**] CONFIDENTIAL TREATMENT REQUESTED

the Hedge Counterparty or such transferee under the Hedge Agreement) are rated at least "F1" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of a Hedge Counterparty or a transferee (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of such Hedge Counterparty or such transferee.

                  "Highest Auction Price" means, with respect to an Auction Call
Redemption, the greater of (a) the highest price bid by any Listed Bidder for all of the Collateral Debt Securities and (b) the sum of the highest prices bid by one or more Listed Bidders for each Subpool. In each case, the price bid by a
Listed Bidder shall be the Dollar amount which the Collateral Manager certifies to the Trustee based on the Collateral Manager's review of the bids, which certification shall be binding and conclusive.

                  "Holder" means a Noteholder and/or a Preference Shareholder as the context may require.

                  "Indenture" means this instrument and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

                  "Independent" means, as to any Person, any other Person
(including, in the case of an accountant or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such
Person or in any Affiliate of such Person, (ii) is not connected with such
Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) if required to deliver an opinion or certificate to the Trustee pursuant to this Indenture, states in such opinion or certificate that the signer has read this definition and that the signer is Independent within the meaning hereof. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule
101 of the Code of Ethics of the American Institute of Certified Public
Accountants.

                  "Indorsement" has the meaning specified in Section
8-102(a)(11) of the UCC.

                  "Institutional Accredited Investor" means an institutional
"accredited investor" as defined in Rule 501(a)(1), (2), (3) and (7) under the
Securities Act).

                  "Instruction" has the meaning specified in Section
8-102(a)(12) of the UCC.

                  "Instrument" has the meaning specified in Section 9-105(1)(i)
of the UCC.

                  "Interest Collection Account" means the Securities Account designated the "Interest Collection Account" and established in the name of the
Trustee pursuant to Section 10.2.

                                       29

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Interest Coverage Tests" means the Class A/B Interest
Coverage Test and the Class C Interest Coverage Test.

                  "Interest Distribution Amount" means, with respect to any
Class of Notes and any Distribution Date, the sum of (i) the aggregate amount of interest accrued at the Note Interest Rate for such Class, during the Interest
Period ending immediately prior to such Distribution Date, on the Aggregate
Outstanding Amount of the Notes of such Class on the first day of such Interest
Period (after giving effect to any redemption of the Notes of such Class or other payment of principal of the Notes of such Class on any preceding
Distribution Date) plus (ii) any Defaulted Interest in respect of the Notes of such Class and accrued interest thereon. The Interest Distribution Amounts with respect to the Class C Notes shall not include Class C Deferred Interest but shall include interest on such Deferred Interest.

                  "Interest Only Security" means any Collateral Debt Security that does not provide for payment or repayment of a stated principal amount in one or more installments on or prior to the date two Business Days prior to the
Stated Maturity of the Notes.

                  "Interest Period" with respect to the Notes means (i) in the case of the initial Interest Period, the period from, and including, the Closing
Date to, but excluding, the first Distribution Date and (ii) thereafter, the period from, and including, the Distribution Date immediately following the last day of the immediately preceding Interest Period to, but excluding, the next succeeding Distribution Date.

                  "Interest Proceeds" means, with respect to any Due Period, the sum (without duplication) of: (1) all payments of interest on the Collateral
Debt Securities received in Cash by the Issuer during such Due Period (excluding
(x) payments in respect of accrued interest included in Principal Proceeds, (y)
payments in respect of deferred interest on Deferred Interest PIK Bonds previously capitalized and treated as "Principal Proceeds" pursuant to clause
(8) of the definition of Principal Proceeds and (z) interest on any Collateral
Debt Security that is required to be paid to an Asset Hedge Counterparty in accordance with the terms of an Asset Hedge Agreement), (2) all accrued interest received in Cash by the Issuer with respect to Collateral Debt Securities sold by the Issuer (excluding payments in respect of accrued and unpaid interest on any Credit Improved Security or Credit Risk Security sold during the
Reinvestment Period and reinvested at the option of the Collateral Manager in any Substitute Collateral Debt Security, Sale Proceeds received in respect of
Defaulted Securities and Written-Down Securities and payments in respect of accrued interest included in Principal Proceeds pursuant to clause (7) of the definition of Principal Proceeds); (3) all payments of interest (including any amount representing the accreted portion of a discount from the face amount of an Eligible Investment) on Eligible Investments or U.S. Agency Securities in the
Collection Accounts and Uninvested Proceeds Account received in Cash by the
Issuer during such Due Period and all payments of principal, including repayments, on Eligible Investments purchased with amounts from the Interest
Collection Account received by the Issuer during such Due Period; (4) all amendment and waiver fees, all late payment fees, and all other fees and commissions received in Cash by the Issuer during such Due Period in connection with such Collateral Debt Securities, Eligible Investments and U.S. Agency
Securities (other than fees and commissions received in respect of Defaulted
Securities and Written-Down Securities and yield maintenance payments included in Principal Proceeds pursuant to clause (9) of the definition

                                       30

[**] CONFIDENTIAL TREATMENT REQUESTED

thereof); (5) all payments received pursuant to the Interest Rate Hedge
Agreement or any Asset Hedge Agreement (excluding any payments received by the
Issuer by reason of an event of default or termination event (as defined in the relevant Hedge Agreement) that are required to be used for the purchase of a replacement Hedge Agreement) less any deferred premium payments payable by the
Issuer under such Hedge Agreement during such Due Period; and (6) amounts on deposit in the Expense Account or the Uninvested Proceeds Account that are transferred to the Payment Account for application as Interest Proceeds pursuant to Section 10.4(a) or Section 10.5(b); provided that Interest Proceeds shall in no event include (i) any payment or proceeds that constitute "Principal
Proceeds" in the definition thereof, or (ii) any Excepted Property.

                  "Interest Rate Hedge Agreement" means the interest rate
protection agreements consisting of an interest rate swap and an interest rate cap entered into between the Issuer and an Interest Rate Hedge Counterparty as
of the Closing Date, as amended from time to time, and any replacement hedge agreements on substantially identical terms (or on such other terms satisfying the Rating Condition) entered into pursuant to Section 16.1. Any Interest Rate
Hedge Agreement shall provide that any amount payable to an Interest Rate Hedge
Counterparty thereunder shall be subject to the Priority of Payments.

                  "Interest Rate Hedge Counterparty means" (a) Credit Suisse
First Boston International, (b) The Bank of New York or (c) any permitted assignee or successor under the Interest Rate Hedge Agreement that satisfies the
Rating Condition.

                  "Investment Company Act" means the United States Investment
Company Act of 1940, as amended, and the rules thereunder.

                  "Irish Stock Exchange" means the Irish Stock Exchange Limited.

                  "Issue of Collateral Debt Securities" means Collateral Debt
Securities issued by the same issuer, secured by the same collateral pool and having the same terms and conditions (as to, among other things, coupon, maturity, security and subordination).

                  "Issuer" means ACA ABS 2002-1, Limited, an exempted company with limited liability incorporated and existing under the law of the Cayman
Islands, unless a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

                  "Issuer Charter" means the Memorandum and Articles of
Association of the Issuer, filed under the Companies Law (2002 Revision) of the
Cayman Islands, as modified and supplemented and in effect from time to time.

                  "Issuer Order" and "Issuer Request" mean, respectively, a
written order or a written request, in each case dated and signed in the name of the Issuer by an Authorized Officer of the Issuer and (if appropriate) the
Co-Issuer, or by an Authorized Officer of the Collateral Manager where permitted pursuant to this Indenture or the Collateral Management Agreement, as the
context may require or permit.

                                       31

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Knowledgeable Employee" has the meaning specified in Rule
3c-5 promulgated under the Investment Company Act.

                  "LIBOR" has the meaning set forth in Schedule B.

                  "LIBOR Business Day" has the meaning set forth in Schedule B.

                  "LIBOR Determination Date" has the meaning set forth in
Schedule B.

                  "Liquidation Preference" means, with respect to each
Preference Share, U.S.$1,000.

                  "Listed Bidders" has the meaning set forth in Schedule F.

                  "London Banking Day" has the meaning set forth in Schedule B.

                  "Majority" means, with respect to any Class or Classes of
Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the
Notes of such Class or Classes of Notes, as the case may be.

                  "Majority-in-Interest of Preference Shareholders" means at any time Preference Shareholders whose aggregate Voting Percentages at such time exceed 50% of all Preference Shareholders' Voting Percentages at such time.

                  "Margin Stock" means "margin stock" as defined under
Regulation U issued by the Board of Governors of the Federal Reserve System.

                  "Maturity" means, with respect to any Note, the date on which all Outstanding unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                  "Measurement Date" means any of the following: (a) the Closing
Date, (b) the Ramp-Up Completion Date, (c) any date after the Ramp-Up Completion
Date upon which the Issuer acquires or disposes of any Collateral Debt Security,
(d) any date after the Ramp-Up Completion Date on which a Collateral Debt
Security becomes a Defaulted Security, (e) each Determination Date, (f) the last
Business Day of each calendar month (other than any calendar month in which a
Determination Date occurs and any calendar month ending prior to the Ramp-Up
Completion Date) and (g) with written notice of two Business Days to the Issuer and the Trustee, any other Business Day that any Rating Agency, or Holders of more than 50% of the Aggregate Outstanding Amount of any Class of Notes requests to be a "Measurement Date"; provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the next succeeding day that is a Business Day.

                  "Money" has the meaning specified in Section 1-201(24) of the
UCC.

                  "Monthly Report" has the meaning specified in Section 10.7(a).

                                       32

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Moody's" means Moody's Investors Service, Inc. and any
successor or successors thereto.

                  "Moody's Maximum Rating Distribution" means the number
determined on any Measurement Date by dividing

                    (i) the summation of the series of products obtained (A) for any Pledged Collateral Debt Security that is not a Defaulted Security or Deferred Interest PIK Bond, by multiplying (1) the Principal
          Balance on such Measurement Date of each such Pledged Collateral Debt
          Security by (2) its respective Moody's Rating Factor on such
          Measurement Date and (B) for any Deferred Interest PIK Bond, by
          multiplying (1) the Calculation Amount for such Deferred Interest PIK
          Bond on such Measurement Date by (2) its respective Moody's Rating
          Factor on such Measurement Date by

                    (ii) the sum of (A) the Aggregate Principal Balance on such
          Measurement Date of all Collateral Debt Securities that are not
          Defaulted Securities or Deferred Interest PIK Bonds plus (B) the sum of the Calculation Amounts of each Deferred Interest PIK Bond on such
          Measurement Date

and rounding the result up to the nearest whole number. For the purpose of determining the Moody's Maximum Rating Distribution, the Applicable Recovery
Rate used to determine the Calculation Amount of a Deferred Interest PIK Bond
shall be the Applicable Recovery Rate determined pursuant to clause (a) of the definition of "Applicable Recovery Rate."

                  "Moody's Maximum Rating Distribution Test" means a test
satisfied on any Measurement Date if the Moody's Maximum Rating Distribution of
the Collateral Debt Securities is equal to a numerical value of not more than
[**].

                  "Moody's Minimum Weighted Average Recovery Rate Test" means a test satisfied, as of any Measurement Date, if the Moody's Weighted Average
Recovery Rate is greater than or equal to [**].

                  "Moody's Rating" means, with respect to any Collateral Debt
Security, the Rating thereof determined in accordance with clause (a) of the definition of "Rating."

                  "Moody's Rating Factor" means, for purposes of computing the
Moody's Maximum Rating Distribution, the number assigned below to the Moody's
Rating applicable to each Collateral Debt Security.

                                 MOODY'S                                        MOODY'S
                                 RATING                                         RATING
     MOODY'S RATING              FACTOR              MOODY'S RATING             FACTOR

          Aaa                        1                    Ba1                        940
          Aa1                       10                    Ba2                      1,350
          Aa2                       20                    Ba3                      1,780
          Aa3                       40                     B1                      2,220
           A1                       70                     B2                      2,720

                                       33

[**] CONFIDENTIAL TREATMENT REQUESTED

                                 MOODY'S                                        MOODY'S
                                 RATING                                         RATING
     MOODY'S RATING              FACTOR              MOODY'S RATING             FACTOR

           A2                      120                     B3                      3,490
           A3                      180                    Caa1                     4,770
          Baa1                     260                    Caa2                     6,500
          Baa2                     360                    Caa3                     8,070
          Baa3                     610                Ca or lower                 10,000

For purposes of the Moody's Maximum Rating Distribution Test, (i) if a
Collateral Debt Security does not have a Moody's Rating assigned to it at the date of acquisition thereof, the Moody's Rating Factor with respect to such
Collateral Debt Security shall be 10,000 for a period of 90 days from the acquisition of such Collateral Debt Security. After such 90 day period, if such
Collateral Debt Security is not rated by Moody's and no other security or obligation of the issuer thereof or obligor thereon is rated by Moody's and the
Issuer or the Collateral Manager seeks to obtain an estimate of a Moody's Rating
Factor, then the Moody's Rating Factor of such Collateral Debt Security will be deemed to be such estimate thereof as may be assigned by Moody's upon the request of the Issuer or the Collateral Manager; and (ii) if a Collateral Debt
Security (x) is placed on a watch list for possible upgrade by Moody's, the
Moody's Rating applicable to such Collateral Debt Security shall be one rating subcategory above the Moody's Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list and (y) if a Collateral Debt Security is placed on a watch list for possible downgrade by Moody's, the Moody's Rating applicable to such Collateral
Debt Security shall be one rating subcategory below the Moody's Rating applicable to such Collateral Debt Security immediately prior to such Collateral
Debt Security being placed on such watch list.

                  "Moody's Weighted Average Recovery Rate" means, on any
Measurement Date, the number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security (other than a
Defaulted Security) by its "Applicable Recovery Rate" (determined for purposes of this definition pursuant to clause (a) of the definition of "Applicable
Recovery Rate"), dividing such sum by the Aggregate Principal Balance of all such Collateral Debt Securities, multiplying the result by 100 and rounding up to the first decimal place. For purposes of the Moody's Weighted Average
Recovery Rate, the Principal Balance of a Deferred Interest PIK Bond will be deemed to be equal to its outstanding principal amount.

                  "Net Outstanding Portfolio Collateral Balance" means, on any
Measurement Date, an amount equal to (a) the Aggregate Principal Balance on such
Measurement Date of all Pledged Collateral Debt Securities plus (b) the
Aggregate Principal Balance of all Principal Proceeds and Uninvested Proceeds
held as Cash and Eligible Investments and U.S. Agency Securities purchased with
Principal Proceeds or Uninvested Proceeds and any amount on deposit at such time in the Principal Collection Account or the Uninvested Proceeds Account (without duplication) minus (c) the Aggregate Principal Balance on such Measurement Date of all Pledged Collateral Debt Securities that are (i) Defaulted Securities or
Deferred Interest PIK Bonds or (ii) Equity Securities plus (d) for each
Defaulted Security or Deferred Interest PIK Bond, the Calculation Amount with respect to such Defaulted Security or Deferred Interest PIK Bond minus (solely for the purpose of calculating the Net Outstanding Portfolio Collateral

                                       34

[**] CONFIDENTIAL TREATMENT REQUESTED

Balance in connection with any of the Overcollateralization Tests) (e) [**] of the Below B3 Amount minus (solely for the purpose of calculating the Net
Outstanding Portfolio Collateral Balance in connection with any of the
Overcollateralization Tests) (f) [**] of the Ba3 Excess Amount and minus (solely for the purpose of calculating the Net Outstanding Portfolio Collateral Balance in connection with any of the Overcollateralization Tests) (g) [**] of the Baa3
Excess Amount.

                  "Note Interest Rate" means, with respect to the Notes of any
Class for any Interest Period, the annual rate at which interest accrues on the
Notes of such Class for such Interest Period, as specified in Section 2.2.

                  "Note Placement Agent" means Credit Suisse First Boston
Corporation, as initial purchaser under the Purchase Agreement dated as of July
29, 2002 between the Co-Issuers and Credit Suisse First Boston Corporation.

                  "Note Register" and "Note Registrar" have the respective
meanings specified in Section 2.4(a).

                  "Note Valuation Report" has the meaning specified in Section
10.7(b).

                  "Noteholder" means the Person in whose name a Note is
registered in the Note Register.

                  "Notes" means the Class A Notes, Class B Notes and Class C
Notes authorized by, and authenticated and delivered under, this Indenture.

                  "Offer" means, with respect to any security, (a) any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related
Underlying Instruments) or to convert or exchange such security into or for
Cash, securities or any other type of consideration or (b) any solicitation by the issuer of such security or any other Person to amend, modify or waive any provision of such security or any related Underlying Instrument.

                  "Offering Circular" means the Offering Circular, prepared and delivered in connection with the offer and sale of the Notes and Preference
Shares, as amended or supplemented on or prior to the Closing Date.

                  "Offering" means the offering of the Notes and the Preference
Shares under the Offering Circular.

                  "Officer" means, (a) with respect to the Issuer, the Co-Issuer and any corporation, the Chairman of the Board of Directors (or, with respect to the Issuer, any director), the President, any Vice President, the Secretary, any
Assistant Secretary, the Treasurer or any Assistant Treasurer of such entity;
(b) with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer; and (c) with respect to any limited liability company, any manager or managing member thereof or any Person to whom the rights and

                                       35

[**] CONFIDENTIAL TREATMENT REQUESTED

powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company.

                  "Opinion of Counsel" means a written opinion addressed to the
Trustee and each Rating Agency (each, a "Recipient"), in form and substance reasonably satisfactory to each Recipient, of an attorney at law admitted to practice before the highest court of any state of the United States or the
District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the
Co-Issuer, as the case may be, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall be entitled to rely thereon.

                  "Optional Redemption" has the meaning specified in Section
9.1(a).

                  "Ordinary Shares" means the issued ordinary share capital of the Issuer which consists of 1,000 ordinary shares, U.S.$1.00 par value each, all of which have been issued to the Share Trustee.

                  "Outstanding" means, with respect to the Notes or a particular
Class of the Notes, as of any date of determination, all of (a) the Notes or (b)
the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture except:

          (i)  Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably
               deposited with the Trustee or any Paying Agent in trust for the
               Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes in exchange for, or in lieu of, other Notes which have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

          (iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in
               Section 2.5;

provided that in determining whether the Holders of the requisite Aggregate
Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (1) Notes beneficially owned by the Issuer or the Co-Issuer or any other obligor upon the Notes or any Affiliate of any of them shall be disregarded and deemed not to be outstanding and (2) Notes beneficially owned by the Collateral Manager, any Affiliate of the Collateral
Manager or any account for which the Collateral Manager or an Affiliate of the
Collateral Manager acts as investment adviser (and for which the Collateral
Manager or such Affiliate has

                                       36

[**] CONFIDENTIAL TREATMENT REQUESTED

discretionary authority) shall be disregarded and deemed not to be outstanding with respect to any assignment or termination of, any of the express rights or obligations of the Collateral Manager under the Collateral Management Agreement or this Indenture (including the exercise of any rights to remove the Collateral
Manager or terminate the Collateral Management Agreement or approve or object to a Replacement Officer (as defined in the Collateral Management Agreement)), or any amendment or other modification of the Collateral Management Agreement or this Indenture increasing the rights or decreasing the obligations of the
Collateral Manager except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be beneficially owned in the manner indicated in clause (1) or (2) above shall be so disregarded. Notes owned in the manner indicated in clause (1) or (2) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, the
Co-Issuer, the Collateral Manager or any other obligor upon the Notes or any
Affiliate of the Issuer, the Co-Issuer, the Collateral Manager or such other obligor or an account for which the Collateral Manager or an Affiliate of the
Collateral Manager acts as investment adviser (and for which the Collateral
Manager or such Affiliate has discretionary authority).

                  "Overcollateralization Tests" means the Class A/B
Overcollateralization  Test and the Class C Overcollateralization Test.

                  "Paying Agent" means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

                  "Payment Account" means the Securities Account designated the
"Payment Account" and established in the name of the Trustee pursuant to Section
10.3.

                  "Person" means an individual, corporation (including a
business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

                  "PIK Bond" means any Collateral Debt Security that, pursuant to the terms of the related Underlying Instruments, permits the payment of interest thereon to be deferred and capitalized as additional principal thereof or that issues identical securities in place of payments of interest in Cash.

                  "Placement Agents" means the Note Placement Agent and the
Preference Share Placement Agent.

                  "Placement Fee OC Test" has the meaning specified in Section
11.1(a).

                  "Placement Fee Sub-account" has the meaning specified in
Section 10.4(a).

                  "Pledged Collateral Debt Security" means as of any date of determination, any Collateral Debt Security that has been Granted to the Trustee and has not been released from the lien of this Indenture pursuant to Section
10.8.

                                       37

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Pledged Securities" means on any date of determination, (a)
the Collateral Debt Securities, Equity Securities, U.S. Agency Securities and
Eligible Investments that have been Granted to the Trustee and (b) all non-Cash proceeds thereof, in each case, to the extent not released from the lien of this
Indenture pursuant hereto.

                  "Preference Share Documents" means the Issuer Charter and
related resolutions, the Preference Share Paying Agency Agreement and certain resolutions passed by the Issuer's Board of Directors concerning the Preference
Shares.

                  "Preference Share Paying Agency Agreement" means the
preference share paying agency agreement dated as of the Closing Date among the
Issuer, the Preference Share Paying Agent and QSPV Limited, as Share Registrar.

                  "Preference Share Paying Agent" means LaSalle Bank National
Association (or any successor thereto), as Preference Share Paying Agent, or any
Person authorized by the Issuer from time to time to make payments on the
Preference Shares and to deliver notices to the Preference Shareholders on behalf of the Issuer.

                  "Preference Share Payment Account" has the meaning ascribed thereto in the Preference Share Paying Agency Agreement.

                  "Preference Share Placement Agent" means ACA Securities,
L.L.C.

                  "Preference Shareholders" means the Persons in whose names
Preference Shares are registered in the register of members maintained by the
Share Registrar.

                  "Preference Shares" means the preference shares in the capital of and issued by the Issuer concurrently with the issuance of the Notes by the
Co-Issuers.

                  "Principal Balance" or "par" means, with respect to any
Pledged Security, as of any date of determination, the outstanding principal amount of such Pledged Security; provided that

                    (a) the Principal Balance of a Collateral Debt Security
               received upon acceptance of an Offer for another Collateral Debt
               Security, which Offer expressly states that failure to accept such Offer may result in a default under the Underlying
               Instruments, shall be deemed to be the Calculation Amount of such other Collateral Debt Security until such time as Interest
               Proceeds and Principal Proceeds, as applicable, are received when due with respect to such other Collateral Debt Security;

                    (b) the Principal Balance of any Synthetic Security shall be equal to the aggregate amount of the repayment obligations of the
               Synthetic Security Counterparty payable to the Issuer through the maturity of such Synthetic Security;

                    (c) the Principal Balance of any Equity Security and of any
               Interest Only Security, unless otherwise expressly stated herein, shall be deemed to be zero;

                                       38

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (d) the Principal Balance of any PIK Bond (including any
               Deferred Interest PIK Bond) shall be equal to the outstanding principal amount thereof (exclusive of any principal thereof representing capitalized interest);

                    (e) the Principal Balance of any Eligible Investment that
               does not pay Cash interest on a current basis will be the lesser of par or the original issue price thereof;

                    (f) the Principal Balance of any Written Down Security shall be reduced to reflect the percentage by which the aggregate par amount of the entire Issue of which such Written Down Security is a part (taking into account all securities ranking senior in priority of payment thereto and secured by the same pool of collateral) exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such Issue (excluding defaulted
               collateral), as determined by the Collateral Manager using customary procedures and information available in the servicer reports relating to such Written Down Security; and

                    (g) the Principal Balance of a Zero Coupon Bond shall be the sum of (i) the original issue price thereof plus (ii) the
               aggregate amount of interest accreted thereon to but excluding such date of determination in accordance with the provisions of the related Underlying Instruments (or any other agreement between the issuer thereof and the original purchasers thereof)
               relating to the reporting of income by the holders of, and deductions by the issuer of, such Zero Coupon Bond for U.S.
               Federal income tax purposes.

                  "Principal Collection Account" means the Securities Account designated the "Principal Collection Account" and established in the name of the
Trustee pursuant to Section 10.2.

                  "Principal Only Security" means any security (other than a
Zero Coupon Bond) that does not provide for the periodic payment of interest.

                  "Principal Proceeds" means, with respect to any Due Period, the sum (without duplication) of: (1) any Uninvested Proceeds transferred from the Uninvested Proceeds Account to the Principal Collection Account on any
Distribution Date that Interest Proceeds and Principal Proceeds are insufficient to pay the amounts referred to in clause (a) of paragraphs (B) and (F) of
Section 11.1(a)(ii) or pursuant to Section 10.5(b); (2) all payments of principal on the Collateral Debt Securities and Eligible Investments (excluding any amount representing the accreted portion of a discount from the face amount of an Eligible Investment) received in Cash by the Issuer during such Due Period including prepayments or mandatory sinking fund payments, or payments in respect of optional redemptions, exchange offers, tender offers, recoveries on Defaulted
Securities and Written-Down Securities (other than payments of principal of
Eligible Investments acquired with Interest Proceeds), including the proceeds of a sale of any Equity Security and any amounts received as a result of optional redemptions, exchange offers, tender offers for any Equity Securities received in Cash by the Issuer during such Due Period; (3) Sale Proceeds received in Cash by the Issuer during such Due Period (excluding those included in Interest
Proceeds as defined above); (4) all amendment, waiver, late payment fees and other fees and commissions, received in Cash by the Issuer during the related
Due Period in respect of

                                       39

[**] CONFIDENTIAL TREATMENT REQUESTED

Defaulted Securities and Written-Down Securities; (5) any proceeds resulting from the termination and liquidation of any Hedge Agreement, to the extent such proceeds exceed the cost of entering into a replacement Hedge Agreement in accordance with the requirements of Section 16.1; (6) all payments received in
Cash by the Issuer during such Due Period that represent call, prepayment or redemption premiums; (7) all payments of interest on Collateral Debt Securities received in Cash by the Issuer to the extent that they represent accrued interest purchased with Principal Proceeds or Uninvested Proceeds after the
Ramp-Up Completion Date; (8) all payments received in Cash by the Issuer in respect of deferred interest on Deferred Interest PIK Bonds previously capitalized; (9) all yield maintenance payments received in Cash by the Issuer during such Due Period; and (10) all other payments received in connection with the Collateral Debt Securities and Eligible Investments that are not included in
Interest Proceeds; provided that in no event will Principal Proceeds include any
Excepted Property.

                  "Priority of Payments" has the meaning specified in Section
11.1(a).

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Proposed Portfolio" means the portfolio (measured by
Principal Balance) of Pledged Collateral Debt Securities and Specified Assets
resulting from the sale, maturity or other disposition of a Collateral Debt
Security or a proposed acquisition of a Collateral Debt Security, as the case may be.

                  "Pure Private Collateral Debt Security" means any Collateral
Debt Security other than (a) a Collateral Debt Security that was issued pursuant to an effective registration statement under the Securities Act or (b) a privately placed Collateral Debt Security that is eligible for resale under Rule
144A or Regulation S under the Securities Act.

                  "Qualified Bidder List" means a list of not less than three and not more than eight Persons prepared by the Collateral Manager and delivered to the Trustee on the Closing Date, as may be amended and supplemented by the
Collateral Manager from time to time upon written notice to the Trustee, provided that any such notice shall only be effective on any Auction Date if it was received by the Trustee at least two Business Days prior to such Auction
Date.

                  "Qualified Bidders" means the Persons, which may include the
Collateral Manager or an Affiliate of the Collateral Manager, whose names appear from time to time on the Qualified Bidder List.

                  "Qualified Institutional Buyer" has the meaning given in Rule
144A under the Securities Act.

                  "Qualified Purchaser" means (i) a "qualified purchaser" as defined in the Investment Company Act, (ii) a Knowledgeable Employee with respect to the Issuer or (iii) a company beneficially owned exclusively by one or more "qualified purchasers" or Knowledgeable Employees with respect to the
Issuer.

                  "Qualifying Foreign Obligor" means a corporation, partnership, trust or other entity organized in any of Australia, Canada, France, Germany,
Ireland, New Zealand, Sweden,

                                       40

[**] CONFIDENTIAL TREATMENT REQUESTED

Switzerland or the United Kingdom, so long as the unguaranteed, unsecured and otherwise unsupported long-term Dollar sovereign debt obligations of such country have a long-term foreign currency rating of "Aa2" or better by Moody's,
"AA" or better by Standard & Poor's and "AA" or better by Fitch.

                  "Qualifying Interest Only Security" means, as of any
Measurement Date, any Interest Only Security with a Moody's Rating of "Aaa," a
Standard & Poor's Rating of "AAA" and, if rated by Fitch, a Fitch Rating of
"AAA."

                  "Qualifying Investment Vehicle" means a Flow-Through
Investment Vehicle as to which all of the beneficial owners of any securities issued by the Flow-Through Investment Vehicle have made, and as to which (in accordance with the document pursuant to which the Flow-Through Investment
Vehicle was organized or the agreement or other document governing such securities) each such beneficial owner must require any transferee of any such security to make, to the Co-Issuers, the Collateral Manager and the relevant
Note Registrar (or, with respect to the Preference Shares, the Share Registrar)
each of the representations set forth herein and in (a) the Offering Circular and a Subscription Agreement or (b) the transfer certificate pursuant to which
Notes or the Preference Shares were transferred to such Flow-Through Investment
Vehicle (in each case, with appropriate modifications to reflect the indirect nature of their interests in the Notes or the Preference Shares and including any modification permitting an initial beneficial owner of securities issued by such entity to represent that it is an Institutional Accredited Investor).

                  "Quarterly Asset Amount" means with respect to any
Distribution Date, the Net Outstanding Portfolio Collateral Balance on the first day of the related Due Period (as shown by the Note Valuation Report prepared pursuant to Section 10.7(b) with respect to the immediately preceding
Distribution Date) or, in the case of the first Due Period, on the Closing Date.
For the purpose of calculating the Collateral Management Fee, the Trustee Fee, the Senior Deferred Structuring Fee and the Subordinated Deferred Structuring
Fee, the Quarterly Asset Amount will be calculated as if the principal of each
Interest Only Security were equal to the Aggregate Amortized Cost thereof.

                  "Ramp-Up Completion Date" means the date that is the earlier of (a) the date 80 days following the Closing Date and (b) the first date on which the Aggregate Principal Balance of the Pledged Collateral Debt Securities
is at least equal to the Aggregate Ramp-Up Par Amount (assuming, for these purposes, (i) settlement in accordance with customary settlement procedures in the relevant markets on the Ramp-Up Completion Date of all agreements entered into by the Issuer to acquire Collateral Debt Securities scheduled to settle on or following the Ramp-Up Completion Date and (ii) that each such Collateral Debt
Security is a Pledged Collateral Debt Security).

                  "Ramp-Up Date Placement Fee" has the meaning specified in
Section 11.1(a).

                  "Ramp-Up Notice" has the meaning specified in Section 7.18(e).

                  "Ramp-Up Test Date" means (i) the date that is the earlier of
(a) the 40th day (or if such day is not a Business Day, the immediately following Business Day) following the Closing

                                       41

[**] CONFIDENTIAL TREATMENT REQUESTED

Date and (b) the date on which the Issuer has purchased or entered into binding agreements to purchase Collateral Debt Securities having an aggregate par amount of at least 95% of the Aggregate Ramp-Up Par Amount; and (ii) the Ramp-Up
Completion Date.

                  "Rating" means:
                   ------

          (a) with respect to any Collateral Debt Security, for determining the
     Moody's Rating as of any date of determination:

               (i) (x) if such Collateral Debt Security is publicly rated by
          Moody's, the Moody's Rating shall be such rating or (y) if such
          Collateral Debt Security is not publicly rated by Moody's, but the
          Issuer or the Collateral Manager on behalf of the Issuer has requested that Moody's assign a rating to such Collateral Debt Security, the
          Moody's Rating shall be the rating so assigned by Moody's; provided that if a Collateral Debt Security other than a CDO Obligation (1) is placed on a watch list for possible upgrade by Moody's, the Moody's
          Rating applicable to such Collateral Debt Security shall be one rating subcategory above the Moody's Rating applicable to such Collateral
          Debt Security immediately prior to such Collateral Debt Security being placed on such watch list and (2) if a Collateral Debt Security other than a CDO Obligation is placed on a watch list for possible downgrade by Moody's, the Moody's Rating applicable to such Collateral Debt
          Security shall be one rating subcategory below the Moody's Rating applicable to such Collateral Debt Security immediately prior to such
          Collateral Debt Security being placed on such watch list;

               (ii) with respect to an Asset-Backed Security or REIT Debt
          Security, if such Asset-Backed Security or REIT Debt Security is not rated by Moody's, then the Moody's Rating of such Asset-Backed
          Security or REIT Debt Security may be determined using any one of the methods below:

                    (A) with respect to any ABS Type Residential Security not
               publicly rated by Moody's, if such ABS Type Residential Security is publicly rated by Standard & Poor's, then the Moody's Rating thereof will be (1) one subcategory below the Moody's equivalent rating assigned by Standard & Poor's if the rating assigned by
               Standard & Poor's is "AAA"; (2) two rating subcategories below the Moody's equivalent rating assigned by Standard & Poor's if the rating assigned by Standard & Poor's is "AA-," "AA" or "AA+";
               and (3) three rating subcategories below the Moody's equivalent rating assigned by Standard & Poor's if the rating assigned by
               Standard & Poor's is below "AA-";

                    (B) with respect to any CMBS Conduit Security not publicly rated by Moody's, (x) if Moody's has rated a tranche or

                                       42

[**] CONFIDENTIAL TREATMENT REQUESTED

               class of CMBS Conduit Security senior to the relevant Issue and such CMBS Conduit Security is rated by either Standard & Poor's or Fitch, then the Moody's Rating thereof shall be one and one-half rating subcategories below the Moody's equivalent rating assigned to the lower of the rating assigned by Standard & Poor's or by Fitch, (y) if Moody's has not rated any such tranche or class of the CMBS Conduit Security and such CMBS Conduit Security is rated by Standard & Poor's and Fitch, then the Moody's Rating thereof shall be two rating subcategories below the Moody's equivalent rating assigned to the lower of the rating assigned by
               Standard & Poor's and by Fitch; provided that, for purposes of this clause (B), CMBS Conduit Securities are defined as fixed rate, sequential pay, multi-borrower transactions having a
               Herfindahl score of 40 or higher at the loan level with all collateral (conduit loans, A notes, large loans, CTLs, and any other real estate collateral) factored in;

                    (C) with respect to any other type of Asset-Backed
               Securities or REIT Debt Securities designated as a Specified Type after the date hereof pursuant to clause (a)(30) or clause
               (b)(11) of the definition thereof, respectively, pursuant to any method specified by Moody's;

               (iii) with respect to corporate guarantees on Asset-Backed
          Securities or REIT Debt Securities, if such corporate guarantees are not publicly rated by Moody's but another security or obligation of the guarantor or obligor (an "other security") is publicly rated by
          Moody's, and no rating has been assigned in accordance with clause
          (a)(i) above, the Moody's Rating of such Collateral Debt Security shall be determined as follows:

                    (A) if the corporate guarantee is a senior secured
               obligation of the guarantor or obligor and the other security is also a senior secured obligation, the Moody's Rating of such
               Collateral Debt Security shall be the rating of the other
               security;

                    (B) if the corporate guarantee is a senior unsecured
               obligation of the guarantor or obligor and the other security is a senior secured obligation, the Moody's Rating of such
               Collateral Debt Security shall be one rating subcategory below the rating of the other security;

                    (C) if the corporate guarantee is a subordinated obligation of the guarantor or obligor and the other security is a senior secured obligation that is:

                         (1) rated "Ba3" or higher by Moody's, the Moody's
                    Rating of such corporate guarantee shall be three

                                       43

[**] CONFIDENTIAL TREATMENT REQUESTED

                    rating subcategories below the rating of the other security;
                    or

                         (2) rated "B1" or lower by Moody's, the Moody's Rating
                    of such corporate guarantee shall be two rating
                    subcategories below the rating of the other security;

                    (D) if the corporate guarantee is a senior secured
               obligation of the guarantor or obligor and the other security is a senior unsecured obligation that is:

                         (1) rated "Baa3" or higher by Moody's, the Moody's
                    Rating of such corporate guarantee shall be the rating of
                    the other security; or

                         (2) rated "Ba1" or lower by Moody's, the Moody's Rating
                    of such corporate guarantee shall be one rating subcategory above the rating of the other security;

                    (E) if the corporate guarantee is a senior unsecured
               obligation of the guarantor or obligor and the other security is also a senior unsecured obligation, the Moody's Rating of such corporate guarantee shall be the rating of the other security;

                    (F) if the corporate guarantee is a subordinated obligation of the guarantor or obligor and the other security is a senior unsecured obligation that is:

                         (1) rated "B1" or higher by Moody's, the Moody's Rating
                    of such corporate guarantee shall be two rating
                    subcategories below the rating of the other security; or

                         (2) rated "B2" or lower by Moody's, the Moody's Rating
                    of such corporate guarantee shall be one rating subcategory below the rating of the other security;

                    (G) if the corporate guarantee is a senior secured
               obligation of the guarantor or obligor and the other security is a subordinated obligation that is:

                         (1) rated "Baa3" or higher by Moody's, the Moody's
                    Rating of such corporate guarantee shall be one rating
                    subcategory above the rating of the other security;

                         (2) rated below "Baa3" but not rated "B3" by Moody's,
                    the Moody's Rating of such corporate guarantee

                                       44

[**] CONFIDENTIAL TREATMENT REQUESTED

                    shall be two rating subcategories above the rating of the
                    other security; or

                         (3) rated "B3" by Moody's, the Moody's Rating of such
                    corporate guarantee shall be "B2";

                    (H)  if the corporate guarantee is a senior unsecured
                         obligation of the guarantor or obligor and the other
                         security is a subordinated obligation that is:

                         (1) rated "Baa3" or higher by Moody's, the Moody's
                    Rating of such corporate guarantee shall be one rating
                    subcategory above the rating of the other security; or

                         (2) rated "Ba1" or lower by Moody's, the Moody's Rating
                    of such corporate guarantee shall also be one rating
                    subcategory above the rating of the other security; and

                    (I) if the Collateral Debt Security is a subordinated
               obligation of the guarantor or obligor and the other security is also a subordinated obligation, the Moody's Rating of such corporate guarantee shall be the rating of the other security;

          (iv) with respect to corporate guarantees issued by U.S., U.K. or
     Canadian guarantors or by any other Qualifying Foreign Obligor, if such corporate guarantee is not publicly rated by Moody's, and no other security or obligation of the guarantor is rated by Moody's, then the Moody's Rating of such corporate guarantee may be determined using any one of the methods below:

                    (A) (1) if such corporate guarantee is publicly rated by
                    Standard & Poor's, then the Moody's Rating of such corporate guarantee will be (x) one rating subcategory below the
                    Moody's equivalent of the rating assigned by Standard &
                    Poor's if such security is rated "BBB-" or higher by
                    Standard & Poor's and (y) two subcategories below the
                    Moody's equivalent of the rating assigned by Standard &
                    Poor's if such security is rated "BB+" or lower by Standard
                    & Poor's; and

                         (2) if such corporate guarantee is not publicly rated
                    by Standard & Poor's but another security or obligation of the guarantor is publicly rated by Standard & Poor's (a
                    "parallel security"), then the Moody's equivalent of the
                    rating of such parallel security will be determined in
                    accordance with the methodology set forth in subclause (1)
                    above, and the Moody's Rating of such corporate guarantee

                                       45

[**] CONFIDENTIAL TREATMENT REQUESTED

                    will be determined in accordance with the methodology set
                    forth in clause (ii) above (for such purpose treating the
                    parallel security as if it were rated by Moody's at the
                    rating determined pursuant to this subclause (2));

                    (B) if such corporate guarantee is not publicly rated by
               Moody's or Standard & Poor's, and no other security or obligation of the guarantor is publicly rated by Moody's or Standard &
               Poor's, then the Issuer or the Collateral Manager on behalf of the Issuer, may present such corporate guarantee to Moody's for an estimate of such Collateral Debt Security's rating factor, from which its corresponding Moody's Rating may be determined, which shall be its Moody's Rating;

                    (C) with respect to a corporate guarantee issued by a U.S.
               corporation, if (1) neither the guarantor nor any of its
               Affiliates is subject to reorganization or bankruptcy
               proceedings, (2) no debt securities or obligations of the
               guarantor are in default, (3) neither the guarantor nor any of its Affiliates have defaulted on any debt during the past two years, (4) the guarantor has been in existence for the past five years, (5) the guarantor is current on any cumulative dividends,
               (6) the fixed-charge ratio for the guarantor exceeds 125% for each of the past two fiscal years and for the most recent
               quarter, (7) the guarantor had a net annual profit before tax in the past fiscal year and the most recent quarter and (8) the annual financial statements of the guarantor are unqualified and certified by a firm of independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, the Moody's Rating of such corporate
               guarantee will be "B3";

                    (D) with respect to a corporate guarantee issued by a
               non-U.S. guarantor, if (1) neither the guarantor nor any of its
               Affiliates is subject to reorganization or bankruptcy proceedings and (2) no debt security or obligation of the guarantor has been in default during the past two years, the Moody's Rating of such
               Collateral Debt Security will be "Caa2"; and

                    (E) if a debt security or obligation of the guarantor has
               been in default during the past two years, the Moody's Rating of such Collateral Debt Security will be "Ca";

          (v) with respect to Corporate Debt Securities not rated by Moody's but another security or obligation of the issuer thereof is rated by Moody's, then the Moody's Rating of such Corporate Debt Security shall be determined as follows:

                                       46

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (A) if there is a rating of an obligation of the issuer of the same priority, then the Moody's Rating of such Corporate Debt
               Security shall be such rating;

                    (B) if the rating is on a senior unsecured obligation of the issuer, then,

                         (1) if such Corporate Debt Security is a senior secured
                    obligation of the issuer, then the Moody's Rating of such
                    Corporate Debt Security shall be one subcategory above such rating, with a rating of "Aaa" remaining the same;

                         (2) if such rating is "B1" or higher and if such
                    Corporate Debt Security is a subordinated obligation of the issuer, then the Moody's Rating of such Corporate Debt
                    Security shall be two subcategories below such rating;

                         (3) if such rating is between "B2" and "Ca," inclusive,
                    and if such Corporate Debt Security is a subordinated
                    obligation of the issuer, then the Moody's Rating of such
                    Corporate Debt Security shall be one subcategory below such rating; and

                         (4) if such rating is lower than "Ca" the Moody's
                    Rating of such Corporate Debt Security shall be "C," if such
                    Corporate Debt Security is a subordinated obligation of the issuer;

                    (C) if the rating is on a subordinated obligation of the
               issuer and if such Corporate Debt Security is a senior secured obligation of the issuer, then

                         (1) if the rating is "Baa3" or higher, the Moody's
                    Rating of such Corporate Debt Security shall be one
                    subcategory above such rating;

                         (2) if such rating is "B2" or higher but lower than
                    "Baa3," the Moody's Rating of such Corporate Debt Security shall be two subcategories above such rating;

                         (3) if such rating is "B3," the Moody's Rating of such
                    Corporate Debt Security shall be one subcategory above such rating; and

                         (4) if such rating is lower than "B3," the Moody's
                    Rating of such Corporate Debt Security shall equal such
                    rating;

                                       47

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (D) if there is a rating on a subordinated obligation of the issuer and if such Corporate Debt Security is a senior unsecured obligation of the issuer, then

                         (1) if such rating is "B3" or higher, the Moody's
                    Rating of such Corporate Debt Security shall be one
                    subcategory above such rating; and

                         (2) if such rating is lower than "B3," the Moody's
                    Rating of such Corporate Debt Security shall equal such
                    rating;

                    (E) if the rating is on a senior secured obligation of the issuer, then,

                         (1) if such rating is "Caa2" or higher and such
                    Corporate Debt Security is a senior unsecured obligation of the issuer, the Moody's Rating of such Corporate Debt
                    Security shall be one subcategory below such rating;

                         (2) if such rating is "Caa2" or higher and such
                    Corporate Debt Security is a subordinated obligation of the issuer, the Moody's Rating of such Corporate Debt Security shall be two subcategories below such rating, and

                         (3) if such rating is lower than "Caa2," the Moody's
                    Rating of such Corporate Debt Security shall be "C"; and

          (vi) if a Moody's Rating for a Corporate Debt Security cannot be determined pursuant to clause (v) above, then at the election of the
     Collateral Manager, the Moody's Rating of such Corporate Debt Security may be determined using any one of the methods provided below:

                    (A) (1) if such Corporate Debt Security is not a senior
               secured loan and is rated by Standard & Poor's, then the Moody's
               Rating of such Corporate Debt Security will be (a) one
               subcategory below the Moody's equivalent of the rating assigned by Standard & Poor's (in accordance with its U.S. ratings scale)
               if such Corporate Debt Security is rated "BBB-" or higher by
               Standard & Poor's and (b) two subcategories below the Moody's equivalent of the rating assigned by Standard & Poor's if such
               Corporate Debt Security is rated "BB+" or lower by Standard &
               Poor's; and (2) if such Corporate Debt Security is not a senior secured loan and is not rated by Standard & Poor's, but another security or obligation of the issuer is rated by Standard &
               Poor's then the rating of such rated security or obligation will be determined in accordance with subclause (A)(1) above, and the
               Moody's Rating of such Corporate

                                       48

[**] CONFIDENTIAL TREATMENT REQUESTED

               Debt Security will be determined in accordance with the
               methodology referenced in clause (v) above (for such purpose treating the rated security or obligation as if it were rated by
               Moody's at the rating determined pursuant to this subclause
               (A)(2));

                    (B) with respect to Corporate Debt Securities that are
               senior unsecured obligations, if neither the issuer nor any of its affiliates is subject to reorganization or bankruptcy
               proceedings, (2) no debt securities or obligations of the issuer are in default, (3) neither the issuer nor any of its affiliates have defaulted on any debt during the past two years, (4) the issuer has been in existence for the past five years, (5) the issuer is current on any cumulative dividends, (6) the
               fixed-charge ratio for the issuer exceeds 125% for each of the past two fiscal years and for the most recent quarter, (7) the issuer had a net profit before tax in the past fiscal year and the most recent quarter and (8) the annual financial statements of the issuer are unqualified and certified by an independent nationally recognized accounting firm, and quarterly statements are unaudited but signed by a corporate officer, the Moody's
               Rating of such Corporate Debt Security will be "Caa1";

                    (C) with respect to Corporate Debt Securities that are
               senior secured obligations, if neither the issuer nor any of its affiliates is subject to reorganization or bankruptcy
               proceedings, (2) no debt securities or obligations of the issuer are in default, (3) neither the issuer nor any of its affiliates have defaulted on any debt during the past two years, (4) the issuer has been in existence for the past five years, (5) the issuer is current on any cumulative dividends, (6) the
               fixed-charge ratio for the issuer exceeds 125% for each of the past two fiscal years and for the most recent quarter, (7) the issuer had a net profit before tax in the past fiscal year and the most recent quarter and (8) the annual financial statements of the issuer are unqualified and certified by an independent nationally recognized accounting firm, and quarterly statements are unaudited but signed by a corporate officer, the Moody's
               Rating of such Corporate Debt Security will be "B3";

                    (D) with respect to Corporate Debt Securities, if (1)
               neither the issuer nor any of its affiliates is subject to reorganization or bankruptcy proceedings and (2) no debt security or obligation of the issuer has been in default during the past two years, the Moody's Rating of such Corporate Debt Security will be "Caa3"; provided that if a Moody's Rating is obtained pursuant to this subclause (D) for a bond, the Issuer must confirm such Moody's Rating with Moody's within 30 days pursuant to subclause (G);

                                       49

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (E) if a debt security or obligation of the issuer has been in default during the past two years, the Moody's Rating of such
               Corporate Debt Security will be "Ca";

                    (F) the rating determined by such other methodology
               acceptable to Moody's; or

                    (G) the Issuer or the Collateral Manager may present such
               Corporate Debt Security to Moody's for a rating estimate, which shall be deemed to be the Moody's Rating of such Corporate Debt
               Security;

               (vii) if a Corporate Debt Security would qualify for a Moody's
          Rating of "Caa3" in accordance with (vi)(D) above and such Corporate
          Debt Security has been presented to Moody's in accordance with (vi)(G)
          above, such Rating may, until such time as Moody's has provided, or declined to provide, a rating estimate for such Corporate Debt
          Security, be estimated by the Collateral Manager; provided that such estimated rating must be no higher than "Caa1"; provided further that the Moody's Maximum Rating Distribution Test must be satisfied upon giving effect to the acquisition of such Corporate Debt Security;

               (viii) if a Corporate Debt Security is rated by Moody's and is on credit watch for possible downgrade by Moody's, then the Moody's
          Rating of such Corporate Debt Security shall be one subcategory below such rating, and if such Corporate Debt Security is on credit watch for possible upgrade by Moody's, then the Moody's Rating of such
          Corporate Debt Security shall be one subcategory above such rating;

               (ix) unless otherwise specified herein, (a) if the then current rating by Moody's of any CDO Obligation is on watch for possible downgrade and such rating is A3 or higher, the rating by Moody's of such CDO Obligation for purposes hereof shall be deemed to be one notch lower than such then current rating by Moody's, (b) if the then current rating by Moody's of any CDO Obligation is on watch for possible downgrade and such rating is Baa1 or lower, the rating by
          Moody's of such CDO Obligation for purposes hereof shall be deemed to be two notches lower than such then current rating by Moody's, (c) if the then current rating by Moody's of any CDO Obligation is on watch for possible upgrade and such rating is A3 or higher, the rating by
          Moody's of such CDO Obligation for purposes hereof shall be deemed to be one notch higher than such then current rating by Moody's or (d) if the then current rating by Moody's of any CDO Obligation is on watch for possible upgrade and such rating is Baa1 or lower, the rating by
          Moody's of such CDO Obligation for purposes hereof shall be deemed to be two notches higher than such then current rating by Moody's;

                                       50

[**] CONFIDENTIAL TREATMENT REQUESTED

          provided that (x) the rating of either Rating Agency used to determine the Moody's Rating pursuant to any of clauses (i), (ii), (iii), (iv)
          and (v) above shall be a public rating that addresses the obligation of the obligor (or guarantor, where applicable) to pay principal of and interest on the relevant Collateral Debt Security in full and is monitored on an ongoing basis by the relevant Rating Agency and (y)
          the Aggregate Principal Balance of Collateral Debt Securities the
          Moody's Rating of which is based on a Standard & Poor's rating may not exceed 20% of the Aggregate Principal Balance of all Collateral Debt
          Securities;

          (b) with respect to any Collateral Debt Security, for determining the
     Standard & Poor's Rating as of any date of determination:

               (i) if Standard & Poor's has assigned a rating to such Collateral
          Debt Security either publicly or privately (in the case of a private rating, with the appropriate consents for the use of such private rating), the Standard & Poor's Rating shall be the rating assigned thereto by Standard & Poor's (or, in the case of a REIT Debt Security, the issuer credit rating assigned by Standard & Poor's);

               (ii) if such Collateral Debt Security is not rated by Standard &
          Poor's but the Issuer or the Collateral Manager on behalf of the
          Issuer has requested that Standard & Poor's assign a rating to such
          Collateral Debt Security, the Standard & Poor's Rating shall be the rating so assigned by Standard & Poor's; provided that pending receipt from Standard & Poor's of such rating, (x) if such Collateral Debt
          Security is of a type listed on Schedule G-1 or is not eligible for notching in accordance with Schedule G-2, such Collateral Debt
          Security shall have a Standard & Poor's Rating of "CCC-" and (y) if such Collateral Debt Security is not of a type listed on Schedule G-1 and is eligible for notching in accordance with Schedule G-2, the
          Standard & Poor's Rating of such Collateral Debt Security shall be the rating assigned in accordance with Schedule G-2 until such time as
          Standard & Poor's shall have assigned a rating thereto; and

               (iii) if such Collateral Debt Security is a Collateral Debt
          Security that has not been assigned a rating by Standard & Poor's pursuant to clause (i) or (ii) above, and is not of a type listed on
          Schedule G-1, the Standard & Poor's Rating of such Collateral Debt
          Security shall be the rating determined in accordance with Schedule
          G-2; provided that if any Collateral Debt Security shall, at the time of its purchase by the Issuer, be on watch for a possible upgrade or downgrade by either Moody's or Fitch, the Standard & Poor's Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating otherwise assigned to such Collateral Debt
          Security in accordance with Schedule G-2; provided further, that the
          Aggregate Principal Balance of all Collateral Debt Securities that are assigned a Standard & Poor's Rating pursuant to this

                                       51

[**] CONFIDENTIAL TREATMENT REQUESTED

          clause (iii) may not exceed [**] of the Aggregate Principal Balance of all Collateral Debt Securities; and

          (c) with respect to any Collateral Debt Security, for determining the
     Fitch Rating as of any date of determination:

               (i) if such Collateral Debt Security is rated by Fitch, the Fitch
          Rating shall be such rating;

               (ii) if such Collateral Debt Security is not rated by Fitch and a rating is published by both Standard & Poor's and Moody's, the Fitch
          Rating shall be the lower of such ratings; and if a rating is published by only one of Standard & Poor's and Moody's, the Fitch
          Rating shall be that rating published by Standard & Poor's or Moody's, as the case may be;

               (iii) if such Collateral Debt Security is a Synthetic Security, the Fitch Rating of such Synthetic Security shall be the rating assigned thereto by Fitch in connection with the acquisition thereof by the Issuer upon request of the Issuer or the Collateral Manager;
          and

               (iv) in all other circumstances, the Fitch Rating shall be the private rating assigned by Fitch upon request of the Collateral
          Manager;

provided that (x) if such Collateral Debt Security has been put on rating watch negative for possible downgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory below such rating by that Rating Agency, (y) if such
Collateral Debt Security has been put on rating watch positive for possible upgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory above such rating by the Rating Agency and (z) not withstanding the rating definition described above, Fitch reserves the right to issue a rating estimate for any
Collateral Debt Security at any time.

                  "Rating Agency" means each of (i) Moody's, for so long as any of the Outstanding Notes are rated by Moody's (including any private or confidential rating), (ii) Standard & Poor's, for so long as any of the
Outstanding Notes are rated by Standard & Poor's (including any private or confidential rating) and (iii) Fitch, for so long as any of the Outstanding
Notes are rated by Fitch (including any private or confidential rating) or, with respect to Pledged Securities generally, if at any time Moody's, Standard &
Poor's or Fitch ceases to provide rating services with respect to Asset-Backed
Securities, any other nationally recognized investment rating agency selected by the Issuer and reasonably satisfactory to a Majority of each Class of Notes. In the event that at any time Moody's ceases to be a Rating Agency, references to rating categories of Moody's in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody's published ratings for the type of security in respect of which such alternative rating agency is used. In the event that at any time Standard & Poor's ceases to be a Rating
Agency, references to rating categories of Standard & Poor's in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other

                                       52

[**] CONFIDENTIAL TREATMENT REQUESTED

rating agency and Standard & Poor's published ratings for the type of security in respect of which such alternative rating agency is used. In the event that at any time Fitch ceases to be a Rating Agency, references to rating categories of
Fitch in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Fitch's published ratings for the type of security in respect of which such alternative rating agency is used.

                  "Rating Condition" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each Rating Agency (or if only one Rating Agency is specified, such Rating Agency) has confirmed in writing, to the Issuer, the Trustee, each Hedge Counterparty and the Collateral
Manager that such action will not result in the withdrawal, reduction or other adverse action with respect to its then-current rating (including any private or confidential rating) of any Class of Notes.

                  "Rating Confirmation" has the meaning specified in Section
7.18(e).

                  "Rating Confirmation Failure" has the meaning specified in
Section 7.18(e).

                  "Ratings Threshold" means, with respect to a Hedge
Counterparty, (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty (or any
Affiliate of such Hedge Counterparty that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge
Agreement) are rated at least "A-1" by Standard & Poor's or (ii) if such Hedge
Counterparty (or any Affiliate of such Hedge Counterparty that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) does not have a short-term rating from Standard &
Poor's, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty (or any Affiliate of such Hedge
Counterparty that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated at least
"A+" by Standard & Poor's, (b) (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty (or any
Affiliate of such Hedge Counterparty that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge
Agreement) are rated at least "A3" by Moody's (provided that the Ratings
Threshold shall not be satisfied with respect to such Hedge Counterparty pursuant to this clause (b)(i) if such obligations are rated "A3" by Moody's and such rating is on watch for possible downgrade) and (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge
Counterparty (or any Affiliate of such Hedge Counterparty that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated at least "P-1" by Moody's (provided that the satisfaction of the Ratings Threshold with respect to such Hedge Counterparty pursuant to this clause (b)(ii) shall not be affected if such obligations are rated "P-1" by Moody's and such rating is on watch for possible downgrade) and
(c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty or such transferee (or any affiliate of such Hedge Counterparty or such transferee that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty or such transferee under the Hedge Agreement) are rated at least "A" by Fitch or (ii)
the unsecured, unguaranteed and

                                       53

[**] CONFIDENTIAL TREATMENT REQUESTED

otherwise unsupported short-term debt obligations of such Hedge Counterparty or such transferee (or any affiliate of such Hedge Counterparty or such transferee that unconditionally and absolutely guarantees the obligations of such Hedge
Counterparty or such transferee under the Hedge Agreement) are rated at least
"F1" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of a Hedge Counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of such Hedge Counterparty.

                  "Recipient" has the meaning specified in the definition of
"Opinion of Counsel."

                  "Record Date" means the date on which the Securityholders
entitled to receive a payment in respect of principal or interest or distributable amounts, as the case may be, on the succeeding Distribution Date or Redemption Date are determined, such date as to any Distribution Date or
Redemption Date being the 15th day (whether or not a Business Day) prior to such
Distribution Date or Redemption Date.

                  "Redemption Date" means any date set for a redemption of Notes pursuant to Section 9.1 or, if such date is not a Business Day, the next following Business Day.

                  "Redemption Date Statement" has the meaning specified in
Section 10.7(c).

                  "Redemption Price" means, with respect to any Note to be
redeemed pursuant to Section 9.1, an amount (determined without duplication)
equal to (i) 100% of the outstanding principal amount of such Note being redeemed (including, in the case of a Class C Note, any Class C Deferred
Interest) plus (ii) accrued interest thereon (including Defaulted Interest, interest on Defaulted Interest and interest on Class C Deferred Interest, if any).

                  "Reference Banks" has the meaning specified in Schedule B.

                  "Reference Dealers" has the meaning specified in Schedule B.

                  "Reference Obligation" means any Asset-Backed Security or REIT
Debt Security that is a Specified Type of Asset-Backed Security or REIT Debt
Security or Corporate Debt Security in respect of which the Issuer has obtained a Synthetic Security and which, if purchased by the Issuer, would satisfy paragraphs (1) through (4) and (6) through (40) of Section 12.2.

                  "Reference Obligor" means the obligor on a Reference
Obligation.

                  "Reg Y Institution" means a Preference Shareholder that is, or is controlled by a person that is, subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System of the United States or any
successor to such regulation, but excludes, in any event, (a) any "qualifying foreign banking organization" within the meaning of Regulation Y of the Board of
Governors of the Federal Reserve System (12 C.F.R. ss. 211.23) that has booked its investment in the Preference Shares outside the United States and (b) any financial holding company or subsidiary of a financial holding company authorized to engage in merchant banking activities pursuant to Section
4(k)(4)(H) of the Bank Holding Company Act of 1956, as amended.

                                       54

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Registered" means, with respect to any debt obligation or security, a debt obligation (a) issued after July 18, 1984 and (b) in registered form for purposes of the Code; provided that an obligation or security that is a certificate of interest in a trust that is treated as a grantor trust and not as a REMIC or FASIT for U.S. Federal income tax purposes will be Registered only if each of the obligations or securities held by such trust was issued after July
18, 1984; provided, that if it is a certificate of beneficial interest in an entity that is treated as a partnership for U.S. Federal income tax purposes, each of the obligations or securities held by such entity is in registered form for U.S. Federal income tax purposes and was issued after July 18, 1984.

                  "Registered Form" has the meaning specified in Section
8-102(a)(13) of the UCC.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Definitive Note" has the meaning set forth in
Section 2.4(b)(i)(F).

                  "Regulation S Global Note" has the meaning set forth in
Section 2.1(a).

                  "Regulation S Note" has the meaning set forth in Section
2.1(a).

                  "Regulation S Transfer Certificate" has the meaning set forth in Section 2.4(b)(i)(C).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. ss. 221, or any successor regulation.

                  "Regulatory Determination Date" is the date on which the
Issuer, the Trustee or the Collateral Manager has been advised in writing by counsel or by the Securities and Exchange Commission that either of the
Co-Issuers or the pool of Collateral is required to register under the
Investment Company Act.

                  "Reinvestment Agreement" means a guaranteed reinvestment
agreement from a bank, insurance company or other corporation or entity organized under the laws of the United States or any state thereof under which no payments are subject to any withholding tax; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by either Rating Agency is at any time lower than the rating required pursuant to the terms of this
Indenture to be assigned to such agreement in order to permit the purchase thereof.

                  "Reinvestment Period" means the period from the Closing Date and ending on the first to occur of (a) the Distribution Date immediately following the date that the Collateral Manager (with the written consent of a
Majority-in-Interest of Preference Shareholders) notifies the Trustee and each
Hedge Counterparty that, in light of the composition of Collateral Debt
Securities, general market conditions and other factors (including any change in
U.S. Federal tax law requiring tax to be withheld on payments to the Issuer with respect to obligations or securities held by the Issuer), the Collateral Manager
(in its sole discretion) has determined that investments in additional
Collateral Debt Securities within the foreseeable future would either be

                                       55

[**] CONFIDENTIAL TREATMENT REQUESTED

impractical or not beneficial; (b) the Distribution Date occurring in August
2005; and (c) the termination of the Reinvestment Period as a result of the occurrence of an Event of Default.

                  "REIT Debt Security" means a debt security issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision).

                  "Relevant Jurisdiction" means, as to any obligor on any
Collateral Debt Security, any jurisdiction (a) in which the obligor is incorporated, organized, managed and controlled or considered to have its seat,
(b) where an office through which the obligor is acting for purposes of the relevant Collateral Debt Security is located, (c) in which the obligor executes
Underlying Instruments or (d) in relation to any payment, from or through which such payment is made. With respect to any Collateral Debt Security that is a
Synthetic Security, each reference in this definition to (i) the "obligor" shall include reference to the relevant Reference Obligor and Synthetic Security
Counterparty and (ii) the "Underlying Instruments" shall also include reference to the documents evidencing or otherwise governing such Reference Obligation.

                  "Relevant Persons" has the meaning specified in Section 2.7.

                  "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

                  "Replacement Manager" means a successor to the Collateral
Manager appointed pursuant to Section 13 of the Collateral Management Agreement.

                  "Re-REMIC" means an Asset-Backed Security the issuer of which is a REMIC (within the meaning of the Code) and whose holders are entitled to receive payments that depend entirely on the cash flow from one or more subordinated tranches of securities issued by other REMICs.

                  "Restricted Definitive Note" has the meaning set forth in
Section 2.4(b)(i)(F).

                  "Restricted Global Note" has the meaning set forth in Section
2.1(b).

                  "Restricted Note" has the meaning set forth in Section 2.1(b).

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Information" means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                  "Rule 144A Transfer Certificate" has the meaning set forth in
Section 2.4(b)(i)(B).

                  "Sale" has the meaning specified in Section 5.17.

                  "Sale Proceeds" means all proceeds received as a result of (a)
sales of Pledged Securities pursuant to Section 12.1(a), 12.1(b) or 12.1(c), (b)
an Auction or (c) sales of U.S.

                                       56

[**] CONFIDENTIAL TREATMENT REQUESTED

Agency Securities on or prior to the Ramp-Up Completion Date, net of any reasonable out-of-pocket expenses of the Collateral Manager or the Trustee in connection with any such sale.

                  "Scheduled Distribution" means, with respect to any Pledged
Security, for each Due Date, the scheduled payment in Cash of principal and/or interest and/or fees due on such Due Date with respect to such Pledged Security, determined in accordance with the assumptions specified in Section 1.2.

                  "Schedule of Closing Collateral Debt Securities" means the list of Collateral Debt Securities securing the Notes that is attached as
Schedule A, which Schedule shall include the purchase price, Principal Balance, interest rate, the Stated Maturity, the Moody's Rating, the Standard & Poor's
Rating and the Fitch Rating of each Collateral Debt Security.

                  "Second Currency" has the meaning specified in Section 14.12.

                  "Secured Obligations" has the meaning specified in the
Granting Clauses.

                  "Secured Parties" has the meaning specified in the Preliminary
Statement of this Indenture.

                  "Securities Account" has the meaning specified in Section
8-501(a) of the UCC.

                  "Securities Act" means the United States Securities Act of
1933, as amended.

                  "Securities Intermediary" has the meaning specified in Section
8-102(a)(14) of the UCC.

                  "Security" has the meaning specified in Section 8-102(a)(15)
of the UCC.

                  "Security Certificate" has the meaning specified in Section
8-102(a)(16) of the UCC.

                  "Security Entitlement" has the meaning specified in Section
8-102(a)(17) of the UCC.

                  "Securityholder" means a Noteholder or a Preference
Shareholder.

                  "Senior Deferred Structuring Fee" means the fee payable to the
Structuring Agent on each Distribution Date pursuant to Section 2 of the
Structuring Agent Agreement, in an amount (as certified by the Structuring Agent to the Trustee) equal to [**] per annum of the Quarterly Asset Amount for such
Distribution Date; provided that the Senior Deferred Structuring Fee will be payable on each Distribution Date only to the extent of funds available for such purpose in accordance with the Priority of Payments. Any unpaid Senior Deferred
Structuring Fee that is deferred due to the operation of the Priority of
Payments will not accrue interest.

                  "Servicer" means, with respect to any Collateral Debt
Security, the entity that, absent any default, event of default or similar condition (however described), is primarily

                                       57

[**] CONFIDENTIAL TREATMENT REQUESTED

responsible for managing, servicing, monitoring and otherwise administering the cash flows from which payments to investors in such Collateral Debt Securities are made.

                  "Share Register" means the register maintained by QSPV Limited pursuant to the Preference Share Paying Agency Agreement for the registration of the Ordinary Shares and the Preference Shares and the registration of transfers of Ordinary Shares and Preference Shares.

                  "Share Registrar" means QSPV Limited (on behalf of the Issuer)
and any successor thereto.

                  "Share Trustee" means QSPV Limited, a licensed trust company incorporated in the Cayman Islands that holds all of the outstanding Ordinary
Shares of the Issuer under the terms of a declaration of trust.

                  "Sovereign" means, when used with respect to any country or obligations, refers to the central or federal executive or legislative governmental authority of such country or, insofar as any obligations are concerned, any agency or instrumentality of such governmental authority
(including any central bank or central monetary authority) to the extent such obligations are fully backed by the general taxing power of such governmental authority.

                  "Special Purpose Vehicle Jurisdiction" means (a) the Cayman
Islands, the Bahamas, Bermuda, the Netherlands Antilles, the Channel Islands and
any other jurisdiction that is commonly used as the place of organization of special or limited purpose vehicles that issue Asset-Backed Securities, (b) that generally impose no or nominal tax on the income of such special purpose vehicle and (c) the designation of which as a Special Purpose Vehicle Jurisdiction satisfies the Rating Condition.

                  "Specified Assets" means, at any time, (a) Principal Proceeds or Uninvested Proceeds held as Cash and (b) Eligible Investments purchased with
Principal Proceeds or Uninvested Proceeds.

                  "Specified Change" means any amendment or waiver of, or
supplement to, an Underlying Instrument governing or relating to a Collateral
Debt Security that (a) reduces the principal amount of such Collateral Debt
Security, (b) reduces the rate of interest or any fee payable on such Collateral
Debt Security, (c) postpones the Due Date of any Scheduled Distribution in respect of such Collateral Debt Security, (d) alters the pro rata allocation or sharing, or the relative priorities, of Distributions required by such
Underlying Instrument, (e) releases any material guarantor of such Collateral
Debt Security from its obligations, (f) terminates or releases any material lien or security interest securing such Collateral Debt Security or (g) changes any of the provisions of such Underlying Instrument specifying the number or percentage of lenders or holders required to effect any of the foregoing;
provided that any amendment, waiver or supplement referred to in any of clauses
(a) through (d) shall constitute a "Specified Change" only to the extent the
Issuer would be affected thereby.

                  "Specified Currency" has the meaning specified in Section
14.12.

                  "Specified Person" has the meaning specified in Section
2.5(a).

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Specified Place" has the meaning specified in Section 14.12.

                  "Specified Type" means

                           (a) with respect to any Asset-Backed Security,
         whether such Asset-Backed Security is: (1) an Aerospace and Defense
         Security; (2) an Automobile Security; (3) a Bank Guaranteed Security;
         (4) a Car Rental Receivable Security; (5) a Catastrophe Bond; (6) a
         CMBS Conduit Security; (7) a CMBS Credit Tenant Lease Security; (8) a
         CMBS Large Loan Security; (9) a Credit Card Security; (10) an Equipment
         Leasing Security; (11) a Healthcare Security; (12) a High-Diversity
         CBO/CLO Security; (13) a Home Equity Loan Security; (14) an Insurance
         Company Guaranteed Security; (15) a Low-Diversity CBO/CLO Security;
         (16) a Manufactured Housing Security; (17) a Mutual Fund Security; (18)
         an Oil and Gas Security; (19) a Project Finance Security; (20) a
         Reinsurance Security; (21) a Residential A Mortgage Security; (22) a
         Residential B/C Mortgage Security; (23) a Restaurant and Food Services
         Security; (24) a Small Business Loan Security; (25) a Structured
         Settlement Security; (26) a Student Loan Security; (27) a Subprime
         Automobile Security; (28) a Tax Lien Security; (29) a Re-REMIC; or (30)
         any other type of Asset-Backed Security designated as a "Specified
         Type" (and designated as an "ABS Type Diversified Security," an "ABS
         Type Residential Security," an "ABS Franchise Security," an "ABS Type
         Undiversified Security," a "CBO/CLO Security" or a "CMBS Security,"
         together with any specification by Moody's of a method for determining the "Rating" thereof pursuant to clause (a)(ii)(C) of the definition thereof and the assignment of a rating for purposes of clause (h) or
         (i) of the definition of "Principal Balance") in a notice from the
         Collateral Manager to the Trustee so long as Moody's has confirmed in writing to the Issuer, the Trustee and the Collateral Manager that such designation satisfies the Rating Condition. If any type of Asset-Backed
         Security shall be designated as an additional Specified Type pursuant to the foregoing clause (30), the definition of each Specified Type of
         Asset-Backed Security in existence prior to such designation shall be construed to exclude such newly-designated Specified Type of
         Asset-Backed Security; and

                           (b) with respect to any REIT Debt Security, whether
         such REIT Debt Security is (1) a REIT Debt Security--Diversified; (2) a
         REIT Debt Security--Health Care; (3) a REIT Debt Security--Hotel; (4) a
         REIT Debt Security--Industrial; (5) a REIT Debt Security--Mortgage; (6)
         a REIT Debt Security--Multi-Family; (7) a REIT Debt Security--Office;
         (8) a REIT Debt Security--Residential; (9) a REIT Debt
         Security--Retail; (10) a REIT Debt Security--Storage; or (11) any other type of REIT Debt Security designated as a "Specified Type," together with any specification by Moody's of a method for determining the
         "Rating" thereof pursuant to clause (a)(ii)(C) of the definition thereof and the assignment of a rating for purposes of clause (h) or
         (i) of the definition of "Principal Balance") in a notice from the
         Collateral Manager to the Trustee so long as Moody's has confirmed in writing to the Issuer, the Trustee and the Collateral Manager that such designation satisfies the Rating Condition. If any type of Asset-Backed
         Security shall be designated as an additional Specified Type pursuant to the foregoing clause (11), the definition of each Specified Type of
         REIT Debt Security in existence prior to such designation shall be construed to exclude such newly-designated Specified Type of REIT Debt
         Security.

                                       59

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Spread Excess" means, as of any Measurement Date, a fraction
(expressed as a percentage), the numerator of which is equal to the product of
(a) the greater of zero and the excess, if any, of the Weighted Average Spread for such Measurement Date over (i) [**] on the Closing Date and thereafter to and including the 40th day after the Closing Date; (ii) [**] thereafter to and including the 80th day after the Closing Date; and (iii) [**] on any Measurement
Date thereafter and (b) the Aggregate Principal Balance of all Floating Rate
Securities (excluding Defaulted Securities, Written Down Securities or Deferred
Interest PIK Bonds) and the denominator of which is the Aggregate Principal
Balance of all Fixed Rate Securities (excluding Defaulted Securities, Written
Down Securities and Deferred Interest PIK Bonds). In computing the Spread
Excess, the Weighted Average Spread will be computed as if the Fixed Rate Excess were equal to zero.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,  Inc., and any successor or successors thereto.

                  "Standard & Poor's CDO Monitor" is the dynamic, analytical computer model provided by Standard & Poor's to the Collateral Manager on or
prior to the Ramp-Up Completion Date for the purpose of estimating the default risk of Collateral Debt Securities.

                  "Standard & Poor's CDO Monitor Test" means a test satisfied on any Measurement Date if, after giving effect to the sale of a Collateral Debt
Security or the purchase of a Collateral Debt Security (or both), as the case may be, on such Measurement Date (i) the Class A Loss Differential, the Class B
Loss Differential and the Class C Loss Differential of the Standard & Poor's
Proposed Portfolio is positive or (ii) the Class A Loss Differential, the Class
B Loss Differential and the Class C Loss Differential of the Standard & Poor's
Proposed Portfolio is greater than the Class A Loss Differential, the Class B
Loss Differential and the Class C Loss Differential of the Standard & Poor's
Current Portfolio; provided that Standard & Poor's CDO Monitor Test shall not apply to Collateral Debt Securities purchased with proceeds from the sale of a
Credit Risk Security.

                  "Standard & Poor's Current Portfolio" means the portfolio
(measured by principal balance) of Collateral Debt Securities and the proceeds of the disposition thereof held as cash and Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities, existing immediately prior to the sale, maturity or other disposition of a Collateral
Debt Security or immediately prior to the acquisition of a Collateral Debt
Security, as the case may be.

                  "Standard & Poor's Minimum Recovery Rate Test" means a test satisfied as of any Measurement Date if the Standard & Poor's Recovery Rate is
greater than or equal to, if the most senior outstanding Class of Notes then rated by Standard & Poor's (x) is the Class A Notes, [**], (y) is the Class B
Notes, [**] and (z) is the Class C Notes, [**].

                  "Standard & Poor's Proposed Portfolio" means the portfolio
(measured by principal balance) of Collateral Debt Securities and the proceeds of the disposition thereof held as cash and Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities resulting from the sale, maturity or other disposition of an item of Portfolio Collateral or a proposed purchase of a Collateral Debt Security, as the case may be.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Standard & Poor's Rating" means the Standard & Poor's Rating of any Collateral Debt Security, which shall be determined as described in clause (b) of the definition of Rating herein.

                  "Standard & Poor's Recovery Rate" means the number obtained by adding the products obtained by multiplying the Principal Balance of each
Collateral Debt Security by its Applicable Recovery Rate (determined for purposes of this definition pursuant to clause (b) of the definition of
"Applicable Recovery Rate"), dividing such sum by the Aggregate Principal
Balance of all such Collateral Debt Securities and multiplying the result by 100 and rounding up to the first decimal place. For purposes of the Standard &
Poor's Recovery Rate, the Principal Balance of a Defaulted Security and a
Deferred Interest PIK Security will be deemed to be equal to its outstanding principal amount.

                  "Standard & Poor's Scenario Loss Rate" means, at any time, an estimate of the cumulative default rate for the Standard & Poor's Current
Portfolio or the Standard & Poor's Proposed Portfolio, as applicable, consistent with each of a "AAA," "AA" and "BBB-" rating by Standard & Poor's with respect to the Class A Notes, the Class B Notes or the Class C Notes, respectively, determined by application of the Standard & Poor's CDO Monitor at such time.

                  "Stated Maturity" means, with respect to (a) any Security, the date specified in such Security (other than a Note or Preference Share) as the fixed date on which the final payment of principal of such Security is due and payable, (b) any repurchase obligation, the repurchase date thereunder on which the final repurchase obligation thereunder is due and payable, (c) any Class A
Note, August 1, 2034, and (d) on any Class B Note or Class C Note, August 1,
2037, or, with respect to the preceding clauses (a) through (d), if any such date is not a Business Day, the next following Business Day.

                  "Step-Down Bond" means a Security which by the terms of the related Underlying Instrument provides for a decrease, in the case of a Fixed
Rate Security, in the per annum interest rate on such security or, in the case of a Floating Rate Security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that a
Step-Down Bond shall not include any such security providing for payment of a constant rate of interest at all times after the date of acquisition by the
Issuer. In calculating any Coverage Test or Collateral Quality Test by reference to a spread (in the case of a floating rate Step-Down Bond) or coupon (in the case of a fixed rate Step-Down Bond) of a Step-Down Bond, the spread or coupon on any date shall be deemed to be the lowest spread or coupon, respectively, scheduled to apply to such Step-Down Bond on or after such date.

                  "Step-Up Bond" means a Security which by the terms of the
related Underlying Instrument provides for an increase, in the case of a fixed rate security, in the per annum interest rate on such security or, in the case of a floating rate security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that a
Step-Up Bond shall not include any such security providing for payment of a constant rate of interest at all times after the date of acquisition by the
Issuer. In calculating any Coverage Test or Collateral Quality Test defined herein by reference to the spread (in the case of a floating rate Step-Up Bond)
or coupon (in the case of a fixed rate Step-Up Bond) of a Step-Up Bond, the

                                       61

[**] CONFIDENTIAL TREATMENT REQUESTED

spread or coupon on any date shall be deemed to be the spread or coupon stated
to be payable in Cash and in effect on such date.

                  "Structuring Agent" means ACA Management, L.L.C.

                  "Structuring Agent Agreement" means the Structuring Agent
Agreement dated as of the Closing Date by and between the Issuer and the
Structuring Agent relating to certain functions performed by the Structuring
Agent for the Issuer with respect to the Offering and the Collateral.

                  "Subordinate Interests" has the meaning specified in Section
13.1(a), (b), (c) or (d), as applicable.

                  "Subordinated Deferred Structuring Fee" means the fee payable to the Structuring Agent in arrears on each Distribution Date pursuant to
Section 2 of the Structuring Agent Agreement, in an amount (as certified by the
Structuring Agent to the Trustee) equal to [**] per annum of the Quarterly Asset
Amount for such Distribution Date; provided that the Subordinated Deferred
Structuring Fee will be payable on each Distribution Date only to the extent of funds available for such purpose in accordance with the Priority of Payments.
Any unpaid Subordinated Deferred Structuring Fee that is deferred due to the operation of the Priority of Payments shall accrue interest at LIBOR in effect for the current Interest Period.

                  "Subpool" means each of the groups of Collateral Debt
Securities designated by the Collateral Manager in accordance with the Auction
Procedures on which Listed Bidders may provide a separate bid in an Auction.

                  "Subscription Agreements" means the several subscription
agreements, each dated on or prior to the Closing Date, between the Issuer and the respective initial purchaser of Preference Shares named on the signature page thereof.

                  "Substitute Collateral Debt Securities" means the Collateral
Debt Securities acquired in substitution for Collateral Debt Securities or
Equity Securities that mature, are redeemed prior to maturity or are sold by the
Collateral Manager.

                  "Synthetic Security" means any derivative instrument,
structured note or trust certificate that provides for payments closely correlated to the default, recovery upon default and other loss characteristics of a Collateral Debt Security (other than another Synthetic Security), but may provide for payments based on a maturity shorter than or a principal amount, interest rate, currency or other non-credit term different from that of the
Reference Obligation; provided that any "credit event" under any Synthetic
Security shall not include restructuring, repudiation, moratorium, obligation default or obligation acceleration unless such Synthetic Security may be settled only through a physical settlement of a Deliverable Obligation to the Issuer, and not in cash.

                  For purposes of the Coverage Tests, unless otherwise
specified, a Synthetic Security shall be included as a Collateral Debt Security having the characteristics of the Synthetic Security and not of the related
Reference Obligation.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  For purposes of the Diversity Test, a Synthetic Security will be included as a Collateral Debt Security having the characteristics of the related Reference Obligation (and the issuer thereof will be deemed to be the related Reference Obligor) and not of the Synthetic Security. For purposes of the Collateral Quality Tests other than the Diversity Test and the Fitch Sector
Score Test, for purposes of the Standard & Poor's CDO Monitor Test, and for determining the Moody's Rating of a Synthetic Security, a Synthetic Security
will be included as a Collateral Debt Security having the characteristics of the
Synthetic Security and not of the related Reference Obligation.

                  "Synthetic Security Collateral" means Eligible Investments, debt securities which would satisfy the definition of Collateral Debt Securities but which have a Moody's Rating of at least "A1," a Standard & Poor's Rating of at least "A+" and, if rated by Fitch, a Fitch Rating of at least "A+," or other investments the acquisition of which would satisfy the Rating Condition, in each case which mature no later than the Stated Maturity.

                  "Synthetic Security Counterparty" means any entity that is required to make payments on a Synthetic Security to the extent that a Reference
Obligor makes payments on a related Reference Obligation. On the date a
Synthetic Security is acquired by the Issuer, the Synthetic Security
Counterparty must be rated at least "A2" by Moody's, the Synthetic Security
Counterparty must be rated at least "A" by Standard & Poor's or the short-term debt obligations of such Synthetic Security Counterparty must be rated at least
"A-1" by Standard & Poor's and, if rated by Fitch, the Synthetic Security
Counterparty must be rated at least "A" by Fitch or the short-term debt obligations of such Synthetic Security Counterparty must be rated at least "F1"
by Fitch, and such Synthetic Security must satisfy the Rating Condition.

                  "Synthetic Security Counterparty Account" has the meaning
specified in Section 10.2(k).

                  "Synthetic Security Counterparty Defaulted Obligation" means a
Synthetic Security (other than a Defaulted Synthetic Security) with respect to which:

                           (a) the long-term debt obligations of such Synthetic
         Security Counterparty are rated less than "A3" by Moody's or the short-term debt obligations of the Synthetic Security Counterparty are rated less than "A-1" by Standard & Poor's, or cease to be rated;
         provided that, if the Synthetic Security Counterparty posts collateral in an amount sufficient to satisfy the Rating Condition, then the
         Synthetic Security will not be considered a Synthetic Security
         Counterparty Defaulted Obligation pursuant to this clause (A); or

                           (b) the Synthetic Security Counterparty has defaulted
         in the performance of any of its payment obligations under the
         Synthetic Security.

                  "Synthetic Security Issuer Account" has the meaning specified in Section 10.2(l).

                  "Tax Event" means an event which occurs if (a) any obligor
(including any Synthetic Security Counterparty) is, or on the next scheduled payment date under any Collateral Debt Security any obligor will be, required to deduct or withhold from any payment under any Collateral Debt Security to the
Issuer for or on account of any tax for whatever reason, whether

                                       63

[**] CONFIDENTIAL TREATMENT REQUESTED

or not as a result of any change in law or interpretation, and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred or (b) the Issuer, a Hedge Counterparty or a Synthetic Security
Counterparty is required to deduct or withhold from any payment under a Hedge
Agreement or a Synthetic Security for or on account of any tax and the Issuer is obligated to pay gross-up amounts to the counterparty, or such Hedge
Counterparty or the Synthetic Security Counterparty is not obligated to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred or (c) if any net income, profits or similar taxes are imposed on the Issuer, any such imposition will also be a Tax Event.

                  "Tax Materiality Condition" means a condition which will be satisfied during any 12-month period if either (i) the aggregate amount deducted or withheld for or on account of any tax by all obligors from any payment under any Collateral Debt Security, Synthetic Security or Hedge Agreement (net of any
gross-up payment made by such obligor to the Issuer) plus the gross-up amounts paid by the Issuer exceeds [**] or (ii) the aggregate amount of any net income, profits or similar tax imposed on the Issuer exceeds [**].

                  "Tax Redemption" has the meaning specified in Section 9.1(a).

                  "Total Senior Redemption Amount" has the meaning specified in
Section 9.1(b).

                  "Transaction Agreements" means the Notes, this Indenture, the
Administration Agreement, the Account Control Agreement, the Collateral
Administration Agreement, each Hedge Agreement, each Collateral Assignment of
Hedge Agreement, each Subscription Agreement, the Preference Share Paying Agency
Agreement and the Paying Agency Agreement dated as of the Closing Date between the Issuer and Ernst & Young.

                  "Transfer Agent" means the Person or Persons, which may be the
Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

                  "Trustee" means LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States of America, solely in its capacity as trustee hereunder, unless a successor
Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Person.

                  "Trustee Fee" means the fee payable to the Trustee on each
Distribution Date pursuant to a fee letter dated as of August 24, 2001 between the Bank and American Capital Access, in an amount equal to the greater of (i)
the per annum percentage specified in the fee letter of the Quarterly Asset
Amount for such Distribution Date (i.e., such percentage multiplied by such
Quarterly Asset Amount) and (ii) [**].

                  "Trust Officer" means, when used with respect to the Trustee, any officer within the CDO Trust Services Group of the Corporate Trust Office
(or any successor group of the

                                       64

[**] CONFIDENTIAL TREATMENT REQUESTED

Trustee) authorized to act for and on behalf of the Trustee, including any vice president, assistant vice president or other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such Officers, respectively, or to whom any corporate trust matter is referred within the Corporate Trust Office because of such person's knowledge of and familiarity with the particular subject.

                  "UCC" means the Uniform Commercial Code as in effect in the
State of New York.

                  "Uncertificated Security" has the meaning specified in Section
8-102(a)(18) of the UCC.

                  "Underlying Instruments" means the indenture or other
agreement pursuant to which a Pledged Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Security or of which the holders of such Pledged
Security are the beneficiaries.

                  "Uninvested Proceeds" means, at any time, the net proceeds received by the Issuer on the Closing Date from (x) the initial issuance of the
Notes and the Preference Shares and (y) any premium payable by an Interest Rate
Hedge Counterparty to the Issuer pursuant to an Interest Rate Hedge Agreement, to the extent such proceeds have not been deposited in the Expense Account in accordance with Section 10.4(a) or invested in Collateral Debt Securities
(including the deposit of any required amounts in a Synthetic Security
Counterparty Account) in accordance with the terms of this Indenture.

                  "Uninvested Proceeds Account" has the meaning specified in
Section 10.5.

                  "United States" and "U.S." means the United States of America, including the States thereof and the District of Columbia.

                  "Unregistered Securities" has the meaning specified in Section
5.17(c).

                  "Unscheduled Principal Payments" means, with respect to the
Pledged Collateral Debt Securities, principal repayments received as a result of optional redemptions, prepayments or Offers.

                  "U.S. Agency Securities" means obligations of (i) the U.S.
Treasury, (ii) the U.S. Federal government and any agency and department thereunder or (iii) (a) the Federal National Mortgage Association, (b) the
Student Loan Marketing Association or (c) the Federal Home Loan Mortgage
Corporation, in each case with a Stated Maturity that does not exceed the Final
Maturity of the Notes. For purposes of this definition, "U.S. Agency Securities"
shall also include obligations of any U.S. state government and agency and department thereunder.

                  "U.S. Person" has the meaning given in Regulation S under the
Securities Act.

                  "U.S. Treasury Benchmark" means, for any Collateral Debt
Security, the interest rate on U.S. Treasury securities used as a benchmark for that Collateral Debt Security by two market makers, selected by the Collateral
Manager, in that Collateral Debt Security.

                                       65

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act
of 2001, Pub. L. No. 107-56 (2001).

                  "Voting Percentage" of a Preference Shareholder at any time means the ratio (expressed as a percentage) of such Preference Shareholder's
Voting Preference Shares to the aggregate Voting Preference Shares of all
Preference Shareholders at such time.

                  "Voting Preference Shares" of a Preference Shareholder at any
time means (a) for each Preference Shareholder other than a Reg Y Institution, the number of Preference Shares held by such Preference Shareholder at such time and (b) for any Reg Y Institution, an amount equal to the lesser of (i) the number of Preference Shares held by such Preference Shareholder at such time,
(ii) 4.99% of the aggregate number of Preference Shares held by all Preference
Shareholders at such time.

                  "Weighted Average Coupon" means, as of any Measurement Date, the sum (rounded up to the next 0.001%) of (a) the number obtained by (i)
summing the products obtained by multiplying (x) the current interest rate on each Pledged Collateral Debt Security that is a Fixed Rate Security (other than a Defaulted Security, Written-Down Security, a Deferred Interest PIK Bond or an
Interest Only Security) by (y) the Principal Balance of such Pledged Collateral
Debt Security and (ii) dividing such sum by the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are Fixed Rate Securities (excluding all Defaulted Securities, Written-Down Securities and Deferred Interest PIK
Bonds) plus (b) the number obtained by (i) summing the products obtained by multiplying (x) the notional interest rate on each Qualifying Interest Only
Security (computed relative to the notional principal amount of such Qualifying
Interest Only Security) (excluding Defaulted Securities, Written-Down Securities and Deferred Interest PIK Bonds) that is a Fixed Rate Security by (y) the notional principal amount of each such Qualifying Interest Only Security and
(ii) dividing such sum by the Aggregate Principal Balance of all Pledged
Collateral Debt Securities that are Fixed Rate Securities (excluding Defaulted
Securities, Written-Down Securities and Deferred Interest PIK Bonds) plus (c) if such sum of the numbers obtained pursuant to clauses (a) and (b) is less than
(i) [**] on the Closing Date and thereafter to and including the 40th day after the Closing Date; (ii) [**] thereafter to and including the 80th day after the
Closing Date; and (iii) [**] on any Measurement Date thereafter, the Spread
Excess, if any, as of such Measurement Date. For purposes of this definition,
(1) a PIK Bond shall be deemed to be a Deferred Interest PIK Bond so long as any interest thereon has been deferred and capitalized for at least one payment date
(until payment of interest on such PIK Bond has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying
Instruments) and (2) no contingent payment of interest will be included in such calculation.

                  "Weighted Average Coupon Test" means a test that is satisfied on any Measurement Date if the Weighted Average Coupon as of such Measurement
Date is equal to or greater than (i) [**] on the Closing Date and thereafter to and including the 40th day after the Closing Date; (ii) [**] thereafter to and including the 80th day after the Closing Date; and (iii) [**] on any Measurement
Date thereafter.

                                       66

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Weighted Average Life" means, on any Measurement Date with respect to any Collateral Debt Security, the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each
Collateral Debt Security by (b) the outstanding Principal Balance of such
Collateral Debt Security and (ii) dividing such sum by the Aggregate Principal
Balance at such time of all Collateral Debt Securities.

                  "Weighted Average Life Test" means a test satisfied as of any
Measurement Date during any period set forth in Schedule D if the Weighted
Average Life of all Collateral Debt Securities as of such Measurement Date is less than or equal to the number of years set forth in Schedule D opposite such period.

                  "Weighted Average Price Test" means a test that is satisfied on any Measurement Date if the Aggregate Weighted Average Price is equal to or less than (i) [**] on the date that is the earlier of (a) the first day (or if such day is not a Business Day, the immediately following Business Day)
following the Closing Date and (b) the date on which the Issuer has purchased and entered into binding agreements to purchase Collateral Debt Securities having an aggregate par amount of at least [**]; (ii) [**] on the date that is the earlier of (a) the 40th day (or if such day is not a Business Day, the immediately following Business Day) following the Closing Date and (b) the date on which the Issuer has purchased or entered into binding agreements to purchase
Collateral Debt Securities having an aggregate par amount of at least [**]; and
(iii) [**] on the Ramp-Up Completion Date.

                  "Weighted Average Spread" means, as of any Measurement Date, the sum (rounded up to the next 0.001%) of (a) the number obtained by (i)
summing the products obtained by multiplying (x) the stated spread above LIBOR at which interest accrues on each Collateral Debt Security that is a Floating
Rate Security (other than a Defaulted Security, a Written-Down Security, a
Deferred Interest PIK Bond or a Qualifying Interest Only Security) as of such date by (y) the Principal Balance of such Collateral Debt Security as of such date, and (ii) dividing such sum by the Aggregate Principal Balance of all
Collateral Debt Securities that are Floating Rate Securities (excluding all
Defaulted Securities, Written-Down Securities and Deferred Interest PIK Bonds)
plus (b) the number obtained by (i) summing the products obtained by multiplying
(x) the notional interest rate above LIBOR on each Qualifying Interest Only
Security that is a Floating Rate Security (excluding Defaulted Securities,
Written Down Securities and Deferred Interest PIK Bonds) (computed relative to the notional principal amount of such Qualifying Interest Only Security) as of such date by (y) the notional principal amount of each such Interest Only
Security and (ii) dividing such sum by the Aggregate Principal Balance of all
Collateral Debt Securities that are Floating Rate Securities (excluding all
Defaulted Securities, Written Down Securities and Deferred Interest PIK Bonds)
plus (c) if such sum of the numbers obtained pursuant to clauses (a) and (b) is less than (i) [**] on the Closing Date and thereafter to and including the 40th day after the Closing Date; (ii) [**] thereafter to and including the 80th day after the Closing Date; and (iii) [**] on any Measurement Date thereafter, the
Fixed Rate Excess, if any, as of such Measurement Date. For purposes of this definition, (1) a PIK Bond shall be deemed to be a Deferred Interest PIK Bond so long as any interest thereon has been deferred and capitalized for at least one payment date (until payment of interest on such PIK Bond has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying Instruments), and (2) no contingent payment of interest will be included in such calculation.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Weighted Average Spread Test" means a test that is satisfied on any Measurement Date if the Weighted Average Spread as of such Measurement
Date is equal to or greater than (i) [**] on the Closing Date and thereafter to and including the 40th day after the Closing Date; (ii) [**] thereafter to and including the 80th day after the Closing Date; and (iii) on any Measurement Date thereafter, [**].

                  "Written-Down Security" means any Collateral Debt Security
(other than a Defaulted Security) as to which the aggregate par amount of such
Collateral Debt Security and all other securities secured by the same pool of collateral that rank pari passu with or senior in priority of payment to such
Collateral Debt Security exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such securities (excluding defaulted collateral).

                  "Zero Coupon Bond" means a security (other than a Step-Up
Bond) that, pursuant to the terms of its Underlying Instruments, on the date on which it is purchased by the Issuer, does not provide for the periodic payment of interest or that provides that all payments of interest will be deferred until the final maturity thereof.

                  In addition, except as otherwise specified herein or as the context may otherwise require, the following additional terms have the respective meanings set forth below for all purposes of this Indenture:

                  "ABS Franchise Securities" means (1) Oil and Gas Securities and (2) Restaurant and Food Services Securities, to the extent that such Oil and
Gas Securities or Restaurant and Food Services Securities entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities) on the cash flow from a pool of franchise loans made to operators of franchises.

                  "ABS Type Diversified Securities" means (1) Automobile
Securities; (2) Car Rental Receivable Securities; (3) Credit Card Securities;
(4) Student Loan Securities; and (5) any other type of Asset-Backed Securities that become a Specified Type after the date hereof pursuant to clause (30) of the definition thereof and is designated as "ABS Type Diversified Securities" in connection therewith.

                  "ABS Type Residential Securities" means (1) Home Equity Loan
Securities; (2) Manufactured Housing Securities; (3) Residential A Mortgage
Securities; (4) Residential B/C Mortgage Securities; and (5) any other type of
Asset-Backed Securities that become a Specified Type after the date hereof pursuant to clause (30) of the definition thereof and is designated as "ABS Type
Residential Securities" in connection therewith.

                  "ABS Type Undiversified Securities" means each Specified Type of Asset-Backed Securities, other than (a) ABS Type Diversified Securities or
(b) ABS Type Residential Securities; and any other type of Asset-Backed
Securities that becomes a Specified Type after the date hereof pursuant to clause (30) of the definition thereof and is designated as "ABS Type
Undiversified Securities" in connection therewith.

                                       68

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Aerospace and Defense Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of aircraft, vessels and telecommunications equipment to businesses for use in the provision of goods or services to consumers, the military or the government, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear; and (5) the obligations of the lessors or sublessors may be secured not only by the leased equipment but also by other assets of the lessee, sublessee or guarantees granted by third parties.

                  "Automobile Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from installment sale loans made to finance the acquisition of, or from leases of, automobiles, generally having the following characteristics: (1) the loans or leases may have varying contractual maturities; (2) the loans or leases are obligations of numerous borrowers or lessors and accordingly represent a very diversified pool of obligor credit risk; (3) the borrowers or lessors under the loans or leases generally do not have a poor credit rating; (4) the repayment stream on such loans or leases is primarily determined by a contractual payment schedule, with early repayment on such loans or leases predominantly dependent upon the disposition of the underlying vehicle; and (5) such leases typically provide for the right of the lessee to purchase the vehicle for its stated
residual value, subject to payments at the end of lease term for excess mileage or use.

                  "Bank Guaranteed Securities" means any Asset-Backed Security as to which, if interest thereon is not timely paid when due, or the principal thereof is not timely paid at stated legal maturity, a national banking association organized under United States law or banking corporation organized under the laws of a state of the United States has undertaken in an irrevocable letter of credit or other similar instrument to make such payment against the presentation of documents, but only if such letter of credit or similar instrument (1) expires no earlier than such stated maturity (or contains
"evergreen" provisions entitling the beneficiary thereof to draw the entire undrawn amount thereof upon the failure of the expiration date of such letter of credit or other similar instrument to be extended beyond its then current expiry date), (2) provides that payment thereunder is independent of the performance by the obligor on the relevant Asset-Backed Security and (3) was issued by a bank having a credit rating assigned by each nationally recognized statistical rating organization that currently rates such Asset-Backed Security higher than the credit rating assigned by such rating organization to such Asset-Backed
Security, determined without giving effect to such letter of credit or similar instrument, provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified Type of
Asset-Backed Security.

                                       69

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Car Rental Receivable Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of vehicles to car rental systems (such as Hertz,
Avis, National, Dollar, Budget, etc.) and their franchisees, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the subleases are obligations of numerous franchisees and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee or third party of the underlying vehicle; and (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the vehicle for its stated residual value, subject to payments at the end of lease term for excess mileage or use.

                  "Catastrophe Bonds" means Asset-Backed Securities that entitle the holders thereof to receive a fixed principal or similar amount and a specified return on such amount, generally having the following characteristics:
(1) the issuer of such Asset-Backed Security has entered into a swap, insurance contract or similar arrangement with a counterparty pursuant to which such issuer agrees to pay amounts to the counterparty upon the occurrence of certain specified events, including but not limited to: hurricanes, earthquakes and other events; and (2) payments on such Asset-Backed Security depend primarily upon the occurrence and/or severity of such events.

                  "CBO/CLO Securities" means High-Diversity CBO/CLO Securities and Low-Diversity CBO/CLO Securities.

                  "CMBS Conduit Securities" means Asset-Backed Securities (A)
issued by a single-seller or multi-seller conduit under which the holders of such Asset-Backed Securities have recourse to a specified pool of assets (but not other assets held by the conduit that support payments on other series of securities) and (B) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans generally having the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors (with the creditworthiness of individual obligors being less material than for CMBS
Large Loan Securities and Credit Tenant Lease Securities) and accordingly represent a relatively undiversified pool of obligor credit risk; (4) upon original issuance of such Asset-Backed Securities no five commercial mortgage loans account for more than 20% of the Aggregate Principal Balance of the entire pool of commercial mortgage loans supporting payments on such securities; and
(5) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  "CMBS Credit Tenant Lease Securities" means Asset-Backed
Securities (other than CMBS Large Loan Securities and CMBS Conduit Securities)
that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties leased to corporate tenants (or on the cash flow from such leases). They generally have the following characteristics: (1) the commercial mortgage loans or leases have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the leases are secured by leasehold interests; (4) the commercial mortgage loans or leases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment thereof can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans or termination of leases depending on numerous factors specific to the particular obligors or lessees and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium; and (6) the creditworthiness of such corporate tenants is the primary factor in any decision to invest in these securities.

                  "CMBS Large Loan Securities" means Asset-Backed Securities
(other than CMBS Conduit Securities and CMBS Credit Tenant Lease Securities)
that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties. They generally have the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (5) the valuation of individual properties securing the commercial mortgage loans is the primary factor in any decision to invest in these securities.

                  "CMBS Securities" means CMBS Conduit Securities, CMBS Credit
Tenant Lease Securities and CMBS Large Loan Securities.

                  "Credit Card Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from balances outstanding under revolving consumer credit card accounts, generally having the following characteristics: (1) the accounts have standardized payment terms and require minimum monthly payments; (2) the balances are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (3) the repayment stream on such balances does not depend upon a contractual payment schedule, with early repayment

                                       71

[**] CONFIDENTIAL TREATMENT REQUESTED

depending primarily on interest rates, availability of credit against a maximum credit limit and general economic matters.

                  "Equipment Leasing Securities" means Asset-Backed Securities
(other than Aerospace and Defense Securities, Healthcare Securities, Oil and Gas
Securities and Restaurant and Food Services Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of equipment (other than automobiles) to commercial and industrial customers, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; and (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage.

                  "Healthcare Securities" means Asset-Backed Securities (other than Small Business Loan Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed
Securities) on the cash flow from leases and subleases of equipment to hospitals, non-hospital medical facilities, physicians and physician groups for use in the provision of healthcare services, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; and (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear.

                  "High-Diversity CBO/CLO Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a portfolio of commercial and industrial bank loans, other asset-backed securities or corporate debt securities or any combination of the foregoing, generally having the following characteristics: (1) the bank loans and debt securities have varying contractual maturities; (2) the loans and securities are obligations of obligors or issuers that represent a diversified pool of obligor credit risk having a Moody's diversity score higher than 20; (3)
repayment thereof can vary substantially from the contractual payment schedule
(if any), with early prepayment of individual bank loans or debt securities depending on numerous factors specific to the particular issuers or obligors and upon whether, in the case of loans or securities bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (4)
proceeds from such repayments can for a limited period and subject to compliance with certain eligibility criteria be reinvested in additional bank loans and/or debt securities.

                                       72

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Home Equity Loan Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from balances (including revolving balances) outstanding under loans or lines of credit secured by (but not, upon origination, by a first priority lien on)
residential real estate (single or multi-family properties) the proceeds of which loans or lines of credit are not used to purchase such real estate or to purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the balances have standardized payment terms and require minimum monthly payments; (2) the balances are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such balances does not depend upon a contractual payment schedule, with early repayment depending primarily on interest rates, availability of credit against a maximum line of credit and general economic matters; and (4) the loan or line of credit may be secured by residential real estate with a market value
(determined on the date of origination of such loan or line of credit) that is less than the original proceeds of such loan or line of credit.

                  "Insurance Company Guaranteed Securities" means any
Asset-Backed Security as to which the timely payment of interest when due, and the payment of principal no later than stated legal maturity, is unconditionally guaranteed pursuant to an insurance policy, guarantee or other similar instrument issued by an insurance company organized under the laws of a state of the United States, but only if such insurance policy, guarantee or other similar instrument (1) expires no earlier than such stated maturity, (2) provides that payment thereunder is independent of the performance by the obligor on the relevant Asset-Backed Security and (3) is issued by an insurance company having a credit rating assigned by each nationally recognized statistical rating organization that currently rates such Asset-Backed Security higher than the credit rating assigned by such rating organization to such Asset-Backed Security determined without giving effect to such insurance policy, guarantee or other similar instrument, provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other type of
Asset-Backed Security.

                  "Low-Diversity CBO/CLO Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a portfolio of commercial and industrial bank loans, other asset-backed securities or corporate debt securities or any combination of the foregoing, generally having the following characteristics: (1) the bank loans and debt securities have varying contractual maturities; (2) the loans and securities are obligations of a pool of obligors or issuers that represent a relatively undiversified pool of obligor credit risk having a Moody's diversity score of 20 or lower; (3) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual bank loans or debt securities depending on numerous factors specific to the particular issuers or obligors and upon whether, in the case of loans or securities bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (4) proceeds from such repayments can for a limited period and subject to compliance with certain eligibility criteria be reinvested in additional bank loans and/or debt securities.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Manufactured Housing Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from manufactured housing (also known as mobile homes and prefabricated homes) installment sales contracts and installment loan agreements, generally having the following characteristics: (1) the contracts and loan agreements have varying, but typically lengthy contractual maturities; (2) the contracts and loan agreements are secured by the manufactured homes and, in certain cases, by mortgages and/or deeds of trust on the real estate to which the manufactured homes are deemed permanently affixed; (3) the contracts and/or loans are obligations of a large number of obligors and accordingly represent a relatively diversified pool of obligor credit risk; (4) repayment thereof can vary substantially from the contractual payment schedule, with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (5)
in some cases, obligations are fully or partially guaranteed by a governmental agency or instrumentality.

                  "Mutual Fund Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of brokerage fees and costs relating to various mutual funds, generally having the following characteristics: (1) the brokerage arrangements have standardized payment terms and require minimum payments; (2) the brokerage fees and costs arise out of numerous mutual funds and accordingly represent a very diversified pool of credit risk; and (3) the collection of brokerage fees and costs can vary substantially from the contractual payment schedule (if any), with collection depending on numerous factors specific to the particular mutual funds, interest rates and general economic matters.

                  "Oil and Gas Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from (a) a pool of franchise loans made to operators of franchises that provide oil and gasoline and provide other services related thereto and (b) leases or subleases of equipment to such operators for use in the provision of such goods and services. They generally have the following characteristics: (1) the loans, leases or subleases have varying contractual maturities; (2) the loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the obligations of the lessors or sublessors of the equipment may be secured not only by the leased equipment but also the related real estate; (4) the loans, leases and subleases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment of the loans can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium; (6) the repayment stream on the leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, a sublessee or third party of the underlying equipment; (7) such leases and subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to

                                       74

[**] CONFIDENTIAL TREATMENT REQUESTED

payments at the end of a lease term for excess usage or wear and tear; and (8)
the ownership of a franchise right or other similar license and the creditworthiness of such franchise operators is the primary factor in any decision to invest in these securities.

                  "Project Finance Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from (1)
the sale of products, such as electricity, nuclear energy, steam or water, in the utility industry by a special purpose entity formed to own the assets generating or otherwise producing such products and such assets were or are being constructed or otherwise acquired primarily with the proceeds of debt financing made available to such entity on a limited-recourse basis (including recourse to such assets and the land on which they are located) or (2) fees or other usage charges, such as tolls collected on a highway, bridge, tunnel or other infrastructure project, collected by a special purpose entity formed to own one or more such projects that were constructed or otherwise acquired primarily with the proceeds of debt financing made available to such entity on a limited-recourse basis (including recourse to the project and the land on which it is located).

                  "Reinsurance Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend in part on the premiums from reinsurance policies held by a special purpose vehicle created for such purpose, generally having the following characteristics: (1) proceeds from the security are invested in a collateral account; (2) such collateral account is subject to claims from the reinsurance policies; and (3) the repayment of principal on the security is dependent on the exercise of the reinsurance policies.

                  "REIT Debt Securities--Diversified" means REIT Debt Securities whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of mortgages on a portfolio of diverse real property interests, provided that (a) any REIT Debt Security falling within this definition shall be excluded from the definition of each other Specified Type of REIT Debt Security and (b) any REIT Debt Security falling within any other REIT Debt Security description set forth herein shall be excluded from this definition. REIT Debt
Securities--Health Care means REIT Debt Securities whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt Securities) of mortgages on hospitals, clinics, sport clubs, spas and other health care facilities and other similar real property interests used in one or more similar businesses, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other Specified Type of REIT Debt Security.

                  "REIT Debt Securities--Hotel" means REIT Debt Securities whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of hotels, motels, youth hostels, bed and breakfasts and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other Specified Type of REIT Debt Security.

                                       75

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "REIT Debt Securities--Industrial" means REIT Debt Securities whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of factories, refinery plants, breweries and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt
Security falling within this definition shall be excluded from the definition of each other Specified Type of REIT Debt Security.

                  "REIT Debt Securities--Mortgage" means REIT Debt Securities whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of mortgages, commercial mortgage-backed securities, collateralized mortgage obligations and other similar mortgage-related securities (including
REIT Debt Securities issued by a hybrid form of such trust that invests in both commercial real estate and commercial mortgages), provided that any REIT Debt
Security falling within this definition shall be excluded from the definition of each other Specified Type of REIT Debt Security.

                  "REIT Debt Securities--Multi-Family" means REIT Debt
Securities whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT
Debt Securities) of multi-family dwellings such as apartment blocks, condominiums and co-operative owned buildings, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other
Specified Type of REIT Debt Security.

                  "REIT Debt Securities--Office" means REIT Debt Securities
whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of office buildings, conference facilities and other similar real property interests used in the commercial real estate business, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt
Security falling within this definition shall be excluded from the definition of each other Specified Type REIT Debt Security.

                  "REIT Debt Securities--Residential" means REIT Debt Securities whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of residential mortgages (other than multi-family dwellings) and other similar real property interests, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other Specified Type of REIT Debt Security.

                  "REIT Debt Securities--Retail" means REIT Debt Securities
whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of retail stores, restaurants, bookstores, clothing stores and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other Specified Type of REIT Debt Security.

                                       76

[**] CONFIDENTIAL TREATMENT REQUESTED

                  "REIT Debt Securities--Storage" means REIT Debt Securities whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of storage facilities and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other Specified Type of
REIT Debt Security.

                  "REIT Type Debt Securities" or "REITDS" means (1) REIT Debt
Securities--Diversified, (2) REIT Debt Securities--Health Care, (3) REIT Debt
Securities--Hotel, (4) REIT Debt Securities--Industrial, (5) REIT Debt
Securities--Mortgage, (6) REIT Debt Securities--Multi-Family, (7) REIT Debt
Securities--Office, (8) REIT Debt Securities--Retail, (9) REIT Debt
Securities--Residential and (10) REIT Debt Securities--Storage.

                  "Residential A Mortgage Securities" means Asset-Backed
Securities (other than Residential B/C Mortgage Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from residential mortgage loans secured (on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the mortgage loans have generally been underwritten to the standards of the Federal
National Mortgage Association and the Federal Home Loan Mortgage Corporation
(without regard to the size of the loan); (2) the mortgage loans have standardized payment terms and require minimum monthly payments; (3) the mortgage loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (4) the repayment of such mortgage loans is subject to a contractual payment schedule, with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling.

                  "Residential B/C Mortgage Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from residential mortgage loans secured (on a first priority basis, subject to permitted liens, easements and other encumbrances) by subprime residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the mortgage loans have generally not been underwritten to the standards of the Federal National Mortgage Association and the Federal Home
Loan Mortgage Corporation (without regard to the size of the loan); (2) the mortgage loans have standardized payment terms and require minimum monthly payments; (3) the mortgage loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (4)
the repayment of such mortgage loans is subject to a contractual payment schedule, with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Restaurant and Food Services Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from (a) a pool of franchise loans made to operators of franchises that provide goods and services relating to the restaurant and food services industries and (b) leases or subleases of equipment to such operators for use in the provision of such goods and services. They generally have the following characteristics: (1) the loans, leases or subleases have varying contractual maturities; (2) the loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the obligations of the lessors or sublessors of the equipment may be secured not only by the leased equipment but also the related real estate; (4) the loans, leases and subleases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment of the loans can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium; (6) the repayment stream on the leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, a sublessee or third party of the underlying equipment;
(7) such leases and subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of a lease term for excess usage or wear and tear; and (8)
the ownership of a franchise right or other similar license and the creditworthiness of such franchise operators is the primary factor in any decision to invest in these securities.

                  "Small Business Loan Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from general purpose corporate loans made to "small business concerns" (generally within the meaning given to such term by regulations of the United States Small
Business Administration), including but not limited to those (a) made pursuant to Section 7(a) of the United States Small Business Act, as amended, and (b)
partially guaranteed by the United States Small Business Administration. Small
Business Loan Securities generally have the following characteristics: (1) the loans have payment terms that comply with any applicable requirements of the
Small Business Act, as amended; (2) the loans are obligations of a relatively limited number of borrowers and accordingly represent an undiversified pool of obligor credit risk; and (3) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.

                  "Structured Settlement Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from receivables representing the right of litigation claimants to receive future scheduled payments under settlement agreements that are funded by annuity contracts, which receivables may have varying maturities.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  "Student Loan Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from loans made to students (or their parents) to finance educational needs, generally having the following characteristics: (1) the loans have standardized terms; (2)
the loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such loans is primarily determined by a contractual payment schedule, with early repayment on such loans predominantly dependent upon interest rates and the income of borrowers following the commencement of amortization; and (4) such loans may be fully or partially insured or reinsured by the United States Department of
Education.

                  "Subprime Automobile Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from subprime installment sale loans made to finance the acquisition of, or from leases of, automobiles, generally having the following characteristics: (1) the loans or leases may have varying contractual maturities; (2) the loans or leases are obligations of numerous borrowers or lessors and accordingly represent a very diversified pool of obligor credit risk; (3) the borrowers or lessors under the loans or leases have a poor credit rating; (4) the repayment stream on such loans or leases is primarily determined by a contractual payment schedule, with early repayment on such loans or leases predominantly dependent upon the disposition of the underlying vehicle; and (5) such leases typically provide for the right of the lessee to purchase the vehicle for its stated residual value, subject to payments at the end of lease term for excess mileage or use.

                  "Tax Lien Securities" means Asset-Backed Securities that
entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of tax obligations owed by businesses and individuals to state and municipal governmental taxing authorities, generally having the following characteristics:
(1) the obligations have standardized payment terms and require minimum payments; (2) the tax obligations are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (3)
the repayment stream on the obligation is primarily determined by a payment schedule entered into between the relevant tax authority and obligor, with early repayment on such obligation predominantly dependent upon interest rates and the income of the obligor following the commencement of amortization.

     Section 1.2 Assumptions as to Collateral Debt Securities, Etc. (a) The
provisions set forth in this Section 1.2 shall be applied in connection with all calculations required to be made pursuant to this Indenture with respect to
Scheduled Distributions on any Pledged Security, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Securities and on any other amounts that may be received for deposit in the Collection Accounts.

     (b) All calculations with respect to Scheduled Distributions on the Pledged
Securities securing the Notes and any determination of the Average Life of any
Collateral Debt

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[**] CONFIDENTIAL TREATMENT REQUESTED

Security, and any determination of the rate at which interest accrues on any
Pledged Security, shall be made by the Collateral Manager using (in the case of the Collateral Debt Securities) the assumptions that (i) no Pledged Security defaults or is sold, (ii) prepayment of any Pledged Security during any month occurs at a rate equal to the average rate of prepayment (expressed as a percentage of the applicable pricing prepayment curve calculated as of the last
Determination Date) during the period of six consecutive months immediately preceding the current month (or, with respect to any Pledged Security that has not been outstanding for at least six consecutive calendar months, at the rate of prepayment assumed at the time of issuance of such Pledged Security), (iii)
any clean-up call with respect to a Pledged Security will be exercised when economic to the Person or Persons entitled to exercise such call, (iv) no other optional redemption of any Pledged Security will occur except for those that have actually occurred or as to which irrevocable notice thereof shall have been given and (v) solely for the purposes of calculating the Interest Coverage
Tests, no payment of interest is made on any Interest Only Security except to the extent that the Rating Condition is satisfied with respect to the inclusion of interest thereon (and, to the extent they are not manifestly in error, such information or report (received by the Collateral Manager or Issuer with respect to a Collateral Debt Security) may be conclusively relied upon in making such calculations).

     (c) For purposes of determining compliance with the Coverage Tests, except as otherwise specified in the Coverage Tests, there shall be excluded all
Scheduled Distributions (whether of principal, interest, fees or other amounts), including payments to the Issuer in respect of Defaulted Securities, Deferred
Interest PIK Bonds or the Hedge Agreements, which the Collateral Manager or the
Issuer has determined in its reasonable business judgment will not be made in
Cash or will not be received when due. For purposes of calculating each Interest
Coverage Ratio:

          (i) the expected interest income on Collateral Debt Securities, U.S.
     Agency Securities and Eligible Investments and the expected amounts available under the Hedge Agreements and the expected interest payable on the Notes and amounts, if any, payable under the Hedge Agreements will be calculated using the interest rates applicable thereto on the applicable
     Measurement Date;

          (ii) accrued original issue discount on Eligible Investments will be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid;

          (iii) it will be assumed that no principal payments are made on the
     Notes during the applicable periods; and

          (iv) it will be assumed that the interest rate used to determine an interest payment on a Qualifying Interest Only Security that has not yet been received in Cash by the Issuer shall be the Adjusted Interest Only
     Security Cash Flow with respect to such Qualifying Interest Only Security.

     (d) For each Due Period, the Scheduled Distribution on any Pledged Security
(other than (i) a Defaulted Security or (ii) a Deferred Interest PIK Bond, which in either case, except as otherwise provided herein, shall be assumed to have a
Scheduled Distribution of zero)

                                       80

[**] CONFIDENTIAL TREATMENT REQUESTED

shall be the sum (without duplication) of (x) the total amount of payments and collections in respect of such Pledged Security (including Sale Proceeds arising from the sale of such Pledged Security received during the Due Period and not reinvested in Collateral Debt Securities or retained in the Principal Collection
Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Accounts at the end of the Due
Period for payment on the Notes and of certain expenses of the Issuer and the
Co-Issuer plus (y) any such amounts received in prior Due Periods that were not disbursed on a previous Distribution Date (provided that such sum shall be computed without regard to any amounts excluded from the determination of compliance with the Coverage Tests pursuant to Section 1.2(c)).

     (e) Subject to Section 1.2(c), each Scheduled Distribution receivable with respect to a Pledged Security shall be assumed to be received on the applicable
Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Interest Collection Account or the Principal
Collection Account, as the case may be, and, except as otherwise specified, to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Accounts for transfer to the Payment Account and application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.

     (f) With respect to any Collateral Debt Security as to which any interest or other payment thereon is subject to withholding tax of any Relevant
Jurisdiction, each Distribution thereon shall, for purposes of the Coverage
Tests and the Collateral Quality Tests, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments sufficient on an after tax basis to cover any withholding tax imposed on payments to the Issuer with respect thereto. On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

     (g) Any reference in the definition of "Trustee Fee," "Collateral
Management Fee," "Senior Deferred Structuring Fee" or "Subordinated Deferred
Structuring Fee" in Section 1.1(a) to an amount calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months.

     (h) For the purpose of determining any payment to be made on any
Distribution Date pursuant to any applicable paragraph of Section 11.1(a), any
Coverage Test referred to in such paragraph shall be calculated as of the relevant Distribution Date after giving effect to all payments to be made on such Distribution Date prior to such payment in accordance with Section 11.1(a).
In addition, for purposes of determining whether any Interest Coverage Test is satisfied pursuant to Section 11.1(a)(i), if a payment of principal on any Class of Notes is to be made at the same level or at a more senior level in the priority of payments set forth in Section 11.1(a)(i), then the related Interest
Coverage Ratio shall be calculated on a pro forma basis on the assumption that
(i) such payment of principal had been made on the immediately preceding
Distribution Date and (ii) the Interest Distribution Amount for such Class of
Notes for

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[**] CONFIDENTIAL TREATMENT REQUESTED

the current Distribution Date was correspondingly reduced to reflect the lower
Aggregate Outstanding Amount of such Class of Notes.

     Section 1.3 Rules of Construction. Unless the context otherwise clearly requires:

     (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

     (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

     (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

     (d) the word "will" shall be construed to have the same meaning and effect as the word "shall";

     (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified
(subject to any restrictions on such amendments, supplements or modifications set forth herein);

     (f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person's successors and assigns or such Person's successors in such capacity, as the case may be; and

     (g) all references in this instrument to designated "Sections," "clauses"
and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words "herein,"
"hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Section, clause or other subdivision.

                                   ARTICLE II

                                    THE NOTES

     Section 2.1 Forms Generally. (a) Notes offered and sold in reliance on
Regulation S (each, a "Regulation S Note") shall be issued in fully Registered
Form without interest coupons substantially in the form of the note attached as
Exhibit A-1 (each, a "Regulation S Global Note") with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for DTC or its nominee, as the case may be, and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the
Trustee or the Authenticating Agent as hereinafter provided. The Aggregate
Outstanding Amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

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[**] CONFIDENTIAL TREATMENT REQUESTED

     (b) Notes offered and sold in the United States pursuant to an exemption from the registration requirements of the Securities Act ("Restricted Notes")
shall be issued in fully Registered Form without interest coupons substantially in the form of the note attached as Exhibit A-2 (each, a "Restricted Global
Note"), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee at its
Corporate Trust Office, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the
Trustee or the Authenticating Agent as hereinafter provided. The Aggregate
Outstanding Amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

     (c) Regulation S Global Notes and Restricted Global Notes may also be exchanged under the limited circumstances set forth in Section 2.4 for notes in definitive fully Registered Form without interest coupons, substantially in the form of the certificated note attached as Exhibit B (each, a "Definitive Note"), which may be either a Regulation S Definitive Note or a Restricted Definitive
Note, with such legends as may be applicable thereto, which shall be duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee or the
Authenticating Agent as hereinafter provided.

     (d) The Co-Issuers in issuing the Notes may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Trustee will indicate the "CUSIP" or "private placement" numbers of the Notes in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and related materials.

     Section 2.2 Authorized Amount; Note Interest Rate; Stated Maturity;
Denominations. (a) The aggregate principal amount of Notes which may be issued under this Indenture may not exceed U.S.$385,500,000, excluding Notes issued upon registration of, transfer of, or in exchange for, or in lieu of, other
Notes pursuant to Section 2.4, 2.5 or 8.5.

     (b) Such Notes shall be divided into three Classes having designations, original principal amounts, original Note Interest Rates and Stated Maturities as follows:

                                         ORIGINAL
                                         PRINCIPAL                      NOTE                         NOTE
         DESIGNATION                      AMOUNT                    INTEREST RATE               STATED MATURITY
         -----------                     ---------                  -------------               ---------------

Class A Notes                   U.S.$305,000,000                    LIBOR + 0.54%               August 1, 2034

Class B Notes                   U.S.$64,000,000                     LIBOR + 0.95%               August 1, 2037

Class C Notes                   U.S.$16,500,000                     LIBOR + 2.60%               August 1, 2037

The Notes will be issuable in minimum denominations of U.S.$1,000,000 and, in each case, only in integral multiples of U.S.$1,000 in excess of such minimum denominations; provided that interests in Regulation S Global Notes will be issuable in minimum denominations of U.S.$100,000 or an integral multiple of
U.S.$1,000 in excess thereof. After issuance, (x) a Note

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[**] CONFIDENTIAL TREATMENT REQUESTED

may fail to be in compliance with the minimum denomination requirement as a result of the repayment of principal thereof in accordance with the Priority of
Payments and (y) Class C Notes may fail to be in an amount which is an integral multiple of U.S.$1,000 due to the addition to the principal amount thereof of
Class C Deferred Interest.

     (c) Interest shall accrue on the Aggregate Outstanding Amount of each Class of Notes (determined as of the first day of each Interest Period and after giving effect to any payment of principal occurring on such day) from the
Closing Date until such Notes are paid in full and will be payable in arrears on each Distribution Date. Interest accruing for any Interest Period shall accrue for the period from and including the first day of such Interest Period to and including the last day of such Interest Period. Interest on the Class A Notes,
Class B Notes and Class C Notes and interest on Defaulted Interest in respect thereof will be computed on the basis of a 360 day year and the actual number of days elapsed.

     (d) The Notes shall be redeemable as provided in Articles IX and XI.

     (e) The Depositary for the Global Notes shall initially be DTC.

     (f) The Notes shall be numbered, lettered or otherwise distinguished in such manner as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers executing such Notes as evidenced by their execution of such
Notes.

  Section 2.3 Execution, Authentication, Delivery and Dating. (a) The Notes
shall be executed on behalf of the Co-Issuers by an Authorized Officer of each of the Co-Issuers. The signatures of such Authorized Officers on the Notes may be manual or facsimile (including in counterparts).

     (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of either of the Co-Issuers shall bind such Person, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such
Notes or did not hold such offices at the date of issuance of such Notes.

     (c) At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Notes executed by the Co-Issuers to the Trustee or the Authenticating Agent for authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such
Notes as provided in this Indenture and not otherwise.

     (d) Each Note authenticated and delivered by the Trustee or the
Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing
Date for any other purpose under this Indenture shall be dated the date of their authentication.

     (e) Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced. In the event that any

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[**] CONFIDENTIAL TREATMENT REQUESTED

Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

     (f) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication (the "Certificate of Authentication"), substantially in the form provided for herein, executed by the Trustee or by the
Authenticating Agent by the manual signature of one of their Authorized
Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

  Section 2.4 Registration, Transfer and Exchange of Notes. (a) Registration
of Notes. The Trustee is hereby appointed as the registrar of the Notes (the
"Note Registrar"). The Trustee is hereby appointed as a Transfer Agent with respect to the Notes. The Note Registrar shall keep a register (the "Note
Register") for each Class of Notes in its Corporate Trust Office in which, subject to such reasonable regulations as they may prescribe, the Note Registrar shall provide for the registration of, and the registration of transfers of,
Notes. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of the Note Registrar. The Co-Issuers may not terminate the appointment of the Note Registrar or any Transfer Agent without the consent of a
Majority-in-Interest of Preference Shareholders, provided that the Trustee shall not be terminated as the Note Registrar or Transfer Agent for so long as it is the Trustee.

                  Subject to this Section 2.4, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Co-Issuers shall execute, and the
Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

                  At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.
Whenever any Note is surrendered for exchange, the Co-Issuers shall execute and the Trustee shall authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive.

                  All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers evidencing the same debt, and entitled to the same benefits under this
Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of
transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note
Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  No service charge shall be made to a Holder for any
registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and expenses of delivery (if any) not made by regular mail.

               (b) Transfers of Notes.

                    (i) Subject to Section 2.4(b)(iv), exchanges or transfers of beneficial interests in a Global Note may be made only in
               accordance with the rules and regulations of the Depositary (and, in the case of a Regulation S Global Note, prior to the end of the Distribution Compliance Period, Euroclear or Clearstream,
               Luxembourg) and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a
               Global Note may be made only in accordance with the following:

                         (A) Subject to clauses (B) through (F) of this Section
                    2.4(b)(i), transfers of a Global Note shall be limited to
                    transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the
                    Depositary or such successor's nominee.

                         (B) The Trustee shall cause the exchange or transfer of
                    any beneficial interest in a Regulation S Global Note for a beneficial interest in a Restricted Global Note upon
                    provision to the Trustee and the Co-Issuers of a written
                    certification in substantially the form of Exhibit D-1 (a
                    "Rule 144A Transfer Certificate").

                         (C) The Trustee shall cause the exchange or transfer of
                    any beneficial interest in a Restricted Global Note for a
                    beneficial interest in a Regulation S Global Note upon
                    provision to the Trustee and the Co-Issuers of a written
                    certification substantially in the form of Exhibit D-2 (a
                    "Regulation S Transfer Certificate").

                         (D) An owner of a beneficial interest in a Regulation S
                    Global Note may transfer such interest in the form of a
                    beneficial interest in such Regulation S Global Note without the provision of written certification, provided that (1)
                    prior to the expiration of the Distribution Compliance
                    Period, such transfer is not made to a U.S. Person or for
                    the account or benefit of a U.S. Person and is effected
                    through Euroclear or Clearstream, Luxembourg in an offshore transaction as required by Regulation S and (2) after the
                    expiration of the Distribution Compliance Period, any
                    transfer not effected in an offshore transaction in
                    accordance with Rule 904 of Regulation S may be made only
                    upon provision to the Trustee, the Co-Issuers and the Note
                    Registrar of a Regulation S Transfer Certificate.

                         (E) An owner of a beneficial interest in a Restricted
                    Global Note may transfer such interest in the form of a
                    beneficial interest in such Restricted Global Note without the provision of written certification;

                         (F) In the event Definitive Notes are issued pursuant
                    to Section 2.4(b)(v), the Trustee shall cause the transfer of (i) any beneficial interest in a Global Note for a
                    Definitive Note that is a Regulation S Note (a "Regulation S
                    Definitive Note"), upon provision to the Trustee and the
                    Co-Issuers of a Regulation S Transfer

                                       86

[**] CONFIDENTIAL TREATMENT REQUESTED

                    Certificate or (ii) any beneficial interest in a Global Note for a Definitive Note that is a Restricted Note (a
                    "Restricted Definitive Note"), upon provision to the
                    Trustee, the Co-Issuers and the Note Registrar of a Rule
                    144A Transfer Certificate;

                    (ii) Subject to Section 2.4(b)(iv), in the event Definitive
               Notes are issued pursuant to Section 2.4(b)(v), the Trustee shall cause the transfer of (i) any Definitive Note for a beneficial interest in a Regulation S Global Note, upon provision to the
               Trustee and the Co-Issuers of a Regulation S Transfer Certificate
               or (ii) any Definitive Note for a beneficial interest in a
               Restricted Global Note, upon provision to the Trustee and the
               Co-Issuers of a Rule 144A Transfer Certificate.

                    (iii) Upon acceptance for exchange or transfer of a
               beneficial interest in a Global Note for a Definitive Note, or upon acceptance for exchange or transfer of a Definitive Note for a beneficial interest in a Global Note, each as provided herein, the Trustee shall instruct the Depositary to adjust the principal amount of such Global Note on its records to evidence the date of such exchange or transfer and the change in the principal amount of such Global Note.

                    (iv) Subject to the restrictions on transfer and exchange
               set forth in this Section 2.4 and to any additional restrictions on transfer or exchange specified in the Definitive Notes, the
               Noteholder of any Definitive Note may transfer or exchange the same in whole or in part (in a principal amount equal to the minimum authorized denomination or any larger authorized amount)
               by surrendering such Definitive Note at the Corporate Trust
               Office or at the office of any Transfer Agent, together with (x)
               in the case of any transfer, an executed instrument of assignment and (y) in the case of any exchange, a written request for exchange. Following a proper request for transfer or exchange, the Trustee shall (provided it has available in its possession an inventory of Definitive Notes), within 5 Business Days of such request if made at such Corporate Trust Office, or within 10
               Business Days if made at the office of a Transfer Agent (other than the Trustee), authenticate and make available at such
               Corporate Trust Office or at the office of such Transfer Agent, as the case may be, to the transferee (in the case of transfer)
               or Noteholder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or
               Noteholder in the case of exchange) to such address as the transferee or Noteholder, as applicable, may request, a
               Definitive Note or Notes, as the case may require, for a like
               Aggregate Outstanding Amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Note shall not be valid unless made at the Corporate Trust Office or at the office of a
               Transfer Agent by the registered Noteholder in person, or by a duly authorized attorney-in-fact. Beneficial interests in Global
               Notes shall be exchangeable for Definitive Notes only under the limited circumstances described in Section 2.4(b)(v).

                    (v) Interests in a Global Note deposited with or on behalf of the Depositary pursuant to Section 2.1 hereunder shall be transferred (A) to the owners of such interests in the form of
               Definitive Notes only if such transfer otherwise complies with this Section 2.4 (including clauses (b)(i) and (b)(ii)) and (1)
               the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Notes, (2) the

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               Depositary ceases to be a "clearing agency" registered under the
               Exchange Act and a successor Depositary is not appointed by the
               Issuer within 90 days of such notice, (3) if the transferee of an interest in a Global Note is required by law to take physical delivery of securities in definitive form or (4) if the
               transferee is unable to pledge its interest in a Global Note or
               (B) to the purchaser thereof in the form of one or more
               Definitive Notes in accordance with the provisions of Section
               2.4(b)(i).

                    (vi) If interests in any Global Note are to be transferred to the Beneficial Owners thereof in the form of Definitive Notes pursuant to Section 2.4(b)(v), such Global Note shall be
               surrendered by the Depositary, or its custodian on its behalf, to the Corporate Trust Office, and the Trustee shall authenticate and deliver without charge, upon such transfer of interests in such Global Note, an equal Aggregate Outstanding Amount of
               Definitive Notes of authorized denominations. The Definitive
               Notes transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in the denominations specified in Section 2.2(b) and registered in such names as the Depositary shall direct in writing.

                    (vii) For so long as one or more Global Notes are
               Outstanding:

                         (A) the Trustee and its directors, Officers, employees
                    and agents may deal with the Depositary for all purposes
                    (including the making of distributions on, and the giving of notices with respect to, the Global Notes);

                         (B) unless otherwise provided herein, the rights of
                    Beneficial Owners shall be exercised only through the
                    Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the
                    Depositary;

                         (C) for purposes of determining the identity of and
                    principal amount of Notes beneficially owned by a Beneficial
                    Owner, the records of the Depositary shall be conclusive
                    evidence of such identity and principal amount and the
                    Trustee may conclusively rely on such records when acting
                    hereunder;

                         (D) the Depositary will make book-entry transfers among
                    the Depositary Participants of the Depositary and will
                    receive and transmit distributions of principal of and
                    interest on the Global Notes to such Depositary
                    Participants; and

                         (E) the Depositary Participants of the Depositary shall
                    have no rights under this Indenture under or with respect to any of the Global Notes held on their behalf by the
                    Depositary, and the Depositary may be treated by the Trustee and its agents, employees, officers and directors as the
                    absolute owner of the Global Notes for all purposes
                    whatsoever.

                  (c) Denominations; Flow-Through Investment Vehicles; Qualified
Purchaser or Knowledgeable Employee Status. No Person may hold a beneficial interest in any Note except in a denomination authorized for the Notes of such
Class under Section 2.2(b). No transfer of a Note may be made to a Flow-Through
Investment Vehicle other than a Qualifying Investment Vehicle. Any purported transfer that is not in compliance with this Section 2.4 will be void.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  If, notwithstanding the restrictions set forth in this Section
2.4, either of the Co-Issuers determines that any Beneficial Owner or Holder of a Restricted Note (A) is a U.S. Person and (B) is not both a Qualified
Institutional Buyer (unless such Beneficial Owner is an Institutional Accredited
Investor that purchased such Restricted Note or interest therein in connection with the initial distribution thereof) and also a Qualified Purchaser, either of the Co-Issuers may require, by notice to such Beneficial Owner, that such
Beneficial Owner sell all of its right, title and interest to such Note to a
Person that is both (1) a Qualified Institutional Buyer and (2) a Qualified
Purchaser, with such sale to be effected within 30 days after notice of such sale requirement is given. If such Beneficial Owner fails to effect the transfer required within such 30-day period, (i) upon written direction from the
Collateral Manager or the Issuer, the Trustee shall, and is hereby irrevocably authorized by such Beneficial Owner to cause its interest in such Note to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Collateral Manager, in connection with such transfer, that such Person is both (1) a Qualified Institutional Buyer and
(2) a Qualified Purchaser and (ii) pending such transfer, no further payments will be made in respect of such Note (or beneficial interest therein) held by such Beneficial Owner. As used in this paragraph, the term "U.S. Person" has the meaning given such terms in Regulation S under the Securities Act.

                  (d) Legends. Any Note issued upon the transfer, exchange or replacement of Notes shall bear such applicable legend set forth in the relevant
Exhibit hereto unless there is delivered to the Trustee, the Note Registrar,
Collateral Manager, the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by any of the Trustee, the Note Registrar, Collateral Manager, the Issuer and the
Co-Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A and to ensure that neither of the
Co-Issuers nor the pool of Collateral becomes an investment company required to be registered under the Investment Company Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Collateral Manager, the Issuer and the Co-Issuer, shall authenticate and deliver Notes that do not bear such applicable legend.

                  (e) Expenses; Acknowledgment of Transfer. Transfer,
registration and exchange shall be permitted as provided in this Section 2.4 without any charge to the Noteholder except for the expenses of delivery (if any) not made by regular mail. Registration of the transfer of a Note by the
Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Co-Issuers.

                  (f) Surrender upon Final Payment. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying
Agent.

                  (g) Repurchase and Cancellation of Notes. The Co-Issuers will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Notes except upon the redemption of the Notes in accordance with the terms of this Indenture and the Notes. The Co-Issuers will promptly cancel all Notes acquired by them pursuant to any payment,

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[**] CONFIDENTIAL TREATMENT REQUESTED

purchase, redemption, prepayment or other acquisition of Notes pursuant to any provision of this Indenture and no Notes may be issued in substitution or exchange for any such Notes.

                 (h) Compliance with Transfer Restrictions. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note
Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the rules of any Depositary, ERISA, the Code or the Investment Company Act; provided that if a certificate is specifically required by the express terms of this Section 2.4 to be delivered to the Trustee or the Note Registrar by a purchaser or transferee of a Note, the Trustee or the
Note Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether the certificate substantially complies on its face with the express terms of this Indenture and shall promptly notify the party delivering the same if such transfer does not comply with such terms.

                  (i) Distribution Compliance Period. Promptly after completion of distribution of the Notes, the Co-Issuers shall deliver to the Trustee a certificate identifying such date and specifying the date on which the
Distribution Compliance Period will expire. Absent receipt of such certificate, the Trustee and the Note Registrar shall be entitled to assume that the
Distribution Compliance Period has not expired. Notwithstanding the foregoing, the Distribution Compliance Period shall not terminate until the Trustee and the relevant Note Registrar have received a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, Luxembourg, certifying that they have received certification of non-U.S. beneficial ownership of 100% of the Aggregate Outstanding Amount of each Regulation S
Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from the registration requirements under the Securities Act).

                  (j) Physical Notes. The Co-Issuers  will promptly make
available to the Trustee without charge a reasonable supply of Definitive Notes in definitive, fully Registered Form, without interest coupons.

                  (k) Compliance With Laws. To the extent applicable to the
Issuer, the Issuer shall comply with the USA PATRIOT Act. To the extent applicable to the Issuer, the Issuer shall impose additional transfer restrictions to comply with the USA PATRIOT Act, and each Securityholder agrees to comply with such transfer restrictions. The Issuer shall notify the Trustee and the Note Registrar of the imposition of any such transfer restrictions, and the Trustee shall give notice to all Securityholders of such transfer restrictions.

    Section 2.5 Mutilated, Defaced, Destroyed, Lost or Stolen Notes. If (a) any
mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Co-Issuers, the Trustee and the Transfer Agent (each, a
"Specified Person") evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the
Specified Persons such security or indemnity as may reasonably be required by them to save each of them harmless then, in the absence of notice to the
Specified Persons that such Note has been acquired by a bona fide purchaser, the
Co-Issuers shall execute and shall direct the Trustee to authenticate, and upon
Issuer Request the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note of the same Class as such

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[**] CONFIDENTIAL TREATMENT REQUESTED

mutilated, defaced, destroyed, lost or stolen Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

                  If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor
Note, the Specified Persons shall be entitled to recover such new Note from the
Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Specified Persons in connection therewith.

                  In case any such mutilated, defaced, destroyed, lost or stolen
Note has become due and payable, the Co-Issuers in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated Note shall be surrendered.

                  Upon the issuance of any new Note under this Section 2.5, the
Co-Issuers, the Trustee or any Transfer Agent may require the payment by the registered holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section 2.5 in lieu of any mutilated, defaced, destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Co-Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen
Notes.

   Section 2.6 Payment of Principal and Interest; Rights Preserved. (a) Each
Class of Notes shall accrue interest during each Interest Period at the applicable Note Interest Rate specified in Section 2.2(b). Interest on each
Class of Notes shall be due and payable on each Distribution Date; provided that
(i) payment of interest on the Class B Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A Notes
(together with Defaulted Interest thereon and interest on such Defaulted
Interest, if any), (ii) payment of interest on the Class C Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the
Class A Notes and the Class B Notes (together with Defaulted Interest and interest on such Defaulted Interest, if any) and (iii) payments of interest on all of the Notes are subordinated to the payment on each Distribution Date of other amounts in accordance with the Priority of Payments. Except as provided in
Sections 5.5, 12.2 and 12.3, no payment shall be made by the Co-Issuers hereunder other than on a Distribution Date.

                  So long as any Class A Notes or Class B Notes are Outstanding, any interest due on the Class C Notes which is not available to be paid as a result of the operation of the Priority of Payments on any Distribution Date
shall not be considered "due and payable" for the purposes of Section 5.1(a)
until the Distribution Date on which such interest is available to be paid in accordance with the Priority of Payments and shall be added to the Aggregate
Outstanding

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[**] CONFIDENTIAL TREATMENT REQUESTED

Amount of the Class C Notes. Class C Deferred Interest accrued to any
Distribution Date shall bear interest at the Note Interest Rate applicable to the Class C Notes and shall be payable on the first Distribution Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments.

                  Upon the payment of Class C Deferred Interest previously
capitalized as principal, the Aggregate Outstanding Amount of the Class C Notes
will be reduced by the amount of such payment.

                  (b) The principal of each Note shall be payable no later than the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided that, so long as any Class A Notes are
Outstanding, except as provided in Article IX and the Priority of Payments, the payment of principal of the Class B Notes and Class C Notes (x) may only occur after principal of the Class A Notes has been paid in full and (y) shall be subordinated to the payment on each Distribution Date of the principal and interest due and payable on the Class A Notes and other amounts payable in accordance with the Priority of Payments; provided further that, so long as any
Class A Notes or Class B Notes are Outstanding, except as provided in Article IX and the Priority of Payments, the payment of principal of the Class C Notes (x)
may only occur after principal of the Class A Notes and Class B Notes has been paid in full and (y) shall be subordinated to the payment on each Distribution
Date of the principal and interest due and payable on the Class A Notes, the principal and interest due and payable on the Class B Notes and other amounts payable in accordance with the Priority of Payments; provided further that any payment of principal of any Class of Notes (other than the most senior Class of
Notes then Outstanding) which is not paid, in accordance with the Priority of
Payments, on any Distribution Date shall not be considered "due and payable" for purposes of Section 5.1(b) until the Distribution Date on which such principal may be paid in accordance with the Priority of Payments.

                  (c) So long as the Coverage Tests are satisfied, principal will not be payable on any Class of Notes except (i) upon the occurrence of an
Auction Call Redemption, Optional Redemption or a Tax Redemption, (ii) in the
case of any Class C Notes, to pay amounts in respect of Class C Deferred
Interest, (iii) upon the occurrence of a Rating Confirmation Failure, (iv) if
Preference Shareholders have received a Dividend Yield on each Distribution Date of 18% as provided in paragraph (P) of Section 11.1(a)(i) and (v) after the
Reinvestment Period, on each Distribution Date principal will be payable from
Principal Proceeds in accordance with the Priority of Payments.

                  (d) As a condition to the payment of any principal of or
interest on any Note without the imposition of withholding tax, any Paying Agent shall require certification acceptable to it to enable the Co-Issuers, the
Trustee and such Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Note or the Holder of such Note under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

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                  (e) Payments in respect of principal of and interest on the
Notes shall be payable by wire transfer in immediately available funds to a
Dollar account maintained by the Noteholders in accordance with wire transfer instructions received by any Paying Agent on or before the Record Date or, if no wire transfer instructions are received by a Paying Agent, by a Dollar check drawn on a bank in the United States mailed to the address of such Noteholder as it appears on the Note Register at the close of business on the Record Date for such payment.

                  (f) The principal of and interest on any Note which is payable on a Redemption Date or in accordance with the Priority of Payments on a
Distribution Date and is punctually paid or duly provided for on such Redemption
Date or Distribution Date shall be paid to the Person in whose name that Note
(or one or more predecessor Notes) is registered at the close of business on the
Record Date for such payment. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2.
Payments to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the Record Date for such payment bears to the
Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

                  (g) Payment of any Defaulted Interest may be made in any other lawful manner in accordance with the Priority of Payments if notice of such payment is given by the Trustee to the Co-Issuers and the Noteholders, and such manner of payment shall be deemed practicable by the Trustee.

                  (h) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Distribution Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

                  (i) Notwithstanding any other provisions of the Notes, this
Indenture or any other Transaction Agreements, the obligations of the Co-Issuers under the Notes and the Transaction Agreements are limited-recourse obligations of the Co-Issuers, payable solely from the proceeds of the Collateral, and following realization of the Collateral, any claims of the Noteholders and the other Secured Parties shall be extinguished. No recourse shall be had against any Officer, member, director, employee, security holder or incorporator of the
Co-Issuers or their respective successors or assigns for the payment of any amounts payable under the Notes, this Indenture or the Transaction Agreements.
It is understood that the foregoing provisions of this Section 2.6(i) shall not
(i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii)
constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Collateral has been realized and applied in accordance with this Indenture, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this Section 2.6(i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Notes or this Indenture, so long as

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no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

                  (j) Subject to the foregoing provisions of this Section 2.6 and the provisions of Sections 2.4 and 2.5, each Note delivered under this
Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

   Section 2.7 Persons Deemed Owners. The Co-Issuers, the Trustee and any agent of any of them (collectively, the "Relevant Persons") may treat the Person in whose name any Note on the Note Register is registered as the owner of such Note on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and no Relevant Person shall be affected by notice to the contrary.

   Section 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, shall promptly be canceled by the Trustee and may not be reissued or resold. No
Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture.
All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Co-Issuers shall direct by an Issuer Order that such Notes be returned to the Co-Issuers. Any
Notes purchased by the Co-Issuers shall be immediately delivered to the Trustee for cancellation.

   Section 2.9 No Gross Up. The Issuer shall not be obligated to pay any additional amounts to the Beneficial Owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to the Notes.

                                  ARTICLE III

                             CONDITIONS PRECEDENT

   Section 3.1 General Provisions. The Notes may be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee (or an Authenticating Agent on its behalf) upon Issuer Request, upon receipt by the Trustee of the following:

          (a) (i) an Officer's certificate of the Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Issuer's obligations under, this Indenture, the
     Collateral Administration Agreement, the Account Control Agreement, the
     Preference Share Paying Agency Agreement, the Collateral Management
     Agreement, the Subscription Agreements and the Hedge Agreements, in each case as may be amended on or prior to, and as in effect on, the Closing
     Date, and the execution, authentication and delivery of the Notes and the
     Preference Shares and specifying the Stated Maturity, the principal amount and the Note Interest Rate with

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[**] CONFIDENTIAL TREATMENT REQUESTED

     respect to each Class of Notes to be authenticated and delivered and the issue of the Preference Shares (and certificates evidencing the same)
     specifying the issue price and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated
     thereon; and

          (ii) an Officer's certificate of the Co-Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Co-Issuer's obligations under, this Indenture, as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Notes and specifying the
     Stated Maturity, the principal amount and Note Interest Rate of each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof,
     (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

          (b)   (i) either (A) a certificate of the Issuer, or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee on which the Trustee is entitled to rely to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes and the
     Preference Shares or (B) an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee to the effect that no such authorization, approval or consent of any governmental body in the Cayman
     Islands is required for the valid issuance of the Notes and Preference
     Shares, except as may have been given; and

                (ii) either (A) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Co-Issuer satisfactory in form and substance to the Trustee on which the Trustee is entitled to rely to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes, or (B)
     an Opinion of Counsel to the Co-Issuer satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Notes except as may have been given;

          (c) (i) an opinion of Schulte Roth & Zabel LLP, special New York counsel to the Co-Issuers, dated the Closing Date, substantially in the form of Exhibit F-2;

              (ii) an opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit G;

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              (iii) an opinion of counsel to the Collateral Manager, dated the
     Closing Date, substantially in the form of Exhibit I; and

              (iv) (A) an opinion of counsel to the Trustee, dated the Closing
     Date, substantially in the form of Exhibit J-1, (B) an opinion of Kennedy
     Covington Lobdell & Hickman, L.L.P., special counsel to the Trustee, dated the Closing Date, substantially in the form of Exhibit J-2, and (C) an opinion of Seyfarth Shaw LLP, special Illinois counsel to the Trustee, dated the Closing Date, substantially in the form of Exhibit J-3;

          (d) an Officer's certificate of the Issuer, stating that the Issuer is not in Default under this Indenture and that the issuance of the Notes and the Preference Shares will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Issuer
     Charter, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that no
     Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture and the Preference Share Documents relating to the authentication and delivery of the Notes and the Preference Shares applied for (including in
     Section 3.2) have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

          (e) an Officer's certificate of the Co-Issuer stating that the
     Co-Issuer is not in Default under this Indenture and that the issuance of the Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Certificate of
     Incorporation or By-Laws of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

          (f) an Accountants' Report (A) confirming the information (other than the Principal Balance and the purchase price) with respect to each
     Collateral Debt Security set forth on the Schedule of Collateral Debt
     Securities attached hereto as Schedule A and the information provided by the Issuer with respect to every other asset forming part of the
     Collateral, by reference to such sources as shall be specified therein, (B)
     confirming by reference to an Officer's certificate of the Issuer, that the
     Aggregate Principal Balance of the Collateral Debt Securities which the
     Issuer has purchased or entered into binding commitments to purchase on or prior to the Closing Date is at least [**], (C) confirming compliance with each Collateral Quality Test (except the Standard & Poor's CDO Monitor
     Test) and (D) specifying the procedures undertaken by them to review data and computations relating to the foregoing statements;

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          (g) an executed counterpart of the Collateral Administration
     Agreement, the Account Control Agreement and the Collateral Management
     Agreement;

          (h) an executed copy of the Interest Rate Hedge Agreement;

          (i) delivery of the Financing Statement for filing with the Recorder of Deeds in the District of Columbia;

          (j) evidence that the register of mortgages and charges of the Issuer in the Cayman Islands has been updated to note the security Granted by the
     Issuer hereunder;

          (k) an executed copy of the Preference Share Paying Agency Agreement;

          (l) an Issuer Order executed by the Issuer and the Co-Issuer directing the Trustee to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii)
     deliver the authenticated Notes to the Issuer to hold on behalf of the
     Co-Issuers or as otherwise directed by the Issuer or the Co-Issuer; and

          (m) executed copies of the Subscription Agreements between the Issuer and the purchasers of the Preference Shares.

          Section 3.2 Security for Notes. Prior to the issuance of the Notes on the Closing Date, and with respect to clauses (a) and (b) of this Section
     3.2 on the Effective Date, the Issuer shall cause the following conditions to be satisfied:

          (a) Grant of Security Interest; Delivery of Collateral Debt
     Securities. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer's right, title and interest in and to the Collateral and the transfer of all Collateral Debt Securities purchased by the Issuer on the Closing Date and any Equity Securities acquired in connection therewith
     (as set forth in the Schedule of Closing Collateral Debt Securities) to the
     Trustee in the manner provided in Section 3.3(b).

          (b) Certificate of the Issuer. The delivery to the Trustee of a certificate of an Authorized Officer of the Issuer (who may rely on a similar back-up certificate from the Collateral Manager) or the Collateral
     Manager, for and on behalf of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Debt Security and Equity
     Security pledged to the Trustee for inclusion in the Collateral on the
     Closing Date and immediately prior to the delivery thereof on the Closing
     Date:

               (i) the Issuer is the owner of such Collateral Debt Security or
          Equity Security free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the
          Closing Date and except for those Granted pursuant to this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Debt
          Security or Equity Security prior to the first payment date and owed by the Issuer to the seller of such Collateral Debt Security or Equity
          Security;

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               (ii) the Issuer has acquired its ownership in such Collateral
          Debt Security or Equity Security in good faith, and in the exercise of its reasonable business judgment, without notice of any adverse claim
          (within the meaning given to such term by Section 8-102(a)(1) of the
          UCC), except as described in clause (i) above;

               (iii) the Issuer has not assigned, pledged or otherwise
          encumbered any interest in such Collateral Debt Security or Equity
          Security (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests
          Granted pursuant to this Indenture;

               (iv) the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such
          Collateral Debt Security or Equity Security to the Trustee;

               (v) the information set forth with respect to such Collateral
          Debt Security
         or Equity Security in the Schedule of Closing Collateral Debt
         Securities is correct in all material respects;

               (vi) each Collateral Debt Security included in the Collateral satisfies the requirements of the definition of "Collateral Debt
          Security" and is transferred to the Trustee as required by Section
          3.2(a);

               (vii) each Collateral Debt Security and Equity Security was acquired in accordance with all applicable requirements of Section
          12.2; and

               (viii) upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral (assuming that any
          Clearing Corporation, Securities Intermediary or other entity not within the control of the Issuer involved in the Grant of Collateral takes the actions required of it under Section 3.3(b) for perfection of that interest) and a Securities Entitlement with respect to
          Financial Assets.

          (c) Rating Letters. The delivery to the Trustee of an Officer's certificate of the Issuer, to the effect that (i) attached thereto are true and correct copies of (A) a letter signed by Moody's confirming that the
     Class A Notes have been rated "Aaa" by Moody's, a letter signed by Standard
     & Poor's confirming that the Class A Notes have been rated "AAA" by
     Standard & Poor's and a letter signed by Fitch confirming that the Class A
     Notes have been rated "AAA" by Fitch, (B) a letter signed by Moody's confirming that the Class B Notes have been rated at least "Aa2" by
     Moody's, a letter signed by Standard & Poor's confirming that the Class B
     Notes have been rated at least "AA" by Standard & Poor's and a letter signed by Fitch confirming that the Class B Notes have been rated at least
     "AA" by Fitch, (C) a letter signed by Moody's confirming that the Class C
     Notes have been rated at least "Baa2" by Moody's, a letter signed by
     Standard & Poor's confirming that the Class C Notes have been rated at least "BBB" by Standard & Poor's and a letter signed by Fitch confirming that the Class C Notes have been rated at least "BBB" by Fitch and (D) as to the ultimate receipt of the Liquidation Preference of the Preference
     Shares, a letter signed by Fitch confirming that the Preference Shares have been rated at least "BB" by Fitch and (ii) each such rating is in full force and effect on the Closing Date.

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          (d) Accounts. The delivery by the Trustee of evidence of the establishment of the Payment Account, the Interest Collection Account, the
     Principal Collection Account, the Expense Account, the Uninvested Proceeds
     Account, the Custodial Account, a Hedge Counterparty Collateral Account and
     any Synthetic Security Counterparty Account or Synthetic Security Issuer
     Account to be established on the Closing Date.

          (e) Funding Certificate. The delivery to the Trustee of a Funding
     Certificate, duly executed by an Authorized Officer of the Issuer, relating to, among other things, the disposition of the proceeds of the issuance of the Notes and the Preference Shares, dated the Closing Date, in substantially the form of Exhibit F hereto.

          (f) Purchases. The delivery to the Trustee of evidence that the Issuer shall have entered into one or more agreements to purchase, for settlement on or following the Closing Date in accordance with customary settlement procedures in the relevant markets, Collateral Debt Securities having an
     Aggregate Principal Balance of not less than [**].

          (g) Proceeds of the Preference Shares. The Issuer has received [**]
     from the issuance of the Preference Shares.

          Section 3.3 Custodianship; Transfer of Collateral Debt Securities and
     Eligible Investments. (a) The Trustee shall hold all Certificated
     Securities and Instruments in physical form at the office of a custodian appointed by the Trustee in Chicago, Illinois (together with any successor, the "Custodian"). Initially, such Custodian shall be LaSalle Bank National
     Association with its address at 135 South LaSalle Street, Suite 1625,
     Chicago, Illinois 60603, Attention: CDO Trust Services--ACA ABS 2002-1,
     Limited. Any successor custodian shall be a state or national bank or trust company which is not an Affiliate of the Issuer or the Co-Issuer and which has a combined capital and surplus of at least U.S.$150,000,000.

          (b) Except as otherwise provided in the last sentence of this clause
     (b), each time that the Issuer, or the Collateral Manager on behalf of the
     Issuer, shall direct or cause the acquisition of any Collateral Debt
     Security, Equity Security, U.S. Agency Security or Eligible Investment, the
     Collateral Manager (on behalf of the Issuer) shall, if such Collateral Debt
     Security, Equity Security, U.S. Agency Securities or Eligible Investment
     has not already been transferred to the Custodial Account, cause the transfer of such Collateral Debt Security, Equity Security, U.S. Agency
     Security or Eligible Investment to the Custodian to be held in the
     Custodial Account for the benefit of the Trustee in accordance with the terms of this Indenture, and the Custodian shall hold such Collateral Debt
     Security, Equity Security, U.S. Agency Security or Eligible Investment in
     the Custodial Account for the benefit of the Trustee in accordance with the terms of this Indenture. The Collateral Manager shall take any and all actions necessary to create in favor of the Trustee a valid, perfected, first-priority security interest in each Collateral Debt Security, Equity
     Security, U.S. Agency Security and Eligible Investment Granted to the
     Trustee under laws and regulations (including Articles 8 and 9 of the UCC)
     in effect at the time of such Grant, including by taking the following actions:

               (i) directing the Custodian to credit to the Custodial Account such Collateral Debt Security, U.S. Agency Security or Eligible
          Investment, as the case may be; or

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (ii) if such Collateral Debt Security, Equity Security, U.S.
          Agency Security or Eligible Investment is not so credited to the
          Custodial Account, taking the following actions, as applicable:

                    (A) (1) in the case of a Security Entitlement that is held through a Securities Intermediary and as to which the Entitlement
               Holder is the Issuer, obtaining the agreement of such Securities
               Intermediary that it will comply with Entitlement Orders
               originated by the Trustee without further consent by the Issuer and taking no action to cause such agreement to cease to be effective and (2) in the case of any other Security Entitlement, directing the Trustee to become the Entitlement Holder of such
               Security Entitlement;

                    (B) (1) in the case of an Uncertificated Security registered in the name of the Issuer, obtaining the agreement of the issuer of such Uncertificated Security that such issuer will comply with
               Instructions originated by the Trustee without further consent by the Issuer and causing such agreement to remain in effect or (2)
               in the case of any other Uncertificated Security, directing the
               Trustee to become the registered owner of such Uncertificated
               Security and causing such registration to remain effective;

                    (C) in the case of an Instrument or a Certificated Security represented by a Security Certificate in Registered Form
               specially indorsed to the Trustee by an effective indorsement, delivering such Instrument or Security Certificate to the
               Custodian in the State of Illinois and causing the Custodian to maintain (on behalf of the Trustee) continuous possession of such
               Instrument or Security Certificate in the State of Illinois;

                    (D) in the case of a "general intangible" (within the
               meaning of the applicable Uniform Commercial Code), cause, within
               10 days of the Closing Date (or 10 days of the acquisition date of such account), (A) the filing of all appropriate financing statements in the proper filing office in the appropriate
               jurisdictions under applicable law; and (B) the registration of the security interest Granted by the Issuer under this Indenture in the Register of Mortgages and Charges of the Issuer at the
               Issuer's registered office in the Cayman Islands, and

                    (E) in the case of a "financial asset" credited to the
               Accounts, deliver on the Closing Date to the Trustee a fully executed Account Control Agreement pursuant to which the
               Custodian, as Securities Intermediary, has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Accounts without further consent by the
               Issuer.

     (c) The security interest of the Trustee in the funds or other property used to acquire such Collateral Debt Security or Eligible Investment shall, concurrently with such acquisition and without action on the part of the
Trustee, be released.

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                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

     Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect with respect to the
Collateral securing the Notes and the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) the rights of the Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights and immunities of the
Collateral Manager hereunder and under the Collateral Management Agreement and
(vi) the rights of the Secured Parties as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them; and
the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (a) either:

               (i) all Notes theretofore authenticated and delivered (other than
          (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

               (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Co-Issuers pursuant to Section 9.3;

          (b) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or noncallable direct obligations of the United States in an amount sufficient, as verified by a firm of nationally recognized Independent certified public accountants, to pay and discharge the entire indebtedness on all Notes not theretofore delivered to the
Trustee for cancellation, including all principal and interest (including Class
C Deferred Interest, Defaulted Interest and interest on Defaulted Interest, if any) accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or the Redemption Date, as the case may be; provided that (x) such obligations are entitled to the full faith and credit of the United States and (y) this clause (b) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

          (c) the Issuer has paid or caused to be paid all other sums payable hereunder (including amounts payable pursuant to any Hedge Agreement (including all termination payments), the Collateral Administration Agreement, the
Administration Agreement, the Preference Share Paying Agency Agreement and the
Collateral Management Agreement) and no other amounts will become due and payable by the Issuer; and

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          (d) the Co-Issuers have delivered to the Trustee Officer's certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this
Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Manager, the Hedge
Counterparties and, if applicable, the Noteholders, as the case may be, under
Sections 2.6, 4.1, 4.2, 5.4(d), 5.9, 5.18, 6.7, 6.8, 7.1, 7.3, 14.10 and 14.12
shall survive.

     Section 4.2 Application of Trust Money. All Cash deposited with the Trustee pursuant to Section 4.1 for the payment of principal of and interest on the
Notes and amounts payable pursuant to the Hedge Agreements, the Administration
Agreement, the Collateral Administration Agreement and the Collateral Management
Agreement shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including the Priority of Payments, for the payment either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto of the respective amounts in respect of which such Cash has been deposited with the Trustee; but such Cash need not be segregated from other funds held by the Trustee except to the extent required herein or required by law.

     Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all
Cash then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 and in accordance with the
Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Cash.

                                   ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

     Section 5.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of
Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) a default in the payment of any interest on (i) any Class A Note or
Class B Note or (ii) if there are no Class A Notes or Class B Notes Outstanding on any Class C Note when the same becomes due and payable, in each case which default continues for a period of three Business Days (or, in the case of a default in payment due to an administrative error or omission by the Trustee, the Administrator, a Paying Agent (other than the Preference Share Paying Agent)
or the Note Registrar, when such default continues for a period of seven days);

     (b) a default in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity or Redemption Date (or, in the case of a default in payment due to an administrative error or omission by the Trustee, the Administrator, a Paying Agent (other than the Preference Share Paying

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Agent) or the Note Registrar, when such default continues for a period of seven days);

     (c) the failure on any Distribution Date to disburse amounts available in the Interest Collection Account or Principal Collection Account in accordance with the order of priority set forth under Section 11.1 (other than a default in payment described in clause (a) or (b) above), which failure continues for a period of two Business Days after any of the Issuer, the Co-Issuer or the
Collateral Manager has actual knowledge thereof or after notice thereof to the
Issuer and the Collateral Manager by the Trustee or to the Issuer, the
Collateral Manager and the Trustee by the holders of at least 25% in Aggregate
Outstanding Amount of Notes of the Controlling Class or any Hedge Counterparty
(or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, the Administrator, a Paying Agent (other than the
Preference Share Paying Agent) or the Note Registrar, when such failure continues for a period of seven days);

     (d) either of the Co-Issuers or the pool of Collateral becomes, based upon an Opinion of Counsel or a regulatory determination, an investment company required to be registered under the Investment Company Act and such condition continues for a period of 90 days after the Regulatory Determination Date.

     (e) a default in the performance, or breach, of any other covenant or other agreement (other than the covenant to meet the Collateral Quality Tests or the
Coverage Tests) of the Issuer or the Co-Issuer under this Indenture or any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith (but excluding representations or warranties made by the issuers of Collateral Debt Securities with respect thereto) proves to be incorrect in any material respect when made, and the continuation of such default, breach or misrepresentation for a period of 30 days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted thereunder, 15 days) after any of the
Issuer, the Co-Issuer or the Collateral Manager has actual knowledge thereof or after notice thereof to the Issuer and the Collateral Manager by the Trustee or
to the Issuer, the Collateral Manager and the Trustee by the Holders of at least
25% in Aggregate Outstanding Amount of Notes of the Controlling Class or any
Hedge Counterparty;

     (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) winding up, liquidation, reorganization or other relief in respect of the Issuer or the Co-Issuer or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the Co-Issuer or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days; or an order or decree approving or ordering any of the foregoing shall be entered; or the
Issuer or its assets shall become subject to any event that, under the applicable laws of the Cayman Islands, has an analogous effect to any of the foregoing;

     (g) the Issuer or the Co-Issuer shall (i) voluntarily commence any proceeding or file any petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the

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institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 5.1(f), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the Co-Issuer or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or the Issuer shall cause or become subject to any event with respect to the Issuer that, under the applicable laws of the Cayman Islands, has an analogous effect to any of the foregoing; or

     (h) one or more final judgments being rendered against the Issuer or the
Co-Issuer that exceed, in the aggregate, U.S.$1,000,000 (or such lesser amount as either Rating Agency may specify) and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by each Rating Agency) the
Rating Condition shall have been satisfied.

     If either Co-Issuer shall obtain knowledge, or shall have reason to believe, that an Event of Default shall have occurred and be continuing, such
Co-Issuer shall promptly notify the Trustee, the Preference Share Paying Agent, the Collateral Manager, the Noteholders, each Hedge Counterparty and each Rating
Agency in writing of such an Event of Default.

     Section 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an
Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or 5.1(g)), (i) the Trustee (at the direction of a
Majority of the Controlling Class by notice to the Co-Issuers) or (ii) a
Majority of the Controlling Class, by notice to the Co-Issuers and the Trustee, may (A) declare the principal of all of the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable and (B) terminate the Reinvestment Period. If an
Event of Default specified in Section 5.1(f) or 5.1(g) occurs, (A) all unpaid principal, together with all accrued and unpaid interest (if any) thereon, of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder and (B) the Reinvestment Period shall terminate.
Notwithstanding the foregoing, if an Event of Default specified in Section
5.1(a) or 5.1(b) occurs and is continuing solely with respect to a default in the payment of any principal of or interest on Notes of a Class other than the
Controlling Class, neither the Trustee nor the Holders of such non-Controlling
Class shall have the right to declare such principal and other amounts to be immediately due and payable.

     (b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class, by written notice to the Co-Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

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          (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

               (A) all overdue installments of principal of and interest on the
          Notes,

               (B) interest upon Class C Deferred Interest at the applicable
          Note Interest Rate and to the extent that payment of such interest is lawful, upon Defaulted Interest at the applicable Note Interest Rate,

               (C) any accrued and unpaid amounts (including termination
          payments, if any) payable by the Issuer pursuant to the Hedge
          Agreements, and

               (D) all unpaid taxes and Administrative Expenses and other sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          (ii) the Trustee has determined that all Events of Default known by the Trustee, other than the nonpayment of the principal of or interest on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination or waived as provided in Section 5.14;
     and

          (iii) any Hedge Agreement in effect immediately prior to the declaration of such acceleration shall remain in effect unless the Issuer shall have entered into a replacement Hedge Agreement in accordance with
     Section 16.1(g).

At any such time as the Trustee shall rescind and annul such declaration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5; provided that, if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may subsequently be accelerated pursuant to Section 5.2(a), notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this Section 5.2(b). No such rescission and annulment shall affect any subsequent Default or impair any right consequent thereon.

     Section 5.3 Collection of Indebtedness and Suits for Enforcement by
Trustee. The Co-Issuers covenant that if a Default shall occur in respect of the payment of any principal of or interest on any Class A Note, the payment of principal of or interest on any Class B Note (but with respect to interest, only after the Class A Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest (if any) on any Class C Note (but with respect to interest, only after the Class A Notes and Class B Notes and all interest accrued thereon have been paid in full), the Co-Issuers will, upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Note
Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the

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reasonable compensation, expenses, disbursements and advances of the Trustee and such Noteholder and their respective agents and counsel.

                  If the Issuer or the Co-Issuer fails to pay such amounts
forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may, and shall, upon the direction by a Majority of the
Controlling Class, prosecute such Proceeding to judgment or final decree, and may enforce the same against the Co-Issuers or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no direction by a Majority of the Controlling Class is received by the Trustee) or as the Trustee may be directed by a Majority of the
Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

                  In case there shall be pending Proceedings relative to the
Issuer or the Co-Issuer or any other obligor upon the Notes under the Bankruptcy
Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable
Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the
Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes upon direction by a Majority of the Controlling Class, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the
Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the
Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or any
Person performing similar functions in comparable Proceedings; and

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                  (c) to collect and receive any Monies or other property
payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on behalf of the Noteholders and the Trustee; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee and, in the event that the
Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

                  Nothing herein contained shall be deemed to authorize the
Trustee to authorize or consent to, or vote for, accept or adopt, on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or any similar Person.

                  All rights of action and of asserting claims under this
Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other
Proceedings relative thereto, and any action or Proceedings instituted by the
Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys and counsel, shall be for the benefit of the Secured Parties and payable to the Secured Parties in accordance with the
Priority of Payments.

                  In any Proceedings brought by the Trustee on behalf of the
Holders, the Trustee shall be held to represent, subject to Section 6.17, all the Secured Parties.

                  Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except in accordance with
Section 5.5(a).

     Section 5.4 Remedies. (a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the
Co-Issuers agree that the Trustee may after notice to the Noteholders, Standard
& Poor's and the Hedge Counterparties, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

               (i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral any Monies adjudged due;

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               (ii) sell all or a portion of the Collateral or rights of
          interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with
          Section 5.17;

               (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

               (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

               (v) exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Collateral or institute
Proceedings in furtherance thereof pursuant to this Section 5.4 except in accordance with Section 5.5(a).

                  The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section
5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

                  (b) If an Event of Default as described in Section 5.1(e)
shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the
Controlling Class or a Hedge Counterparty shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such
Section, and enforce any equitable decree or order arising from such proceeding.

                  (c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Noteholders may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

                  Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase
Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

                  Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee and the Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

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                  (d) Notwithstanding any other provision of this Indenture or any other Transaction Agreements, the Noteholders, the Trustee and any of the
other Secured Parties may not, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Federal or state bankruptcy or similar laws. Nothing in this
Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or (ii) from commencing against the Issuer or the
Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

     Section 5.5 Preservation of Collateral. (a) If an Event of Default shall have occurred and be continuing when any Class of Notes is Outstanding and principal of and accrued and unpaid interest of all the Notes of such Class has been declared to be immediately due and payable or has matured, the Trustee shall retain the Collateral securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Articles X, XII and XIII unless:

               (i) the Trustee determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes for principal and interest (including Class C Deferred Interest and Defaulted Interest and interest on Defaulted Interest, if any is then due and unpaid) due and unpaid Administrative Expenses as limited by clauses (B) and (L)
          of Section 11.1(a)(i), the Collateral Management Fee, any unpaid
          Deferred Structuring Fee and any accrued and unpaid amounts payable by the Issuer pursuant to the Hedge Agreements, including termination payments, if any (assuming, for this purpose, that any Hedge Agreement has been terminated by reason of an event of default or termination event thereunder with respect to the Issuer) and a majority in aggregate outstanding principal amount of the Controlling Class agree with such determination; or

               (ii) the holders of at least 66-2/3% in Aggregate Outstanding
          Amount of each Class of Notes, voting as a separate Class and the
          Interest Rate Hedge Counterparties (unless no early termination or liquidation payment would be owing by the Issuer to any Interest Rate
          Hedge Counterparty upon the termination thereof by reason of an event of default or termination event under the related Hedge Agreement with respect to the Issuer) direct the sale and liquidation of the
          Collateral.

                  If either (i) or (ii) occurs, the Trustee shall use
commercially reasonable efforts to liquidate the Collateral and, on the Business
Day (the "Accelerated Maturity Date") following the Business Day on which such liquidation is completed, apply the proceeds thereof in accordance with the
Priority of Payments.

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For purposes of clause (ii) of this Section 5.5(a), if a Hedge Counterparty shall fail to vote to direct the sale and liquidation of the Collateral within three Business Days after written notice from the Issuer or the Trustee requesting a vote pursuant to such clause (ii), such Hedge Counterparty shall not be entitled to participate in the vote requested by such notice. The Trustee shall give written notice of the retention of the Collateral to the Issuer with a copy to the Co-Issuer and the Hedge Counterparties. So long as such Event of
Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

                  (b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Notes if prohibited by applicable law.

                  (c) In determining whether the condition specified in Section
5.5(a)(i) exists, the Trustee shall obtain bid prices with respect to each security contained in the Collateral from two nationally recognized dealers, as specified by the Collateral Manager in writing, which are Independent from each other and the Collateral Manager, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. For the purposes of making the determinations required pursuant to Section 5.5(a)(i), the Trustee shall apply the standards set forth in Section 9.1(b). In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Pledged Securities and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

                  The Trustee shall deliver to the Noteholders, the Hedge
Counterparties and the Co-Issuers a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after making such determination. The Trustee shall make the determinations required by
Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(i). In the case of each calculation made by the Trustee pursuant to Section 5.5(a)(i), the Trustee shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture. In determining whether the Holders of the requisite Aggregate Outstanding Amount of any Class of Notes have given any direction or notice or have agreed pursuant to Section 5.5(a), any Holder of a
Note of a Class who is also a Holder of Notes of another Class or any Affiliate of any such Holder shall be counted as a Holder of each such Note for all purposes.

                  (d) If an Event of Default shall have occurred and be
continuing at a time when no Note is Outstanding, the Trustee shall retain the
Collateral securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the
Priority of Payments and the provisions of Articles X, XII and XIII unless a
Majority-in-Interest of Preference Shareholders direct the sale and liquidation of the Collateral.

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     Section 5.6 Trustee May Enforce Claims Without Possession of Notes. All
rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in
Section 5.7.

     Section 5.7 Application of Money Collected. Any Money collected by the
Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 and in accordance with the provisions of Section 11.1, at the date or dates fixed by the Trustee.

     Section 5.8 Limitation on Suits. No Holder of any Note shall have any right to
institute any Proceedings, judicial or otherwise, with respect to this
Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given to the Trustee written notice of an Event of Default;

                  (b) except as otherwise provided in Section 5.9, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes of the
Controlling Class shall have made written request to the Trustee to institute
Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

                  (d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the
Controlling Class;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other
Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with
Section 13.1 and the Priority of Payments.

                  If the Trustee shall receive conflicting or inconsistent
requests and indemnity from two or more groups of Holders of the Controlling
Class, each representing less than a Majority of the Controlling Class, the
Trustee shall follow the instructions of the group representing the higher percentage of interest in the Controlling Class, notwithstanding any other provisions of this Indenture.

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     Section 5.9 Unconditional Rights of Noteholders to Receive Principal and
Interest. Notwithstanding any other provision in this Indenture other than
Section 2.6(i), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such
Note as such principal and interest become due and payable in accordance with
Section 13.1 and the Priority of Payments and, subject to the provisions of
Section 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.10 Restoration of Rights and Remedies. If the Trustee or any
Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Co-Issuers, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such Proceeding had been instituted.

     Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.12 Delay or Omission Not Waiver. No delay or omission of the
Trustee or of any Noteholder to exercise any right or remedy accruing upon any
Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be
exercised from time to time, and as often as may be deemed expedient, by the
Trustee or by the Noteholders, as the case may be.

     Section 5.13 Control by Controlling Class. Notwithstanding any other provision of this Indenture (but subject to the proviso in the definition of
"Outstanding" in Section 1.1(a)), a Majority of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee for exercising any trust, right, remedy or power conferred on the Trustee; provided that:

                  (a) such direction shall not conflict with any rule of law or with this Indenture;

                  (b) the Trustee may take any other action deemed proper by the
Trustee that is not inconsistent with such direction; provided that, subject to
Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity against such liability as set forth below);

                  (c) the Trustee shall have been provided with indemnity
satisfactory to it; and

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                  (d) any direction to the Trustee to undertake a Sale of the
Collateral shall be made only pursuant to, and in accordance with, Sections 5.4 and 5.5.

     Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for
payment of the Money due has been obtained by the Trustee, as provided in this
Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

                  (a) in the payment of the principal of any Note or in the
payment of interest (including Defaulted Interest and interest on Defaulted
Interest, if any) on the Class A Notes or, after the Class A Notes have been paid in full, on the Class B Notes (including Defaulted Interest and interest on
Defaulted Interest, if any) or, after the Class A Notes and the Class B Notes have been paid in full, on the Class C Notes (including Class C Deferred
Interest, Defaulted Interest and interest on Defaulted Interest (if any)); or

                  (b) in respect of a covenant or provision hereof that under
Section 8.2 cannot be modified or amended without the waiver or consent of the
Holder of each Outstanding Note affected thereby; or

                  (c) arising under Section 5.1(f) or 5.1(g).

                  In the case of any such waiver, (i) the Co-Issuers, the
Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto, and (ii) the
Trustee shall promptly give written notice of any such waiver to the Collateral
Manager and each Holder of Notes. The Rating Agencies shall be notified by the
Issuer of any such waiver.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee or any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling
Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated
Maturity expressed in such Note (or, in the case of redemption, on or after the applicable Redemption Date).

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     Section 5.16 Waiver of Stay or Extension Laws. The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.17 Sale of Collateral. (a) The power to effect any sale (a
"Sale") of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may, upon notice to the Securityholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any
Sale by announcement made at the time and place of such Sale; provided that, if the Sale is rescheduled for a date more than 10 Business Days after the date of the determination by the Trustee pursuant to Section 5.5, such Sale shall not occur unless and until the Trustee has again made the determination required by
Section 5.5. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

                  (b) The Trustee may bid for and acquire any portion of the
Collateral in connection with a public Sale thereof, by crediting all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

                  (c) If any portion of the Collateral consists of securities not registered under the Securities Act ("Unregistered Securities"), the Trustee
may seek an Opinion of Counsel or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no-action position from the United States Securities and Exchange Commission or any other relevant Federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities (the costs of which, in each case, shall be reimbursable to the Trustee pursuant to Section 6.8 hereof).
In no event shall the Trustee be required to register or cause the registration of any Unregistered Securities or the Notes under the Securities Act.

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                  (d) The Trustee shall execute and deliver an appropriate
instrument of conveyance transferring its interest in any portion of the
Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably and by way of security appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

     Section 5.18 Action on the Notes. The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

                                   ARTICLE VI

                                  THE TRUSTEE

     Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the
          Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform.
          In the case of an Officer's Certificate to be provided by the
          Collateral Manager or the Issuer, if a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

                  (b) In case an Event of Default known to the Trustee has
occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

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                  (c) No provision of this Indenture shall be construed to
relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this clause (c) shall not be construed to limit the effect of clause (a) of this Section 6.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith (A) in accordance with the written direction of the requisite Noteholders specified by the terms of this Indenture relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee or
          (B) exercising any trust or power conferred upon the Trustee under this Indenture; and

               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or adequate indemnity against risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(B) net of the amounts specified in Section 6.8(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to performance of its ordinary services under this Indenture.

                  (d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Section 5.1(d), 5.1(e), 5.1(f) or 5.1(g) or any Default described in Section 5.1(e) or 5.1(h) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or such a Default, as the case may be, is received by the Trustee at the Corporate Trust Office. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or such a Default, as the case may be, such reference shall be construed to refer only to such an Event of Default or such a Default, as the case may be, of which the
Trustee is deemed to have notice as described in this Section 6.1(d).

                  (e) Whether or not therein expressly so provided, every
provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VI.

                  (f) The Trustee shall, upon reasonable (but no less than five
Business Days') prior written notice to the Trustee, permit any representative of a Holder of a Note, during the Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Trustee (other than items protected by attorney-client privilege) relating to the

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Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the
Trustee by such Holder) and to discuss the Trustee's actions, as such actions relate to the Trustee's duties with respect to the Notes, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to the Notes.

                  (g) With respect to the security interests created hereunder, the Trustee acts as a fiduciary for the Noteholders only, and serves as a collateral agent for the Hedge Counterparties and the Collateral Manager.

     Section 6.2 Notice of Default. Promptly (and in no event later than two
Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall mail to the Collateral Manager, each
Rating Agency (for so long as any Class of Notes is Outstanding), the Preference
Share Paying Agent, each Hedge Counterparty and to all Holders of Notes, as their names and addresses appear on the Note Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

     Section 6.3 Certain Rights of Trustee. Except as otherwise provided in
Section 6.1:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer
Order, as the case may be;

                  (c) whenever in the administration of this Indenture the
Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

                  (d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such
Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

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                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of any Class or any Rating Agency shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records of the Co-Issuers and the Collateral Manager relating to the Notes and the Collateral, personally or by agent or attorney during normal business hours; provided that the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

                  (g) the Trustee may execute any of the trusts or powers
hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than any Affiliate of the Trustee) appointed and supervised, or attorney appointed, with due care by it hereunder; and

                  (h) the Trustee shall not be liable for any action it takes or omits to take in good faith that, in the exercise of its business judgment, it reasonably and, after the occurrence and during the continuance of an Event of
Default, prudently believes to be authorized or within its rights or powers hereunder.

     Section 6.4 Authenticating Agents. Upon the request of the Co-Issuers, the
Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this
Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.4 shall be deemed to be the authentication of Notes "by the
Trustee."

                  Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to the corporate trust business of any
Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

                  Any Authenticating Agent may at any time resign by giving
written notice of resignation to the Trustee and the Issuer. The Trustee may at
any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.8. The provisions of Sections
2.6(i), 2.8, 6.5 and 6.6 shall be applicable to any Authenticating Agent.

     Section 6.5 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Co-Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), of the Collateral or of the Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

     Section 6.6 May Hold Notes. The Trustee, any Paying Agent, the Note
Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

     Section 6.7 Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the
Trustee on Eligible Investments.

     Section 6.8 Compensation and Reimbursement. (a) The Issuer agrees:

               (i) to pay the Trustee on each Distribution Date the Trustee Fee as reasonable compensation for all services, including custodial services, rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (ii) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges, but only to the extent any such securities transaction charges have not been waived during a Due
          Period due to the Trustee's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager) and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 5.17, 10.7 or 10.9, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith;

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               (iii) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

               (iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.14.

                  (b) The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from Moneys on deposit in the Payment
Account for the Notes pursuant to Section 11.1.

                  (c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under this Indenture.

                  (d) The amounts payable to the Trustee pursuant to Section
6.8(a) (other than amounts received by the Trustee from financial institutions under clause (a)(ii) above) shall not, except as provided by Section
11.1(a)(i)(L), exceed on any Distribution Date the Dollar limitation described in Section 11.1(a)(i)(B) for such Distribution Date, and the Trustee shall have a lien ranking senior to that of the Noteholders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under this Section 6.8 not to exceed such amount with respect to any Distribution Date; provided that (A) the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action pursuant to Section 5.3 or 5.4 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties and (B) the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of the Secured Parties in the manner set forth in Section 5.4.

                  Fees applicable to periods shorter than a calendar quarter shall be prorated based on the actual number of days within such period. The
Trustee shall, subject to the Priority of Payments, receive amounts pursuant to this Section 6.8 and Sections 11.1(a)(i) and (ii) only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default.
Subject to Section 6.10, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy against the Co-Issuers for the nonpayment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day, or if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture. No direction by a Majority of the
Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

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     Section 6.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation or trust company organized and doing business under the laws of the United States or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by Federal or state authority, having a rating of at least "Baa1" by Moody's, at least "BBB+" by Standard & Poor's and (if rated by
Fitch) at least "BBB+" by Fitch and a short-term debt rating of "P-1" by Moody's and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall provide copies of any such reports to the Noteholders upon written request. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section
6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

     Section 6.10 Resignation and Removal; Appointment of Successor. (a) No
resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

                  (b) The Trustee may resign at any time by giving written
notice thereof to the Co-Issuers, the Noteholders, the Collateral Manager, each
Hedge Counterparty, each Rating Agency and the Preference Share Paying Agent.
Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer,
one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Noteholder;
provided that such successor Trustee shall be appointed only upon the written consent of a Majority of each Class or, at any time when an Event of Default shall have occurred and be continuing, by a Majority of the Controlling Class.
If no successor trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning
Trustee or any Holder of a Note, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) Subject to Section 6.10(a), the Trustee may be removed at any time by Act of a Majority of any Class or at any time when an Event of
Default shall have occurred and be continuing or by Act of a Majority of the
Controlling Class, delivered to the Trustee and to the Co-Issuers. Any removal of LaSalle Bank National Association as Trustee shall also result in its removal as Paying Agent, Transfer Agent, Calculation Agent and Preference Share Paying
Agent.

                  (d) If at any time:

               (i) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Co-Issuers or by any Holder; or

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               (ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the
          Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

          then, in any such case (subject to Section 6.10(a)), (A) the
          Co-Issuers, by Issuer Order, may remove the Trustee or (B) subject to
          Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become
incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee. If the Co-Issuers shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Controlling Class delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or such Holders and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Co-Issuers shall give prompt notice of each
resignation and each removal of the Trustee and each appointment of a successor
Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, each Rating Agency, each Hedge Counterparty and the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its
Corporate Trust Office. If the Co-Issuers fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor
Trustee shall cause such notice to be given at the expense of the Co-Issuers.

     Section 6.11 Acceptance of Appointment by Successor. Every successor
Trustee appointed hereunder shall execute, acknowledge and deliver to the
Co-Issuers and the retiring Trustee an instrument accepting such appointment.
Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any other act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the
Co-Issuers or a Majority of any Class or the successor Trustee, such retiring
Trustee shall, upon payment of its charges, fees, indemnities and expenses then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.8(d). Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

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                  No successor Trustee shall accept its appointment unless (a)
at the time of such acceptance such successor shall (i) have long term debt rated at least "Baa1" by Moody's, at least "BBB+" by Standard & Poor's and at least "BBB+" by Fitch (if rated by Fitch) and (ii) be qualified and eligible under this Article VI and (b) the Rating Condition with respect to the appointment of such successor Trustee shall have been satisfied. No appointment of a successor Trustee shall become effective if a Majority of the Controlling
Class objects to such appointment; and no appointment of a successor Trustee shall become effective until the date ten days after notice of such appointment has been given to each Noteholder.

     Section 6.12 Merger, Conversion, Consolidation or Succession to Business of
Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the
Trustee, shall be the successor of the Trustee hereunder; provided such Person shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor
Trustee had itself authenticated such Notes.

     Section 6.13 Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 and to make such claims and enforce such rights of action on behalf of the Holders of the Notes subject to the other provisions of this Section 6.13.

                  The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

                  Should any written instrument from the Co-Issuers be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (subject to the Priority of Payments) for any reasonable fees and expenses in connection with such appointment.

                  Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                  (a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

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                  (b) the rights, powers, duties and obligations hereby
conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

                  (c) the Trustee at any time, by an instrument in writing
executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer
Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.13, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.13;

                  (d) no co-trustee hereunder shall be personally liable by
reason of any act or omission of the Trustee or any other co-trustee hereunder;

                  (e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

                  (f) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

     Section 6.14 Certain Duties Related to Delayed Payment of Proceeds. In the
event that the Trustee shall not have received a payment with respect to any
Pledged Security on its Due Date (unless otherwise directed by the Collateral
Manager in connection with any Pledged Security with respect to which there was a default in payment during the preceding Due Period as to which the Collateral
Manager is taking action under the Collateral Management Agreement), (a) the
Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice (i) such payment shall have been received by the Trustee or (ii) the Issuer, in its absolute discretion
(but only to the extent permitted by Section 10.2(c)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(c), the Trustee shall request the issuer of such Pledged Security, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the
Trustee, subject to the provisions of Section 6.1(c)(iv), shall take such action as the Collateral Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged
Security and/or delivers a new Collateral Debt Security in connection with any such action under the Collateral Management Agreement, such release and/or delivery shall be subject to Section 10.8 and Article XII, as the case may be.
Notwithstanding any other provision hereof, the Trustee shall deliver to the
Issuer or its designee any payment with respect to any Pledged Security received after the Due Date thereof to the extent the Issuer previously made provisions for such payment

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satisfactory to the Trustee in accordance with Section 10.2(c) and this Section
6.14 and such payment shall not be deemed part of the Collateral.

     Section 6.15 Representations and Warranties of the Bank. (a) Organization.
The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States and has the power to conduct its business and affairs as a trustee.

                  (b) Authorization; Binding Obligations. The Bank has the power and authority to perform the duties and obligations of Trustee, Note Registrar and Transfer Agent under this Indenture. The Bank has taken all necessary action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This
Indenture has been duly executed and delivered by the Bank. Upon execution and delivery by the Co-Issuers, this Indenture will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms.

                  (c) Eligibility. The Bank is eligible under Section 6.9 to serve as Trustee hereunder and satisfies the trustee eligibility requirements set forth in Rule 3a-7(a)(4)(i) under the Investment Company Act.

                  (d) No Conflict. Neither the execution, delivery and
performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to or require any consent under, any agreement to which the Bank is a party or by which it or any of its property is bound.

                  (e) No Proceedings. There are no proceedings pending, or to the best knowledge of the Bank, threatened against the Bank before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that could have a material adverse effect on the Collateral or any action taken or to be taken by the Bank under this Indenture.

     Section 6.16 Exchange Offers. The Collateral Manager may, on behalf of the
Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, take any of the following actions with respect to a Collateral Debt
Security or Equity Security as to which an exchange offer has been made: (i)
exchange such instrument for other securities or a mixture of securities and other consideration pursuant to such exchange offer (and in making a determination whether or not to exchange any security, none of the restrictions set forth in Section 12.2 or 12.3 shall be applicable); and (ii) give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Debt Security or Equity Security.

     Section 6.17 Fiduciary for Noteholders Only; Agent For Other Secured
Parties. With respect to the security interests created hereunder, the pledge of any portion of the Collateral to the Trustee is to the Trustee as representative of the Noteholders and agent for other Secured

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Parties. In furtherance of the foregoing, the possession by the Trustee of any portion of the Collateral and the endorsement to or registration in the name of the Trustee of any portion of the Collateral (including without limitation as entitlement holder of the Custodian Account) are all undertaken by the Trustee in its capacity as representative of the Noteholders and as agent for the other
Secured Parties. The Trustee shall not by reason of this Indenture be deemed to be acting as fiduciary for the Hedge Counterparties or the Collateral Manager,
provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

                                  ARTICLE VII

                                   COVENANTS

     Section 7.1 Payment of Principal and Interest. The Co-Issuers will duly and punctually pay all principal (including Class C Deferred Interest) and interest
(including Defaulted Interest and interest thereon, if any) in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the
Code or other applicable law by any Person from a payment to any Noteholder of principal and/or interest shall be considered as having been paid by the
Co-Issuers to such Noteholder for all purposes of this Indenture.

                  The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Noteholder of any such withholding requirement no later than 10 days prior to the date of the payment from which amounts are required to be withheld; provided that despite the failure of the Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co-Issuers as provided above. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of principal and/or interest shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of this Indenture.

     Section 7.2 Maintenance of Office or Agency. The Co-Issuers hereby appoint the Trustee as Paying Agent for the payment of principal of and interest on the
Notes. The Co-Issuers hereby appoint National Corporate Research, Ltd., 225 West
34th Street, Suite 910, New York, New York, 10122, as the Co-Issuers' agent where notices and demands to or upon the Co-Issuers in respect of the Notes or this Indenture may be served and where such Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints Ernst & Young,
Ernst & Young Building, Harcourt Centre, Harcourt Street, Dublin 2, Ireland, as
Irish Paying Agent and as the Issuer's agent where notices and demands to or upon the Issuer in respect of any Notes listed on the Irish Stock Exchange may be served and where such Notes may be surrendered for registration of transfer or exchange.

                  The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (A) the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of the Notes and this
Indenture may be served, (B) no Paying Agent shall be appointed in a jurisdiction which would subject payments on the Notes to withholding tax as a result of the Paying Agent being located therein, (C) the Co-Issuers may not terminate the appointment of any Paying Agent without the consent of each
Preference Shareholder and (D) so long as any Class of Notes is

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listed on the Irish Stock Exchange and the rules of such exchange so require, the Co-Issuers will maintain in Ireland a Paying Agent and an office or agency where notices and demands to or upon the Co-Issuers in respect of such Notes and this Indenture may be served and where such Notes may be surrendered for registration of transfer or exchange. The Co-Issuers shall give prompt written notice to the Trustee, each Rating Agency and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

                  If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at and notices and demands may be served on the
Co-Issuers, and Notes may be presented and surrendered for payment to the Paying
Agent at its office (and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands).

                  For so long as any Class of Notes is listed on the Irish Stock
Exchange and such exchange shall so require, the Co-Issuers shall maintain a listing agent, a paying agent and an agent where notices and demands to or upon the Co-Issuers in respect of any Notes listed on the Irish Stock Exchange may be served and where such Notes may be surrendered for registration of transfer or exchange.

     Section 7.3 Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the
Co-Issuers by the Trustee or a Paying Agent with respect to payments on the
Notes. All payment of amounts due and payable with respect to any Preference
Shares shall be made on behalf of the Issuer by the Trustee to the Preference
Share Paying Agent for the payment of dividends in accordance with the
Preference Share Paying Agency Agreement.

                  When the Co-Issuers shall have a Paying Agent that is not also the Note Registrar, they shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual
Notes held by each such Holder.

                  Whenever the Co-Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each
Distribution Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Distribution Date or Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account or Principal Collection Account, as the case may be), such sum to be held in trust for the benefit of the Persons entitled thereto and
(unless such Paying Agent is the Trustee) the Co-Issuers shall promptly notify the Trustee of its action or failure so to act. Any Moneys deposited with a
Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

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                  The initial Paying Agent shall be as set forth in Section 7.2.
Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as any Class of Notes is rated by the Rating Agencies and with respect to any additional or successor Paying Agent for the Notes, (i) either the Paying Agent for the Notes has ratings of not less than "Aa3" and "P-1" by Moody's, ratings of not less than "AA-" and "A-1+" by Standard & Poor's and (if rated by Fitch) ratings of not less than "AA-" and "F1+" by Fitch or (ii) the Rating Condition with respect to the appointment of such Paying Agent shall have been satisfied. In the event that (i) such successor Paying Agent ceases to have ratings of at least "Aa3"
and "P-1" by Moody's, ratings of at least "AA-" and "A-1+" by Standard & Poor's and (if rated by Fitch) ratings of at least "AA-" and "F1+" by Fitch or (ii) the
Rating Condition with respect to the appointment of such Paying Agent shall not have been satisfied, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying
Agent (other than an initial Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by Federal and/or state and/or national banking authorities. The
Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

                  (a) allocate all sums received for payment to the Holders of
Notes for which it acts as Paying Agent on each Distribution Date and Redemption
Date among such Holders in the proportion specified in the instructions set forth in the applicable Note Valuation Report or Redemption Date Statement or as
otherwise provided herein, in each case to the extent permitted by applicable law;

                  (b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (c) if such Paying Agent is not the Trustee, immediately
resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

                  (d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

                  (e) if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such

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sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

                  Except as otherwise required by applicable law, any Money
deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the
Co-Issuers on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer or the Co-Issuer for payment of such amounts and all liability of the Trustee or such Paying Agent with respect to such trust Money (but only to the extent of the amounts so paid to the Co-Issuers) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

     Section 7.4 Existence of Co-Issuers. The Issuer and the Co-Issuer shall maintain in full force and effect their existence and rights as an exempted company incorporated and registered under the laws of the Cayman Islands and as a limited liability company organized under the laws of the State of Delaware, respectively, and shall obtain and preserve their qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral.

                  The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors' and shareholders', or other similar, meetings) or registrations are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (a) the Issuer shall not have any subsidiaries other than the Co-Issuer or as otherwise permitted by this Indenture, (b) the Co-Issuer shall not have any subsidiaries and (c) the Issuer and the Co-Issuer shall not (i) have any employees, (ii)
engage in any transaction with any holder of Ordinary Shares that would constitute a conflict of interest or (iii) pay dividends other than in accordance with the terms of this Indenture and the Preference Share Documents, provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Administration Agreement with the Administrator and the Preference Share Paying Agency Agreement with the Share Registrar.

     Section 7.5 Protection of Collateral. (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such
Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

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          (i) Grant more effectively all or any portion of the Collateral;

          (ii) maintain, preserve and perfect the lien (and the first priority nature thereof) of this Indenture or to carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

          (iv) enforce any of the Pledged Securities or other instruments or property included in the Collateral;

          (v) preserve and defend title to the Collateral and the rights therein of the Trustee and the Holders of the Notes against the claims of all persons and parties; or

          (vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to authorize any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5; provided that such appointment shall not impose upon the Trustee any of the Issuer's obligations under this Section 7.5.
The Issuer agrees that a carbon, photographic, photostatic or other reproduction of this Indenture or of a Financing Statement is sufficient as a Financing
Statement. The Trustee agrees that it will authorize (in writing, if requested)
continuation statements presented to it with respect to the Financing Statements filed in connection with the Closing Date. The Trustee also agrees that it will from time to time authorize (in writing, if requested) and cause to be filed
Financing Statements and other continuation statements to the extent the Trustee has received an Opinion of Counsel (including without limitation the Opinion of
Counsel delivered in accordance with Section 7.6) as to the need to file such
Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made, and the Issuer agrees to provide to the Trustee all information required in connection therewith.

                  (b) The Trustee shall not (i) except in accordance with
Section 10.8(a), (b) or (c), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an Instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c), if no Opinion of
Counsel has yet been delivered pursuant to Section 7.6) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

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                  (c) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged
Securities that secure the Notes.

                  (d) The Issuer shall enforce all of its material rights and remedies under each of the agreements to which it is a party, including the
Subscription Agreement, the Collateral Management Agreement, the Hedge
Agreements, the Administration Agreement and the Collateral Administration
Agreement and the Preference Share Documents. The Issuer will not enter into any agreement amending, modifying or terminating any Subscription Agreement, the
Hedge Agreements or the Collateral Administration Agreement without (i) 10 days'
prior written notice to each Rating Agency and each Hedge Counterparty, (ii) 10 days' prior written notice thereof to the Trustee, which notice shall specify the action proposed to be taken by the Issuer (and the Trustee shall promptly deliver a copy of such notice to each Noteholder) and (iii) the Rating Condition with respect to such amendment, modification or termination shall have been satisfied.

                  (e) Without at least 30 days' prior written notice to the
Trustee, the Issuer shall not change its name, or the name under which it does business, from the name shown on the signature pages hereto.

     Section 7.6 Opinions as to Collateral. On or before August 31 in each calendar year, commencing in 2003, the Issuer shall furnish to the Trustee and each Rating Agency (with copies to each Hedge Counterparty) an Opinion of
Counsel (which shall include assumptions and qualifications substantially similar to those set forth in Exhibit F-2) stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Collateral remains a valid and perfected first priority lien and describing the manner in which such security interest shall remain perfected.

     Section 7.7 Performance of Obligations. (a) If an Event of Default has
occurred and is continuing, without prior consent of the Controlling Class, the
Co-Issuers shall not take any action, and shall use their best efforts not to permit any action to be taken by others, that would release any Person from such
Person's covenants or obligations under any security included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted
Security in accordance with the provisions hereof and as otherwise required hereby. The Co-Issuers may not enter into any amendment or waiver of or supplement to any Underlying Instrument included in the Collateral without the prior consent of a Majority of the Controlling Class and the Hedge
Counterparties; provided that, notwithstanding anything in this Section 7.7(a)
to the contrary, the Co-Issuers may enter into any amendment or waiver of or supplement to any such Underlying Instrument:

               (i) if such amendment, supplement or waiver is required by the provisions of any Underlying Instrument or by applicable law
          (including the USA PATRIOT Act) (other than pursuant to an Underlying
          Instrument),

               (ii) if such amendment, supplement or waiver is necessary to cure any ambiguity, inconsistency or formal defect or omission in such
          Underlying Instrument,

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               (iii) to the extent expressly permitted or authorized by any amendment of or supplement to this Indenture entered into in accordance with Section 8.1 or 8.2 (but subject to the conditions therein specified),

               (iv) to make any other change deemed necessary by the Issuer or the Collateral Manager (but only if, as of the date of any such proposed amendment, waiver or supplement occurring on or after the
          Ramp-Up Completion Date, the Collateral Quality Tests and the
          Overcollateralization Tests are satisfied), or

               (v) to make any other change deemed necessary by the Issuer or the Collateral Manager (but only if (A) such proposed amendment, waiver or supplement does not effect a Specified Change and (B) such change does not materially adversely affect the interests of the
          Noteholders in the Collateral as determined by the Collateral Manager in good faith and in the exercise of its reasonable business judgment).

When used in connection with a Collateral Debt Security that is a Synthetic
Security, each reference in this Section 7.7 to any Underlying Instrument shall include reference to the Underlying Instrument pursuant to which the Reference
Obligation has been issued or created as well as any agreement creating or otherwise governing such Synthetic Security.

                  (b) The Co-Issuers may, with the prior written consent of a
Majority of each Class, a Majority-in-Interest of Preference Shareholders and
the Hedge Counterparties (except in the case of the Collateral Management
Agreement as initially executed), contract with other Persons, including the
Collateral Manager and the Bank, for the performance of actions and obligations to be performed by the Co-Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Collateral Management Agreement by the Collateral
Manager. Notwithstanding any such arrangement, the Co-Issuers shall remain liable for all such actions and obligations. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers; and the
Co-Issuers will punctually perform, and use their best efforts to cause the
Collateral Manager or such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement or such other agreement.

                  (c) The Co-Issuers shall treat all acquisitions of Collateral
Debt Securities as a "purchase" for tax, accounting and reporting purposes.

                  (d) In the event that the Issuer acquires an Equity Security or other security as a result of the exercise or conversion of a Collateral Debt
Security (including upon the default thereof), the Issuer shall set up a special purpose subsidiary to receive and hold any such Equity Security or other security unless it has consulted with its tax counsel and been advised that the
Issuer can hold the Equity Security or other security directly without causing the Issuer to be treated as engaged in a trade or business in the United States for United States federal income tax purposes. The Issuer shall cause the purposes and permitted activities of any such subsidiary to be restricted solely to the holding and disposing of such Equity Security or other security and shall require such subsidiary to distribute 100% of the proceeds of the sale of the
Equity Security or other security, net of any tax liabilities, to the Issuer.

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     Section 7.8 Negative Covenants. (a) The Issuer will not and, with respect to clauses (ii), (iii), (iv) and (viii), the Co-Issuer will not:

               (i) sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the
         Collateral, except (a) as expressly permitted by this Indenture and
         (b) by way of a Grant of a security interest in a Synthetic Security
         Counterparty Account to secure the Issuer's obligations to a Synthetic
         Security Counterparty pursuant to the terms of the relevant Synthetic
         Security;

               (ii) claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

               (iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby, (B) issue any additional class of securities or (C) issue any additional shares other than the Preference Shares;

               (iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this
          Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral;

               (v) except for any agreements involving the purchase and sale of
          Collateral having customary purchase or sale terms and documented with customary loan trading documentation (but not excepting any Synthetic
          Security or any Hedge Agreement), enter into any agreements unless such agreements contain "non-petition" and "limited recourse"
          provisions;

               (vi) use any of the proceeds of the Notes issued hereunder or the
          Preference Shares (A) to extend "purpose credit" within the meaning given to such term in Regulation U or (B) to purchase or otherwise acquire any Margin Stock;

               (vii) permit the aggregate book value of all Margin Stock held by the Issuer on any date to exceed the net worth of the Issuer on such date (excluding any unrealized gains and losses) on such date;

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               (viii) amend the Collateral Management Agreement except pursuant to Article XV; or

               (ix) dissolve or liquidate in whole or in part, except as
          permitted hereunder.

                  (b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted by this Indenture and the Collateral Management Agreement.

                  (c) The Co-Issuer will not invest any of its assets in
"securities" (as such term is defined in the Investment Company Act), and will keep all of its assets in Cash.

                  (d) For so long as any of the Notes are Outstanding, the
Co-Issuer shall not transfer, and the Issuer shall not permit the Co-Issuer to issue, any membership interests of the Co-Issuer to any Person other than the
Issuer. For so long as the Notes are Outstanding, the Issuer shall not transfer or otherwise dispose of the membership interests of the Co-Issuer.

     Section 7.9 Statement as to Compliance. On or before September 30 in each calendar year commencing in 2003, or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the Preference Share Paying Agent, each Noteholder and each
Preference Shareholder making a written request therefor, the Paying Agent located in Ireland, each Hedge Counterparty and each Rating Agency an Officer's certificate stating, as to each signer thereof, that:

                  (a) a review of the activities of the Issuer and of the
Issuer's performance under this Indenture during the twelve-month period ending on July 31 of the previous year has been made under such Officer's supervision;
and

                  (b) to the best of such Officer's knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout the period, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such Officer and the nature and status thereof, including actions undertaken to remedy the same.

     Section 7.10 Co-Issuers May Consolidate, Etc., Only on Certain Terms. (a)
The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law and unless:

               (i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the
          Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall be an exempted limited liability company organized and existing under the laws of the Cayman
          Islands or such other jurisdiction outside the United States as may be approved by a Majority of each Class and the Hedge Counterparties and the surviving entity or Person formed by such consolidation or merger
          (if not the Issuer) shall expressly assume, by an indenture supplemental hereto (and, if necessary, supplements to any other
          Transaction Agreements to which the Issuer is a party), executed and delivered to the Trustee, each

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          Hedge Counterparty and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture and each other Transaction Agreement to which it is a party on the part of the Issuer to be performed or observed, all as provided herein (provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of organization pursuant to
          Section 7.4 hereof or a restructuring pursuant to Section 7.23 hereof);

               (ii) each Rating Agency shall have received written notification of such consolidation, merger, transfer or conveyance and the Rating
          Condition shall have been satisfied with respect to the consummation of such transaction;

               (iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its
          Affiliates and (B) not to consolidate or merge with or into any other
          Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

               (iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have delivered to the Trustee and each Rating Agency an Officer's certificate and an Opinion of Counsel each stating: (A)
          that such Person shall be duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; (B) that such Person has sufficient power and authority to assume the obligations set forth in subclause (a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; (C) that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such
          enforceability is considered in a proceeding in equity or at law); (D)
          that, immediately following the event which causes such Person to become the successor to the Issuer, (1) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral, (2) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing all of the
          Notes and (3) such Person has received an Opinion of Counsel to the effect that such Person will not be subject to net income tax or be treated as engaged in a trade or business within the United States for
          U.S. Federal income tax purposes; and (E) such other matters as the
          Trustee or any Noteholder may reasonably require;

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               (v) immediately after giving effect to such transaction, no
          Default shall have occurred and be continuing and such transaction will not give rise to an event of default under any Transaction
          Agreement;

               (vi) the Issuer shall have delivered to the Trustee, each Hedge
          Counterparty and each Noteholder an Officer's certificate and an
          Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII, that all conditions precedent in this Article VII relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Noteholder; and

               (vii) the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act.

                  (b) Except as contemplated by Section 7.23 hereof, the
Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

               (i) the Co-Issuer shall be the surviving entity, or the Person
          (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall expressly assume, by an indenture supplemental hereto (and, if necessary, supplements to any other Transaction Agreements to which the Issuer is a party), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture and each other
          Transaction Agreement to which it is a party on the part of the
          Co-Issuer to be performed or observed, all as provided herein;

               (ii) each Rating Agency shall have received written notification of such consolidation, merger, transfer or conveyance and the Rating
          Condition shall have been satisfied with respect to the consummation of such transaction;

               (iii) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its
          Affiliates and (B) not to consolidate or merge with or into any other
          Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this
          Section 7.10;

               (iv) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have delivered to the Trustee and each
          Rating Agency an Officer's certificate and an Opinion of Counsel each stating: (A) that such Person shall be duly organized, validly existing and (if applicable)

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          in good standing in the jurisdiction in which such Person is organized; (B) that such Person has sufficient power and authority to assume the obligations set forth in subclause (b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; (C) that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such
          enforceability is considered in a proceeding in equity or at law); and
          (D) such other matters as the Trustee or any Noteholder may reasonably require;

               (v) immediately after giving effect to such transaction, no
          Default shall have occurred and be continuing and such transaction will not give rise to an event of default under any Transaction
          Agreement;

               (vi) the Co-Issuer shall have delivered to the Trustee and each
          Noteholder an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Noteholder;

               (vii) after giving effect to such transaction, neither of the
          Co-Issuers will be required to register as an investment company under the Investment Company Act; and

               (viii) after giving effect to such transaction, outstanding stock of the Co-Issuer will not be beneficially owned by any Person other than the Issuer.

     Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the
Co-Issuer), or, the Person to which such transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation or covenant of, the Issuer or the
Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

     Section 7.12 No Other Business. The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and the Preference Shares pursuant to the Issuer Charter and the Preference
Share Paying Agency Agreement, performing

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its obligations under each agreement or instrument to which it is a party and acquiring, holding, pledging and selling, solely for its own account, Collateral
Debt Securities and other Collateral described in clauses (a) through (f) of the first sentence of the Granting Clauses and owning and managing the Co-Issuer, and the Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture, performing its obligations under each agreement or instrument to which it is a party and, with respect to the Issuer and the Co-Issuer, such other activities as are incidental thereto or connected therewith. The Issuer shall not engage in any business or activity that would cause the Issuer to be engaged in a U.S. trade or business for U.S. Federal income tax purposes. The Issuer will not amend the Issuer
Charter, and the Co-Issuer will not amend its Certificate of Formation, if such amendment would result in the rating (including any private or confidential rating) of any Class of Notes being reduced or withdrawn.

     Section 7.13 Reaffirmation of Rating; Annual Rating Review. (a) So long as any Class of the Notes remains Outstanding, on or before August 31 in each year commencing in 2003, the Co-Issuers shall obtain and pay for an annual review of the rating of each Class of Notes from each Rating Agency.

                  (b) The Co-Issuers shall promptly notify the Trustee in
writing and the Trustee shall promptly notify the Noteholders, the Preference
Shareholders and the Hedge Counterparties if at any time the rating of any Class of Notes has been, or is known will be, changed or withdrawn.

     Section 7.14 Reporting. At any time when the Co-Issuers are not subject to
Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or Beneficial Owner of a Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or Beneficial Owner, to a prospective purchaser of such Note designated by such Holder or Beneficial Owner or to the Trustee for delivery to such Holder or Beneficial Owner or a prospective purchaser designated by such Holder or Beneficial Owner, as the case may be, in order to permit compliance by such Holder or Beneficial Owner with
Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or Beneficial Owner.

     Section 7.15 Calculation Agent. (a) The Co-Issuers hereby agree that for so long as any of the Notes remain Outstanding the Co-Issuers will at all times cause there to be an agent appointed to calculate LIBOR in respect of each
Interest Period in accordance with the terms of Schedule B (the "Calculation
Agent"), which agent shall be a financial institution, subject to supervision or examination by Federal or state authority, having a rating of at least "Baa1" by
Moody's, at least "BBB+" by Standard & Poor's and at least "BBB+" by Fitch (if rated by Fitch) and having an office within the United States. The Co-Issuers have initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Co-Issuers at any time, provided, that the Trustee may not be removed as
Calculation Agent unless it has also been removed as Trustee. If the Calculation
Agent is unable or unwilling to act as such, is removed by the Co-Issuers or fails to determine the Note Interest Rate for any Class of Floating Rate Notes
for any Interest Period, the Co-Issuers will promptly appoint as a replacement
Calculation Agent a leading bank which is engaged in transactions in Dollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Co-Issuers or any of their

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respective Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed. The determination of the Note Interest
Rate for the Floating Rate Notes for each Interest Period by the Calculation
Agent shall (in the absence of manifest error) be final and binding on all parties.

                  (b) The Calculation Agent shall, as soon as possible after
11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (New York time) on the Business Day immediately following each
LIBOR Determination Date, calculate the Note Interest Rate for each Class of
Notes for the related Interest Period and the amount of interest for the related
Interest Period payable in respect of each U.S.$1,000 in principal amount of each Class of Notes (in each case rounded to the nearest cent, with half a cent being rounded upward) on the related Distribution Date and will communicate such rates and amounts and the related Distribution Date to the Co-Issuers, the
Trustee, each Paying Agent, the Depositary, the Custodian, Euroclear,
Clearstream, Luxembourg and (in the case of any Class of Notes listed on the
Irish Stock Exchange) the Irish Stock Exchange. The Calculation Agent will also specify to the Co-Issuers the quotations upon which the Note Interest Rate for each Class of Notes is based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on each LIBOR
Determination Date that either: (i) it has determined or is in the process of determining the Note Interest Rate for each Class of Notes or (ii) it has not determined and is not in the process of determining such Note Interest Rates, together with its reasons therefor. The Calculation Agent also will cause the
Note Interest Rate for each Interest Period for each Class of Notes listed on the Irish Stock Exchange, the amount of interest payable in respect of each
Class of Notes listed on the Irish Stock Exchange and each Distribution Date to be delivered to the Company Announcements Office of the Irish Stock Exchange as
soon as possible after the Calculation Agent has determined such Note Interest
Rates and amounts.

     Section 7.16 Listing.

                  (a) The Issuer will use its best efforts to obtain and
maintain the listing of each Class of Notes on the Irish Stock Exchange.

                  (b) The Issuer shall notify the Irish Stock Exchange's Company
Announcements Office upon becoming aware of any major new developments which are not public knowledge and which may (i) by virtue of their effect on its assets and liabilities or financial position or on the general course of its business, lead to substantial movements in the price of the Notes listed on the Irish
Stock Exchange or (ii) significantly affect the Issuer's ability to meet its commitments.

                  (c) The Issuer shall, in each calendar year commencing in
2003, request from the Irish Stock Exchange a waiver of the Irish Stock
Exchange's requirement to publish annual reports and accounts.

                  (d) The Issuer shall submit to the Irish Stock Exchange draft copies of any proposed amendments to the Issuer Charter which would affect the rights of the Holders of the Notes listed on the Irish Stock Exchange.

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                  (e) The Issuer shall pay the annual fee for listing the
applicable Notes on the Irish Stock Exchange, if any.

                  (f) All notices, documents, reports and other announcements delivered to the Irish Stock Exchange's Company Announcements Office shall be in the English language.

     Section 7.17 Amendment of Certain Documents. Except as otherwise provided in Section 15.4 or Section 7.23, prior to entering into any amendment to the
Account Control Agreement, the Collateral Management Agreement, the Collateral
Administration Agreement, the Administration Agreement or the Hedge Agreements
(provided that the amendment has been consented to by the Hedge Counterparty to such Hedge Agreement), the Issuer shall obtain the written confirmation of each
Rating Agency that the entry by the Issuer into such amendment will not adversely affect such Rating Agency's then-current rating, if any, of any Class of Notes. Prior to entering into any waiver in respect of any of the foregoing agreements, the Issuer shall provide each Rating Agency, each Hedge Counterparty and the Trustee with written notice hereof and otherwise comply with the requirements of Section 7.5(d).

     Section 7.18 Purchase of Collateral; Rating Confirmation. (a) The Issuer
will use its best efforts to purchase or enter into binding agreements to purchase, on or before the 80th day after the Closing Date, Collateral Debt
Securities having an Aggregate Principal Balance, together with the Aggregate
Principal Balance of all Eligible Investments purchased with Principal Proceeds, not less than the Aggregate Ramp-Up Par Amount (assuming, for these purposes,
(i) settlement in accordance with customary settlement procedures in the relevant markets on the Ramp-Up Completion Date of all agreements entered into by the Issuer to acquire Collateral Debt Securities scheduled to settle on or following the Ramp-Up Completion Date and (ii) that each such Collateral Debt
Security is a Pledged Collateral Debt Security).

                  (b) The Issuer will use its best efforts to purchase or enter into binding agreements to purchase on or before the 40th Business Day after the
Closing Date, Collateral Debt Securities having an Aggregate Principal Balance of not less [**] of the Aggregate Ramp-Up Par Amount (assuming, for these purposes, (i) settlement in accordance with customary settlement procedures in the relevant markets on the Ramp-Up Test Date of all agreements entered into by the Issuer to acquire Collateral Debt Securities scheduled to settle on or following the Ramp-Up Test Date and (ii) that each such Collateral Debt Security is a Pledged Collateral Debt Security).

                  (c) On or before each Ramp-Up Test Date, the Issuer (or the
Collateral Manager on its behalf) shall deliver an Officer's certificate to the
Trustee and each Rating Agency demonstrating compliance by the Issuer with its obligations under this Section 7.18 with respect to the Ramp-Up Test Date and satisfaction of each Collateral Quality Test, the Weighted Average Price Test
and each Coverage Test or, if on any Ramp-Up Test Date, the Issuer shall be in default in the performance of its obligations under this Section 7.18 or any of the Collateral Quality Tests, the Weighted Average Price Test or the Coverage
Tests shall fail to be satisfied, the Issuer shall deliver an Officer's certificate to the Trustee and each Rating Agency specifying the details of such default or failure.

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                  (d) No later than seven days after the Ramp-Up Completion
Date, the Issuer (or the Collateral Manager on its behalf) shall deliver or cause to be delivered to the Trustee and each Rating Agency a list of all
Collateral Debt Securities and Equity Securities held by the Issuer (or with respect to which the Issuer has entered into a binding agreement to purchase) on the Ramp-Up Completion Date and an Accountant's Report certifying the procedures applied and their associated findings with respect to Eligibility Criteria set forth in paragraphs (2), (3), (4), (5), (20), (21), (22), (23), (24), (25),
(26), (27), (28), (29), (30), (31), (32), (33), (34), (35), (36), (37), (39) and
(40) of Section 12.2 for each Pledged Collateral Debt Security held by the
Issuer on the Ramp-Up Completion Date.

                  (e) No later than seven Business Days after the Ramp-Up
Completion Date, the Issuer shall notify each of the Rating Agencies, the
Trustee and each of the Hedge Counterparties of the occurrence of the Ramp-Up
Completion Date and request in writing (each, a "Ramp-Up Notice") that each of the Rating Agencies confirm in writing (a "Rating Confirmation"), no later than
30 days after receiving a Ramp-Up Notice, that it has not reduced or withdrawn the ratings (including any private or confidential ratings) assigned by it on the Closing Date to the Notes. The Issuer shall be deemed to have obtained a
Rating Confirmation from Fitch if (i) Fitch does not notify the Co-Issuers in writing within thirty days after receiving a Ramp-Up Notice that any such rating has been reduced or withdrawn and (ii) all Coverage Tests and Collateral Quality
Tests are satisfied on the Ramp-Up Completion Date, unless otherwise instructed by Fitch. In the event that the Issuer fails to obtain a Rating Confirmation prior to the first Determination Date after the Ramp-Up Completion Date (a
"Rating Confirmation Failure"), the Issuer will be required to apply, first,
Interest Proceeds, second, Principal Proceeds and, third, Uninvested Proceeds, to the repayment of, first, the Class A Notes, second, the Class B Notes and, third, the Class C Notes, in accordance with Section 11.1(a) and as and to the extent (if at all) specified by each Rating Agency to obtain a Rating
Confirmation from each Rating Agency.

                  (f) The Co-Issuers shall promptly notify each Rating Agency when a Collateral Debt Security becomes a Written-Down Security. No later than seven days following the Ramp-Up Completion Date, the Collateral Administrator
shall, on behalf of the Issuer, provide Standard & Poor's any information in electronic form concerning the Collateral that Standard & Poor's may reasonably require to run the Standard & Poor's CDO Monitor.

     Section 7.19 German Foreign Investment Act. If any Noteholder notifies the
Issuer that it is subject to the German Foreign Investment Act, the Issuer will appoint, and maintain for so long as such Noteholder holds any Notes, a tax representative with respect to the Notes pursuant to Article 18, paragraph 2 of the German Foreign Investment Act, as amended from time to time, and make available to the German tax authorities the information required under the Act for tax purposes.

     Section 7.20 Representations Relating to Security Interests in the
Collateral.

                  (a) The Issuer hereby represents that, as of the Closing Date
(which representations shall survive the execution of this Indenture and shall be deemed to be repeated on each date on which the Collateral is delivered to the Trustee as if made at the time of such

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[**] CONFIDENTIAL TREATMENT REQUESTED

delivery and which representations may not be waived unless the Rating Condition with respect to Standard & Poor's has been satisfied), with respect to the
Collateral:

               (i) the Issuer owns and has good and marketable title to the
          Collateral free and clear of any lien, claim or encumbrance of any
          Person, other than such as are created under, or expressly permitted by, this Indenture;

               (ii) other than the security interest granted to the Trustee pursuant to this Indenture, except as expressly permitted by this
          Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The
          Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment,
          Pension Benefit Guaranty Corp. liens, or tax lien filings against the
          Issuer;

               (iii) the Collateral is comprised of Instruments, General
          Intangibles or has been credited to a Securities Account;

               (iv) all Accounts constitute Securities Accounts under the UCC;

               (v) this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the
          Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer; and

               (vi) the Issuer has received all consents and approvals required by the terms of each such item of Collateral to the transfer to the
          Trustee of its interest and rights in the Collateral.

                  (b) The Issuer hereby represents that, as of the Closing Date
(which representations shall survive the execution of this Indenture and shall be deemed to be repeated on each date on which the Collateral is delivered to the Trustee as if made at the time of such delivery), with respect to Collateral that constitute Instruments either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted hereunder to the Trustee or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences such Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of such Instruments solely on behalf of the Trustee and (B) none of the Instruments that constitute or evidence the Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

                  (c) The Issuer hereby represents that, as of the Closing Date
(which representations shall survive the execution of this Indenture and shall be deemed to be repeated

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on each date on which the Collateral is delivered to the Trustee as if made at the time of such delivery), with respect to Collateral that constitute Security
Entitlements:

               (i) all of such Collateral has been credited to one of the
          Accounts. The Securities Intermediary for each Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the applicable Uniform Commercial Code;

               (ii) either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted hereunder to the Trustee, for the benefit and security of the Secured Parties or (y) (A) the Issuer has delivered to the Trustee a fully executed Account Control Agreement pursuant to which the Custodian as Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian as Securities
          Intermediary to identify in its records the Trustee as the Person having a Security Entitlement against the Custodian as Securities
          Intermediary in each of the Accounts; and

               (iii) the Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented, and will not consent, to the Securities Intermediary of any Account to comply with the Entitlement Order of any Person other than the Trustee.

                  (d) The Issuer hereby represents that, as of the Closing Date
(which representations shall survive the execution of this Indenture and shall be deemed to be repeated on each date on which the Collateral is delivered to the Trustee as if made at the time of such delivery), with respect to Collateral that constitutes General Intangibles the Issuer has caused or will have caused, within 10 days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Collateral granted hereunder to the Trustee.

     Section 7.21 DTC Participants.

                  At least once a year on or before December 1 of each year, commencing in 2002, the Trustee, at the expense of the Issuer, shall request from DTC a list of DTC participants that hold Notes and Preference Shares and shall send to each such DTC participant a notice containing the information in the Section 3(c)(7) DTC Notice and request that it forward such notice to each
Person for which it is holding an interest in a Note.

     Section 7.22 DTC.

                  (a) The Issuer shall direct DTC to include the "3c7" marker in the DTC 20-character security descriptor and the 48-character additional descriptor for the Notes in order to indicate that sales are limited to
Qualified Purchasers.

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                  (b) The Issuer shall direct DTC to cause each physical DTC delivery order ticket delivered by DTC to purchasers to contain the 20-character security descriptor and will direct DTC to cause each DTC delivery order ticket delivered by DTC to purchasers in electronic form to contain the "3c7" indicator and the related user manual for participants.

                  (c) On the Closing Date, the Issuer shall instruct DTC to send an "Important Notice" to all DTC participants in connection with the offering of the Notes. The "Important Notice" will notify DTC's participants that the Notes are Section 3(c)(7) securities.

                  (d) The Issuer shall request that DTC include the Notes in
DTC's "Reference Directory" of Section 3(c)(7) offerings.

                  (e) The Issuer shall from time to time (upon the request of the Trustee) request DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Notes.

                  (f) The Issuer shall from time to time request all third-party vendors (including Bloomberg) to include on screens maintained by such vendors appropriate legends regarding the Rule 144A and Section 3(c)(7) restrictions on the Notes.

                  (g) The Issuer shall cause each "CUSIP" number obtained for a
Note to have an attached "fixed field" that contains "3c7" and "144A"
indicators.

     Section 7.23 Restructuring to Avoid or Mitigate Tax Event.

                  In the event that the Issuer is advised by counsel to the
Issuer or notified by any Noteholder, Preference Shareholder, either Placement
Agent or the Trustee that a Tax Event has occurred or may occur, the Issuer shall take such actions as shall, based on the advice of its counsel, be desirable to avoid the occurrence of a Tax Event or the existence of the Tax
Materiality Condition, to reduce the amount of the tax payable by the Issuer or to cause the Tax Event to cease to occur, including (i) amendments to any of the
Indenture, the Collateral Management Agreement, the Collateral Administration
Agreement, the Hedge Agreements, the Account Control Agreement, the Collateral
Administration Agreement, the Collateral Assignment of Hedge Agreement, the
Placement Agreements, the Subscription Agreement, the Preference Share Paying
and the Transfer Agency Agreement and the Paying Agency Agreement dated as of the Closing Date between the Issuer and Ernst & Young or exercise of the rights
(including termination rights) of the Issuer under any such agreements, (ii) a change in the Eligibility Criteria, (iii) the dissolution of the Co-Issuer, (iv)
a consolidation, merger or conveyance pursuant to Section 7.10 or (v) any other action which such counsel shall advise.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

     Section 8.1 Supplemental Indentures Without Consent of Securityholders.
Without the consent of the Noteholders, the Preference Shareholders or the Hedge
Counterparties, the Co-Issuers, when authorized by Board Resolutions, and the
Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings of

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the Notes and subject to Section 8.3, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes pursuant to
Section 7.10 or 7.11 or to change the name of the Issuer or the Co-Issuer;

                  (b) to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Holders of all of the Notes and the Preference Shares or
to surrender any right or power herein conferred upon the Co-Issuers;

                  (c) to convey, transfer, assign, mortgage or pledge any
property to or with the Trustee;

                  (d) to evidence and provide for the acceptance of appointment under the Indenture hereunder by a successor trustee, collateral manager, listing agent, calculation agent, custodian, securities intermediary, note registrar, paying agent and/or collateral administrator and the compensation thereof and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.10, 6.12 and 6.13;

                  (e) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this
Indenture any additional property;

                  (f) to make administrative and other non-material changes as the Issuer deems appropriate;

                  (g) to obtain ratings on one or more Classes of Notes from any rating agency;

                  (h) with the written consent of the Collateral Manager, to modify the restrictions on and procedures for resale and other transfer of the
Notes in accordance with any change in any applicable law or regulation (or the interpretation thereof) or in accordance with the USA PATRIOT Act or to enable the Co-Issuers to rely upon any less restrictive exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

                  (i) with the written consent of the Collateral Manager, to correct any inconsistency, defect or ambiguity in this Indenture;

                  (j) to avoid the imposition of tax on the net income of the
Issuer or of withholding tax on any payment to the Issuer, to avoid the occurrence or the continuation of a Tax Event, or to avoid either of the
Co-Issuers or the Collateral being required to register as an investment company under the Investment Company Act or to avoid the consolidation of the Issuer with the Collateral Manager on the financial statements of the Collateral
Manager;

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                  (k) to accommodate the issuance of any Class of Notes as
definitive notes;

                  (l) if 100% of the Preference Shareholders request in writing to the Issuer and the Trustee, to accommodate the issuance of additional
Preference Shares, the listing of the Preference Shares, and/or the issuance of the Preference Shares in global form;

                  (m) to amend or otherwise modify any Collateral Quality Test or the Eligibility Criteria;

                  (n) if the Collateral Manager consents, to modify the Auction
Procedures;

                  (o) to correct any manifest error in any provision of the
Indenture upon receipt by the Trustee of written direction from the Co-Issuers describing in reasonable detail such error and the modification necessary to correct such error; or

                  (p) to make such other changes as do not materially and
adversely affect any holder of Notes, any Preference Shareholder or any Hedge
Counterparty.

                  The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the
Trustee's own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

                  The Trustee shall not enter into any such supplemental
indenture if, as a result of such supplemental indenture, the interests of any
Noteholder, Preference Shareholder or Hedge Counterparty would be materially and adversely affected thereby. Unless notified by (i) a Majority of any Class of
Notes or a Majority-in-Interest of Preference Shareholders that such Class or the Preference Shares will be materially and adversely affected or (ii) a Hedge
Counterparty that such Hedge Counterparty will be materially and adversely affected, the Trustee shall be entitled to rely upon an Opinion of Counsel as to whether the interests of any Noteholder, Preference Shareholder, Hedge
Counterparty would be materially and adversely affected, by any such supplemental indenture (after giving notice of such change to the Noteholders,
Preference Shareholders and the Hedge Counterparties). The Trustee shall not enter into any such supplemental indenture pursuant to clause (f) or (g) of this
Section 8.1 without the written consent of the Collateral Manager. At the cost of the Co-Issuers, the Trustee shall provide to the Noteholders, the Preference
Shareholders, the Hedge Counterparties a copy of any proposed supplemental indenture (or a description of the substance thereof) at least 20 days prior to the execution thereof by the Trustee and a copy of the executed supplemental indenture (or a description of the substance thereof) after its execution. In addition, the Trustee may not enter into any supplemental indenture without the written consent of the Collateral Manager if such supplemental indenture alters the rights or obligations of the Collateral Manager in any respect, and the
Collateral Manager will not be bound by any such supplemental indenture unless the Collateral Manager has consented thereto. At the cost of the Co-Issuers, the
Trustee shall provide to each Rating Agency a copy of any proposed supplemental indenture at least 20 days prior to the execution thereof by the Trustee, and, for so long as any Notes are Outstanding, request that the Rating Condition with respect to such supplemental indenture be satisfied, and,

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[**] CONFIDENTIAL TREATMENT REQUESTED

as soon as practicable after the execution by the Trustee and the Co-Issuers of any such supplemental indenture, provide to each Rating Agency a copy of the executed supplemental indenture. The Issuer shall notify the Irish Stock
Exchange following any modification to the Indenture. The Trustee shall not enter into any such supplemental indenture if, with respect to such supplemental indenture, the Rating Condition would not be satisfied; provided that the
Trustee may, with the consent of the Holders of 100% of the Aggregate
Outstanding Amount of Notes of each Class and the Hedge Counterparties enter into any such supplemental indenture notwithstanding any such reduction or withdrawal of the ratings of any Outstanding Class of Notes.

     Section 8.2 Supplemental Indentures with Consent of Securityholders. With the consent of (x) the Holders of not less than a Majority of each Class adversely affected thereby and a Majority-in-Interest of Preference Shareholders
(if the Preference Shares are materially and adversely affected thereby), by Act of said Noteholders or by written consent of the Preference Shareholders (which consent shall be evidenced by an Officer's certificate of the Issuer certifying that such consent has been obtained) delivered to the Trustee and the Co-Issuers and (y) the consent of the Hedge Counterparties (if materially and adversely affected thereby) (delivered by the Hedge Counterparties to the Trustee and the
Co-Issuers), the Trustee and Co-Issuers may, subject to Section 8.3, enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of such Class or the
Preference Shares or the Hedge Counterparties, as the case may be, under this
Indenture; provided that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall be entered into without the consent of each Holder of each Outstanding Note of each Class and each
Preference Share (which consent shall be evidenced by an Officer's certificate of the Issuer certifying that such consent has been obtained) and the Hedge
Counterparties (if materially and adversely affected thereby), if such supplemental indenture proposes to:

                  (a) change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof, the Note Interest Rate thereon or the Redemption Price with respect thereto; change the earliest date on which the Issuer may redeem any Note;
change the provisions of this Indenture relating to the application of proceeds of any Collateral to the payment of principal of or interest on the Notes or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment on or after the Stated
Maturity thereof (or, in the case of redemption, on or after the applicable
Redemption Date);

                  (b) reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

                  (c) impair or adversely affect the Collateral except as
otherwise expressly permitted in this Indenture;

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                  (d) permit the creation of any lien ranking prior to or on a parity with the lien created by this Indenture with respect to any part of the
Collateral or terminate such lien on any property subject hereto at any time
(other than in connection with the sale thereof in accordance with this
Indenture) or deprive the Holder of any Note of the security afforded by the lien of this Indenture;

                  (e) reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required to request that the
Trustee preserve the Collateral or rescind the Trustee's election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

                  (f) modify any of the provisions of this Section 8.2 requiring the consent of Noteholders, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (g) modify the definition of the term "Outstanding," Section
11.1 or Section 13.1;

                  (h) change the permitted minimum denominations of any Class of
 Notes; or

                  (i) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note or the rights of the Holders of Notes to the benefit of any provisions for the redemption of such Notes contained herein;

provided further that no such supplemental indenture shall modify the rights of the Preference Shareholders without the written consent of each Preference
Shareholder. The Trustee may not enter into any supplemental indenture unless the Rating Condition shall have been satisfied with respect to such supplemental indenture, unless consent from each affected Holder of Notes is obtained.

                  The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the
Trustee's own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

                  Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers shall mail to the Noteholders, each Hedge
Counterparty, the Preference Share Paying Agent, the Collateral Manager and each
Rating Agency a copy of such proposed supplemental indenture (or a description of the substance thereof) and shall request that the Rating Condition with respect to such supplemental indenture be satisfied. If any Class of Notes is then rated by either Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the
Rating Condition would not be satisfied with respect to such supplemental indenture, unless each Holder of Notes of each Class whose rating will be reduced or withdrawn has, after notice that the proposed supplemental indenture would result in such

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reduction or withdrawal of the rating of the Class of Notes held by such Holder, consented to such supplemental indenture. Unless notified by a Majority of any
Class of Notes or the Preference Shares that such Class or the Preference Shares will be adversely affected or by a Hedge Counterparty that such Hedge
Counterparty will be adversely affected, the Trustee may, consistent with the written advice of counsel, determine whether or not such Class of Notes, the
Preference Shares or such Hedge Counterparty would be adversely affected by such change (after giving notice of such change to the Holders of the Notes and the
Preference Shares and to the Hedge Counterparties). Such determination shall be conclusive and binding on all present and future Holders and the Hedge
Counterparties. The Trustee shall not be liable for any such determination made in good faith and in the exercise of its reasonable business judgment and in reliance in good faith upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3.

                  It shall not be necessary for any Act of Noteholders or any consent of Preference Shareholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

                  Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Noteholders, the Preference Share
Paying Agent (for forwarding to the Preference Shareholders), the Hedge
Counterparties, the Collateral Manager and each Rating Agency a copy thereof.
Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 8.3 Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this
Article VIII or the modifications thereby of the trusts created by this
Indenture, the Trustee shall be entitled to receive, and (subject to Sections
6.1 and 6.3) shall be fully protected in relying in good faith upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or indemnities under this Indenture or otherwise. The Trustee shall not enter into any supplemental indenture (including a supplemental indenture entered into pursuant to Section 8.1 or 8.2) that modifies the rights or increases the obligations of the Collateral Manager in any respect without the written consent of the Collateral Manager, and the Collateral Manager shall not be bound by any amendment to this Indenture which reduces the rights or increases the obligations of the Collateral Manager unless the Collateral
Manager shall have consented thereto in writing. The Issuer shall notify the
Irish Stock Exchange following any modification of or supplement to the
Indenture.

     Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder, and every Holder of Preference
Shares shall be bound thereby.

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     Section 8.5 Reference in Notes to Supplemental Indentures. Notes
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                   ARTICLE IX

                               REDEMPTION OF NOTES

     Section 9.1 Redemption of Notes. (a) (i) The Notes shall be redeemable on or after the Distribution Date occurring in August 2005 at the option of the
Issuer (such redemption, an "Optional Redemption") from Sale Proceeds and all other funds in the Interest Collection Account, Principal Collection Account and
the Payment Account on such Distribution Date, in whole but not in part, as specified by the Issuer, at the written direction of a Majority-in-Interest of
Preference Shareholders, at the applicable Redemption Price (exclusive of installments of principal and interest due on or prior to such date, provided payment of which has been made, or duly provided for, to the Holders of the
Notes as provided in this Indenture); provided that (A) no such Optional
Redemption may be effected prior to the last day of the Reinvestment Period, (B)
the Sale Proceeds therefrom and all Cash and Eligible Investments credited to the Interest Collection Account, the Principal Collection Account, the
Uninvested Proceeds Account, the Expense Account and the Payment Account on the
relevant Distribution Date must be at least sufficient to redeem the Notes simultaneously in accordance with the procedures described in Section 9.1(b) and
(C) such Sale Proceeds are used to make such a redemption.

               (ii) In addition, upon the occurrence of a Tax Event, the Notes shall be redeemable by the Issuer on any Distribution Date in whole but not in part (A) at the written direction of a Majority of the
          Affected Class or (B) at the written direction of a Majority-in-
          Interest of the Preference Shareholders (such redemption, a "Tax
          Redemption") from Sale Proceeds and all other funds in the Interest
          Collection Account, the Uninvested Proceeds Account, the Principal
          Collection Account, the Expense Account and the Payment Account on
          such Distribution Date at the applicable Redemption Price (exclusive of installments of principal and interest (if any) due on or prior to such date, provided payment of which has been made, or duly provided for, to the Holders of the Notes as provided in this Indenture);
          provided that (1) the Sale Proceeds therefrom and all Cash and
          Eligible Investments credited to the Interest Collection Account, the
          Principal Collection Account, the Uninvested Proceeds Account, the
          Expense Account and the Payment Account on the relevant Distribution
          Date must be at least sufficient to redeem the Notes simultaneously in accordance with the procedures described in Section 9.1(b), (2) such
          Sale Proceeds are used to make such a redemption and (3) the Tax
          Materiality Condition is satisfied.

               Notwithstanding the immediately preceding paragraph, in
          connection with any Tax Redemption, Holders of at least 66-2/3% of the
          Aggregate Principal Amount of an Affected Class of Notes may elect to receive less than 100% of the portion of the Total

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[**] CONFIDENTIAL TREATMENT REQUESTED

          Senior Redemption Amount that would otherwise be payable to Holders of such Affected Class (and the minimum funding requirements specified in the immediately preceding paragraph will be reduced accordingly).

               (iii) In the event of an Optional Redemption or a Tax Redemption pursuant to Section 9.1(a), unless a Majority-in-Interest of the
          Preference Shareholders have directed the Issuer to redeem the
          Preference Shares on such Distribution Date, the amount of Collateral
          Debt Securities sold in connection with such Optional Redemption or
          Tax Redemption shall not exceed the amount necessary for the Issuer to obtain the Total Senior Redemption Amount.

                  (b) The Notes shall not be redeemed pursuant to Section 9.1(a)
unless at least four Business Days before the scheduled Redemption Date, the
Collateral Manager shall have furnished to the Trustee and the Hedge
Counterparties evidence (which evidence may be in the form of fax or electronic mail indicating firm bids) that the Collateral Manager, on behalf of the Issuer has entered into a binding agreement or agreements with a financial institution or institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from each Rating Agency at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of "P-1" by Moody's, at least "A-1" by Standard
& Poor's and (if rated by Fitch) at least "F1" from Fitch to sell, not later than the Business Day immediately preceding the scheduled Redemption Date, all or part of the Collateral Debt Securities at a sale price (including in such price the sale of accrued interest) which, when added to all Cash and Eligible
Investments maturing on or prior to the scheduled Redemption Date credited to the Interest Collection Account, the Principal Collection Account, the
Uninvested Proceeds Account, the Expense Account and the Payment Account on the
relevant Distribution Date, is at least equal to an amount sufficient to pay any accrued and unpaid amounts payable under the Priority of Payments prior to the payment of the Notes without application of any limitation or caps in the
Priority of Payments (including any termination payments payable by the Issuer pursuant to the Hedge Agreements, and any fees and expenses incurred by the
Trustee and the Collateral Manager in connection with such sale of Collateral
Debt Securities and any unpaid Deferred Structuring Fee), and to redeem the
Notes on the scheduled Redemption Date at the applicable Redemption Prices (the aggregate amount required to make all such payments, the "Total Senior
Redemption Amount").

                  Notwithstanding the foregoing paragraph, in connection with any Tax Redemption Holders of at least 66-2/3% of the Aggregate Outstanding
Amount of an Affected Class of Notes may elect to receive less than 100% of the portion of the Total Senior Redemption Amount that would otherwise be payable to
Holders of such Affected Class (and the minimum Sale Proceeds requirements specified in the immediately preceding paragraph will be reduced accordingly).

                  (c) Installments of principal and interest (if any) due on or prior to a Redemption Date shall continue to be payable to the Holders of such
Notes as of the relevant Record Dates according to their terms. The election of the Issuer to redeem any Notes pursuant to this Section 9.1 shall be evidenced by an Issuer Order from the Collateral Manager directing the Trustee to make the payment to the Paying Agent of the Redemption Price of all of the Notes

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[**] CONFIDENTIAL TREATMENT REQUESTED

to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. The Issuer shall deposit, or cause to be deposited, the funds required for an Optional Redemption pursuant to this Section 9.1 in the Payment
Account on or before the fifth Business Day prior to the Redemption Date or, if later, upon receipt, but in no event later than the Business Day prior to the
Redemption Date.

                  (d) The Issuer shall set the Redemption Date and the
applicable Record Date and give notice thereof to the Trustee pursuant to
Section 9.2.

                  (e) Any amounts applied to the redemption of the Class A
Notes, the Class B Notes and the Class C Notes pursuant to this Section 9.1 shall be applied to the Class A Notes, the Class B Notes or the Class C Notes,
respectively, in each case, pro rata in accordance with the Aggregate
Outstanding Amounts of such Class of Notes on the date of such redemption.

     Section 9.2 Notice to Trustee of Auction Call Redemption, Optional
Redemption or Tax Redemption. In the event of any redemption pursuant to Section
9.1, the Issuer shall, at least 45 days (but not more than 90 days) prior to the
Redemption Date (unless the Trustee shall agree to a shorter notice period), notify the Trustee, each Hedge Counterparty, each Paying Agent of such
Redemption Date, the applicable Record Date, the principal amount of each Class of Notes to be redeemed on such Redemption Date and the Redemption Price of such
Notes in accordance with Section 9.1.

     Section 9.3 Notice of Auction Call Redemption, Optional Redemption or Tax
Redemption or Maturity by the Co-Issuers. Notice of redemption pursuant to
Section 9.1 or 9.5 or the Maturity of any Class of Notes shall be given by the
Trustee by first class mail, postage prepaid, mailed not less than 10 Business
Days prior to the applicable Redemption Date or Maturity to each Holder of Notes to be redeemed pursuant to Section 9.1 or 9.5 or to mature, at such Holder's address in the Note Register with a copy to each Rating Agency and each Hedge
Counterparty. In addition, for so long as any Class of Notes to be redeemed is listed on the Irish Stock Exchange, the Trustee shall cause the notice of redemption pursuant to Section 9.1 or 9.5 of any Class of Notes then listed on the Irish Stock Exchange to be delivered to the Company Announcements Office of the Irish Stock Exchange not less than 10 Business Days prior to the applicable
Record Date.

                  All notices of redemption shall state:

                 (a) the applicable Redemption Date;

                 (b) the applicable Record Date;

                 (c) the Redemption Price;

                 (d) the principal amount of each Class of Notes to be redeemed and that interest on such principal amount of Notes shall cease to accrue on the date specified in the notice; and

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                 (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the
Issuer to be maintained as provided in Section 7.2.

                  The Issuer shall have the option to withdraw the notice of redemption up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee and the Collateral Manager, but only if the
Collateral Manager shall be unable to deliver the sale agreement or agreements or certifications described in Section 9.1(b). The Trustee will cause notice of such withdrawal to be delivered to the Company Announcements Office of the Irish
Stock Exchange prior to the scheduled Redemption Date and promptly notify the
Irish Stock Exchange of any such withdrawal.

                  The Issuer shall exercise its option to redeem the Notes as provided in Section 9.1(a) only upon receipt of the written direction of a
Majority-in-Interest of Preference Shareholders.

                  At the cost of the Co-Issuers, the Trustee shall give notice of any withdrawal by overnight courier guaranteeing next day delivery, sent not later than the fourth Business Day prior to the scheduled Redemption Date, to each Holder of Notes to be redeemed at such Holder's address in the Note
Register, to each Hedge Counterparty.

                  Notice of redemption shall be given by the Co-Issuers or, at the Co-Issuers' request, by the Trustee in the name and at the expense of the
Co-Issuers. Failure to give notice of redemption, or any defect therein, to any
Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

     Section 9.4 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption
Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Co-Issuers and the Trustee (i) in the case of a Holder that is not a Qualified Institutional Buyer, such security or indemnity as may be required by them to save each of them harmless and (ii) an undertaking thereafter to surrender such Note, then, in the absence of notice to the
Co-Issuers and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Installments of interest on Notes of a Class so to be redeemed whose
Stated Maturity is on or prior to the Redemption Date shall be payable to the
Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.6(e).

                  If any Note called for redemption shall not be paid upon
surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Period the Note remains Outstanding.

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     Section 9.5 Auction Call Redemption. In accordance with the procedures set forth in Schedule F (the "Auction Procedures"), the Trustee shall, at the expense of the Issuer, conduct an auction (the "Auction") of the Collateral Debt
Securities if, on or prior to the Distribution Date occurring on or after August
2012, the Notes have not been redeemed in full. The Auction shall be conducted on a date no later than 10 Business Days prior to (1) the Distribution Date occurring on or after August 2012 and (2) if the Notes are not redeemed in full on the prior Distribution Date, each Distribution Date thereafter until the
Notes have been redeemed in full (each such date, an "Auction Date").
Notwithstanding the foregoing, the Trustee shall not conduct an Auction on an
Auction Date if an Auction was conducted on the preceding Auction Date and the
Collateral Manager notifies the Trustee that, due to market conditions, an
Auction on such Auction Date is unlikely to be successful. Any of the Collateral
Manager, the Preference Shareholders, the Trustee or their respective Affiliates may, but shall not be required to, bid at the Auction. The Trustee shall sell and transfer the Collateral Debt Securities (which may be divided into up to eight Subpools) to the highest bidder therefor (or to the highest bidder for each Subpool) at the Auction; provided that:

                  (a) the Auction has been conducted in accordance with the
Auction Procedures;

                  (b) the Trustee has received bids for the Collateral Debt
Securities (or for each of the related Subpools) from at least two Qualified
Bidders (including the winning Qualifying Bidder) for (i) the purchase of the
Collateral Debt Securities or (ii) the purchase of each Subpool;

                  (c) the Collateral Manager certifies that the Highest Auction
Price would result in Sale Proceeds from the Collateral Debt Securities (or the related Subpools) which, together with the Balance of all Eligible Investments and Cash in the Accounts (other than in any Hedge Counterparty Collateral
Account, any Synthetic Security Counterparty Account and any Synthetic Security
Issuer Account) will be at least equal to the Auction Call Redemption Amount;
and

                  (d) the bidder(s) who offered the Highest Auction Price for the Collateral Debt Securities (or the related Subpools) enter(s) into a written agreement with the Issuer, in a form provided by the Collateral Manager (which the Issuer shall execute if the conditions set forth in (a) through (c) of this
Section 9.5 are satisfied, which execution shall constitute certification by the
Issuer that such conditions have been satisfied) that obligates the highest bidder (or the highest bidder for each Subpool) to purchase all of the
Collateral Debt Securities (or the relevant Subpool) with the closing of such purchase (and full payment in cash to the Trustee) to occur on or prior to the sixth Business Day following the relevant Auction Date.

Provided that all of the conditions set forth in clauses (a) through (d) of this
Section 9.5 have been met, the Trustee shall sell and transfer the Collateral
Debt Securities (or each related Subpool), without representation, warranty or recourse, to the bidder that has offered the Highest Auction Price (or the highest bidder for each Subpool, as the case may be) in accordance with and upon completion of the Auction Procedures. Notwithstanding the foregoing, but subject to the satisfaction of the conditions set forth in clauses (a) through (d) of this Section 9.5, the Collateral Manager, although it may not have been the highest bidder, will have the option to purchase the Collateral Debt Securities
(or any Subpool), on its own behalf or on behalf of an

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Affiliate or an account or fund advised by the Collateral Manager or its
Affiliate, for a purchase price equal to the highest bid therefor. The Trustee shall deposit the purchase price for the Collateral Debt Securities in the
Collection Accounts and the Notes and, to the extent funds are available therefor, the Preference Shares, shall be redeemed on the Distribution Date immediately following the relevant Auction Date (such redemption, an "Auction
Call Redemption").

                  If any of the foregoing conditions is not met with respect to any Auction, or if the highest bidder (or the highest bidder for any Subpool) or the Collateral Manager, as the case may be, fails to pay the purchase price before the sixth Business Day following the relevant Auction Date, (i) the
Auction Redemption shall not occur on the Distribution Date following the relevant Auction Date, (ii) the Trustee shall give notice of the withdrawal pursuant to Section 9.3, (iii) subject to clause (iv) below, the Trustee shall decline to consummate such sale and shall not solicit any further bids or otherwise negotiate any further sale of Collateral Debt Securities in relation to such Auction and (iv) unless the Notes are redeemed in full prior to the next succeeding Auction Date, or the Collateral Manager notifies the Trustee that market conditions are such that such Auction is unlikely to be successful, the
Trustee shall conduct another Auction on the next succeeding Auction Date.

                                   ARTICLE X

                       ACCOUNTS, ACCOUNTINGS AND RELEASES

     Section 10.1 Collection of Money. (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Cash and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Securities, in accordance with the terms and conditions of such
Pledged Securities. The Trustee shall segregate and hold all such Cash and property received by it in trust for the Secured Parties and shall apply it as provided in this Indenture.

                  (b) Each of the parties hereto hereby agrees to cause the
Custodian and any other Securities Intermediary that holds any Cash or other property for the Issuer or the Co-Issuer in an Account to agree with the parties hereto that (x) each Account is a Securities Account in respect of which the
Trustee is the Entitlement Holder, (y) the Cash, Securities and other property credited to any Account is to be treated as a Financial Asset under Article 8 of the UCC and (z) the securities intermediary's jurisdiction (within the meaning of Section 8-110 of the UCC) for that purpose will be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of or specially indorsed to, the Issuer unless such
Financial Asset has also been indorsed in blank or to the Custodian or other
Securities Intermediary that holds such Financial Asset in such Account. Each
Account shall be held and maintained at an office located in the State of
Illinois. In addition, any Account may include any number of subaccounts deemed necessary or appropriate by the Trustee for convenience in administering the
Accounts.

     Section 10.2 Principal Collection Account; Interest Collection Account;
Custodial Account; Synthetic Security Counterparty Account; Synthetic Security
Issuer Account. (a) The

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Trustee shall, prior to the Closing Date, cause to be established a Securities
Account which shall be designated as the "Interest Collection Account," which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to Section 10.8(d), (i)
all amounts, if any, received by the Issuer pursuant to the Hedge Agreements
(other than amounts received by the Issuer by reason of an event of default or termination event (each as defined in the related Hedge Agreement) or other comparable event that are required, pursuant to Section 16.1(e) to be used for the purchase by the Issuer of a replacement Hedge Agreement), (ii) all proceeds received from the disposition of any Collateral to the extent such proceeds constitute "Interest Proceeds" (unless simultaneously reinvested pursuant to
Section 10.2(f) in other Collateral Debt Securities, subject to the Eligibility
Criteria, or in Eligible Investments) and (iii) all other Interest Proceeds. The
Interest Collection Account may be a subaccount of the Custodial Account.

                  (b) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the "Principal
Collection Account," which shall be held in the name of the Trustee as
Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to Section 10.8(d), (i) all proceeds received from the disposition of any Collateral to the extent such proceeds constitute "Principal
Proceeds" (unless simultaneously reinvested in other Collateral Debt Securities, subject to the Eligibility Criteria, or in Eligible Investments) and (ii) all
other Principal Proceeds.

                  (c) The Issuer may, but under no circumstances shall be
required to, deposit or cause to be deposited from time to time such Cash in a
Collection Account as it deems, in its sole discretion, to be advisable and by notice to the Trustee may designate that such Cash is to be treated as Principal
Proceeds or Interest Proceeds hereunder at its discretion. All Cash deposited from time to time in a Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Collection Accounts shall remain at all times with a financial institution having a long-term debt rating of at least "Baa1" by
Moody's, at least "BBB+" by Standard & Poor's and (if rated by Fitch) at least
"BBB+" by Fitch and capital and surplus of at least U.S.$200,000,000. The
Principal Collection Account may be a subaccount of the Custodial Account.

                  (d) All Distributions, any deposit required pursuant to
Section 10.2(e) and any net proceeds from the sale or disposition of a
Collateral Debt Security or Equity Security received by the Trustee shall be immediately deposited into the Interest Collection Account or the Principal
Collection Account, as the case may be (unless, in the case of proceeds received from the sale or disposition of any Collateral, such proceeds are simultaneously reinvested pursuant to Section 10.2(f) in other Collateral Debt Securities, subject to the Eligibility Criteria, or in Eligible Investments). Subject to
Sections 10.2(f), 10.2(g) and 11.2, all amounts deposited in the Collection
Accounts, together with any Securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the
Trustee in the Collection Accounts as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2. By Issuer Order executed by an Authorized Officer of the Collateral Manager (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee

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to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Accounts during a Due Period, and amounts received in prior Due Periods and retained in the Collection Accounts, as so directed in
Eligible Investments. The Trustee, within one Business Day after receipt of any
Distribution or other proceeds which are not Cash, shall so notify the Issuer and the Issuer shall, within five Business Days of receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm's-length transaction to a Person identified to the Trustee by the Collateral
Manager that is not an Affiliate of the Issuer or the Collateral Manager and
deposit the proceeds thereof in the Interest Collection Account or the Principal
Collection Account, as the case may be, for investment pursuant to this Section
10.2; provided that the Issuer need not sell such Distributions or other proceeds if it delivers an Officer's certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Debt Securities or
Eligible Investments. Notwithstanding the foregoing (and subject to the definition of Asset Hedge Agreement set forth herein), the Trustee shall pay interest received in respect of any Collateral Debt Security that is the subject of an Asset Hedge Agreement to the relevant Asset Hedge Counterparty in accordance with the terms of such Asset Hedge Agreement.

                  (e) If, prior to the occurrence of an Event of Default, the
Issuer shall not have given any investment directions pursuant to Section
10.2(d), the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of such funds to a Collection Account. If the
Trustee does not thereupon receive written instructions from the Issuer within five Business Days after transfer of such funds to a Collection Account, it shall invest and reinvest the funds held in such Collection Account, as fully as practicable, but only in one or more Eligible Investments of the type described in clause (c) of the definition thereof. After the occurrence of an Event of
Default, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments of the type described in clause (c) of the definition thereof maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next
Distribution Date. All Interest Proceeds from such investments shall be deposited in the Interest Collection Account and all Principal Proceeds from such investments shall be deposited in the Principal Collection Account. Any gain or loss with respect to an Eligible Investment shall be allocated in such a manner as to increase or decrease, respectively, Principal Proceeds and/or
Interest Proceeds in the proportion which the amount of Principal Proceeds and/or Interest Proceeds used to acquire such Eligible Investment bears to the purchase price thereof. The Trustee shall not in any way be held liable by reason of any insufficiency of such Collection Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

                  (f) During the Reinvestment Period (and thereafter to the
extent necessary to acquire Collateral Debt Securities pursuant to contracts entered into during the Reinvestment Period), the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, (i) reinvest Principal Proceeds in
Collateral Debt Securities and (ii) reinvest Interest Proceeds to purchase accrued interest in respect of Collateral Debt Securities, in each case, as permitted under and in accordance with the requirements of Article XII and such
Issuer Order. Any such purchased accrued interest shall be purchased first with
Interest Proceeds, to the extent available therefor, and, if Interest Proceeds are insufficient, then with Principal Proceeds or Uninvested Proceeds.

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                  (g) The Trustee shall transfer to the Payment Account for
application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Note Valuation Report prepared by the
Issuer pursuant to Section 10.7(b), on or prior to the Business Day prior to each Distribution Date, any amounts then held in the Collection Accounts other than (i) Interest Proceeds or Principal Proceeds received after the end of the
Due Period with respect to such Distribution Date and (ii) amounts that the
Issuer is entitled to reinvest in accordance with Section 12.2 and which the
Issuer so elects to reinvest in accordance with the terms of this Indenture;
except that, to the extent that Principal Proceeds in the Principal Collection
Account as of such date are in excess of the amounts required to be applied pursuant to the Priority of Payments up to and including the next Distribution
Date as shown in the Note Valuation Report with respect to such Distribution
Date, the Issuer may direct the Trustee to retain such excess amounts in the
Principal Collection Account and not to transfer such excess amounts to the
Payment Account.

                  (h) The Trustee shall apply amounts on deposit in the
Collection Accounts in accordance with any Redemption Date Statement delivered to the Trustee in connection with the redemption of Notes pursuant to Section
9.1.

                  (i) The Trustee shall, upon Issuer Order, apply amounts on deposit in the Principal Collection Account in accordance with Section 11.2.

                  (j) The Trustee shall, prior to the Closing Date, cause the
Custodian to establish a Securities Account which shall be designated as the
"Custodial Account," which shall be in the name of the Trustee as Entitlement
Holder in trust for the benefit of the Secured Parties and into which the
Trustee shall from time to time deposit Collateral. All Collateral from time to time deposited in, or otherwise standing to the credit of, the Custodial Account pursuant to this Indenture shall be held by the Trustee as part of the
Collateral and shall be applied to the purposes herein provided. The Trustee agrees to give the Issuer immediate notice if the Custodial Account or any funds on deposit therein, or otherwise standing to the credit of the Custodial
Account, shall become subject to any writ, order judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with the Priority of Payments.

                  (k) If the terms of any Synthetic Security require the Issuer to secure its obligations with respect to such Synthetic Security, upon receipt of an Issuer Order executed by the Collateral Manager, the Trustee shall establish a segregated trust account in respect of such Synthetic Security (each such account, a "Synthetic Security Counterparty Account") that shall be held in the name of the Trustee as entitlement holder in trust for the benefit of the related Synthetic Security Counterparty and over which the Trustee shall have exclusive control and the sole right of withdrawal in accordance with the applicable Synthetic Security and this Indenture. Upon Issuer Order, the
Trustee, the Issuer and the Custodian shall enter into an account control agreement with respect to such account in a form substantially similar to the
Account Control Agreement entered into on the Closing Date. As directed by an
Issuer Order executed by the Collateral Manager, the Trustee shall withdraw from the Principal Collection Account and deposit into each Synthetic Security
Counterparty Account the amount that is required to secure the obligations of the Issuer in accordance with the terms of the related Synthetic Security. The
Collateral Manager shall direct any such deposit only during the Reinvestment
Period and only

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to the extent that monies are available for the purchase of Collateral Debt
Securities from Uninvested Proceeds and Principal Proceeds in accordance with the terms of this Indenture.

                  As directed by an Issuer Order executed by the Collateral
Manager in writing and in accordance with the terms of the applicable Synthetic
Security, amounts on deposit in a Synthetic Security Counterparty Account shall be invested in Eligible Investments on behalf of the related Synthetic Security
Counterparty. To the extent so provided in the Synthetic Security, income received on amounts on deposit in each Synthetic Security Counterparty Account shall be applied, as directed by the Collateral Manager, to the payment of any periodic amounts owed by the Issuer to such Synthetic Security Counterparty on the date any such amounts are due. After application of any such amounts, any income then contained in such Synthetic Security Counterparty Account shall be withdrawn from such account and deposited in the Interest Collection Account for distribution as Interest Proceeds.

                  Amounts contained in such Synthetic Security Counterparty
Account shall be withdrawn by the Trustee and applied to the payment of any amounts payable by the Issuer to the related Synthetic Security Counterparty in accordance with the terms of such Synthetic Security, as directed by the
Collateral Manager by Issuer Order. Any excess amounts held in a Synthetic
Security Counterparty Account after payment of all amounts owing from the Issuer to the related Synthetic Security Counterparty in accordance with the terms of the related Synthetic Security shall be withdrawn from such Synthetic Security
Counterparty Account and deposited in the Principal Collection Account for application in accordance with the terms of this Indenture.

                  Except for the investment earnings of Eligible Investments in such Account payable to the Issuer pursuant to the second preceding paragraph, amounts contained in any Synthetic Security Counterparty Account shall not be considered to be an asset of the Issuer for purposes of any of the Collateral
Quality Tests or Coverage Tests, but the Synthetic Security that relates to the
Synthetic Security Counterparty Account shall be considered an asset of the
Issuer.

                  (l) If and to the extent that the terms of any Synthetic
Security require the Synthetic Security Counterparty to secure its obligations with respect to such Synthetic Security, the Trustee will establish a single, segregated trust account in respect of such Synthetic Security (each such account, a "Synthetic Security Issuer Account"). Upon Issuer Order, the Trustee,
the Issuer and the Custodian shall enter into an account control agreement with respect to such account in a form substantially similar to the Account Control
Agreement entered into on the Closing Date. The Trustee shall deposit into any such Synthetic Security Issuer Account all amounts that are received from the applicable Synthetic Security Counterparty to secure the obligations of such
Synthetic Security Counterparty in accordance with the terms of such Synthetic
Security and applicable law.

                  As directed by an Issuer Order executed by the Collateral
Manager in writing and in accordance with the terms of the applicable Synthetic
Security, amounts on deposit in a Synthetic Security Issuer Account shall be invested in Eligible Investments. Income received on amounts on deposit in such
Synthetic Security Issuer Account shall be withdrawn from such account and paid to the related Synthetic Security Counterparty or the Issuer in accordance with the terms of the applicable Synthetic Security.

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                  Amounts contained in any Synthetic Security Issuer Account shall not be considered to be an asset of the Issuer for purposes of any of the
Collateral Quality Tests or the Coverage Tests, but the Synthetic Security that relates to such Synthetic Security Issuer Account shall be considered an asset of the Issuer.

                  Upon the occurrence of an event of default or a termination event under any Synthetic Security, amounts contained in the related Synthetic
Security Issuer Account shall, as directed by the Collateral Manager by Issuer
Order, be withdrawn by the Trustee and applied to the payment of any amount payable by the related Synthetic Security Counterparty to the Issuer. Any excess amounts held in a Synthetic Security Issuer Account after payment of all amounts owing from the related Synthetic Security Counterparty to the Issuer as a result of an event of default or termination event shall be withdrawn from such
Synthetic Security Issuer Account and paid to the related Synthetic Security
Counterparty in accordance with the applicable Synthetic Security.

                  Each Synthetic Security Issuer Account shall remain at all times with a financial institution having a long-term debt rating of at least
"Baa1" by Moody's, at least "BBB+" by Standard & Poor's and (if rated by Fitch)
at least "BBB+" by Fitch and a combined capital and surplus in excess of
U.S.$200,000,000.

     Section 10.3 Payment Account. The Trustee shall, prior to the Closing Date, cause the Custodian to establish a Securities Account which shall be designated as the "Payment Account," which shall be held in the name of the Trustee as
Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment
Account shall be held in trust by the Trustee for the benefit of the Secured
Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Payment Account shall be to pay the interest on and the principal of the Notes in accordance with their terms and the provisions of this
Indenture and, upon Issuer Order, to pay Administrative Expenses and other amounts specified therein and to make payments to the Preference Share Paying
Agent for distribution to the Preference Shareholders each in accordance with the Priority of Payments. The Trustee agrees to give the Co-Issuers and the
Hedge Counterparties immediate notice if the Payment Account or any funds on deposit therein, or otherwise standing to the credit of the Payment Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the
Priority of Payments. The Payment Account shall remain at all times with a financial institution having a long-term debt rating of at least "Baa1" by
Moody's, at least "BBB+" by Standard & Poor's and at least "BBB+" by Fitch and a combined capital and surplus in excess of U.S.$200,000,000.

     Section 10.4 Expense Account. (a) The Trustee shall, prior to the Closing
Date, cause to be established a Securities Account which shall be designated as the "Expense Account" and which shall be held in the name of the Trustee as
Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense
Account shall be held in trust by the Trustee for the benefit of the Secured
Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay

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(on any day other than a Distribution Date) accrued and unpaid Administrative
Expenses of the Co-Issuers (other than fees and expenses of the Trustee). On the
Closing Date, the Trustee shall deposit into the Expense Account an amount equal to [**] from the net proceeds received by the Issuer on such date from the initial issuance of the Notes and the Preference Shares. Thereafter, the Trustee
shall transfer to the Expense Account from the Payment Account amounts required to be deposited therein pursuant to Section 11.1(a) and in accordance with the calculations and the instruction contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.7(b).

                  On the Closing Date the Trustee shall deposit (from the
proceeds of the offering of the Securities) an amount equal to the Ramp-Up Date
Placement Fee into a segregated sub-account (the "Placement Fee Sub-account") of the Expense Account (which amount shall be available for use to the extent requested by the Collateral Manager to meet the Coverage Tests). If the
Collateral Manager delivers a certificate to the Trustee certifying that on the
Ramp-Up Completion Date the Placement Fee OC Test was met, the Ramp-Up Date
Placement Fee will be paid by the Trustee to the Preference Share Placement
Agent promptly after receipt of such certificate. If the Collateral Manager does not deliver a certificate to the Trustee certifying that on the Ramp-Up
Completion Date the Placement Fee OC Test was met, the Ramp-Up Date Placement
Fee will not be paid to the Preference Share Placement Agent and any amount in such sub-account shall be immediately transferred to the Uninvested Proceeds
Account and be treated as Uninvested Proceeds of the Issuer.

                  (b) The Trustee agrees to give the Co-Issuers and the Hedge
Counterparties immediate notice if the Expense Account or any funds on deposit therein, or otherwise standing to the credit of the Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Expense Account shall remain at all times with a financial institution having a long-term debt rating of at least "Baa1" by Moody's, at least "BBB+" by Standard & Poor's and (if rated by Fitch) at least "BBB+" by
Fitch.

                  (c) By Issuer Order executed by an Authorized Officer of the
Collateral Manager (which may be in the form of standing instructions), the
Issuer shall at all times direct the Trustee to, and, upon receipt of such
Issuer Order, the Trustee shall, invest all funds received into the Expense
Account during a Due Period, and amounts received in prior Due Periods and retained in the Expense Account, as so directed in Eligible Investments. All interest and other income from such investments shall be deposited in the
Expense Account and any gain realized from such investments shall be credited to the Expense Account, and any loss resulting from such investments shall be charged to the Expense Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Expense Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

     Section 10.5 Uninvested Proceeds Account. (a) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the "Uninvested Proceeds Account," which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured
Parties, into which the Trustee shall deposit all Uninvested Proceeds (other than the organizational and structuring fees and expenses of the Co-Issuers
(including, without limitation, structuring fees paid to the Collateral Manager and the legal fees

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and expenses of counsel to the Co-Issuers, the Placement Agents and the
Collateral Manager), the expenses of offering the Offered Securities and amounts deposited in the Expense Account on such date). The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Uninvested Proceeds Account in (i) Collateral
Debt Securities, (ii) Eligible Investments or (iii) U.S. Agency Securities
designated by the Collateral Manager; provided that, after the Ramp-Up
Completion Date, the Issuer shall not be permitted to hold any U.S. Agency
Securities in the Uninvested Proceeds Account unless such U.S. Agency Securities would be eligible for purchase by the Issuer as a Collateral Debt Security on the Ramp-Up Completion Date (in which case such investment shall be deemed to be a Collateral Debt Security). All interest and other income from such investments shall be deposited in the Uninvested Proceeds Account, any gain realized from such investments shall be credited to the Uninvested Proceeds Account, and any loss resulting from such investments shall be charged to the Uninvested Proceeds
Account.

                  (b) On the first Distribution Date, investment earnings on
Eligible Investments and U.S. Agency Securities in the Uninvested Proceeds
Account will be transferred to the Interest Collection Account and applied as
Interest Proceeds. The Trustee shall on the first Distribution Date transfer
Uninvested Proceeds to the Payment Account to the extent such funds (after giving effect to the application of Interest Proceeds and Principal Proceeds)
are required to pay the amounts referred to in paragraphs (B) and (F) of Section
11.1(a)(ii) and shall transfer any Uninvested Proceeds remaining after such application (i) if the Collateral Manager certifies to the Trustee that the
Issuer purchased or entered into binding commitments to purchase Collateral Debt
Securities in the aggregate amount (taking into account the Aggregate Principal
Balance of Eligible Investments purchased with Principal Proceeds) specified in
Section 7.18 by the Ramp-Up Completion Date, to the Payment Account to be
distributed as Interest Proceeds on the first Distribution Date, and (ii)
otherwise, an amount equal to the Collateral Deficiency Amount shall be transferred to the Payment Account to be distributed as Principal Proceeds and the remainder shall be transferred to the Payment Account and distributed as
Interest Proceeds on the first Distribution Date; provided, however, that (i)
the Collateral Manager shall notify the Trustee if any amount in the Uninvested
Proceeds Account is required to be retained therein to pay the purchase price of
Collateral Debt Securities which the Issuer has committed to purchase, in which event such amount shall be retained in the Uninvested Proceeds Account until the
Collateral Manager notifies the Trustee that such purchase has been completed or cancelled, at which time such funds shall be disbursed pursuant to this section, and (ii) if there has been a Rating Confirmation Failure all Uninvested Proceeds shall be transferred to the Payment Account to be distributed as Principal
Proceeds. The Trustee shall not in any way be held liable by reason of any insufficiency of such Uninvested Proceeds Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

                  (c) In the event that the Note Placement Agent pays the
Contingent Placement Fee to the Issuer, the amount received by the Issuer in respect of the Contingent Placement Fee will be deposited in the Uninvested
Proceeds Account and treated as Uninvested Proceeds.

     Section 10.6 Reports by Trustee. The Trustee shall supply in a timely fashion to each Rating Agency, each Hedge Counterparty, the Issuer and the
Collateral Manager any information regularly maintained by the Trustee that the
Issuer or the Collateral Manager may from time to

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time request with respect to the Pledged Securities, the Interest Collection
Account, the Principal Collection Account, the Payment Account, any Hedge
Counterparty Collateral Account, any Synthetic Security Counterparty Account or
any Synthetic Security Issuer Account reasonably needed to complete the Note
Valuation Report or to provide any other information reasonably available to the
Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. The Trustee shall forward to the
Collateral Manager and to any Holder of a Note shown on the Note Register, any
Holder of a Preference Share shown on the Share Register or any Hedge
Counterparty upon request therefor, copies of notices and other writings received by it from the issuer of any Collateral Debt Security or from any
Clearing Agency with respect to any Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

                  The Trustee shall, so long as any Class of Notes is listed on the Irish Stock Exchange, provide the Irish Stock Exchange, not later than the second Business Day preceding each Distribution Date, with information regarding the amount of principal payments to be made on the Notes of each Class on such
Distribution Date, the amount of any Class C Deferred Interest on the Class C
Notes and the Aggregate Outstanding Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Notes of such
Class after giving effect to the principal payments, if any, on such
Distribution Date.

     Section 10.7 Accountings. (a) Monthly. Not later than the fifth Business
Day after the 15th day of each month commencing in August 2002, the Issuer (or the Collateral Administrator on its behalf) shall compile and provide to each
Rating Agency (by e-mail delivery), the Trustee, the Collateral Manager, each
Hedge Counterparty and each Transfer Agent and, upon written request therefor, any Holder of a Note shown on the Note Register and any Holder of a Preference
Share shown on the Share Register a monthly report (the "Monthly Report");
provided that with respect to the Monthly report to be provided in August 2002 such report may be compiled and provided no later than the tenth Business Day following the 15th day of such month. The Monthly Report shall contain the following information and instructions with respect to the Pledged Securities included in the Collateral, determined as of the last day of the preceding calendar month or, in the case of a calendar month in which a Distribution Date occurs, the Determination Date relating to such Distribution Date:

               (i) the Aggregate Principal Balance of all Collateral Debt
          Securities, together with a calculation, in reasonable detail, of the sum of (A) the Aggregate Principal Balance of all Collateral Debt
          Securities (other than Defaulted Securities, Deferred Interest PIK
          Bonds and Written-Down Securities) plus (B) with respect to each
          Defaulted Security or Deferred Interest PIK Bond, the Calculation
          Amount of such Defaulted Security or Deferred Interest PIK Bond plus
          (C) with respect to each Written-Down Security, the Aggregate
          Principal Balance of all such Written-Down Securities and the
          Aggregate Principal Balance of all Collateral Debt Securities on the
          Ramp-Up Completion Date;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (ii) the Balance of all Eligible Investments and Cash in each of the Interest Collection Account, the Principal Collection Account and
          the Expense Account;

               (iii) the nature, source and amount of any proceeds in the
          Collection Accounts, including Interest Proceeds, Principal Proceeds and Sale Proceeds, received since the date of determination of the last Monthly Report (or, if more recent, the date of determination of the last Note Valuation Report);

               (iv) (A) with respect to each Collateral Debt Security and each
          Eligible Investment that is part of the Collateral, its Principal
          Balance, annual interest rate, Stated Maturity, issuer, Moody's Rating
          (provided, that the Issuer shall not report or otherwise disclose any estimated Rating provided by Moody's), Standard & Poor's Rating
          (provided, that the Issuer shall not report or otherwise disclose any estimated Rating provided by Standard & Poor's) and Fitch Rating, and
          (B) with respect to each Collateral Debt Security, its Moody's Rating,
          Standard & Poor's Rating and Fitch Rating (both on the date of original purchase thereof and on the date of such Monthly Report) and the original purchase price thereof;

               (v) the identity of each Collateral Debt Security that was sold or disposed of pursuant to Section 12.1 (indicating whether such
          Collateral Debt Security is a Defaulted Security, Credit Improved
          Security or Credit Risk Security (in each case, as reported in writing to the Issuer by the Collateral Manager) and whether such Collateral
          Debt Security was sold pursuant to Section 12.1(a)(i), (ii), (iii),
          (iv) or (v)) or Granted to the Trustee since the date of determination of the most recent Monthly Report;

               (vi) the identity of each Collateral Debt Security that is a
          Defaulted Security, Credit Risk Security, Deferred Interest PIK Bond
          or a Written-Down Security, its principal amount and the Fair Market
          Value thereof and the date on which a Defaulted Security or a
          Written-Down Security became a Defaulted Security or Written-Down
          Security, as the case may be;

               (vii) the identity of each Collateral Debt Security which has been upgraded or downgraded by one or more Rating Agencies or placed on watch list for possible upgrade or downgrade by one or more Rating
          Agencies since the date of determination of the last Monthly Report;

               (viii) the Aggregate Principal Balance of all Fixed Rate
          Securities (together with the Aggregate Principal Balance of any
          Synthetic Securities related thereto);

               (ix) the Aggregate Principal Balance of all Floating Rate
          Securities (together with the Aggregate Principal Balance of any
          Synthetic Securities related thereto);

               (x) the Aggregate Principal Balance of all Pure Private
          Collateral Debt Securities (together with the Aggregate Principal
          Balance of any Synthetic Securities related thereto);

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (xi) the Aggregate Principal Balance of all Collateral Debt
          Securities that are guaranteed as to ultimate or timely payment of principal or interest;

               (xii) the Aggregate Principal Balance of all Collateral Debt
          Securities with a Moody's Rating below "Baa3" (together with the
          Aggregate Principal Balance of any Synthetic Securities related thereto), provided that if the Aggregate Principal Balance of all
          Collateral Debt Securities having a Moody's Rating below "Baa3"
          exceeds [**] of the Net Outstanding Portfolio Collateral Balance, the
          Monthly Report shall contain: (A) the Fair Market Value of such
          Collateral Debt Security; (B) the original purchase price of such
          Collateral Debt Security; (C) the Moody's Rating of such Collateral
          Debt Security on the date such Collateral Debt Security was purchased by the Issuer; and (D) the Moody's Rating as of the Determination Date
          of the Monthly Report;

               (xiii) the Aggregate Principal Balance of all Collateral Debt
          Securities with a Moody's Rating of "Caa1" or below (together with the
          Aggregate Principal Balance of any Synthetic Securities related thereto);

               (xiv) (A) the identity of and the Aggregate Principal Balance of all Collateral Debt Securities whose Moody's Rating is determined as provided in clause (a)(ii) of the definition of "Rating," (B) the identity of and the Aggregate Principal Balance of all Collateral Debt
          Securities whose Standard & Poor's Rating is determined as provided in clause (b)(ii) of the definition of "Rating" and (C) the identity of and the Aggregate Principal Balance of all Collateral Debt Securities
          whose Fitch Rating is determined as provided in clause (c)(ii) of the definition of "Rating";

               (xv) with respect to each Issue of Collateral Debt Securities, the Aggregate
         Principal Balance of all Collateral Debt Securities that are part of such Issue (together with the Aggregate Principal Balance of any
         Synthetic Securities related thereto);

               (xvi) with respect to each Servicer of Collateral Debt
          Securities, the Aggregate Principal Balance of all Collateral Debt
          Securities serviced by such Servicer (together with the Aggregate
          Principal Balance of any Synthetic Securities related thereto);

               (xvii) with respect to each Synthetic Security Counterparty, (A)
          the Rating, if any, thereof by Moody's, Standard & Poor's and Fitch and (B) the Aggregate Principal Balance of all Collateral Debt
          Securities acquired from such Synthetic Security Counterparty and its
          Affiliates;

               (xviii) the Aggregate Principal Balance of all Synthetic
          Securities;

               (xix) with respect to each Specified Type of Asset-Backed
          Security (except for REIT Debt Securities--Healthcare, REIT Debt
          Securities--Mortgage and related Synthetic Securities), the Aggregate
          Principal Balance of all Collateral Debt Securities consisting of such
          Specified Type of Asset-Backed Securities (together with the Aggregate
          Principal Balance of any Synthetic Securities related thereto);

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (xx) the Aggregate Principal Balance of all PIK Bonds (together with the Aggregate Principal Balance of any Synthetic Securities
          related thereto);

               (xxi) the Aggregate Principal Balance of all Collateral Debt
          Securities that provide for periodic payments of interest in Cash less frequently than quarterly (together with the Aggregate Principal
          Balance of any Synthetic Securities related thereto);

               (xxii) the Aggregate Amortized Cost of all Interest Only
          Securities (together with the Aggregate Principal Balance of any
          Synthetic Securities related thereto);

               (xxiii) the Aggregate Principal Balance of all Collateral Debt
          Securities with a Stated Maturity occurring later than the Stated
          Maturity of the Notes;

               (xxiv) the Aggregate Principal Balance of all Subprime Automobile
          Securities (together with the Aggregate Principal Balance of any
          Synthetic Securities related thereto);

               (xxv) the Aggregate Principal Balance of (A) all CBO/CLO
          Securities, (B) all CBO/CLO Securities that entitle the Holders thereof to receive payments that depend primarily on Asset-Backed
          Securities, (C) all CBO/CLO Securities that entitle the Holders thereof to receive payments that depend primarily on CBO/CLO
          Securities and (D) the Aggregate Principal Balance of all Re-REMICs
          (in each case, together with the Aggregate Principal Balance of any
          Synthetic Securities related thereto) (the Collateral Manager shall provide these designations to the Trustee and the Issuer);

               (xxvi) the Aggregate Principal Balance of all Collateral Debt
          Securities that are Step-Down Bonds (together with the Aggregate
          Principal Balance of any Synthetic Securities related thereto);

               (xxvii) the Aggregate Principal Balance of all Collateral Debt
          Securities with attached Equity Securities;

               (xxviii) the Aggregate Attributable Amount of all Collateral Debt
          Securities
         related to (A) obligors located outside the United States of America
         (together with the Aggregate Principal Balance of any Synthetic
         Securities related thereto) but excluding such Collateral Debt
         Securities (together with the Aggregate Principal Balance of any
         Synthetic Securities related thereto) where the majority of the underlying collateral is located in the United States and the obligor thereof is a special purpose vehicle located outside of the United
         States, (B) obligors located in the United Kingdom (together with the
         Aggregate Principal Balance of any Synthetic Securities related thereto), (C) obligors located in Canada (together with the Aggregate
         Principal Balance of any Synthetic Securities related thereto), (D)
         Qualifying Foreign Obligors located in any other jurisdiction (together with the Aggregate Principal Balance of any Synthetic Securities
         related thereto), (E) obligors (other than Qualifying Foreign Obligors)
         located in any other jurisdiction (together with the Aggregate
         Principal Balance of any Synthetic Securities related thereto) and (F)
         Emerging Market Issuers;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (xxix) a calculation in reasonable detail necessary to determine compliance with each Coverage Test and, in the case of each
          Overcollateralization Test, a comparison of the related
          Overcollateralization Ratio on such date to the related
          Overcollateralization Ratio on the Ramp-Up Completion Date and a
          statement (confirmed by the Collateral Manager based on its independent application of the Standard & Poor's CDO Monitor Test to the Collateral Debt Securities on the date of determination) of whether the Standard & Poor's CDO Monitor Test was satisfied and, if not, the extent to which the Standard & Poor's CDO Monitor Test was not satisfied;

               (xxx) a calculation in reasonable detail necessary to determine compliance with each Collateral Quality Test; and

               (xxxi) calculation in reasonable detail necessary to determine the estimated remaining average life (on an aggregate basis) of all
          Collateral Debt Securities (using reasonable assumptions as set forth in such calculation), as provided by the Collateral Manager.

                  In addition, the Issuer shall also indicate in each such
Monthly Report the respective percentage of the Net Outstanding Portfolio
Collateral Balance for each aggregate amount referred to in clauses (viii)
through (xxviii) above.

                  Upon receipt of each Monthly Report, the Trustee shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Collateral. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral
Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five
Business Days cause the Independent accountants appointed by the Issuer pursuant to Section 10.9 to review such Monthly Report and the Trustee's records to determine the cause of such discrepancy. If such review reveals an error in the
Monthly Report or the Trustee's records, the Monthly Report or the Trustee's records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.

                  (b) Distribution Date Accounting. The Issuer (or the
Collateral Administrator on its behalf) shall render an accounting (the "Note
Valuation Report"), determined as of each Determination Date, and deliver the
Note Valuation Report to each Rating Agency (by e-mail delivery), the Trustee, each Paying Agent, the Collateral Manager, each Hedge Counterparty, each
Transfer Agent and, upon written request therefor, any Holder of a Note shown on the Note Register and any Holder of a Preference Share shown on the Share
Register, not later than the Business Day preceding the related Distribution
Date. The Note Valuation Report shall contain the following information
(determined, unless otherwise specified below, as of the related Determination
Date):

               (i) the Aggregate Outstanding Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class on the first day of the immediately preceding
          Interest Period, the amount of principal

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[**] CONFIDENTIAL TREATMENT REQUESTED

          payments to be made on the Notes of each Class on the next
          Distribution Date, the amount of any Class C Deferred Interest and the
          Aggregate Outstanding Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class after giving effect to the principal payments, if any, on the next Distribution Date;

               (ii) the Interest Distribution Amount payable to the Holders of the Notes for the related Distribution Date (in the aggregate and by
          Class) and the amount payable to Holders of Preference Shares, for such Distribution Date;

               (iii) the Note Interest Rate for each Class of Notes for the
          Interest Period preceding the next Distribution Date;

               (iv) the Administrative Expenses payable on an itemized basis on the next Distribution Date;

               (v) for the Interest Collection Account:

                    (A) the Balance on deposit in the Interest Collection
          Account at the end of the related Due Period;

                    (B) the amounts payable from the Interest Collection Account pursuant to Section 11.1(a)(i) on the next Distribution Date; and

                    (C) the Balance remaining in the Interest Collection Account immediately after all payments and deposits to be made on such
          Distribution Date;

               (vi) for the Principal Collection Account:

                    (A) the Balance on deposit in the Principal Collection
          Account at the end of the related Due Period;

                    (B) the amounts payable from the Principal Collection
          Account pursuant to Section 11.1(a)(ii) on the next Distribution Date;
          and

                    (C) the Balance remaining in the Principal Collection
          Account immediately after all payments and deposits to be made on such
          Distribution Date;

               (vii) the Balance on deposit in the Expense Account, the Hedge
          Counterparty Collateral Account, any Synthetic Security Counterparty
          Account and any Synthetic Security Issuer Account at the end of the
          related Due Period; and

               (viii) the amount to be paid to the Preference Share Paying Agent on such Distribution Date and the aggregate amount paid to the
          Preference Share Paying Agent on such Distribution Date and all prior
          Distribution Dates.

                  Each Note Valuation Report shall contain instructions to the
Trustee to withdraw on the related Distribution Date from the Payment Account and pay or transfer amounts set forth

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[**] CONFIDENTIAL TREATMENT REQUESTED

in such report in the manner specified, and in accordance with the priorities established in, Section 11.1(a).

                  In addition to the Note Valuation Report, upon the written request of any Holder of a Note or a Preference Share shown on the Note Register or Share Register, as applicable, any Hedge Counterparty or either Rating
Agency, the Issuer shall deliver to such Holder or Rating Agency, as the case may be, a report containing the number and identity of each Collateral Debt
Security held by the Issuer on the last day of the Due Period most recently ended (indicating whether any such Collateral Debt Security is a Defaulted
Security (as reported in writing to the Trustee by the Collateral Manager)).

                  In addition, the Note Valuation Reports shall, if the
Collateral Manager reasonably believes that the Weighted Average Life Test will not be satisfied, contain (a) calculations (prepared by the Collateral Manager)
of the Weighted Average Life of the Pledged Collateral Debt Securities as of the
related Determination Date assuming (i) that the Collateral Debt Securities are prepaid at a rate equal to 50% of the prepayment rate assumed by Moody's (and identified to the Collateral Manager) on or prior to the Closing Date and (ii)
that the Collateral Debt Securities are prepaid at a rate equal to 200% of the prepayment rate assumed by Moody's (and identified to the Collateral Manager) on or prior to the Closing Date and (b) a statement (prepared by the Collateral
Manager) of the Aggregate Geographic Concentration Amount of all Pledged
Collateral Debt Securities with respect to each State of the United States as of such Distribution Date.

                  In addition to the foregoing information, each Note Valuation
Report shall include a statement to the following effect:

                           "The Investment Company Act of 1940, as amended (the
         "Investment Company Act"), requires that each holder of a Note issued by the Co-Issuers (or beneficial interest therein) that is a U.S.
         Person be (w) a "qualified purchaser" (a "Qualified Purchaser") as defined in Section 2(a)(51)(A) of the Investment Company Act and
         related rules, (x) a company each of whose beneficial owners is a
         Qualified Purchaser, (y) a "knowledgeable employee" with respect to the
         Issuer (a "Knowledgeable Employee") as specified in Rule 3c-5 promulgated under the Investment Company Act or (z) a company owned exclusively by Knowledgeable Employees. Under the rules, each of the
         Co-Issuers or an agent acting on its behalf must have a "reasonable belief" that each holder of its outstanding securities that is a U.S.
         Person, including transferees, is a Qualified Purchaser, a company each of whose beneficial owners is a Qualified Purchaser, a Knowledgeable
         Employee or a company owned exclusively by Knowledgeable Employees.
         Consequently, each resale of a Note in the United States or to a U.S.
         Person must be made pursuant to Rule 144A or another exemption from the registration requirements under the Securities Act of 1933, as amended
         (the "Securities Act"), solely to a purchaser that is a "qualified institutional buyer" (a "Qualified Institutional Buyer") within the meaning of Rule 144A and a Qualified Purchaser, a company each of whose beneficial owners is a Qualified Purchaser, a Knowledgeable Employee or a company owned exclusively by Knowledgeable Employees. Each transferee of a Restricted Global Note (other than an Institutional Accredited
         Investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that

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[**] CONFIDENTIAL TREATMENT REQUESTED

         purchased such beneficial interest in connection with the initial distribution thereof) will be deemed to represent at the time of purchase that: (i) the transferee is a Qualified Institutional Buyer and also a Qualified Purchaser, a Knowledgeable Employee or a company owned exclusively by Qualified Purchasers and/or Knowledgeable
         Employees; (ii) the transferee is not a dealer described in paragraph
         (a)(1)(ii) of Rule 144A unless such transferee owns and invests on a discretionary basis at least U.S.$25,000,000 in securities of issuers that are not Affiliated persons of the dealer; (iii) the transferee is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of
         Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of
         Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan; (iv) the transferee and each account for which it is purchasing, is required to hold and transfer at least the minimum denominations of the Notes specified in the Indenture; and
         (v) the transferee will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferee.

                           The Co-Issuers direct that the recipient of this
         notice, and any recipient of a copy of this notice, provide a copy to any person having an interest in the Note with respect to which this
         Note Valuation Report is delivered, as indicated on the books of The
         Depository Trust Company or on the books of a participant in The
         Depository Trust Company or on the books of an indirect participant for which such participant in The Depository Trust Company acts as agent.

                           Notwithstanding any other restrictions on transfer
         contained herein, if either of the Co-Issuers determines that any beneficial owner of a Restricted Note (or any interest therein) (A) is a U.S. Person and (B) is not both a Qualified Institutional Buyer
         (unless such beneficial owner is an Institutional Accredited Investor that purchased such Restricted Note or interest therein in connection with the initial distribution thereof) and also (x) a Qualified
         Purchaser, a Knowledgeable Employee or a company owned exclusively by
         Qualified Purchasers and/or Knowledgeable Employees, either of the
         Co-Issuers may require, by notice to such beneficial owner, that such beneficial owner sell all of its right, title and interest to such
         Restricted Note (or interest therein) to a Person that is both (1) a
         Qualified Institutional Buyer and (2) a Qualified Purchaser, a
         Knowledgeable Employee or a company owned exclusively by Qualified
         Purchasers and/or Knowledgeable Employees, with such sale to be effected within 30 days after notice of such sale requirement is given.
         If such beneficial owner fails to effect the transfer required within such 30-day period, (A) upon written direction from the Collateral
         Manager or the Issuer, the Trustee shall, and is hereby irrevocably authorized by such beneficial owner, to cause its interest in such Note to be transferred in a commercially reasonable sale (conducted by the
         Trustee in accordance with Section 9-610(b) of the Uniform Commercial
         Code as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Co-Issuers and the Collateral Manager, in connection with such transfer, that such
         Person is (1) a Qualified Institutional Buyer and (2) a Qualified
         Purchaser, a Knowledgeable Employee or a company owned exclusively by
         Qualified Purchasers and/or Knowledgeable Employees and (B) pending such transfer, no further payments will be made in respect of such Note held by such

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[**] CONFIDENTIAL TREATMENT REQUESTED

         beneficial owner. As used in this paragraph, the term "U.S. Person"
         has the meaning given such term in Regulation S under the Securities
         Act."

                  (c) Redemption Date Instructions. Not less than five Business
Days after receiving an Issuer Request requesting information regarding a redemption pursuant to Section 9.1 of the Notes of a Class as of a proposed
Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the
Issuer and the Hedge Counterparties, and the Issuer (or the Collateral
Administrator on its behalf) shall compute the following information and provide such information in a statement (the "Redemption Date Statement") delivered to the Trustee:

               (i) the Aggregate Outstanding Amount of the Notes of the Class or
          Classes to be redeemed as of such Redemption Date;

               (ii) the amount of accrued interest due on such Notes as of the last day of the Interest Period immediately preceding such Redemption
          Date; and

               (iii) the amount in the Interest Collection Account, the
          Principal Collection
         Account, the Uninvested Proceeds Account, the Expense Account and the
         Payment Account available for application to the redemption of such
         Notes.

                  (d) If the Trustee shall not have received any accounting
provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall use reasonable efforts to cause such accounting to be made by the applicable Distribution Date or Redemption Date. To the extent the Trustee is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Trustee shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Trustee for such Independent certified public accountant shall be reimbursed pursuant to Section 6.8. The
Collateral Administrator may (at its discretion and with the consent of the
Issuer) make the Monthly Report, the Note Valuation Report and any Redemption
Date Statement available via the Internet site of the Collateral Administrator initially located at "www.cdotrustee.net" (which will be accessible to
Noteholders (or any beneficial owner of Notes who provide evidence of their beneficial ownership to the Collateral Administrator) and the other parties entitled to receive such reports pursuant to the terms of this Section 10.7)
using an assigned log-on i.d. or password) or by such other means as the
Collateral Administrator may have in place from time to time, provided, that the providing of such access to the Monthly Report, the Note Valuation Report and any Redemption Date Statement shall not substitute for the deliveries of such reports required pursuant to subsections (a), (b) and (c) of this Section 10.7.

                  (e) The Issuer may appoint an administrator or other agent to prepare reports pursuant to this Section 10.7 and certain calculations related thereto. Pursuant and subject to the terms of the Collateral Administration
Agreement, the Issuer has appointed the Bank as its initial agent for such purposes, and the Bank has accepted such appointment and has agreed to perform such obligations, as provided therein.

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[**] CONFIDENTIAL TREATMENT REQUESTED

     Section 10.8 Release of Securities. (a) If no Event of Default has occurred and is continuing and subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager and delivered to the
Trustee at least two Business Days prior to the settlement date for any sale of a Security, certifying that the conditions set forth in Section 12.1 are satisfied, direct the Trustee to release such Security from the lien of this
Indenture against receipt of payment therefor.

                  (b) The Issuer may, by Issuer Order executed by an Authorized
Officer of the Collateral Manager and delivered to the Trustee at least two
Business Days prior to the date set for redemption or payment in full of a
Pledged Security, certifying that such security is being redeemed or paid in full, direct the Trustee or, at the Trustee's instructions, Custodian to deliver such Security, if in physical form, duly endorsed or, if such Security is a
Clearing Corporation Security, cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

                  (c) If no Event of Default has occurred and is continuing and subject to Article XII, the Issuer may, by Issuer Order executed by an
Authorized Officer of the Collateral Manager and delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Debt Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the
Trustee or, at the Trustee's instructions, the Custodian to deliver such
Security, if in physical form, duly endorsed or, if such security is a Clearing
Corporation Security, cause it to be delivered in accordance with such Issuer
Order, in each case against receipt of payment therefor.

                  (d) The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Security in the Interest Collection Account or the
Principal Collection Account, as the case may be, unless simultaneously applied to the purchase of other Collateral Debt Securities or Eligible Investments as permitted under and in accordance with requirements of Article XII and this
Article X.

                  (e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral from the lien of this
Indenture.

                  (f) The Issuer may retain agents (including the Collateral
Manager and Collateral Administrator) and take such advice as it considers appropriate to assist it in preparing any notice or other report required under this Section 10.8.

     Section 10.9 Reports by Independent Accountants. (a) At the Closing Date
the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm, the Issuer shall promptly appoint by Issuer Order delivered to the Trustee, each Hedge Counterparty and each Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer

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shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer or by the Trustee as provided in Section 11.1.

                  (b) On or before March 15 of each year (commencing in 2003), the Issuer shall cause to be delivered to the Trustee, the Collateral Manager, the Preference Share Paying Agent and each Rating Agency an Accountants' Report specifying the procedures applied and their associated findings with respect to the Monthly Reports prepared in the month in which a Distribution Date occurs, the Note Valuation Reports and any Redemption Date Statements prepared in the preceding year. At least 30 days prior to the Distribution Date in February 2003
(and, if at any time a successor firm of Independent certified public accountants is appointed, to the Distribution Date following the date of such appointment), the Issuer shall deliver to the Trustee an Accountant's Report specifying in advance the procedures that such firm will apply in making the aforementioned findings throughout the term of its service as accountants to the
Issuer. The Trustee shall promptly forward a copy of such Accountant's Report to each Hedge Counterparty and each Holder of Notes of the Controlling Class, at the address specified in the related Hedge Agreement.

                  (c) Any statement delivered to the Trustee pursuant to clause
(b) above shall be delivered by the Trustee to any Holder of a Note shown on the
Note Register upon written request therefor.

     Section 10.10 Reports to Rating Agencies, Etc. (a) In addition to the information and reports specifically required to be provided to the Rating
Agencies and the Hedge Counterparties pursuant to the terms of this Indenture or the Hedge Agreements (as the case may be), the Issuer shall provide or cause to provide the Rating Agencies and the Hedge Counterparties with (i) all information or reports delivered to the Trustee hereunder, (ii) such additional information as the Rating Agencies or the Hedge Counterparties may from time to time reasonably request if such information may be obtained and provided without unreasonable burden or expense, (iii) prompt notice of any decision of the
Collateral Manager to agree to any consent, waiver or amendment to any
Underlying Instrument that modifies the cash flows of any Collateral Debt
Security and (iv) notice of any waiver given pursuant to Section 5.14. The
Issuer shall promptly notify the Trustee, the Hedge Counterparties and the
Collateral Manager if the rating of any Class of Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn.

                  (b) The Collateral Manager shall provide Fitch with the
current portfolio of all Collateral Debt Securities in electronic, and modifiable form with the fields listed in Schedule I, no later than the 15th day of each month. For all Collateral Debt Securities which are not rated by Fitch, the Collateral Manager shall provide Fitch with the following: (i) within 30 days of the Closing Date, to provide the offering memorandums and the most recent remittance reports for such Collateral Debt Securities held by the CDO as of the Closing Date; and within 10 days of purchase for all such subsequently purchased Collateral Debt Securities; and (ii) ongoing remittance reports for such Collateral Debt Securities within 10 days of receipt of such remittance reports.

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     Section 10.11 Tax Matters. (a) Each Holder of Notes agrees to treat such
Notes as indebtedness of the Issuer for U.S. Federal, state and local income tax purposes and further agrees not to take any action inconsistent with such treatment. The Issuer, the Co-Issuer, the Trustee and each Holder of the Notes agrees to treat the Notes, for U.S. Federal income tax purposes, as obligations of the Issuer only and not of the Co-Issuer.

                  (b) The Issuer agrees not to elect to be treated as other than a corporation for U.S. Federal income tax purposes.

                                   ARTICLE XI

                              APPLICATION OF MONIES

     Section 11.1 Disbursements of Monies from Payment Account. (a)
Notwithstanding any other provision in this Indenture, but subject to the other clauses of this Article XI and Section 13.1, on each Distribution Date and the
Accelerated Maturity Date, the Trustee shall disburse amounts transferred to the
Payment Account from the Collection Accounts pursuant to Section 10.2(g) as follows and for application by the Trustee in accordance with the following priorities (the Priority of Payments):

                    (i) On each Distribution Date and the Accelerated Maturity
               Date, Interest Proceeds with respect to the related Due Period will be applied in the order of priority stipulated under
               paragraphs (A) to (S) below;

                       (A) to the payment of taxes, filing, registration fees,
               annual return and registered office fees owed by the Co-Issuers, if any;

                       (B) (a) first, to the payment, pro rata (i) to the
               Trustee, the Collateral Administrator and the Preference Share
               Paying Agent of accrued and unpaid fees, indemnities and expenses owing to them under the Indenture, the Collateral Administration
               Agreement and the Preference Share Paying Agency Agreement and
               (ii) to the Administrator and the Share Registrar, of accrued and unpaid fees and expenses owing to it under the Administration
               Agreement and for the costs and expenses of liquidating the
               Co-Issuers following redemption of all securities, provided that payments pursuant to clause (a)(i) and (ii) on such Distribution
               Date shall not exceed [**] of the Quarterly Asset Amount with respect to such Distribution Date; (b) second, to the payment of other accrued and unpaid Administrative Expenses of the
               Co-Issuers (excluding fees and expenses described in clause (a)
               above, the Collateral Management Fee, the Deferred Structuring
               Fee and principal of and interest on the Notes), provided that the aggregate amount of all payments made pursuant to clauses (a)
               and (b) of this paragraph (B) on such Distribution Date does not exceed [**]; and (c) third, after application of amounts under clauses (a) and (b) of this paragraph (B), if the balance of all
               Eligible Investments and Cash in the Expense Account on the
               related Determination Date is less than [**], for deposit to the
               Expense Account of an amount equal to the lesser of (x) the amount by which [**] exceeds the aggregate amount of payments made under clauses (a) and (b) of this paragraph (B) on such
               Distribution Date and (y) such amount

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[**] CONFIDENTIAL TREATMENT REQUESTED

               as would have caused the balance of all Eligible Investments and
               Cash in the Expense Account immediately after such deposit, to equal [**];

                       (C) to the payment (a) first, to the Collateral Manager
               of the Collateral Management Fee due on such Distribution Date and any accrued and unpaid Collateral Management Fees due on prior Distribution Dates and (b) second, after payment of all amounts due to the Collateral Manager under clause (a), to the
               Structuring Agent (or its assignee) of the Senior Deferred
               Structuring Fee due on such Distribution Date and any accrued and unpaid Senior Deferred Structuring Fee due on prior Distribution
               Dates;

                       (D) to the payment of all amounts scheduled to be paid to
               any Hedge Counterparty pursuant to any Hedge Agreement, together with any termination payments (and any accrued interest thereon)
               payable by the Issuer pursuant to any Hedge Agreement other than by reason of an event of default or termination event as to which the Hedge Counterparty party thereto is the sole "defaulting party" or the sole "affected party";

                       (E) to the payment of the Interest Distribution Amount
               with respect to the Class A Notes;

                       (F) to the payment of the Interest Distribution Amount
               with respect to the Class B Notes;

                       (G) (a) if either Class A/B Coverage Test is not
               satisfied on the related Determination Date and if any Class A
               Note or Class B Note remains Outstanding, to the payment of principal of, first, the Class A Notes and, second, the Class B
               Notes, to the extent necessary to cause each of the Class A/B
               Coverage Tests to be satisfied as of such Determination Date and
               (b) on the first Distribution Date following the Ramp-Up
               Completion Date, upon the occurrence of a Rating Confirmation
               Failure with respect to the Class A Notes or Class B Notes, to the payment of principal of, first, the Class A Notes and, second, the Class B Notes, to the extent specified by each Rating
               Agency in order to obtain a Rating Confirmation;

                       (H) to the payment of the Interest Distribution Amount
               with respect to the Class C Notes;

                       (I) (a) if either Class C Coverage Test is not satisfied
               on the related Determination Date and if any Notes remain
               Outstanding, to the payment of principal of, first, the Class A
               Notes, second, the Class B Notes and, third, the Class C Notes, to the extent necessary to cause each of the Class C Coverage
               Tests to be satisfied as of such Determination Date and (b) on the first Distribution Date following the Ramp-Up Completion
               Date, upon the occurrence of a Rating Confirmation Failure with respect to the Class A Notes, Class B Notes or Class C Notes, to
               the payment of principal of, first, the Class A Notes, second, the Class B Notes and, third, the Class C Notes, to the extent specified by each Rating Agency in order to obtain a Rating
               Confirmation;

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[**] CONFIDENTIAL TREATMENT REQUESTED

                       (J) to the payment of Class C Deferred Interest (in
               reduction of the principal amount of the Class C Notes);

                       (K) on the first Distribution Date following the Ramp-Up
               Completion Date, upon the occurrence of a Rating Confirmation
               Failure, after the application of Principal Proceeds (pursuant to clause (b) of Section 11.1(a)(ii)(B)), to the payment of
               principal of, first, the Class A Notes, second, the Class B Notes and, third, the Class C Notes, to the extent specified by each
               Rating Agency in order to obtain a Rating Confirmation;

                       (L) to the payment of all other accrued and unpaid
               Administrative Expenses of the Co-Issuers (including any accrued and unpaid fees and expenses owing, in the following order, to the Trustee, the Collateral Administrator, the Preference Share
               Paying Agent, the Share Registrar and the Administrator under the
               Indenture, the Collateral Administration Agreement, the
               Preference Share Paying Agency Agreement and the Administration
               Agreement) not paid pursuant to paragraph (B) above (whether as the result of the limitations on amounts set forth therein or otherwise);

                       (M) to the payment to the Structuring Agent (or its
               assignee) of the accrued and unpaid Subordinated Deferred
               Structuring Fee;

                       (N) to the payment of any termination payments (and any
               accrued interest thereon) payable by the Issuer pursuant to any
               Hedge Agreement by reason of an event of default or termination event as to which the Hedge Counterparty party thereto is the sole "defaulting party" or the sole "affected party";

                       (O) on any Redemption Date, to the payment of amounts
               specified in clauses (C), (D) and (G) under Section 11.1(a)(ii)
               in the same order of priority, to the extent not paid thereunder
               (without regard to whether or not the Reinvestment Period has ended);

                       (P) on any Distribution Date occurring on or after the
               February 2003 Distribution Date and prior to the last day of the
               Reinvestment Period, to the Preference Share Paying Agent for
               distribution to the Preference Shareholders of a dividend on the
               Preference Shares up to the amount necessary to achieve a
               Dividend Yield of [**] on such Distribution Date;

                       (Q) on any Distribution Date occurring on or after the
               February 2003 Distribution Date and prior to the last day of the
               Reinvestment Period, to the payment of principal of, first, the
               Class C Notes, second, the Class B Notes and, third, the Class A
               Notes, until each such Class has been paid in full;

                       (R) on or after the Distribution Date occurring on or
               after August 2012, to the payment of principal of, first, the
               Class C Notes, second, the Class B Notes and, third, the Class A
               Notes, until each such Class has been paid in full; and

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[**] CONFIDENTIAL TREATMENT REQUESTED

                       (S) to the Preference Share Paying Agent for distribution
               to the Preference Shareholders as a dividend on the Preference
               Shares or as a payment on redemption or repurchase of the
               Preference Shares as provided in the Issuer Charter.

                    (ii) On each Distribution Date and on the Accelerated
               Maturity Date, Principal Proceeds with respect to the related Due
               Period will be distributed in the order of priority set forth under paragraphs (A) to (K) below:

                       (A) to the payment of the amounts referred to in
               paragraphs (A) to (F) under Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

                       (B) after giving effect to any application of Interest
               Proceeds pursuant to paragraph (G) under Section 11.1(a)(i), (a)
               if either Class A/B Coverage Test is not satisfied on the related
               Determination Date and if any Class A Notes or Class B Notes
               remain Outstanding, first, to the payment of principal of the
               Class A Notes and, second, to the principal of the Class B Notes, but only to the extent necessary to cause the Class A/B Coverage
               Tests, as applicable, to be satisfied as of such Determination
               Date and (b) on the first Distribution Date following the Ramp-Up
               Completion Date, upon the occurrence of a Rating Confirmation
               Failure with respect to the Class A Notes or the Class B Notes, after giving effect to any application of Interest Proceeds pursuant to paragraph (G) under Section 11.1(a)(i), to the payment of principal of, first, the Class A Notes and, second, the Class B Notes, to the extent specified by each Rating Agency in order to obtain a Rating Confirmation;

                       (C) on or after the last day of the Reinvestment Period
               (or on any Redemption Date, the Accelerated Maturity Date or the
               Stated Maturity Date), to the payment of principal of the Class A
               Notes until the Class A Notes have been paid in full;

                       (D) on or after the last day of the Reinvestment Period
               (or on any Redemption Date, the Accelerated Maturity Date or the
               Stated Maturity Date), to the payment of principal of the Class B
               Notes until the Class B Notes have been paid in full;

                       (E) so long as no Class A Notes or Class B Notes are
               outstanding, to the payment of the amounts referred to in
               paragraph (H) under Section 11.1(a)(i), but only to the extent not paid in full thereunder;

                       (F) (a) after giving effect to any application of
               Interest Proceeds pursuant to paragraph (I) under Section
               11.1(a)(i), if either Class C Coverage Test is not satisfied on the related Determination Date and if any Class C Notes remain
               Outstanding, to the payment of principal of, first, the Class A
               Notes, second, the Class B Notes and, third, the Class C Notes, to the extent necessary to cause the Class C Coverage Tests, as applicable, to be satisfied as of such Determination Date and (b)
               on the first Distribution Date following the Ramp-Up Completion
               Date, upon the occurrence of a Rating Confirmation Failure with respect to the Class A Notes, Class B Notes or Class C Notes,
               after giving effect to any application of Interest Proceeds pursuant to paragraph (I) under Section 11.1(a)(i), to the payment of principal of, first, the Class A

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[**] CONFIDENTIAL TREATMENT REQUESTED

               Notes, second, the Class B Notes and, third, the Class C Notes, to the extent specified by each Rating Agency in order obtain a
               Rating Confirmation;

                       (G) on or after the last day of the Reinvestment Period
               (or on any Redemption Date, the Accelerated Maturity Date or the
               Stated Maturity Date), to the payment of principal of the Class C
               Notes (including Class C Deferred Interest) until the Class C
               Notes have been paid in full;

                       (H) on the first Distribution Date following the Ramp-Up
               Completion Date, upon the occurrence of a Rating Confirmation
               Failure, to the payment of principal of, first, the Class A
               Notes, second, the Class B Notes and third, the Class C Notes, to the extent specified by each Rating Agency in order obtain a
               Rating Confirmation;

                       (I) prior to the last day of the Reinvestment Period, to
               the Principal Collection Account to be held therein as "Principal
               Proceeds" deemed received during the Due Period related to the next succeeding Distribution Date (and invested in Eligible
               Investments pending application thereof to acquire additional
               Collateral Debt Securities in accordance with the Eligibility
               Criteria set forth in this Indenture); provided that, on any
               Distribution Date prior to the last day of the Reinvestment
               Period, the Collateral Manager may, if the Collateral Manager (in
               its sole discretion) determines that investments in additional
               Collateral Debt Securities in the near future would not be beneficial, direct the Issuer to apply all or a portion of the
               Principal Proceeds remaining on such Distribution Date after the payment of all amounts payable pursuant to paragraphs (A) through
               (G) of this Section 11.1(a)(ii) to the payment of principal of the Class A Notes, or, if no Class A Notes remain outstanding, the Class B Notes or, if no Class B Notes remain outstanding, the
               Class C Notes;

                       (J) on or after the last day of the Reinvestment Period,
               to the payment of amounts referred to in paragraphs (L), (M) and
               (N) under Section 11.1(a)(i) in the same order of priority therein, but only to the extent not paid thereunder; and

                       (K) to the Preference Share Paying Agent for distribution
               to the Preference Shareholders as a dividend on the Preference
               Shares or as a payment on redemption or repurchase of the
               Preference Shares as provided in the Issuer Charter.

                  On the first Distribution Date, if Interest Proceeds and
Principal Proceeds are insufficient to pay the amounts referred to in paragraphs
(B) and (F) of Section 11.1(a)(ii), the Issuer will use Uninvested Proceeds to make such payments (and in the same manner and order of priority).

                  On the Ramp-Up Completion Date, the Preference Share Placement
Agent will be entitled to a placement fee (the "Ramp-Up Date Placement Fee")
equal to [**] of the purchase price of any Preference Share purchased or placed by the Preference Share Placement Agent or Affiliates thereof or by special purpose entities formed by the Collateral Manager or its Affiliates to purchase
Preference Shares; provided that, on the Ramp-Up Completion Date, the Class C
Overcollateralization Ratio is at least [**] (the "Placement Fee OC Test").

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  (b) Not later than 12:00 p.m., New York time, on or before the
Business Day preceding each Distribution Date, the Issuer shall, pursuant to
Section 10.2(g), remit or cause to be remitted to the Trustee for deposit in the
Payment Account an amount of Cash sufficient to pay the amounts described in
Section 11.1(a) required to be paid on such Distribution Date.

                  (c) If, on any Distribution Date, the amount available in the
Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.7(a) or 10.7(b), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a), subject to Section 13.1, to the extent funds are available therefor.

                  (d) Except as otherwise expressly provided in this Section
11.1, if on any Distribution Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by any lettered subclause of Section
11.1(a)(i) or Section 11.1(a)(ii) to different Persons, the Trustee shall make the disbursements called for by such subclause ratably in accordance with the respective amounts of such disbursements in such subclause then due and payable to the extent funds are available therefor. Any payment of principal of the
Class C Notes shall be deemed to be applied to the portion of principal constituting Class C Deferred Interest.

                  (e) Any amounts to be paid to the Preference Share Paying
Agent pursuant to Section 11.1(a)(i)(P) or (S) or Section 11.1(a)(ii)(K) will be released from the lien of the Indenture; provided that, on each Distribution
Date, the amount of Interest Proceeds released from the lien of the Indenture for payment to the Preference Shareholders pursuant to Section 11.1(a)(i)(P)
shall be limited to an amount sufficient to permit the Preference Shareholders to achieve a Dividend Yield of [**] on the Aggregate Liquidation Preference of
the Preference Shares.

     Section 11.2 Trust Accounts. All Monies held by, or deposited with, the
Trustee in the Interest Collection Account, the Principal Collection Account,
the Payment Account or the Expense Account pursuant to the provisions of this
Indenture, and not invested in Collateral Debt Securities or Eligible
Investments as herein provided, shall be deposited in one or more trust accounts, maintained at a financial institution whose long-term rating is at least "Baa1" by Moody's, at least "BBB+" by Standard & Poor's and (if rated by
Fitch) at least "BBB+" by Fitch, to be held in trust for the benefit of the
Noteholders. To the extent Monies deposited in a trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund
administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States, such excess shall be invested in
Eligible Investments (pursuant to and as provided in Sections 10.2, 10.3 and
10.4).

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                                  ARTICLE XII

          PURCHASE AND SALE OF COLLATERAL DEBT SECURITIES; SUBSTITUTION

     Section 12.1 Sale and Substitution of Collateral Debt Securities. (a)
Except as otherwise expressly permitted or required by this Indenture, the
Issuer will not sell or otherwise dispose of any Collateral Debt Security;
provided that, subject to satisfaction of any applicable conditions in Section
10.8, so long as (A) no Event of Default has occurred and is continuing and (B)
on or prior to the trade date for such sale the Collateral Manager has certified to the Trustee that each of the conditions applicable to such sale set forth below has been satisfied, the Collateral Manager, on behalf of the Issuer, acting pursuant to the Collateral Management Agreement, may direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the
Collateral Manager in writing (which writing shall specify whether such security is a Defaulted Security, Equity Security, Credit Risk Security or Credit
Improved Security, if applicable, or whether such security is otherwise permitted to be sold pursuant to this Section 12.1(a)):

               (i) any Defaulted Security (excluding any Synthetic Security
          Counterparty Defaulted Obligation not identified in clause (b) of the definition thereof) at any time;

               (ii) any Equity Security at any time;

               (iii) any Credit Risk Security at any time;

               (iv) any Credit Improved Security, provided that (A) if such sale occurs during the Reinvestment Period, only if the Collateral Manager believes in good faith that the Sale Proceeds (excluding the portion thereof which constitutes Interest Proceeds under clause (2) of the definition thereof) can be reinvested either (i) within 15 Business
          Days after the trade date on which such Credit Improved Security is sold in one or more Substitute Collateral Debt Securities having an
          Aggregate Principal Balance of not less than 100% of the Principal
          Balance of the Credit Improved Security being sold and having a rating not lower than the rating of the Credit Improved Security being sold on the date of its original purchase by the Issuer or (ii) within 25
          Business Days after such Credit Improved Security is sold, in one or more Substitute Collateral Debt Securities having an Aggregate
          Principal Balance at least equal to [**] of the Principal Balance of the Credit Improved Security being sold and (B) if such sale occurs after the Reinvestment Period, then the Sale Proceeds from such sale must be equal to or greater than the Principal Balance of the Credit
          Improved Security being sold; and

               (v) without limiting the foregoing, any Collateral Debt Security that is not a Defaulted Security, an Equity Security, a Credit Risk
          Security or a Credit Improved Security at any time during the
          Reinvestment Period if (A) the Collateral Manager believes in good faith that proceeds from the sale of such Collateral Debt Security can be reinvested (1) on the trade date on which such Collateral Debt
          Security is sold in one or more Substitute Collateral Debt Securities having an Aggregate Principal Balance of not less than 100% of the
          Principal Balance of the Collateral Debt Security being sold or

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (2) within [**] days after such Collateral Debt Security is sold, in one or more Substitute Collateral Debt Securities having an Aggregate
          Principal Balance at least equal to 105% of the Principal Balance of the Collateral Debt Security being sold, (B) after the Ramp-Up
          Completion Date, the Aggregate Principal Balance of all such sales
          (other than sales of U.S. Agency Securities that are Collateral Debt
          Securities) (1) for the period between the Closing Date and December
          31, 2002, does not exceed [**] and (2) for any given calendar year thereafter, does not exceed [**], of the Aggregate Net Outstanding
          Portfolio Collateral Balance as of the first day of such period and
          (C) no Rating Agency (other than Standard & Poor's) has withdrawn its rating (including any private or confidential rating), if any, of any
          Class of Notes (and not restored such rating) or reduced the rating of the Class A Notes in effect on the Closing Date by one or more rating subcategories (and not restored such rating) or reduced the rating of the Class B Notes or the Class C Notes by two or more rating subcategories (and not restored the rating of each such Class of Notes to at least the rating subcategory below the rating of such Class of
          Notes on the Closing Date).

          (b) The Issuer will:

               (i) sell each Defaulted Security (unless it is considered a
          Defaulted Security solely due to it being rated "D" or "SD" by
          Standard & Poor's, in which case it is not required to be sold) within one year after such Collateral Debt Security became a Defaulted
          Security (or within one year of such later date as such Collateral
          Debt Security may first be sold in accordance with its terms and applicable law), except that, subject to the satisfaction of the
          Rating Condition, such Defaulted Security may be sold within two years after the related Collateral Debt Security became a Defaulted Security
          (or within two years of such later date as such Collateral Debt
          Security may first be sold in accordance with its terms);

               (ii) sell each Equity Security received in exchange for a
          Defaulted Security that is not Margin Stock within one year after the related Collateral Debt Security became a Defaulted Security (or within one year of such later date as such Equity Security may first be sold in accordance with its terms and applicable law);

               (iii) sell each Equity Security (other than an Equity Security described in clause (ii) above) not later than five Business Days after the Issuer's receipt thereof (or within five Business Days or such later date as such Equity Security may first be sold in accordance with its terms and applicable law); and

               (iv) sell any other security or other consideration received in an exchange pursuant to Section 6.16 that is not a Collateral Debt
          Security or an Eligible Investment within one year after the Issuer's receipt thereof (or within one year of such later date as such security or other consideration may first be sold in accordance with its terms and applicable law).

          (c) After the Issuer has notified the Trustee of an Auction Call
Redemption, Tax Redemption or Optional Redemption in accordance with Article IX, the Collateral Manager, on behalf of the Issuer, acting pursuant to the
Collateral Management Agreement, may at any

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time direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing, any Collateral Debt
Security without regard to the foregoing limitations in Section 12.1(a);
provided that:

                    (i) in connection with an Auction Call Redemption, Optional
               Redemption or Tax Redemption, the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Sections 9.1(a) and (b), and upon any such sale the Trustee shall release such Collateral Debt Security pursuant to Section 10.8;

                    (ii) in connection with an Auction Call Redemption, Optional
               Redemption or Tax Redemption, the Issuer may not direct the
               Trustee to sell (and the Trustee shall not be required to
               release) a Collateral Debt Security pursuant to this Section
               12.1(c) unless:

                       (A) the Collateral Manager certifies to the Trustee that
               (1) in its reasonable business judgment based on calculations included in the certification (which shall include the sales prices of the Collateral Debt Securities), the Sale Proceeds from the sale of one or more of the Collateral Debt Securities (based on the criteria set forth in Section 9.1(b) and all Cash and proceeds from Eligible Investments) will be at least equal to the
               Total Senior Redemption Amount (adjusted pursuant to the second paragraph of Section 9.1(b) or the Auction Call Redemption
               Amount, as applicable, and (2) an Independent bond pricing service (which shall be one or more broker-dealers selected by the Collateral Manager that are rated at least "P-1" by Moody's and at least "A-1" by Standard & Poor's and that make a market in the applicable Collateral Debt Securities) has confirmed (which confirmation may be in the form of a firm bid) the sales prices contained in the certification in clause (1) above (and attaching a copy of such confirmation); and

                       (B) the Independent accountants appointed by the Issuer
               pursuant to Section 10.9 shall confirm in writing the
               calculations made in clause (A)(1) above;

                    (iii) in connection with an Auction Call Redemption,
               Optional Redemption or Tax Redemption, all the Collateral Debt
               Securities to be sold pursuant to this Section 12.1(c) must be sold in accordance with the requirements set forth in Section
               9.1(b); and

                    (iv) the Collateral Manager shall sell any Collateral Debt
               Security pursuant to this Section 12.1(c) only at a price that, in its reasonable business judgment, is not substantially less than the market value of such Collateral Debt Security.

     Section 12.2 Eligibility Criteria and Trading Restrictions. Excepting
Collateral Debt Securities permitted by Section 12.3(c) to be acquired by the
Issuer, an Asset-Backed Security, REIT Debt Security, Corporate Debt Security or
Synthetic Security to be Granted to the Trustee (including on the Closing Date)
will be eligible for inclusion during the Reinvestment Period in the Collateral as a Pledged Collateral Debt Security (and the Issuer will be entitled to enter into a

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[**] CONFIDENTIAL TREATMENT REQUESTED

commitment to acquire such security in order to be Granted to the Trustee for inclusion in the Collateral as a Pledged Collateral Debt Security) only if, as evidenced by an Officer's certificate of the Issuer or the Collateral Manager delivered to the Trustee, the following criteria (the "Eligibility Criteria")
are satisfied on the date of such Grant and after giving effect thereto:

Assignable                      (1) the Underlying Instrument pursuant to which
                                such security was issued permits the Issuer to
                                purchase it and pledge it to the Trustee and
                                such security is a type subject to Article 8 or
                                Article 9 of the UCC;

Jurisdiction of issuer          (2) the obligor on or issuer of such security is
                                (A) organized or incorporated (x) under the law
                                of the United States or a State thereof or (y)
                                in a Special Purpose Vehicle Jurisdiction or (B)
                                a Qualifying Foreign Obligor and not an Emerging
                                Market Issuer;

Dollar denominated              (3) such security is denominated and payable
                                only in Dollars, and it may not be converted
                                into any other currency;

Fixed Principal Amount          (4) unless such security is an Interest Only
                                Security, such security requires the payment of
                                a fixed amount of principal in Cash no later
                                than its Stated Maturity or termination date;

Rating                          (5) (A) such security has been assigned a
                                Moody's Rating, a Standard & Poor's Rating and a
                                Fitch Rating, (B) the Moody's Rating of such
                                security is at least "Ba3," (C) the Standard &
                                Poor's Rating does not include the subscript "r"
                                or "t" and (D) the Fitch Rating of such security
                                is at least "BB-";

Issuer or obligor not           (6) the obligor on or issuer of such security is
owned or managed by the         not a fund or other entity owned or managed by
Collateral Manager              the Collateral Manager or any of its Affiliates
                                (except for certain limited circumstances
                                described in the Investment Guidelines to the
                                Collateral Management Agreement and except to
                                the extent permitted by clause (40) below);

Registered form                 (7) such security is Registered;

No withholding                  (8) the Issuer will receive payments due under
                                the terms of such security and proceeds from
                                disposing of such security free and clear of
                                withholding tax, other than withholding tax as
                                to which the obligor or issuer must make
                                additional payments so that the net amount
                                received by the Issuer after satisfaction of
                                such tax is the amount due to the Issuer before
                                the imposition of any withholding tax;

Does not subject Issuer         (9) the acquisition (including the manner of
to tax on a net                 acquisition), ownership, enforcement and
income basis                    disposition of such security will not cause the
                                Issuer to be engaged in a U.S. trade or business
                                for U.S.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                                Federal income tax purposes or otherwise to be
                                subject to tax on a net income basis in any
                                jurisdiction outside the Issuer's jurisdiction
                                of incorporation;

No Defaulted Securities         (10) such security is not a Defaulted Security
or Credit Risk Securities       or a Credit Risk Security;

Limitation on stated final
maturity                        (11) unless such security is an Interest Only
                                Security, if the Stated Maturity of such
                                security occurs later than the Distribution Date
                                in August 2037, the Aggregate Principal Balance
                                of all Pledged Collateral Debt Securities does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance, provided that (A) no such
                                Collateral Debt Security shall have a Stated
                                Maturity occurring more than one year after the
                                Stated Maturity of the Notes, (B) the Issuer may
                                not purchase any security of which the Stated
                                Maturity occurs later than the Stated Maturity
                                of the Notes after the Ramp-Up Completion Date
                                and (C) the Weighted Average Life of each such
                                Collateral Debt Security shall not be greater
                                than [**] years; provided, further, that the
                                Aggregate Principal Balance of Pledged
                                Collateral Debt Securities with a Stated
                                Maturity on or prior to the Distribution Date in
                                August 2034 shall be not less than [**] of the
                                Aggregate Outstanding Amount of the Class A
                                Notes;

No foreign exchange controls    (12) such security is not a security issued by
                                an issuer located in a country that imposes
                                foreign exchange controls that effectively limit
                                the availability or use of Dollars to make when
                                due the scheduled payments of principal of and
                                interest on such security;

No substantial non-credit-      (13) such security is not a security (other than
related risk                    an Interest Only Security) whose timely
                                repayment is subject to substantial
                                non-credit-related risk, as reasonably
                                determined by the Collateral Manager;

No margin stock                 (14) such security is not, and any Equity
                                Security acquired in connection with such
                                security is not Margin Stock;

Investment Company Act          (15) the acquisition of such security would not
                                cause either of the Co-Issuers or the pool of
                                Collateral to be required to register as an
                                investment company under the Investment Company
                                Act; and if the issuer of such security is
                                excepted from the definition of an "investment
                                company" solely by reason of Section 3(c)(1) of
                                the Investment Company Act, then either (x) such
                                security does not constitute a "voting security"
                                for purposes of the Investment Company Act or
                                (y) the Aggregate Outstanding Amount of such
                                security is less than [**] of the entire Issue
                                of which such security

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[**] CONFIDENTIAL TREATMENT REQUESTED

                                is a part;

No debtor-in-possession         (16) such security is not a financing by a
financing                       debtor-in-possession in any insolvency
                                proceeding;

Conversion or exchange          (17) (A) such security is not a security that by
into Equity Securities;         the terms of its Underlying Instruments provides
Attached Equity Securities      for conversion or exchange (whether mandatory,
                                at the option of the issuer or the holder
                                thereof or otherwise) into equity capital at any
                                time prior to its Stated Maturity and (B) such
                                security is not purchased as a unit with an
                                attached Equity Security;

Not subject to an Offer or      (18) such security is not the subject of an
called for redemption           Offer and has not been called for redemption;

No future advances              (19) after the acquisition of such security, the
                                Issuer is not required by the Underlying
                                Instruments related thereto to make any payment
                                or advance to the issuer thereof or to the
                                related Synthetic Security Counterparty under
                                the related Underlying Instruments;

Fixed rate securities           (20) if such security is a Fixed Rate Security,
                                the Aggregate Principal Balance of all such
                                Pledged Collateral Debt Securities does not
                                exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance;

Floating rate securities        (21) if such security is a Floating Rate
                                Security, the Aggregate Principal Balance of all
                                such Pledged Collateral Debt Securities does not
                                exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance;

Pure private Collateral         (22) if such security was not (A) issued
Debt Securities                 pursuant to an effective registration statement
                                under the Securities Act or (B) a privately
                                placed security that is eligible for resale
                                under Rule 144A or Regulation S under the
                                Securities Act, the Aggregate Principal Balance
                                of all such Pledged Collateral Debt Securities
                                (together with the Aggregate Principal Balance
                                of any Synthetic Securities the Reference
                                Obligations of which are such securities) does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance;

Corporate Debt Securities       (23) if such security is a Corporate Debt
                                Security, the Aggregate Principal Balance of all
                                Pledged Collateral Debt Securities that are
                                Corporate Debt Securities (together with the
                                Aggregate Principal Balance of any Synthetic
                                Securities the Reference Obligations of which
                                are such securities) does not exceed [**] of the
                                Net Outstanding Portfolio Collateral Balance.

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[**] CONFIDENTIAL TREATMENT REQUESTED

Moody's Rating below "Baa3"     (24) if such security has a Moody's Rating below
                                "Baa3," the Aggregate Principal Balance of all
                                such Pledged Collateral Debt Securities
                                (together with the Aggregate Principal Balance
                                of any Synthetic Securities the Reference
                                Obligations of which are such securities) does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance;

Single Issuer/Single Issue      (25) (A) not more than [**] of the Net
                                Outstanding Portfolio Collateral Balance will
                                consist of securities issued by a single issuer
                                (including the Aggregate Principal Balance of
                                Synthetic Securities for which such issuer is
                                the Reference Obligor) and (B) with respect to
                                the particular Issue of the Collateral Debt
                                Security being acquired, the Aggregate Principal
                                Balance of all Collateral Debt Securities part
                                of the same Issue (together with the Aggregate
                                Principal Balance of any Synthetic Securities
                                the Reference Obligations of which are such
                                securities) does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance,
                                provided that, with respect to up to five Issues
                                (which at the time of purchase are rated
                                investment grade), the Aggregate Principal
                                Balance of all Collateral Debt Securities part
                                of such Issue (together with the Aggregate
                                Principal Balance of any Synthetic Securities
                                the Reference Obligations of which are such
                                securities) may equal up to [**] of the Net
                                Outstanding Portfolio Collateral Balance;

Single Servicer                 (26) with respect to the Servicer of the
                                security being acquired, (A) if such Servicer
                                (or, if an affiliate of such Servicer is
                                required to perform the obligations of such
                                Servicer, such affiliate) is rated "Aa3" or
                                higher by Moody's, "AA" or higher by Standard &
                                Poor's or "AA-" or "S1" or higher by Fitch, the
                                Aggregate Principal Balance of all Pledged
                                Collateral Debt Securities serviced by such
                                Servicer (together with the Aggregate Principal
                                Balance of any Synthetic Securities the
                                Reference Obligations of which are such
                                securities) does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance, (B) if
                                such Servicer (or, if an affiliate of such
                                Servicer is required to perform the obligations
                                of such Servicer, such affiliate) is rated "A3"
                                or higher but below "Aa3" by Moody's (and is not
                                rated at least "AA" by Standard & Poor's), "A-"
                                or higher but below "AA" by Standard & Poor's
                                (and not rated at least "Aa3" by Moody's "AA" by
                                Fitch) "A-" or "S2" or higher but below "AA-" or
                                "S1" by Fitch (and not rated at least "Aa3" by
                                Moody's or "AA" by Standard & Poor's), the
                                Aggregate Principal Balance of all Collateral
                                Debt Securities serviced by such Servicer
                                (together with the Aggregate Principal Balance
                                of any Synthetic Securities the Reference
                                Obligations of which are such securities) does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance and (C) if such Servicer (or,
                                if an affiliate of such Servicer

                                      186

[**] CONFIDENTIAL TREATMENT REQUESTED

                                is required to perform the obligations of such
                                Servicer, such affiliate) is rated below "A3" by
                                Moody's, below "A-" by Standard & Poor's or
                                below "A-" or "S2" by Fitch, the Aggregate
                                Principal Balance of all Pledged Collateral Debt
                                Securities serviced by such Servicer (together
                                with the Aggregate Principal Balance of any
                                Synthetic Securities the Reference Obligations
                                of which are such securities) does not exceed
                                [**] of the Net Outstanding Portfolio Collateral
                                Balance;

Synthetic Securities            (27) if such security is a Synthetic Security,
                                then (A) such Synthetic Security is acquired
                                from a Synthetic Security Counterparty rated, on
                                the date of such grant, at least "A2" by
                                Moody's, at least "A" by Standard & Poor's and
                                (if rated by Fitch) at least "A" by Fitch, (B)
                                the Aggregate Principal Balance of all Pledged
                                Collateral Debt Securities constituting
                                Synthetic Securities acquired from any single
                                Synthetic Security Counterparty and its
                                Affiliates is not greater than 10% of the Net
                                Outstanding Portfolio Collateral Balance, (C)
                                the Rating Condition has been satisfied with
                                respect to the acquisition of such Synthetic
                                Security (and both of Moody's and Standard &
                                Poor's have assigned an Applicable Recovery Rate
                                to such Synthetic Security, and Moody's has
                                assigned a Moody's Rating Factor if such
                                Synthetic Security is of a type that requires
                                Moody's to assign a Moody's Rating Factor) and
                                (D) the Aggregate Principal Balance of all
                                Synthetic Securities does not exceed [**] of the
                                Net Outstanding Portfolio Collateral Balance;

Specified Type                  (28) with respect to the particular Specified
                                Debt Security being acquired (except for REIT
                                Debt Securities--Healthcare, REIT Debt
                                Securities--Mortgage and related Synthetic
                                Securities), the Aggregate Principal Balance of
                                all Pledged Collateral Debt Securities
                                consisting of each Specified Type of
                                Asset-Backed Security or REIT Debt Security
                                (together with the Aggregate Principal Balance
                                of any Synthetic Securities the Reference
                                Obligations of which are such securities) does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance; provided that (i) with
                                respect to CMBS Conduit Securities, the
                                Aggregate Principal Balance of all such
                                Collateral Debt Securities (together with the
                                Aggregate Principal Balance of any Synthetic
                                Securities the Reference Obligations of which
                                are such securities) does not exceed [**] of the
                                Net Outstanding Portfolio Collateral Balance;
                                (ii) with respect to CMBS Large Loan Securities,
                                the Aggregate Principal Balance of all such
                                Collateral Debt Securities (together with the
                                Aggregate Principal Balance of any Synthetic
                                Securities the Reference Obligations of which
                                are such securities) does not exceed [**] of the
                                Net Outstanding Portfolio Collateral Balance
                                (iii) with respect to Home Equity Loan
                                Securities, the Aggregate

                                      187

[**] CONFIDENTIAL TREATMENT REQUESTED

                                Principal Balance of all such Pledged Collateral
                                Debt Securities (together with the Aggregate
                                Principal Balance of any Synthetic Securities
                                the Reference Obligations of which are such
                                securities) does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance; (iv)
                                with respect to Manufactured Housing Securities,
                                the Aggregate Principal Balance of all such
                                Collateral Debt Securities (together with the
                                Aggregate Principal Balance of any Synthetic
                                Securities the Reference Obligations of which
                                are such securities) does not exceed [**] of the
                                Net Outstanding Portfolio Collateral Balance;
                                (v) with respect to Residential A Mortgage
                                Securities, the Aggregate Principal Balance of
                                all such Collateral Debt Securities (together
                                with the Aggregate Principal Balance of any
                                Synthetic Securities the Reference Obligations
                                of which are such securities) does not exceed
                                [**] of the Net Outstanding Portfolio Collateral
                                Balance; and (vi) with respect to Residential
                                B/C Mortgage Securities, the Aggregate Principal
                                Balance of all such Collateral Debt Securities
                                (together with the Aggregate Principal Balance
                                of any Synthetic Securities the Reference
                                Obligations of which are such securities) does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance; provided further that, if
                                such security is a REIT Debt
                                Security--Healthcare, REIT Debt
                                Security--Mortgage or a related Synthetic
                                Security, the Aggregate Principal Balance of all
                                such Pledged Collateral Debt Securities does not
                                exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance;

PIK Bonds, Principal Only       (29) if such security is a PIK Bond, a Principal
Securities and Zero Coupon      Only Security or a Zero Coupon Bond, (A) the
Bonds                           Aggregate Principal Balance of all PIK Bonds
                                plus the Aggregate Accreted Balance of all
                                Principal Only Securities and Zero Coupon Bonds
                                (together with the Aggregate Principal Balance
                                of any Synthetic Securities the Reference
                                Obligations of which are such securities) does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance and (B) if such Principal
                                Only Security or Zero Coupon Bond is being
                                acquired after the Ramp-Up Completion Date, the
                                Rating Condition shall be satisfied with respect
                                to such acquisition;

Subprime Automobile             (30) if such security is a Subprime Automobile
Securities                      Security, the Aggregate Principal Balance of all
                                such Pledged Collateral Debt Securities
                                (together with the Aggregate Principal Balance
                                of any Synthetic Securities the Reference
                                Obligations of which are such securities) does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance;

CBO/CLO Securities              (31) if such security is a CBO/CLO Security
                                (which, for purposes of this test shall include
                                resecuritizations of CMBS Securities), then (A)
                                the Aggregate Principal Balance of all CBO/CLO
                                Securities (together with the Aggregate
                                Principal Balance of any Synthetic Securities
                                the Reference Obligations of

                                      188

[**] CONFIDENTIAL TREATMENT REQUESTED

                                which are such securities) does not exceed [**]
                                of the Net Outstanding Portfolio Collateral
                                Balance, (B) the Aggregate Principal Balance of
                                all Pledged Collateral Debt Securities that are
                                CBO/CLO Securities that entitle the holders
                                thereof to receive payments that depend
                                primarily on CBO/CLO Securities (together with
                                the Aggregate Principal Balance of any Synthetic
                                Securities the Reference Obligations of which
                                are such Securities) does not exceed [**] of the
                                Net Outstanding Portfolio Collateral Balance and
                                (C) the Aggregate Principal Balance of all
                                CBO/CLO Securities that entitle the holders
                                thereof to receive payments that depend
                                primarily on Asset-Backed Securities or REIT
                                Debt Securities (together with the Aggregate
                                Principal Balance of any Synthetic Securities
                                the Reference Obligations of which are such
                                securities) does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance;

Interest Paid less              (32) unless such security is a Zero Coupon Bond
frequently than quarterly       or Principal Only Security, if such Security
                                provides for periodic payments of interest in
                                Cash less frequently than quarterly and there is
                                no Asset Hedge Agreement in effect with respect
                                to such security that provides for quarterly
                                payments of interest to the Issuer in Cash, the
                                Aggregate Principal Balance of all such Pledged
                                Collateral Debt Securities does not exceed [**]
                                of the Net Outstanding Portfolio Collateral
                                Balance;

Interest Only Securities        (33) if such security is an Interest Only
                                Security, (A) the Aggregate Amortized Cost of
                                all such Collateral Debt Securities (together
                                with the Aggregate Principal Balance of any
                                Synthetic Securities the Reference Obligations
                                of which are such securities) does not exceed
                                [**] of the Net Outstanding Portfolio Collateral
                                Balance and (B) if such Interest Only Security
                                is being acquired after the Ramp-Up Completion
                                Date, the Rating Condition shall be satisfied
                                with respect to such acquisition;

Non-U.S. Obligors and           (34) if such security is a Synthetic Security or
Synthetic Securities            an obligation of an obligor organized outside of
                                the United States or any state thereof or
                                outside any Special Purpose Vehicle
                                Jurisdiction, the Aggregate Principal Balance of
                                all such Pledged Collateral Debt Securities does
                                not exceed [**] of the Net Outstanding Portfolio
                                Collateral Balance;

Step-Down Bonds                 (35) if such security is a Step-Down Bond, the
                                Aggregate Principal Balance of all Pledged
                                Collateral Debt Securities that are Step-Down
                                Bonds does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance;

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[**] CONFIDENTIAL TREATMENT REQUESTED

Backed by obligations of        (36) the Aggregate Attributable Amount of all
non-U.S. obligors               Collateral Debt Securities related to (a)
                                obligors incorporated or organized in any
                                jurisdiction other than the United States of
                                America or any State thereof or a Special
                                Purpose Vehicle Jurisdiction (together with the
                                Aggregate Principal Balance of any Synthetic
                                Securities related thereto) does not exceed [**]
                                of the Net Outstanding Portfolio Collateral
                                Balance, (b) obligors incorporated or organized
                                in the United Kingdom (together with the
                                Aggregate Principal Balance of any Synthetic
                                Securities related thereto) does not exceed [**]
                                of the Net Outstanding Portfolio Collateral
                                Balance, (c) obligors incorporated or organized
                                in Canada (together with the Aggregate Principal
                                Balance of any Synthetic Securities related
                                thereto) does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance, (d)
                                Qualifying Foreign Obligors other than obligors
                                incorporated or organized in the United Kingdom
                                or Canada (together with the Aggregate Principal
                                Balance of any Synthetic Securities related
                                thereto) does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance and (e)
                                obligors that are not incorporated or organized
                                in the United States or a Special Purpose
                                Vehicle Jurisdiction and are not Qualified
                                Foreign Obligors (together with the Aggregate
                                Principal Balance of any Synthetic Securities
                                related thereto) does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance;

Collateral Quality Tests        (37) if such Security is acquired on or after
                                the Ramp-Up Completion Date, (A) each of the
                                Collateral Quality Tests is satisfied or, if
                                immediately prior to such acquisition one or
                                more of such Collateral Quality Tests was not
                                satisfied, the extent of non-compliance with
                                such Collateral Quality Test may not be made
                                worse (except to the extent that a reduction in
                                the extent of compliance does not result in
                                non-compliance) and (B) other than with respect
                                to reinvestment of proceeds from the sale of
                                Credit Risk Securities, the Standard & Poor's
                                CDO Monitor is satisfied or, if immediately
                                prior to such investment the Standard & Poor's
                                CDO Monitor was not satisfied, the result is
                                closer to compliance and the Issuer shall have
                                promptly delivered to the Trustee, the
                                Noteholders and Standard & Poor's an Officer's
                                certificate specifying the extent to which the
                                Standard & Poor's CDO Monitor was not satisfied;
                                and

Coverage Tests                  (38) each of the Coverage Tests is satisfied on
                                such date and was satisfied as of the
                                immediately preceding Determination Date (after
                                giving effect to all distributions made on the
                                related Distribution Date).

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[**] CONFIDENTIAL TREATMENT REQUESTED

Guaranteed Debt Securities      (39) if such security is a Guaranteed Debt
                                Security, (A) the Aggregate Principal Balance of
                                all Pledged Collateral Debt Securities that are
                                Guaranteed Debt Securities (together with the
                                Aggregate Principal Balance of any Synthetic
                                Securities the Reference Obligations of which
                                are such securities) does not exceed [**] of the
                                Net Outstanding Portfolio Collateral Balance and
                                (B) the Aggregate Principal Balance of all
                                Pledged Collateral Debt Securities that are
                                Guaranteed Debt Securities (together with the
                                Aggregate Principal Balance of any Synthetic
                                Securities the Reference Obligations of which
                                are such securities) guaranteed by any single
                                guarantor and its Affiliates is not greater than
                                5% of the Net Outstanding Portfolio Collateral
                                Balance.

CDO Obligations Managed         (40) if such security is a CDO Obligation
by Collateral Manager           managed by the Collateral Manager, (A) the
                                Aggregate Principal Balance of all Pledged
                                Collateral Debt Securities that are CDO
                                Obligations managed by the Collateral Manager
                                does not exceed [**] of the Net Outstanding
                                Portfolio Collateral Balance and (B) with
                                respect to the particular Issue of CDO
                                Obligation being acquired, the Aggregate
                                Principal Balance of all CDO Obligations of the
                                same Issue does not exceed [**] of the Net
                                Outstanding Portfolio Collateral Balance.

         If the Issuer has previously entered into a commitment to acquire a
Security to be Granted to the Trustee for inclusion in the Collateral as a
Pledged Collateral Debt Security, then the Issuer need not comply with any of the Eligibility Criteria on the date of such Grant if the Issuer complied with each of the Eligibility Criteria on the date on which the Issuer entered into such commitment. Notwithstanding the foregoing, the Issuer may only enter into commitments to acquire Securities for inclusion in the Collateral as Pledged
Collateral Debt Securities if such commitments to acquire Securities do not extend beyond a 30-day period.

         During the Reinvestment Period, the Collateral Manager shall use reasonable commercial efforts to cause the Issuer to reinvest any Principal
Proceeds received during a Due Period in Substitute Collateral Debt Securities during the same Due Period in which such Principal Proceeds are received (or, if later, the date by which the Issuer is required to reinvest proceeds received in connection with the disposition of a Collateral Debt Security in accordance with
Section 12.1).

         Notwithstanding the foregoing provisions, (A) Cash on deposit in the
Collection Accounts may be invested in Eligible Investments, pending investment in Collateral Debt Securities and (B) if an Event of Default shall have occurred and is continuing, no Collateral Debt Security may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.

     Section 12.3 Conditions Applicable to all Transactions Involving Sale or
Grant. (a) Any transaction effected under this Article XII or under Section 10.2 shall be conducted on an arm's-length basis for fair market value and in accordance with the requirements of the

                                      191

[**] CONFIDENTIAL TREATMENT REQUESTED

Collateral Management Agreement, and, if effected with the Collateral Manager, the Issuer, the Trustee or any Affiliate of any of the foregoing, shall be effected in a secondary market transaction on terms at least as favorable to the
Noteholders as would be the case if such Person were not so Affiliated; provided that (1) after the Closing Date, the Collateral Manager shall not direct the
Trustee to acquire any Collateral Debt Security for inclusion in the Collateral from the Collateral Manager or any of its Affiliates as principal or to sell any
Collateral Debt Security from the Collateral to the Collateral Manager or any of its Affiliates as principal unless the transaction is effected in accordance with the Collateral Management Agreement and (2) after the Closing Date, the
Collateral Manager shall not direct the Trustee to acquire any Collateral Debt
Security for inclusion in the Collateral from any account or portfolio for which the Collateral Manager serves as investment advisor or direct the Trustee to sell any Collateral Debt Security to any account or portfolio for which the
Collateral Manager serves as investment advisor unless such transactions comply with the requirements of any applicable laws. The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

         (b) Upon any Grant pursuant to this Article XII, all of the Issuer's right, title and interest to the Pledged Security or Securities shall be Granted to the Trustee pursuant to this Indenture, such Pledged Security or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Security or Securities. The Trustee shall also receive, not later than the date of delivery of any Collateral Debt Security delivered after the Closing Date, (i) an Officer's certificate of the Collateral
Manager certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article XII (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance) and (ii) an Officer's certificate of the Issuer containing the statements set forth in Section 3.2(b). Notwithstanding the foregoing, the delivery to the Trustee of a trade ticket signed by an Authorized
Officer of the Collateral Manager shall be deemed the certification of the
Collateral Manager of the statements described in clauses (i) and (ii) of the preceding sentence in lieu of the delivery of the formal Officer's certificates described therein.

         (c) Notwithstanding anything contained in this Article XII to the contrary, the Issuer shall, subject to Section 12.3(d), have the right to effect any transaction which has been consented to by the Hedge Counterparties and
Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each
Class of Notes and each Preference Shareholder and of which each Rating Agency has been notified in advance.

         (d) Notwithstanding anything to the contrary in this Indenture, in no event may the Issuer (i) engage in any business or activity that would cause the
Issuer to be engaged in a U.S. trade or business for U.S. Federal income tax purposes or (ii) acquire or hold (a) any security or obligation that is treated for U.S. Federal income tax purposes as an equity interest in a partnership that is engaged in a trade or business within the United States or the acquisition or ownership of which otherwise would subject the Issuer to net income tax in any jurisdiction or (b) any asset the gain from the disposition of which will be subject to U.S. Federal income or withholding tax under Section 897 or Section
1445 of the Code and the Treasury Regulations thereunder. The foregoing shall not, however, preclude the Issuer from holding Equity Securities pending their sale in accordance with Sections 12.1(b)(ii) and (iii). Notwithstanding anything to the contrary in this Indenture, the Issuer may at any time (whether during or after the

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Reinvestment Period) dispose of any Collateral Debt Security (including any synthetic security) if any payment due to the Issuer under the terms of such
Collateral Debt Security is subject to any withholding or excise tax (or is reduced as the result of any withholding or excise tax), other than withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax or if the Issuer would be required to make any payment to any Person in any respect of any withholding or excise tax (or any "gross up") in respect thereof.

                                  ARTICLE XIII

                           SECURED PARTIES' RELATIONS

     Section 13.1 Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Hedge Counterparties and the
Holders of the Notes agree for the benefit of the Hedge Counterparties that the
Notes and the Issuer's rights in and to the Collateral (solely with respect to all amounts payable to the Hedge Counterparties pursuant to Sections
11.1(a)(i)(D) and 11.1(a)(ii)(A), the "Subordinate Interests") shall be subordinate and junior to the rights of the Hedge Counterparties with respect to payments to be made to the Hedge Counterparties pursuant to the Hedge Agreements to the extent and in the manner set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of
Default specified in Section 5.1(f) or (g), all amounts payable to the Hedge
Counterparties pursuant to Section 11.1(a) shall be paid in Cash or, to the extent the Hedge Counterparties consent, other than in Cash, in accordance with the Priority of Payments, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of the Notes evidencing
Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Hedge Counterparties, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Hedge Counterparties and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

         (b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class B Notes and Class C
Notes agree for the benefit of the Holders of the Class A Notes that the Class B
Notes and Class C Notes and the Issuer's rights in and to the Collateral (with respect to the Class A Notes, the "Subordinate Interests") shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of
Default specified in Section 5.1(f) or (g), the Class A Notes shall be paid in full in Cash or, to the extent a Majority of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests in either case, in accordance with the Priority of
Payments. The Holders of Notes evidencing Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class A Notes and not to cause the filing of a petition in

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[**] CONFIDENTIAL TREATMENT REQUESTED

bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

         (c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class C Notes agree for the benefit of the Holders of the Class B Notes that the Class C Notes and the
Issuer's rights in and to the Collateral (with respect to the Class B Notes, the
"Subordinate Interests") shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of Default specified in Section 5.1(f) or (g), the Class B Notes shall be paid in full in Cash or, to the extent a Majority of the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests, in either case, in accordance with the Priority of Payments. The Holders of Notes evidencing
Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class B Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such Subordinate
Interests or hereunder until the payment in full of the Class B Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

         (d) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer agrees for the benefit of the Holders of the Class C
Notes that the Issuer's rights in and to the Collateral (with respect to the
Class C Notes, the "Subordinate Interests") shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of Default specified in
Section 5.1(f) or (g), the Class C Notes shall be paid in full in Cash or, to the extent a majority of the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate
Interests, in either case, in accordance with the Priority of Payments. The holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the
Holders of the Class C Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class C Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

         (e) In the event that notwithstanding the provisions of this Indenture, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until all amounts payable to the Hedge
Counterparties pursuant to Section 11.1(a)(i)(D) or to the Holders of the Class
A Notes, the Class B Notes or the Class C Notes, as the case may be, shall have been paid in full in Cash or, to the extent the Hedge Counterparties or a
Majority of the Class A Notes,

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[**] CONFIDENTIAL TREATMENT REQUESTED

the Class B Notes or the Class C Notes, as the case may be, consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Hedge
Counterparties or the Holders of Class A Notes, the Class B Notes or the Class C
Notes, in accordance with this Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this
Indenture, including this Section 13.1.

         (f) Each Holder of Subordinate Interests agrees with the Hedge
Counterparties and all Holders of Class A Notes, the Class B Notes and the Class
C Notes, as the case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such
Subordinate Interests in violation of the provisions of this Indenture including this Section 13.1; provided that, after all amounts payable pursuant to Section
11.1(a)(i)(D) and to the Holders of the Class A Notes, the Class B Notes and the
Class C Notes, as the case may be, have been paid in full, the Holders of
Subordinate Interests shall be fully subrogated to the rights of the Hedge
Counterparties or the Holders of the Class A Notes, the Class B Notes and the
Class C Notes, as the case may be. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

         (g) The Trustee shall not institute any Proceeding for enforcement of the lien of the Trustee or any other Secured Party other than in connection with an action pursuant to Section 5.3 or Section 5.4 for enforcement of the lien of this Indenture for the benefit of the Noteholders, and the Trustee may only enforce its lien or the lien of any other Secured Party in conjunction with the enforcement of the rights of the Noteholders in accordance with Section 5.4 hereof.

     Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Secured Party under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.9, a Secured Party or Secured Parties shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Secured Party, the Issuer, or any other Person.

                                  ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.1 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                                      195

[**] CONFIDENTIAL TREATMENT REQUESTED

         Any certificate or opinion of an Authorized Officer of the Issuer, the
Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer, the Co-Issuer or the
Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an
Authorized Officer of the Issuer, the Co-Issuer, the Collateral Manager or any
other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or
such other Person, unless such Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of
Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the
Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the
Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers' rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default as provided in Section 6.1(d).

     Section 14.2 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of the Noteholders" signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the
Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

         (c) The principal amount and registered numbers of Notes held by any
Person, and the date of his holding the same, shall be proved by the Note
Register.

                                      196

[**] CONFIDENTIAL TREATMENT REQUESTED

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 14.3 Notices, Etc., to the Trustee, the Co-Issuers, the Collateral
Manager, the Hedge Counterparties and the Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

         (a) the Trustee by any Noteholder or by the Issuer or the Co-Issuer
shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at its Corporate
Trust Office, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: CDO Trust Services--ACA ABS 2002-1, Limited, or at any other address previously furnished in writing to the Co-Issuers or Noteholder by the Trustee;

         (b) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first- class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it at c/o QSPV Limited, P.O. Box 1093 GT, Queensgate House, South
Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies,
telecopy no (345) 945-7100, or at any other address previously furnished in writing to the Trustee by the Issuer;

         (c) the Co-Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first- class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue,
Suite 204, Newark, Delaware 19711, Attention: Donald Puglisi, Esq., telecopy no.
302-738-7210, or at any other address previously furnished in writing to the
Trustee by the Co-Issuer;

         (d) the Collateral Manager by the Co-Issuers or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Collateral Manager addressed to ACA Management,
L.L.C., 140 Broadway, 47th Floor, New York, New York 10005, Attention: Kathleen
Cully, Esq., telecopy no. (212) 375-2302, or at any other address previously furnished in writing to the Co-Issuers or the Trustee by the Collateral Manager;

         (e) the Rating Agencies by the Co-Issuers, the Collateral Manager or
the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, in the case of Moody's, addressed to Moody's Investors Service,
99 Church Street, New York, New York 10007, telecopy no. 212-553-0355,
Attention: CBO/CLO Monitoring, via e-mail at cdomonitoring@moodys.com; and in the case of

                                      197

[**] CONFIDENTIAL TREATMENT REQUESTED

Standard & Poor's, addressed to Standard & Poor's, 55 Water Street,
New York, New York 10041, telecopy no. (212) 438-2644, via e-mail at:
cdo.surveillance@sandp.com, Attention: Structured Finance Ratings, Asset-Backed
Surveillance Group - CBO/CLO, in the case of Fitch, addressed to Fitch, 1 State
Street Plaza, New York, New York 10004, telecopy no. (212) 514-6501, Attention:
ABS CDO Surveillance, via e-mail at: abs-cdo.surveillance@fitchratings.com; or

         (f) the Hedge Counterparties by the Co-Issuers, the Collateral Manager
or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered or sent by overnight courier service or by telecopy in legible form to each Hedge Counterparty addressed to it at the address specified in the related Hedge Agreement or at any other address previously furnished in writing to the Issuer or the Trustee by such Hedge Counterparty.

         Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents made as provided above will be deemed effective: (i) if in writing and delivered in person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (as evidenced by the sender's written record of a telephone call to the recipient in which the recipient acknowledged receipt of such facsimile transmission); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a
Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

     Section 14.4 Notices and Reports to Noteholders; Waiver. Except as
otherwise expressly provided herein, where this Indenture provides for a report to Holders or for a notice to Holders of Notes of any event,

         (a) such report or notice shall be sufficiently given to Holders of
Notes if in writing and mailed, first-class postage prepaid, to each Holder of a
Note affected by such event, at the address of such Holder as it appears in the
Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such report or notice; and

         (b) such report or notice shall be in the English language.

                  Such reports and notices will be deemed to have been given on the date of such mailing.

         The Trustee will deliver to the Holder of any Note shown on the Note
Register any readily available information or notice requested to be so delivered, at the expense of the Issuer. In addition, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the rules of such exchange so require, notices to the Holders of such Notes shall also be given by delivery to the Company Announcements Office of the Irish Stock Exchange.

                                      198

[**] CONFIDENTIAL TREATMENT REQUESTED

         Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 14.5 Effect of Headings and Table of Contents. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 14.6 Successors and Assigns. All covenants and agreements in this
Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

     Section 14.7 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 14.8 Benefits of Indenture. The Hedge Counterparties shall be third party beneficiaries of each agreement or obligation in this Indenture. Nothing in this Indenture, in the Notes or in the Preference Share Documents, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Securityholders, the Hedge
Counterparties any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 14.9 Governing Law. THIS INDENTURE AND EACH NOTE AND ALL MATTERS
ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR
OTHERWISE) TO THIS INDENTURE OR ANY NOTE SHALL BE GOVERNED BY, THE LAW OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     Section 14.10 Submission to Jurisdiction. The Co-Issuers and the Trustee
hereby irrevocably submit to the non-exclusive jurisdiction of any New York
State or Federal court sitting in the Borough of Manhattan in The City of New
York in any action or proceeding arising out of or relating to the Notes or this
Indenture, and the Co-Issuers and the Trustee hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Co-Issuers and the Trustee hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Co-Issuers irrevocably consent to the service of any and all process in any action or proceeding by the mailing or

                                      199

[**] CONFIDENTIAL TREATMENT REQUESTED

delivery of copies of such process to it at the office of the Co-Issuers' agent in New York set forth in Section 7.2. The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Section 14.11 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 14.12 Judgment Currency. This is an international financing transaction in which the specification of Dollars (the "Specified Currency"), and the specification of the place of payment (the "Specified Place"), as the case may be, is of the essence, and the Specified Currency shall be the currency of account in all events relating to payments of or on the Notes and the
Preference Shares. The payment obligations of the Co-Issuers under this
Indenture and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or the Notes in the Specified Currency into another currency (the
"Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Trustee could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the
Co-Issuers in respect of any such sum due from the Co-Issuers hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be due hereunder or under the
Notes and the Preference Shares in the Second Currency the Trustee may in
accordance with normal banking procedures purchase and transfer to the Specified
Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Co-Issuers hereby, as a separate obligation and notwithstanding any such judgment (but subject to the Priority of Payments as if such separate obligation in respect of each Class of Notes or Preference Shares constituted additional principal owing in respect of such Class of Notes or
Preference Shares), agree to indemnify the Trustee and each Securityholder against, and to pay the Trustee or such Securityholder, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Trustee or such Securityholder, as the case may be, in the Specified
Currency and the amount of the Specified Currency so purchased and transferred.

     Section 14.13 Confidential Treatment of Documents. Except as otherwise provided in this Indenture and in Section 3 of the "Listing and General
Information" section of the Offering Circular or as required by law or as required to maintain the listing of the Notes on the Irish Stock Exchange, this
Indenture and all monthly reports or other documents related to the transaction executed or delivered in connection with this Indenture shall be treated by the
Trustee as confidential. The Trustee shall provide a copy of this Indenture to any Holder of a beneficial interest in any Note or Preference Share upon written request therefor substantially in the form of Exhibit K attached hereto certifying that it is such a Holder.

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     Section 14.14 Legal Holidays. In the event that any Distribution Date, the
Stated Maturity of the Notes or any Redemption Date shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business
Day with the same force and effect as if made on the nominal date of any such
Distribution Date, Stated Maturity or Redemption Date, as the case may be, but interest shall (in the case of the Notes) accrue on such payment for the period from or after any such nominal date to the next succeeding Business Day and be payable to the extent provided herein on such Business Day.

                                   ARTICLE XV

                         ASSIGNMENT OF AGREEMENTS, ETC.

     Section 15.1 Assignment. The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the
Noteholders hereunder and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer's estate, right, title and interest in, to and under the Collateral Management Agreement, the Collateral
Administration Agreement and the Hedge Agreements, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that the Trustee hereby grants the
Issuer a license to exercise all of the Issuer's rights pursuant to the
Collateral Management Agreement without notice to or the consent of the Trustee
(except as otherwise expressly required by this Indenture, including as set forth in Section 15.4), which license shall be and is hereby deemed to be automatically revoked (A) upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived, (B) the occurrence of a "termination event" specified in Section 13 of the Collateral
Management Agreement or (C) upon a default in the performance, or breach, of any material covenant, representation, warranty or other agreement of the Collateral
Manager under the Collateral Management Agreement or in any certificate or writing delivered pursuant thereto if Holders of at least 25% of the Aggregate
Outstanding Amount of the Notes of any Class give notice of such default or breach to the Trustee and the Collateral Manager and such default or breach (if remediable) continues for a period of 30 days after receipt of such notice.

     Section 15.2 No Impairment. The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the
Collateral Management Agreement, the Collateral Administration Agreement and the
Hedge Agreements nor shall any of the obligations contained in the Collateral
Management Agreement be imposed on the Trustee.

     Section 15.3 Termination, Etc. Upon the redemption and cancellation of the
Notes and the payment of all other Secured Obligations and the release of the
Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee

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in, to and under the Collateral Management Agreement, the Collateral
Administration Agreement and the Hedge Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

     Section 15.4 Issuer Agreements, Etc. The Issuer represents that it has not executed any other assignment of the Collateral Management Agreement, the
Collateral Administration Agreement, and the Hedge Agreements. The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify. The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement to
the following:

         (a) the Collateral Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Collateral Manager and not to cause the Issuer to violate the provisions of this Indenture;

         (b) the Collateral Manager acknowledges that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management
Agreement to the Trustee for the benefit of the Secured Parties, and the
Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement
are also for the benefit of the Trustee and the other Secured Parties;

         (c) the Collateral Manager shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral
Management Agreement;

         (d) after the Closing Date, neither the Issuer nor the Collateral
Manager will enter into any agreement amending, modifying or terminating the
Collateral Management Agreement (other than in respect of an amendment or modification of the type that may be made to this Indenture without Noteholder consent) or selecting or consenting to a successor Collateral Manager (i)
without 10 days' prior written notice to each Rating Agency and each Hedge
Counterparty, (ii) without 10 days' prior written notice thereof to the Trustee, which notice shall specify the action proposed to be taken by the Issuer (and the Trustee shall promptly deliver a copy of such notice to each Noteholder),
(iii) without satisfaction of the Rating Condition with respect to such amendment, modification, termination or selection of or consent to a successor
Collateral Manager and (iv) in the case of any amendment, modification or termination other than pursuant to Section 7.23 hereof or Section 13 of the
Collateral Management Agreement, or the selection of or consent to a successor
Collateral Manager (other than a successor Collateral Manager that is an
Affiliate of the Collateral Manager), if at least 66-2/3% in Aggregate
Outstanding Amount of the Controlling Class shall, by notice to the Issuer and the Trustee within 30 days after the date of the related notice to the Trustee given as provided in clause (ii) above, object to such amendment, modification or termination or object to such successor Collateral Manager;

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         (e) except as otherwise set forth herein and therein, the Collateral
Manager shall continue to serve as Collateral Manager under the Collateral
Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts. The
Collateral Manager agrees not to institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under this
Indenture; provided that nothing in this clause shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the aforementioned one year and one day period or, if longer, the applicable preference period then in effect in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the
Co-Issuer, as the case may be, by a Person other than the Collateral Manager or
(B) from commencing against the Issuer or the Co-Issuer or any properties of the
Issuer or the Co-Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, provided that the obligations of the Co-Issuers hereunder shall be payable solely from the Collateral in accordance with the Priority of Payments;

         (f) the Collateral Manager will perform its obligations with respect to any such conflict with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the resolution of such conflict. If the Collateral Manager determines that it or any of its Affiliates have a material conflict of interest between the Issuer and any other account or portfolio for which the Collateral Manager or any of its
Affiliates is serving as investment advisor which relates to any action to be taken with respect to any Pledged Security, then the Collateral Manager will give written notice to the Noteholders briefly describing such conflict and the action it proposes to take; and

         (g) the Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of
Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The
Collateral Manager irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager. The Collateral Manager agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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                                  ARTICLE XVI

                                HEDGE AGREEMENTS

     Section 16.1 Hedge Agreements. (a) On the Closing Date (or any date on which the Issuer enters into an Asset Hedge Agreement or a replacement Interest
Rate Hedge Agreement), (i) the Hedge Counterparty entering into a Hedge
Agreement on such date (or any Affiliate of such Hedge Counterparty that shall have absolutely and unconditionally guaranteed the obligations of such Hedge
Counterparty under the related Hedge Agreement) shall satisfy the Hedge
Counterparty Ratings Requirement and (ii) the Issuer shall assign its interest in such Hedge Agreement to the Trustee pursuant to this Indenture and such Hedge
Counterparty shall consent to such assignment. The Issuer shall not enter into any Hedge Agreement the payments from which are subject to withholding tax.

         (b) The Trustee shall, on behalf of the Issuer and in accordance with the Monthly Report and Note Valuation Report, pay amounts due to the Hedge
Counterparties under the Hedge Agreements on any Distribution Date in accordance with Section 11.1.

         (c) If (x) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of any Hedge Counterparty (or any Affiliate of such Hedge Counterparty that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated below "A1" by Moody's or are rated "A1" by Moody's and are on watch for possible downgrade or (y) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty (or any Affiliate of such
Hedge Counterparty that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated below "P-1" by Moody's or are rated "P-1" by Moody's and are on watch for possible downgrade, then such Hedge Counterparty shall enter into an agreement with the Issuer providing for the posting of Collateral, which agreement satisfies the Rating Condition (or, if the Issuer has entered into a Credit
Support Annex with such Hedge Counterparty, in the amount specified in the
Credit Support Annex).

         (d) If a Hedge Counterparty (or any Affiliate of such Hedge
Counterparty that unconditionally and absolutely guarantees the obligations of such Hedge Counterparty) fails to satisfy the Ratings Threshold, such Hedge
Counterparty will be required, within 30 days following such failure, either (x)
to transfer its rights and obligations under the transaction to a substitute counterparty selected by such Hedge Counterparty (i) which satisfies the Hedge
Counterparty Ratings Requirements, (ii) which will not as of the date of such transfer, as a result of such transfer, be required to withhold or deduct on account of tax under the related Hedge Agreement, (iii) the transfer to which will not cause a termination event or event of default to occur under the related Hedge Agreement and (iv) which assumes the obligations of such Hedge
Counterparty under the Hedge Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to the Issuer) or (y) to enter into any other agreement with or arrangement for the benefit of the Issuer and the Trustee that is reasonably satisfactory to the Trustee and the
Collateral Manager on behalf of the Issuer and that satisfies the Rating
Condition.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Notwithstanding any requirements set forth above, if a Hedge
Counterparty has not obtained a substitute counterparty as set forth above within 30 days of the failure to satisfy the Ratings Threshold, then the Hedge
Counterparty shall, on or prior to the expiration of such 30-day period, provide collateral pursuant to the ISDA Credit Support Annex to the Hedge Agreement.
Following such posting of collateral, the Hedge Counterparty will continue to search in good faith for a substitute counterparty which satisfies the Hedge
Counterparty Ratings Requirement and the requirements set forth above.

         (e) The Trustee shall, prior to the Closing Date, cause to be established one or more Securities Accounts, each of which shall each be designated a "Hedge Counterparty Collateral Account," which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the
Secured Parties. The Trustee shall deposit all collateral received from the
Hedge Counterparty under the related Hedge Agreement in the applicable Hedge
Counterparty Collateral Accounts. Any and all funds at any time on deposit in, or otherwise standing to the credit of, a Hedge Counterparty Collateral Account shall be held in trust by the Trustee for the benefit of the Secured Parties.
The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, a Hedge Counterparty Collateral Account shall be (i) for application to obligations of the related Hedge Counterparty to the Issuer under the applicable Hedge Agreement that are not paid when due
(whether when scheduled or upon early termination) or (ii) to return collateral to such Hedge Counterparty when and as required by the related Hedge Agreement.

         (f) The Hedge Agreements will provide that upon the default by the
Hedge Counterparty thereto in the payment when due of its obligations to the
Issuer under such Hedge Agreement, the Issuer shall forthwith provide telephonic notice (promptly confirmed in writing) thereof to the Trustee and, if applicable, any guarantor of such Hedge Counterparty's obligations under such
Hedge Agreement. Upon its receipt of such notice (or, if earlier, when the
Trustee becomes aware of such default) the Trustee shall make a demand on such
Hedge Counterparty, or any guarantor, if applicable, demanding payment forthwith. The Trustee shall give notice to the Noteholders and each Rating
Agency upon the continuance of the failure by any Hedge Counterparty to perform its obligations for two Business Days following a demand made by the Trustee on such Hedge Counterparty.

         (g) If at any time a Hedge Agreement becomes subject to early termination due to the occurrence of an event of default or a termination event
(each as defined in the related Hedge Agreement) attributable to the Hedge
Counterparty thereto or other comparable event, the Issuer and the Trustee shall take such actions (following the expiration of any applicable grace period) to enforce the rights of the Issuer and the Trustee thereunder as may be permitted by the terms of such Hedge Agreement and consistent with the terms hereof, and shall apply the proceeds of any such actions (including the proceeds of the liquidation of any collateral pledged by such Hedge Counterparty) to enter into a replacement Hedge Agreement on substantially identical terms or on such other terms as, and with a Hedge Counterparty with respect to which the Rating
Condition shall have been satisfied; provided that the Issuer and the Trustee shall not terminate a Hedge Agreement based on a reduction or withdrawal of the ratings of a Hedge Counterparty unless the Rating Condition is satisfied. Any costs attributable to entering into a replacement Hedge Agreement which exceed the sum of the proceeds of the liquidation of the terminated Hedge Agreement shall be borne by the defaulting party or sole affected party with

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respect to such Event of Default or Termination Event. In determining the amount payable under the terminated Hedge Agreement, the Issuer will seek quotations from reference market-makers that satisfy the Hedge Counterparty Ratings
Requirement. In addition, the Issuer will use its best efforts to cause the termination of any Hedge Agreement to become effective simultaneously with the entry into a replacement Hedge Agreement described as aforesaid.

         (h) The Hedge Agreements shall provide that any amount payable to the
Hedge Counterparty thereunder shall be subject to the Priority of Payments.

         (i) Each Hedge Agreement to be entered into by the Issuer after the
Closing Date must satisfy the Rating Condition as a condition to the Issuer becoming a party thereto.

         (j) The Collateral Manager may, on any Distribution Date, reduce the notional amount of any interest rate swap or cap outstanding under an Interest
Rate Hedge Agreement upon written notice to the Preference Shareholders, and subject to satisfaction of the Rating Condition with respect to such reduction
(and approval by the Interest Rate Hedge Counterparty), provided that a
Majority-in-Interest of the Preference Shareholders does not object to such reduction within five Business Days after receipt of such notice.

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         IN WITNESS WHEREOF, we have set our hands as of the 29th day of July
2002.

Executed as a Deed by
ACA ABS 2002-1, LIMITED,
as Issuer

By:   /s/ Anthony Baker
    ----------------------------
      Name:  Anthony Baker                      Witness:  /s/ Jennifer Gada
      Title: Director                                    ---------------------

ACA ABS 2002-1, L.L.C.,
as Co-Issuer

By:   /s/ Donald J. Puglisi
    -----------------------------
      Name:  Donald J. Puglisi
      Title: Independent Manager

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:   /s/ Lora J. Peloquin
    ------------------------------
Name:  Lora J. Peloquin
Title: Vice President

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